       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION JULY 19, 1996

                                                      REGISTRATION NO. 333-03557
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 4

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                               NATIONSBANK, N.A.
                           NATIONSBANK, N.A. (SOUTH)
                           NATIONSBANK OF TEXAS, N.A.
                  (Originators of the Trust described herein)
                             ---------------------

              6090                   UNITED STATES OF AMERICA           57-0236115, 58-0193243
  (Primary Standard Industrial           (State or other                      75-2238693
    Classification Code No.)             jurisdiction of          (IRS Employer Identification Nos.)
                                         incorporation or
                                          organization)
       NATIONSBANK, N.A.            NATIONSBANK, N.A. (SOUTH)         NATIONSBANK OF TEXAS, N.A.
  NATIONSBANK CORPORATE CENTER      600 PEACHTREE STREET, N.E.              901 MAIN STREET
     100 NORTH TRYON STREET           ATLANTA, GEORGIA 30308              DALLAS, TEXAS 75202
CHARLOTTE, NORTH CAROLINA 28255           (404) 581-2121                    (214) 508-6262
         (704) 386-5000

(Address, including zip code, and telephone number, including area code, of each
                   Registrant's principal executive offices)
                             ---------------------
                           ROBERT W. LONG, JR., ESQ.
                           ASSISTANT GENERAL COUNSEL
                            NATIONSBANK CORPORATION
                          NATIONSBANK CORPORATE CENTER
                             100 NORTH TRYON STREET
                                 NC1-007-20-01
                        CHARLOTTE, NORTH CAROLINA 28255
                                 (704) 386-2400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:
                           RICHARD S. FORTUNATO, ESQ.
                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box. / /   x X
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                        CALCULATION OF REGISTRATION FEE


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                                                                     PROPOSED         PROPOSED
                                                     AMOUNT           MAXIMUM          MAXIMUM         AMOUNT OF
              TITLE OF SECURITIES                     TO BE       OFFERING PRICE      AGGREGATE      REGISTRATION
                TO BE REGISTERED                   REGISTERED       PER UNIT(2)   OFFERING PRICE(2)      FEE(1)
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Asset Backed Notes and Asset Backed
  Certificates(1)...............................  $4,000,000,000       100%             100%       $1,379,310.35(3)
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(1) An indeterminate amount of Asset Backed Certificates and Asset Backed Notes (together, the "Securities") are also being registered for the purpose of market-making transactions by an affiliate of the Registrants.

(2) Estimated solely for the purpose of calculating registration fee.

(3) Previously paid.

                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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                               INTRODUCTORY NOTE


     This Registration Statement contains (i) a form of Prospectus relating to the offering of series of Asset Backed Notes and/or Asset Backed Certificates by various NationsBank Auto Trusts created from time to time by NationsBank, N.A., NationsBank, N.A. (South) and NationsBank of Texas, N.A. and (ii) two forms of Prospectus Supplement relating to the offering by NationsBank Auto Trust 199 - of the particular series of Asset Backed Certificates (such form of Prospectus Supplement is identified on the outside front cover page thereof as the "Grantor Trust Prospectus Supplement") or of Asset Backed Notes and Asset Backed Certificates (such form of Prospectus Supplement is identified on the outside front cover page thereof as the "Owner Trust Prospectus Supplement") described therein and (iii) the form of Owner Trust Prospectus Supplement relating to the offering by NationsBank Auto Owner Trust 1996-A of the particular series of Asset Backed Notes and Asset Backed Certificates described therein (such form of Prospectus Supplement is identifiable by the reference to NationsBank Auto Owner Trust 1996-A on the outside front cover page thereof). Each form of Prospectus Supplement relates only to the securities described therein and is a form which may be used, among others, by the Originators to offer Asset Backed Notes and/or Asset Backed Certificates under this Registration Statement. Because an affiliate of the Originators of the Trust intends to make a market in the Securities for which it acts as an underwriter, immediately following the form of the Owner Trust Prospectus Supplement relating to the offering of Securities by NationsBank Auto Owner Trust 1996-A there follow (a) alternate pages of the form of Owner Trust Prospectus Supplement relating to the offering of Asset Backed Notes and Asset Backed Certificates by NationsBank Auto Owner Trust 1996-A, (b) alternate pages of the Prospectus, (c) alternate pages of the form of Owner Trust Prospectus Supplement and (d) alternate pages of the form of Grantor Trust Prospectus Supplement, which will be used by such affiliate in connection with any offers and sales relating to market-making transactions in the Asset-Backed Notes and Asset-Backed Certificates. All other pages of the form of Grantor Trust Prospectus Supplement, the form of Owner Trust Prospectus Supplement and the Prospectus are also to be used for the market-making Prospectus Supplement and Prospectus.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                   SUBJECT TO COMPLETION, DATED JULY 19, 1996

PROSPECTUS
                            NATIONSBANK AUTO TRUSTS
                               ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES

                               NATIONSBANK, N.A.

                           NATIONSBANK, N.A. (SOUTH)
                           NATIONSBANK OF TEXAS, N.A.
                                    SELLERS
                             ---------------------
                               NATIONSBANK, N.A.
                                    SERVICER
                             ---------------------


     The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities, which may include one or more classes of Notes and/or one or more classes of Certificates, will be issued by a trust to be formed with respect to such series (each, a "Trust"). Each Trust will be formed pursuant to either a Trust Agreement to be entered into between NationsBank, N.A., NationsBank, N.A. (South) and NationsBank of Texas, N.A. as sellers (each, a "Seller" and collectively, the "Sellers"), and the Trustee specified in the related Prospectus Supplement (the "Trustee") or a Pooling and Servicing Agreement to be entered into among the Trustee, the Sellers and NationsBank, N.A., as servicer (the "Servicer"). If a series of Securities includes Notes, such Notes of a series will be issued and secured pursuant to an Indenture between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Trust. The Certificates of a series will represent fractional undivided interests in the related Trust. The related Prospectus Supplement will specify which class or classes of Notes, if any, and which class or classes of Certificates, if any, of the related series are being offered thereby. The property of each Trust will include a pool of retail motor vehicle installment sales contracts originated by Dealers and purchased by the Sellers and secured by new or used automobiles, vans and light trucks (the "Receivables"), certain monies due or received thereunder after the applicable Cut-Off Date set forth in the related Prospectus Supplement, security interests in the vehicles financed thereby and certain other property, all as described herein and in the related Prospectus Supplement. See "The Trusts." In addition, if so specified in the related Prospectus Supplement, the property of the Trust will include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Indenture Trustee or the applicable Trustee, as the case may be, which will be used to purchase additional retail motor vehicle installment sales contracts (the "Subsequent Receivables") from the Sellers from time to time during the Funding Period specified in the related Prospectus Supplement. Certain capitalized terms used in this Prospectus are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms" beginning on page 68.



                                               (continued on the following page)



   PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION


                 SET FORTH IN "RISK FACTORS" ON PAGE 14 HEREIN.

                             ---------------------

ANY NOTES OF A SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES
     REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR
          INSURED BY, THE FEDERAL DEPOSIT INSURANCE CORPORATION, ANY
           GOVERNMENTAL AGENCY, ANY OF THE SELLERS, THE SERVICER OR
              NATIONSBANK CORPORATION OR ANY OF THEIR RESPECTIVE
                                 AFFILIATES.
                             ---------------------

THESE SECURITIES ARE SUBJECT TO INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF
  PRINCIPAL AMOUNT INVESTED AND HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
      SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                   OFFENSE.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a Prospectus Supplement.
                             ---------------------

               The date of this Prospectus is             , 1996.

(continued from the cover page)


     Each class of Securities of any series will represent the right to receive a specified amount of payments of principal and interest on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. If a series includes multiple classes of Securities, the rights of one or more classes of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. Distributions on one or more classes of Certificates of a series may be subordinated in priority to payments due on one or more classes of Notes or Certificates to the extent described herein and in the related Prospectus Supplement. A series may include one or more classes of Notes and/or Certificates which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Notes or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. The rate of payment in respect of principal of any class of Notes and distributions in respect of the Certificate Balance of the Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.

                               TABLE OF CONTENTS


                                                                                        PAGE
                                                                                        ----
Reports to Securityholders............................................................    1
Available Information.................................................................    1
Incorporation of Certain Documents by Reference.......................................    1
Summary...............................................................................    3
Risk Factors..........................................................................   14
The Trusts............................................................................   21
The Receivables Pools.................................................................   23
Maturity and Prepayment Considerations................................................   26
Pool Factors and Trading Information..................................................   27
Use of Proceeds.......................................................................   27
The Banks, NationsBank Corporation and NAFC...........................................   28
The Servicer..........................................................................   28
Description of the Notes..............................................................   29
Description of the Certificates.......................................................   34
Description of Fixed and Floating Rate Options........................................   35
Book-Entry and Definitive Securities; Reports to Securityholders......................   39
Description of the Transfer and Servicing Agreements..................................   44
Certain Legal Aspects of the Receivables..............................................   57
Federal Income Tax Consequences.......................................................   61
ERISA Considerations..................................................................   62
Plan of Distribution..................................................................   66
Legal Opinions........................................................................   67
Index of Terms........................................................................   68

                           REPORTS TO SECURITYHOLDERS


     Unless and until Definitive Securities are issued, unaudited monthly and annual reports concerning the Receivables and each Trust will be prepared by the Servicer and sent by the Trustee, on behalf of each Trust, only to the registered holders of the Certificates (the "Certificateholders") pursuant to the applicable Trust Agreement and the registered holders of the Notes (the "Noteholders") pursuant to the applicable Indenture. Unless and until Definitive Securities are issued, the registered holder of the Certificates and the Notes will be Cede & Co., as nominee of The Depository Trust Company ("DTC"). Such reports will not contain audited financial statements with respect to the applicable Trust. Owners of beneficial interests in the Certificates ("Certificate Owners") may obtain these reports free of charge (except for copying and postage costs) by a request in writing to the Trustee at Bankers Trust (Delaware) 1001 Jefferson Street, Suite 500, Wilmington, Delaware 19801,
Attention: Corporate Trust Department. Owners of beneficial interests in the Notes ("Note Owners") may similarly obtain these reports free of charge (except for copying and postage costs) by sending a request in writing to the Indenture Trustee, The Chase Manhattan Bank, at 4 Chase MetroTech Center, Brooklyn, New York 11245, Attention: Global Trust Services. The Sellers do not intend to send any of their consolidated reports of condition and income or other information required to be furnished to the Sellers' regulators to Certificateholders, Noteholders, Certificate Owners or Note Owners. See "Book-Entry and Definitive Securities; Reports to Securityholders -- Book-Entry Registration" and
"-- Reports to Securityholders." The Servicer intends to continue to file with respect to each Trust periodic reports pursuant to the requirements of the Securities Exchange Act of 1934, as amended, for the period after such filings could be discontinued in reliance on Section 15(d) thereof until the Securities issued by such Trust are no longer outstanding.


                             AVAILABLE INFORMATION


     The Sellers, as the originators of each Trust, have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes and the Certificates offered pursuant to this Prospectus and the Prospectus Supplement. Each of the Sellers is a subsidiary of NationsBank Corporation, a multibank holding company incorporated under the laws of North Carolina, headquartered in Charlotte, North Carolina and registered under the Bank Holding Company Act of 1956, as amended. NationsBank Corporation is subject to the periodic reporting requirements of the Exchange Act, and in accordance therewith, files reports and other information with the Commission. For further information, reference is made to the Registration Statement, the exhibits thereto, and the reports and other information filed by NationsBank Corporation which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's Regional Offices, including the Midwest Regional Office, located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and the Northeast Regional Office located at Seven World Trade Center, Suite 1300, New York, New York 10048. Paper copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the Internet through a World Wide Web site at which reports, information statements and other information, including all electronic filings, regarding the Sellers and NationsBank Corporation may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     All documents filed by or on behalf of each Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities, shall be deemed to be incorporated by reference in this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     The Sellers will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Carolyn Geiger, NationsBank Corporation, NationsBank Plaza, 100 South Tryon Street, Charlotte, North Carolina 28255;
Telephone: (704)388-6203.

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms."

ISSUER.....................  With respect to each series of Securities, the
                               Trust to be formed pursuant to either a Trust Agreement (as amended and supplemented from time to time, a "Trust Agreement") among the Sellers and the Trustee for such Trust (the "Trust" or the "Issuer") or a Pooling and Servicing Agreement (as amended and supplemented from time to time, the "Pooling and Servicing Agreement") among the Trustee, the Sellers and the Servicer.

SELLERS....................  NationsBank, N.A., NationsBank, N.A. (South)
                               ("NationsBank South") and NationsBank of Texas, N.A. ("NationsBank Texas"), each a national banking association (each, in such capacity, a "Seller" and a "Bank" and, collectively, the "Sellers" and the "Banks").

SERVICER...................  NationsBank, N.A. in its capacity as servicer (the
                               "Servicer").

TRUSTEE....................  With respect to each series of Securities, the
                               Trustee specified in the related Prospectus
                               Supplement.

INDENTURE TRUSTEE..........  With respect to any applicable series of
                               Securities, the Indenture Trustee specified in the related Prospectus Supplement.

THE TRUST PROPERTY.........  The property of each Trust will include a pool of retail motor vehicle installment sales contracts secured by new or used automobiles, vans or light trucks (the "Receivables"), including rights to receive certain payments made with respect to such Receivables, security interests in the vehicles financed thereby (the "Financed Vehicles"), certain accounts, which will include the Collection Account and may include a Reserve Account and/or a Yield Supplement Account, and the proceeds thereof and any proceeds from claims on certain related insurance policies. On the Closing Date specified in the related Prospectus Supplement with respect to a Trust (the "Closing Date"), the Sellers will sell or transfer Receivables (the "Initial Receivables") having an aggregate principal balance specified in the related Prospectus Supplement as of the date specified therein (the "Initial Cut-Off Date") to such Trust pursuant to either a Sale and Servicing Agreement among the Sellers, the Servicer and the Trust (as amended and supplemented from time to time, a "Sale and Servicing Agreement") or, if the Trust is to be treated as a grantor trust for federal income tax purposes, the related Pooling and Servicing Agreement among the Sellers, the Servicer and the Trustee. The property of each Trust will also include amounts on deposit in certain trust accounts, including the related Collection Account, any Pre-Funding Account, any Yield Supplement Account, any Reserve Account and any other account identified in the applicable Prospectus Supplement.

THE RECEIVABLES............  The Receivables will consist of a pool of retail motor vehicle installment sales contracts secured by new or used automobiles, vans or light trucks. The Receivables for any given Receivables Pool arise or will arise from loans originated by motor vehicle dealers (the "Dealers") and purchased by the Sellers pursuant to agreements with the Dealers. The purchase price for the Receivables purchased by the Trust from the Sellers and by the Seller or Sellers from a Dealer may be more or less than the aggregate principal balance thereof.


                             Subsequent Receivables.  To the extent provided in
                               the related Prospectus Supplement, the Sellers will be obligated (subject only to the availability thereof) to sell, and the related Trust will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement), additional Receivables (the "Subsequent Receivables") from time to time (as frequently as daily) during the Funding Period specified in the related Prospectus Supplement having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") on the Closing Date. See "Risk Factors -- Risks Associated with Subsequent Receivables and the Pre-Funding Account" and "The Receivables Pools -- Subsequent Receivables."


                             Simple Interest Receivables.  Simple Interest
                               Receivables are receivables secured by new or used automobiles, vans or light trucks that provide for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments (except that the last such payment may be different). Each monthly payment includes an installment of interest which is calculated on the basis of the outstanding principal balance of the Receivable multiplied by the stated Contract Rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made.


                             Balloon Receivables.  Balloon Receivables are
                               monthly payment receivables secured by new or used automobiles, vans or light trucks that provide for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments like a Simple Interest Receivable, but also require a final scheduled payment due after payment of such monthly installments which differs significantly from the preceding fixed level monthly installments. In addition, the Balloon Receivables provide that the related Obligor may satisfy the final scheduled payment by (1) paying the full amount due on its due date; (2) refinancing the amount of the final scheduled payment subject to certain conditions; or (3) transferring the Financed Vehicle to the Seller on behalf of the Trust in satisfaction of the final scheduled payment and paying a disposition fee to the Servicer and any applicable charges for excess wear and tear and excess mileage. See "Risk Factors -- Balloon Receivables; Final Scheduled Payment Risk."



NATIONSBANC AUTO FUNDING
  CORPORATION..............  Prior to the first issuance of a series of
                               Securities that includes Notes, NationsBank, N.A. will form a wholly-owned limited purpose subsidiary -- NationsBanc Auto Funding Corporation, a Delaware corporation
                               ("NAFC") -- for the purpose of purchasing a portion of the Certificates issued by each Trust that issues Notes, acting as the general partner of each such Trust for federal income tax purposes and engaging in incidental activities. NAFC will purchase at least 1% of the Certificates issued by any such Trust; the exact amount of such Certificates purchased by NAFC will be specified in the related Prospectus Supplement. Any such Certificates purchased by NAFC will not be registered with the Commission and may not be offered pursuant to the Registration Statement, of which this Prospectus forms a part, filed with the Commission.



NO RECOURSE TO SELLERS OR
  SERVICER.................  The Receivables sold and assigned to the applicable
                               Trust will be sold and assigned by the Sellers to such Trust without recourse to the Sellers, the Servicer or any of their respective affiliates for credit losses on such Receivables. The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust and, except as may be set forth in an applicable Prospectus Supplement in connection with any provided credit enhancement, neither the Notes nor the Certificates of any series will be insured or guaranteed by the Seller, the Servicer, the applicable Trustee, any Indenture Trustee or any other person or entity.


THE NOTES..................  The terms of the Notes generally are described below.


A. GENERAL.................  A series of Securities may include one or more classes of Notes, which will be issued pursuant to an Indenture between the Trust and the Indenture Trustee (as amended, modified and supplemented from time to time, an "Indenture"). The related Prospectus Supplement will specify which class or classes, if any, of Notes of the related series are being offered thereby.



B. DENOMINATIONS;
   BOOK-ENTRY..............  Notes will be available for purchase in the denominations specified in the related Prospectus Supplement and will be available in book-entry form only. Noteholders will be able to receive Definitive Notes only in the limited circumstances described herein or described in the related Prospectus Supplement. See "Book-Entry and Definitive Securities; Reports to Securityholders -- Definitive Securities."


C. NOTE INTEREST RATE......  Each class of Notes may have a stated principal amount or notional amount and may bear interest at a specified rate or rates (with respect to each class of Notes, the "Note Interest Rate") or may not bear interest. Each class of Notes may have a different Note Interest Rate, which may be a fixed, variable or adjustable Note Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the stated principal amount, if any, and the Note Interest Rate, if any, for each class of Notes, or the method for determining such Note Interest Rate.

D. CHARACTERISTICS.........  With respect to a series that includes two or more classes of Notes, each class may differ as to the timing and priority of payments, allocations of losses, Note Interest Rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool. In addition, a series may include one or more classes of Notes ("Strip Notes") entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.

E. CLEAN UP CALL;
   REDEMPTION..............  If the Servicer exercises its option to purchase the Receivables of a Trust, in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements -- Termination," the outstanding Notes will be redeemed as set forth in the related Prospectus Supplement.

F. PRE-FUNDING ACCOUNT AND
   REDEMPTION..............  In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account (as such term is defined in the related Prospectus Supplement, the "Pre-Funding Account"), one or more classes of the outstanding Notes will be subject to partial redemption on or immediately following the end of the Funding Period (as such term is defined in the related Prospectus Supplement, the "Funding Period") in an amount and manner specified in the related Prospectus Supplement. In the event of such partial redemption, the Noteholders may be entitled to receive a prepayment premium from the Trust, in the amount and to the extent provided in the related Prospectus Supplement.

THE CERTIFICATES...........  The terms of the Certificates generally are described below.

A. GENERAL.................  A series of Securities will include one or more classes of Certificates and may or may not include any Notes. The related Prospectus Supplement will specify which class or classes, if any, of the Certificates are being offered thereby.

B. DENOMINATIONS;
   BOOK-ENTRY OR REGISTERED
   FORM....................  Certificates will be available for purchase in the denominations specified in the related Prospectus Supplement and may be available in book-entry form. If Certificates are issued in book-entry form, Certificateholders will be able to receive Definitive Certificates only in the limited circumstances described herein or in the related Prospectus Supplement. See "Book-Entry and Definitive Securities; Reports to
                               Securityholders -- Definitive Securities."

C. CERTIFICATE RATE........  Each class of Certificates may have a stated
                               Certificate Balance (with respect to each class of Certificates, the "Certificate Balance") and may accrue interest on such Certificate Balance at a specified rate (with respect to each class of Certificates, the "Certificate Rate"). Each class of Certificates may have a different Certificate Rate, which may be a fixed, variable or adjustable Certificate Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Certificate Balance and the Certificate Rate for each class of Certificates or the method for determining the Certificate Rate.

D. CHARACTERISTICS.........  With respect to a series that includes two or more classes of Certificates, each class may differ as to the timing and priority of distributions, allocation of losses, Certificate Rate or amount of distributions in respect of principal or interest, or distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool. In addition, a series may include one or more classes of Certificates ("Strip Certificates") entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal.


E. CERTIFICATES MAY BE
   SUBORDINATED TO NOTES OF
   THE SAME TRUST..........  If a series of Securities includes classes of
                               Notes, distributions in respect of a class of the Certificates may be subordinated in priority of payment to payments on the Notes or another class of Certificates to the extent specified in the related Prospectus Supplement.


F. CLEAN-UP CALL;
REDEMPTION.................  If the Servicer exercises its option to purchase the Receivables of a Trust, in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements -- Termination," Certificateholders will receive as a prepayment an amount in respect of the Certificates as specified in the related Prospectus Supplement.


G. PRE-FUNDING ACCOUNT AND
   PARTIAL PREPAYMENT......  In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account, Certificateholders may receive a partial prepayment of principal on or immediately following the end of the Funding Period in an amount and in a manner specified in the related Prospectus Supplement. In the event of such partial prepayment, the Certificateholders may be entitled to receive a prepayment premium from the Trust, in the amount and to the extent provided in the related Prospectus Supplement.


BOOK-ENTRY REGISTRATION....  Each class of Securities of a given series may be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee for DTC set forth in the related Prospectus Supplement (Cede, or such other nominee, "DTC's Nominee"), and for each such class, will not be registered in the names of the holders of the Securities of such series or their nominees. Because of this, unless and until Definitive Securities for such series are issued, holders of such Securities will not be recognized by the Trustee or any Indenture Trustee as "Certificateholders," "Noteholders" or "Securityholders," as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or the related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations. See "Risk Factors -- Book-Entry Registration; Owners of Securities Not Recognized as "Securityholders"" and "Book-Entry and Definitive Securities; Reports to Securityholders -- Book-Entry Registration,"and "-- Definitive Securities."

CREDIT AND CASH FLOW
  ENHANCEMENT..............  If and to the extent specified in the related
                               Prospectus Supplement, credit enhancement with respect to a Trust or any class or classes of Securities may include any one or more of the following: subordination of one or more other classes of Securities, a Reserve Account, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, guaranteed rate agreements, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or other arrangements. Any form of credit enhancement may have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement.

RESERVE ACCOUNT............  If so specified in the related Prospectus
                               Supplement, a Reserve Account may be created for the related Trust with an initial deposit of cash or certain investments having a value equal to the amount specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, funds in the Reserve Account will thereafter be supplemented by the deposit of amounts remaining on any Distribution Date after making all other distributions required on such date and any amounts deposited from time to time from the Pre-Funding Account in connection with a purchase of Subsequent Receivables. Amounts in the Reserve Account will be available to cover shortfalls in amounts due to the holders of those classes of Securities specified in the related Prospectus Supplement in the manner and under the circumstances specified therein. The related Prospectus Supplement will also specify to whom and the manner and circumstances under which amounts on deposit in the Reserve Account (after giving effect to all other required distributions to be made by the applicable Trust) in excess of the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) will be distributed.

PRE-FUNDING ACCOUNT........  If so specified in the related Prospectus
                               Supplement, the property of each Trust may include monies on deposit in a Pre-Funding Account, which monies will be used to purchase or otherwise acquire Subsequent Receivables from the Sellers from time to time during the Funding Period specified in the related Prospectus Supplement. The amount that may be initially deposited into a Pre-Funding Account may be up to 100% of the net proceeds from the sale of the Securities issued by a Trust and the length of the Funding Period may be up to one year. The amount that may be initially deposited into a Pre-Funding Account, and the length of a Funding Period, will be specified in the related Prospectus Supplement.

YIELD SUPPLEMENT ACCOUNT;
YIELD SUPPLEMENT
  AGREEMENT................  If so specified in the related Prospectus
                               Supplement, the Sellers, NAFC or a third party will enter into a yield supplement agreement (any such agreement, as amended and supplemented from time to time, a "Yield Supplement Agreement") and/or establish a yield supplement account (a "Yield Supplement Account") with the related Indenture Trustee or applicable Trustee for the benefit of the holders of the related Securities. A Yield Supplement Agreement or Yield Supplement Account will be designed to provide payments to the Securityholders in respect of Receivables the Contract Rate of which is less than the Required Rate (as such term is defined in the related Prospectus Supplement, the "Required Rate"). Any Yield Supplement Account may be an asset of the obligor under the Yield Supplement Agreement which holds funds to secure the obligation of a Seller or other person to make payments under a Yield Supplement

                               Agreement or, in the case of a Trust that is not a grantor trust, may be an asset of the Trust from which cash may periodically be withdrawn to provide payments to the Securityholders in respect of Receivables the Contract Rate of which is less than the Required Rate.


                             If so specified in the related Prospectus
                               Supplement, the Yield Supplement Account, if any, will be created with an initial deposit (the "Yield Supplement Initial Deposit") in an amount calculated according to the method specified in the related Prospectus Supplement. One such method of calculating the Yield Supplement Initial Deposit will set the amount of such deposit equal to the aggregate amount by which interest on the principal balance of each Initial Receivable for the period commencing on the Initial Cut-Off Date and ending with the scheduled maturity of each Receivable, assuming that payments on such Receivables are made as scheduled and no prepayments are made, at the Required Rate exceeds interest on such principal balances at the Contract Rate of each such Receivable (the "Yield Supplement Amount" and, with respect to the Initial Receivables, the "Required Initial Yield Supplement Amount").



                             If a Pre-Funding Account is established with
                               respect to any Trust, the Servicer, the Sellers and the related Indenture Trustee or applicable Trustee, as the case may be, may enter into a Yield Supplement Agreement pursuant to which, on each Subsequent Transfer Date, the Sellers will deposit into a Yield Supplement Account an amount (the "Additional Yield Supplement Amount") equal to the aggregate Yield Supplement Amounts, if any, in respect of Subsequent Receivables for the periods commencing with the related Subsequent Cut-Off Date and ending with the scheduled maturities of the related Subsequent Receivables, assuming that payments on such Receivables are made as scheduled and no prepayments are made. The aggregate of the Additional Yield Supplement Amounts in respect of the Subsequent Receivables is referred to herein as the "Required Subsequent Yield Supplement Amount" and, together with the Required Initial Yield Supplement Amount, the "Required Yield Supplement Amount." See "Description of the Transfer and Servicing Agreements -- Credit and Cash Flow
                               Enhancement -- Yield Supplement Account; Yield Supplement Agreement."


TRANSFER AND SERVICING
  AGREEMENTS...............  With respect to each Trust, the Sellers will sell the related Receivables to such Trust pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement. The rights and benefits of any Trust under a Sale and Servicing Agreement will be assigned to the Indenture Trustee, if any, as collateral for the Notes of the related series. The Servicer will agree with such Trust to be responsible for servicing, managing, maintaining custody of and making collections on the Receivables. The Servicer will undertake certain administrative duties under an Administration Agreement with respect to any Trust that has issued Notes.

                             To the extent provided in the related Prospectus
                               Supplement, with respect to Simple Interest
                               Receivables, the Servicer may advance interest shortfalls (an "Advance") and may be entitled to reimburse-ment of Advances from subsequent payments on or with respect to the Receivables. If the related Prospectus Supplement does not provide for the making of Advances, such Prospectus Supplement may provide that interest shortfalls may be paid out of funds withdrawn from the Reserve Account (each an "Advance Reserve Withdrawal").

                             The Sellers will be obligated to repurchase any
                               Receivable if the interest of the applicable
                               Trust in such Receivable is materially and adversely affected by a breach of any representation or warranty made by the Sellers with respect to the Receivable, if the breach has not been cured following the discovery by or notice to the Sellers of the breach.


                             To the extent provided in the related Prospectus
                               Supplement, the Servicer will be obligated to purchase any Receivable if, among other things, it extends the date for final payment by the Obligor of such Receivable beyond the date specified in the related Prospectus Supplement, changes the Contract Rate or the total amount or number of scheduled payments of such Receivable or fails to maintain a first priority perfected security interest in the related Financed Vehicle.



                             To the extent provided in the related Prospectus
                               Supplement, the Servicer will be entitled to receive a fee for servicing the Receivables of each Trust equal to a specified percentage of the aggregate principal balance of the related Receivables Pool, as set forth in the related Prospectus Supplement, and may, in addition, include certain late fees, prepayment charges and other administrative fees or similar charges, plus reinvestment proceeds on any payments received in respect of the Receivables. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Expenses" herein and "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Expenses; Certain Procedures" in the related Prospectus Supplement.



MATERIAL LEGAL ASPECTS OF
THE RECEIVABLES............  Pursuant to the Transfer and Servicing Agreements,
                               NationsBanc Services, Inc. will hold the Receivables and the Receivable Files as custodian for the Trustee following the sale and assignment of the Receivables to the applicable Trust. The Receivables will not be segregated or stamped, or otherwise marked, to indicate that they have been sold to the Trust. If another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the applicable Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the Trust.


                             In connection with the sale of Receivables to a
                               Trust, security interests in the Financed
                               Vehicles securing such Receivables will be assigned by the Sellers to such Trust; however, the certificates of title to the Financed Vehicles will not be amended to reflect the assignment to such Trust. As a result, such Trust may not have a first priority perfected security interest in the Financed Vehicles securing the Receivables in some states. If such Trust does not have a first priority perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected. To the extent the security interest is perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Vehicles and holders of subsequently perfected security interests. However, as against subsequent purchasers who were to obtain physical possession of the Receivables without knowledge of their assignment to the Trust or holders of liens for repairs of Financed Vehicles or for taxes unpaid by an Obligor, or because of fraud or negligence, such Trust could lose the priority of its security interest or its security interest in Financed Vehicles. See "Risk Factors -- Risk of Superior Interests in Receivables and Financed Vehicles" and "Certain Legal Aspects of the Receivables -- Security Interests in Vehicles."

                             Federal and state consumer protection laws impose
                               requirements upon creditors in connection with extensions of credit and collections of retail installment loans, and certain of these laws make an assignee of such a loan liable to the obligor thereon for any violation by the lender.


                             In each Transfer and Servicing Agreement, each
                               Seller will make certain representations and warranties with respect to such Seller's rights in and to the related Financed Vehicles and the Trust's rights in and to the Receivables conveyed by such Seller as well as to the compliance of such Receivables with federal and state consumer laws. The breach of such representations and warranties with respect to a Receivable by a Seller may result in such Seller being obligated to repurchase such Receivable.


TAX STATUS.................  Unless the Prospectus Supplement specifies that the related Trust will be treated as a grantor trust or a "financial asset securitization investment trust" ("FASIT"), upon the issuance of the related series of Securities, Special Tax Counsel to such Trust will deliver an opinion to the effect that, for federal income tax purposes: (i) any Notes of such series will be characterized as debt and (ii) such Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. In respect of any such series, each Noteholder, if any, by the acceptance of a Note of such series, will agree to treat such Note as indebtedness, and each Certificateholder, by the acceptance of a Certificate of such series, will agree to treat such Trust as a partnership in which such Certificateholder is a partner for federal income tax purposes. Alternative characterizations of such Trust and such Certificates are possible.

                             A Note may be treated as having been issued with
                               original issue discount, which may be included in the holder's gross income. The sale of a Note by the holder may result in a gain or a loss depending on the difference between the net sale proceeds and the Noteholder's adjusted tax basis in the Note sold. Certificateholders will be required to take into account separately such holders' allocated share of income, losses, gains, deductions and credits of the related Trust. Under certain circumstances, a Certificateholder's taxable income from the related Trust could exceed the cash it is entitled to receive from such Trust. The sale of a Certificate by the holder may result in a gain or a loss depending upon the difference between the net sale proceeds and the Certificateholder's adjusted tax basis in the Certificate sold.

                             If the Prospectus Supplement specifies that the
                               related Trust will be treated as a grantor trust, upon the issuance of the related series of Certificates, Special Tax Counsel to such Trust will deliver an opinion to the effect that such Trust will be treated as a grantor trust for federal income tax purposes and not as an association taxable as a corporation. With certain exceptions, each Certificateholder of such a Trust will be required to report on its federal income tax return its pro rata share of the entire income of the related Trust for the period during which it owns a Certificate. The sale of a Certificate by the holder may result in a gain or a loss depending on the difference between the amount realized on the sale and the adjusted basis of the holder in the Receivables and other assets held by the related Trust. Each such opinion delivered by the Special Tax Counsel referred to in this paragraph and the preceding paragraph will be filed with the Commission either as an exhibit to the Registration Statement by a post-effective amendment to the Registration Statement, or as an exhibit in a Current Report filed on Form 8-K.

                             In the event that legislation is enacted providing
                               for a federal income tax election to be a FASIT, a Trust may make such election and Securities may be classified as "regular interests" in a FASIT. Any Securities that represent "regular interests" in a FASIT will be classified as indebtedness for federal income tax purposes.

                             See "Federal Income Tax Consequences" herein and in
                               the related Prospectus Supplement for additional information concerning the application of federal tax laws.

ERISA CONSIDERATIONS.......  A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), should carefully review with its legal advisors whether the purchase or holding of Notes or Certificates of any series could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.


MATERIAL RISKS.............  There are material risks associated with an investment in the Securities. Prospective investors should consider the factors set forth under "Risk Factors" on pages 14 to 21, and as are provided in the related Prospectus Supplement.



RATING OF THE SECURITIES...  It is a condition to the issuance of the Securities that the Notes be rated in one of the four highest rating categories by at least two of the nationally recognized statistical rating organizations (the "Rating Agencies"), and to the issuance of the Certificates that they be rated at or above the rating specified in the applicable Prospectus Supplement, which rating or ratings will be among the four highest rating categories of the applicable nationally recognized Rating Agencies. Any such rating assigned to the Securities will address the likelihood of the timely payment of interest on and the ultimate payment of principal of the Securities pursuing to their terms. However, the Rating Agencies do not evaluate, and any such rating will not address, the likelihood that, in the case of the Notes, the Note Prepayment

                               Premium will be paid, and in the case of the Certificates, the Certificate Prepayment Premium will be paid. In addition, there can be no assurance that a rating will not be lowered or withdrawn by a Rating Agency if circumstances so warrant.



LISTING....................  Except to the extent described in the applicable
                               Prospectus Supplement, application will not be made to list the Securities on a national securities exchange or on the Luxembourg Stock Exchange. Except to the extent described in the applicable Prospectus Supplement, the Securities will not be listed in an automated quotation system of a registered securities association.

                                  RISK FACTORS

LIMITED LIQUIDITY

     It is expected that upon the issuance of any Securities, there will be no secondary market for such Securities, and there can be no assurance that any such secondary market will develop. The lack of a secondary market for the Securities may result in an investor being unable to liquidate its interest in the Securities in a time period and manner satisfactory to the investor or at a price comparable to that which would be available in a more liquid market.

RISK OF SUPERIOR INTERESTS IN RECEIVABLES AND FINANCED VEHICLES


     Risk of Trust Not Having A First Priority Interest In The Receivables. The Receivables and the Receivables Files (as defined below) will not be held by the applicable Trustee, but rather will be held by the Servicer or its affiliate, NationsBanc Services, Inc. ("NSI"), an indirect wholly-owned subsidiary of NationsBank Corporation, as custodian for the applicable Trustee. Due to the administrative burden and expense associated with the segregation or the marking of individual receivables and receivables files, the Receivables and the Receivables Files will not be segregated or marked or stamped to indicate that the related Receivables have been sold and assigned to the applicable Trust. The Sellers, however, will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of each Trust as against the Sellers in respect of such Trust's purchase of the Receivables in accordance with the requirements of the Uniform Commercial Code in effect in the states of North Carolina, Georgia and Texas. If, as a result of fraud or negligence on the part of a Seller or the Servicer (and in violation of covenants contained in the applicable Transfer and Servicing Agreement(s)), a Receivable is sold (or a security interest therein is granted) by a Seller to a purchaser (or a secured party) for new value in the ordinary course of business of such purchaser (or secured party) and such purchaser (or secured party) takes possession of such Receivable without actual knowledge of the applicable Trust's interest, the purchaser (or secured party) will acquire an interest in such Receivable superior to the interest of the Trust. Such an acquisition of a superior interest in the Receivables would deprive Securityholders of the benefits of the ownership of the Receivables. The Sellers believe that it is customary for Receivables and Receivables Files to not be segregated or stamped or otherwise marked in connection with asset securitizations of the type contemplated hereby. The Sellers historically have not purchased pools of automotive retail installment sales contracts similar to the Receivables; however if any of the Sellers did so, the Sellers believe that if the transferor of such installment sales contracts were to retain servicing rights with respect to such installment sales contracts, the transferor would retain, and the applicable Seller would not take possession of, the related receivables and receivables files. In the event that a Seller were to purchase a pool of automotive retail installment sales contracts similar to the Receivables and were to also service such installment sales contracts, the Sellers believe that the applicable Seller would take possession of the related receivables and receivables files.



     Risk That Trust's Interest in Motor Vehicles Is Not Enforceable. Although the Sellers will assign their security interests in the Financed Vehicles to the applicable Trustee, the certificates of title or ownership with respect to the related Financed Vehicles will not be endorsed or otherwise amended to identify the Trust as the new secured party. There exists a risk in not identifying the Trust or Trustee as the new secured party on the certificate of title or ownership that the first priority perfected security interest of the Trust or Trustee may not be enforceable. In the event the Trust has failed to obtain or maintain a first priority perfected security interest in a Financed Vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the Obligor, a subsequent purchaser of the Financed Vehicle or a holder of a first priority perfected security interest in the Financed Vehicle. As a result, Securityholders might not be able to obtain the proceeds of the repossession and sale of an affected Financed Vehicle. The Sellers believe that it is customary for certificates of title or ownership to not be endorsed or amended in connection with asset securitizations of the type contemplated hereby. The Sellers historically have not purchased pools of automotive retail installment sale contracts similar to the Receivables for their own account. In the event that a Seller were to purchase such a pool of installment sales contracts, the Sellers believe that, because of the associated administrative burden and expense, the applicable Seller would not generally require that the certificates of title or ownership covering the related financed vehicles be endorsed or amended to reflect that the security interests in the related financed vehicles have been assigned to the applicable Seller.


     Certain Original Loan Documents Not Retained; Risk of Prepayment. As part of its normal operating procedures during the period from at least 1979 until January 4, 1996, after receiving Motor Vehicle Loan documents from Dealers and after reviewing those documents, NationsBank, N.A. microfilmed the manually signed original Motor Vehicle Loan documents and then destroyed the manually signed original documents; however, certificates of title were not destroyed as part of these procedures. In the event of a bankruptcy of a Dealer, a creditor of such Dealer or the bankruptcy trustee of such Dealer could assert that NationsBank, N.A., to the extent NationsBank, N.A. was relying solely on possession as a means of perfecting a first priority ownership interest in such an affected Receivable, no longer had a perfected ownership interest in such Receivable because it no longer had the manually signed original Receivable documents as a result of its destruction of the manually signed original Receivable documents. If successful, such assertion would render NationsBank, N.A. an unsecured creditor of the Dealer in bankruptcy and as a result, the transfer of Receivables by NationsBank, N.A. to a Trust would be effective only to transfer such unsecured claim rather than a first priority perfected ownership interest in such Receivables. NationsBank, N.A. has agreed that if, after the bankruptcy of a Dealer, the bankruptcy trustee of the Dealer or any other creditor of such Dealer asserts that NationsBank, N.A. did not have, or that the Trust does not have, a first priority perfected ownership interest in any such Receivable acquired by NationsBank, N.A. from such Dealer and such assertion is related to NationsBank, N.A.'s prior practice of retaining original Motor Vehicle Loan documents only in microfilm form, NationsBank, N.A. will repurchase such Receivable from the Trust at the Purchase Amount. Such repurchase obligation would be a general unsecured obligation of NationsBank, N.A., and as a result, investors in the Securities will be solely dependent upon NationsBank, N.A. to make any such payment and may be adversely affected by any reduction in the creditworthiness of NationsBank, N.A. In connection with any such repurchase by NationsBank, N.A., the Securities would be subject to prepayment to the extent of the principal portion of any such payment made by NationsBank, N.A. Investors will bear the reinvestment risk associated with any such prepayment of the Securities and such a prepayment may result in a reduction of the yield to maturity of any class of Securities to which such prepayment is distributed.


POTENTIAL DELAYS OR REDUCTIONS IN PAYMENTS AS A RESULT OF THE INSOLVENCY OF A SELLER

     To the extent that (i) a Seller grants a security interest in the Receivables to the applicable Trust, (ii) the interest is validly perfected before such Seller's insolvency, (iii) the interest is not taken or granted in contemplation of the Seller's insolvency or with the intent to hinder, delay or defraud such Seller or its creditors, (iv) the applicable Transfer and Servicing Agreement is continuously a record of such Seller, and (v) the applicable Transfer and Servicing Agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business and that the applicable Trustee is the secured party and is not an insider or affiliate of such Seller, such security interest of the applicable Trustee should be enforceable (to the extent of such Trust's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, a Seller, and payments to such Trust with respect to the Receivables sold and assigned by such Seller (up to the amount of such damages) should not be subject to a stay of payment or to recovery by such a conservator or receiver. If, however, the conservator or receiver were to assert that the security interest was unperfected or unenforceable, or were to require the applicable Trustee to establish its right to those payments by submitting to and completing administrative claims procedure established under the United States Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), or the conservator or receiver were to request a stay of proceedings with respect to a Seller as provided under FIRREA, delays in payments on the Securities and possible reductions in the amount of those payments could occur. In addition, a conservator or receiver of a Seller has the power under FIRREA to repudiate contracts of such Seller. To the extent a conservator or receiver of a Seller exercised its right to repudiate the obligations of such Seller under the applicable Transfer and Servicing Agreement, the security interest of the applicable Trustee should nevertheless be enforceable (to the extent of such Trust's "actual direct compensatory damages"). It is expected that in most cases "actual direct compensatory damages" would include the outstanding principal on the Securities issued by such Trust plus interest accrued thereon to the date of payment. In the event of a repudiation of obligations,

FIRREA provides that a claim for the repudiated obligation is limited to "actual direct compensatory damages" determined as of the date of the appointment of the conservator or receiver. The FDIC has not adopted a formal policy statement on payment of principal and interest on collateralized borrowings of banks which are repudiated. The Sellers believe that the general policy of the FDIC in such circumstances is to permit the collateral to be applied to pay the principal owed plus interest at the contract rate up to the date of payment, together with the costs of liquidation of the collateral if provided for in the contract. In one case involving the repudiation by the Resolution Trust Corporation of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the value, rather than the principal amount, of the repudiated bonds as of the date of repudiation. If such court's view were applied to determine a Trust's "actual direct compensatory damages" in the event a conservator or receiver of a Seller repudiated its obligations under a Transfer and Servicing Agreement, the amount paid to Securityholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Securities and the interest accrued thereon to the date of payment.

TRUST'S RELATIONSHIP TO THE SELLERS, NATIONSBANK CORPORATION AND THEIR
AFFILIATES

     None of the Sellers, the Servicer, NSI, NAFC or NationsBank Corporation or any of their affiliates is generally obligated to make any payments in respect of any Notes, the Certificates or the Receivables of a given Trust.

     However, in connection with the sale of Receivables by the Sellers to a given Trust, the Sellers will make representations and warranties with respect to the characteristics of such Receivables and, in certain circumstances, the applicable Seller may be required to repurchase Receivables with respect to which such representations and warranties have been breached. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables." In addition, under certain circumstances, the Servicer may be required to purchase Receivables. See "Description of the Transfer and Servicing
Agreements -- Servicing Procedures." Moreover, if NationsBank, N.A. were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

     The related Prospectus Supplement may set forth certain additional information regarding a Seller, the Servicer, NSI, NAFC and NationsBank Corporation. In addition, NationsBank Corporation is subject to the information requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. For further information regarding NationsBank Corporation reference is made to such reports and other information, which are available as described under "Available Information."

RISK OF CREDIT LOSSES ON RECEIVABLES

     Each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Yield Supplement Account, a Reserve Account and any other credit or cash flow enhancement. Consequently, holders of the Securities of any series must rely for repayment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account (if any), the Yield Supplement Account (if any), the Reserve Account (if any) and any other credit or cash flow enhancement, all as specified in the related Prospectus Supplement. Amounts to be deposited in any such Reserve Account with respect to any Trust will be limited in amount, and the amount required to be on deposit in such Reserve Account will be reduced as the Pool Balance is reduced. If such Reserve Account, or, to the extent provided in an applicable Prospectus Supplement, any other credit or cash flow enhancement is depleted, the related Trust will depend solely on current payments on its Receivables to make payments on the related Securities.

RISK OF SALE OF RECEIVABLES UPON EVENT OF DEFAULT

     Following an acceleration of the Notes upon an Event of Default the applicable Indenture Trustee may sell the related Receivables in certain limited circumstances as specified in the related Indenture. There is no assurance that the market value of such Receivables will at any time be equal to or greater than the aggregate principal amount of such outstanding Notes and the aggregate principal amount of Certificates issued by the related Trust. As a result, upon an Event of Default with respect to the Notes of any series, there can be no assurance that sufficient funds will be available to repay the related Noteholders or Certificateholders in full. In addition, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Payment Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the Final Scheduled Distribution Date for such class of Notes.

BALLOON RECEIVABLES; FINAL SCHEDULED PAYMENT RISK

     The Balloon Receivables provide that the Obligors may satisfy the final scheduled payment thereon by (1) paying the full amount on its due date; (2) refinancing the amount of the final scheduled payment through a modification agreement; or (3) transferring the Financed Vehicle to the lender in satisfaction of the final scheduled payment and paying any applicable charges for excess wear and tear and excess mileage and paying a disposition fee to the Seller. The final scheduled payment on a Balloon Receivable is determined by the applicable Seller at the time the related retail installment sales contract is entered into based on the Seller's projection of the anticipated end of term wholesale value of the vehicle that is being financed under such contract. With respect to Balloon Receivables, if so provided in the related Prospectus Supplement, only the principal and interest payments due prior to the final scheduled payment and not the final scheduled payment will be included in such Trust; the final scheduled payment will be retained by the applicable Seller. However, in the case of a Trust that is not a grantor trust, the final scheduled payments with respect to the related Balloon Receivables may be transferred to such Trust. If final scheduled payments are transferred to a Trust, the Trust will issue to the Sellers nontransferable certificates representing only the interests in such final scheduled payments or indebtedness secured by such final scheduled payments. In such event, the Sellers, as the holders of such certificates, will bear all reinvestment risk associated with the receipt by the Trust of any such final scheduled payments and will bear all risks associated with any increase in the weighted average maturity of the pool of assets represented by such certificates which may occur as a result of any modifications to the related Balloon Receivables, discussed in the paragraph immediately below, which allow the term of the related Balloon Receivable to be extended. The final scheduled payments, whether or not transferred to a Trust may, if so provided in the applicable Prospectus Supplement, provide credit enhancement to the Securities issued by such Trust.

     With respect to each Trust to which final scheduled payments have been transferred, if, at the end of the applicable retail installment sales contract, the Obligor on a Balloon Receivable elects to pay the final scheduled payment in full in cash (which cash could be obtained from a loan to the Obligor from a lender other than a Seller), the entire amount of such final scheduled payment will be deposited as a collection on the Receivable. If the Obligor elects the option to transfer the Financed Vehicle to the Seller thereof on behalf of the Trust in satisfaction of the final scheduled payment and pay any applicable charges for excess wear and tear and excess mileage, it must also pay a disposition fee to the Servicer, which the Servicer will retain. The Servicer will then sell the Financed Vehicle at wholesale, by either public or private sale. Such sale proceeds plus amounts paid in respect of excess wear and tear and excess mileage will be transferred to the applicable Trust. Under the related retail installment sales contracts for such Balloon Receivables, such sale proceeds and amounts are deemed to satisfy in full the Obligor's obligation to make the final scheduled payment. Consequently, in the event that such proceeds and amounts are less than the related final scheduled payments transferred to the Trust, none of the Sellers, the Servicer, or the Trust will have any recourse to the Obligor for any shortfall, nor will the Sellers or the Servicer have any obligation to pay any such shortfall to the Trust.

     The Servicer's continued operation of its existing business will affect the Trust's ability to realize in cash the amount of any final scheduled payments which have been transferred to the Trust. The Sellers are obligated, to the extent that each offers vehicle financing, to offer an option to an Obligor to refinance the final scheduled payment on a Balloon Receivable purchased by the Seller and transferred to the Trust. If so provided in the applicable Prospectus Supplement, if an Obligor elects the refinancing option, either the related Seller will deposit into the Collection Account of the Trust an amount equal to the final scheduled payment for the Balloon Receivable at the time of such refinancing or the related Balloon Receivable will be modified to provide for the payment of the final scheduled payment over time. The Sellers, as holders of the certificates representing the final scheduled payments, will bear all reinvestment risk associated with the receipt by the Trust of any such refinancing proceeds and will bear all risks, if any, associated with any increase in the weighted average maturity of such certificates which may occur as a result of any modifications to Balloon Receivables. To the extent that such final scheduled payments provide credit enhancement to a Trust, the amount of funds available to such Trust as credit enhancement will be affected by the number of Balloon Receivables which are satisfied by the transfer of the related Financed Vehicle or by the payment by the Obligor of cash (each resulting in a collection on the Receivable and resulting in an increase in the funds available as credit enhancement) as compared to the number of Balloon Receivables which are modified (which will not result in a collection on the Receivable and will not result in funds available for credit enhancement).

MATURITY AND PREPAYMENT CONSIDERATIONS


     All the Receivables are prepayable at any time. (For this purpose the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit disability insurance policies and certain other Receivables repurchased for administrative reasons.) The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the applicable Seller. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the applicable Seller will be obligated to repurchase Receivables pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and, under certain circumstances, the Servicer will be obligated to purchase Receivables pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables." Consistent with its normal servicing practices and procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with Obligors to extend or modify the terms of the related Receivables. Some of such arrangements (including any extension beyond the date set forth in the related Prospectus Supplement) will cause the Servicer to be obligated to repurchase such Receivables, as described above. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables held by a given Trust will be borne entirely by the Securityholders of the related series of Securities. See also "Description of the Transfer and Servicing Agreements -- Termination" regarding the Servicer's option to purchase the Receivables of a given Receivables Pool and "-- Insolvency Event or Dissolution" regarding the sale of the Receivables owned by a Trust that is not a grantor trust if an Insolvency Event or a dissolution with respect to NAFC occurs.


RISK OF PREPAYMENT AND POSSIBLE ADVERSE EFFECT ON YIELD

     The yield on the Strip Notes will be extremely sensitive to the rate and timing of payments (including prepayments) on the Receivables. An investor purchasing a Strip Note which receives interest distributions and no or nominal principal distributions at a significant premium could, under certain prepayment scenarios, fail to recoup its original investment. The yield to maturity on any Strip Notes which receive principal distributions and no or nominal interest distributions will be adversely affected by a lower than anticipated rate of payment on the related Receivables Pool. The reinvestment risk of an investment in any Strip Note will be borne solely by the investor.

     The weighted average life of any class of Notes described in the related Prospectus Supplement as a companion class to either a specified planned amortization class of Notes or targeted amortization class of Notes will be extremely sensitive to decreases or increases in the rate of payment on the Receivables. The weighted average life of such a class of Notes generally will be shortened if the rate of payment on the related Receivables Pool increases and such weighted average life will generally increase if the rate of payment on the related Receivables Pool decreases. Any such change in the weighted average life of such a class of Notes will effect the yield to maturity of an investor in such Notes.


     Any rating assigned to any class of Notes by a Rating Agency will constitute only such Rating Agency's assessment of the likelihood of the timely payment of interest on and the ultimate payment of principal of the Securities pursuant to their terms. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Receivables will occur or of the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, such rating will not address the possibility that prepayment rates higher or lower than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that any investor in a Strip Note which is entitled to receive interest distributions but no or nominal principal distributions which Note was purchased at a significant premium might fail to recoup its investment.


RISK OF SHORTFALLS AND PREPAYMENTS DUE TO DELINQUENCIES AND REPOSSESSIONS


     Delinquencies on the Receivables will result in shortfalls in distributions to Securityholders unless such shortfalls are covered by Advances (which will not be made if the Servicer does not expect to recover the amount advanced), withdrawals from a Reserve Account or from the Yield Supplement Account, available cash flow from other nondelinquent Receivables, or any other credit or yield enhancement. The delinquency experience of the Receivables may be affected by general or regional economic conditions as well as by the underwriting and servicing expertise of the Servicer. If a delinquency on a Receivable is not remedied, the Servicer will generally cause the related Financed Vehicle to be repossessed and resold. The proceeds of any such liquidation will be distributed to the holders of the Securities in the manner described in the related Prospectus Supplement and will generally have the effect of a principal prepayment in respect of the liquidated Receivable. Investors will bear the reinvestment risk associated with any such prepayment of the Securities, and such a prepayment may result in a reduction of the yield to maturity of any class of Securities to which such prepayment is distributed. There can be no assurance that the future delinquency, repossession and loss experience of the Receivables will be similar to any set forth in a related Prospectus Supplement for such Securities.


GEOGRAPHIC CONCENTRATION

     Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of a Trust with respect to the related Receivables. An applicable Prospectus Supplement will set forth summary information derived from the Sellers' records indicating the relative geographic concentration by principal balance of the Receivables in any state where a significant proportion of the mailing addresses of the Obligors with respect to the related Receivables are located. A disproportionate geographic concentration could cause economic conditions in the such locations to have a disproportionate impact on a Trust.

RISK OF COMMINGLING


     With respect to each Trust, the Servicer will deposit all payments on the related Receivables received from Obligors and all proceeds of the related Receivables collected during each Collection Period into the related Collection Account not later than the second business day after receipt. However, so long as NationsBank, N.A. is the Servicer and provided that (i) there exists no Event of Servicing Termination and (ii) each other condition to making monthly deposits as may be required by the related Sale and Servicing Agreement or Pooling and Servicing Agreement is satisfied, the Servicer may retain such amounts until the applicable Distribution Date. The Servicer or the Sellers, as the case may be, will remit the aggregate Purchase Amount of any Receivables to be purchased from a Trust to the related Collection Account on the applicable Distribution Date. Pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, the applicable Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

RISKS ASSOCIATED WITH SUBSEQUENT RECEIVABLES AND THE PRE-FUNDING ACCOUNT


     If so specified in the applicable Prospectus Supplement, the property of a Trust may include monies on deposit in a Pre-Funding Account, which monies will be used to purchase or otherwise acquire Subsequent Receivables from the Sellers from time to time during the Funding Period specified in the related Prospectus Supplement. If a Pre-Funding Account is included in the property of a Trust, the ability of the Sellers to generate Subsequent Receivables to be conveyed to such Trust will affect the amount on deposit in such account which is not applied to the conveyance of Subsequent Receivables during the Funding Period. Such Funding Period may be up to one year in length. At the end of the Funding Period, the holders of Securities issued by such Trust may receive a prepayment of principal in an amount equal to the amount remaining in the Pre-Funding Account. The reinvestment risk associated with any such distribution of principal will be borne by the holders of the Securities issued by such Trust. The amount that may be initially deposited into a Pre-Funding Account may be up to 100% of the net proceeds from the sale of the Securities issued by a Trust. There is no limitation on the percentage of a Trust's property which may be represented by amounts on deposit in a Pre-Funding Account and consequently, there is no limitation on the percentage of a series or class of Securities which may be represented by amounts on deposit in a Pre-Funding Account. Amounts on deposit in any Pre-Funding Account may be invested only in Permitted Investments. Subsequent Receivables may be originated by the Dealers at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary significantly from those of the Initial Receivables transferred to such Trust. As a result, it is possible that the credit quality of the Receivables in a Trust, as a whole, may decline as a result of the inclusion of Subsequent Receivables and may result in a higher rate of payment to the applicable Securityholders as a result of an increased level of defaults on such Receivables. Securityholders will bear all reinvestment risk associated with a higher than expected rate of payment on the Securities. In addition, a higher than expected rate of payment may result in a reduction in the yield to maturity of any class of Securities to which such payments are distributed. To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the conveyance of Subsequent Receivables to a Trust by the end of the Funding Period and such amount exceeds the applicable amount described in the related Prospectus Supplement, the holders of Securities issued by the related Trust will receive, on the Distribution Date on or immediately following the last day of the applicable Funding Period, a prepayment of principal in an amount equal to the amount remaining in the Pre-Funding Account following the purchase of any Subsequent Receivables on such Distribution Date. It is anticipated that the principal balance of Subsequent Receivables sold to a Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account, and that therefore there will be at least a nominal amount of principal prepaid to the holders of the Securities issued by such Trust. Holders of Securities issued by a Trust the property of which includes a Pre-Funding Account will bear the reinvestment risk associated with any such distribution of amounts on deposit in the Pre-Funding Account after the termination of the applicable Pre-Funding Period. Any such distribution will have the effect of a prepayment on the related Receivables and may result in a reduction in the yield to maturity of any class of Securities to which such amounts are distributed.


EVENT OF SERVICING TERMINATION; RIGHTS OF NOTEHOLDERS


     With respect to a series of Securities that includes Notes, in the event that an Event of Servicing Termination occurs, the Indenture Trustee or the Noteholders with respect to such series, as described under "Description of the Transfer and Servicing Agreements -- Rights Upon Event of Servicing Termination," may remove the Servicer without the consent of the Trustee or any of the Certificateholders with respect to such series. The Trustee or the Certificateholders with respect to such series will not have the ability to remove the Servicer if an Event of Servicing Termination occurs and any Notes are outstanding. In addition, the Noteholders of such series have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders of such series. See "Description of the Transfer and Servicing Agreements -- Waiver of Past Events of Servicing Termination." In the event of an Event of Servicing Termination, if a conservator or receiver is appointed for the Servicer, and no Event of Servicing Termination other than such conservatorship or receivership or insolvency of the Servicer exists, the conservator or receiver may have the power to prevent a transfer of servicing to a successor Servicer. If no Event of Servicing Termination other than such conservatorship or receivership or insolvency of the Servicer exists, the Sellers expect that the ability of the conservator or receiver to prevent a transfer of servicing would not have a material effect on Securityholders because the Sellers believe that in a circumstance where the conservator or receiver objected to the transfer of servicing to a successor Servicer, the conservator or receiver would be required to perform under the applicable Transfer and Servicing Agreement and, if it did not, an Event of Servicing Termination, distinct from the Event of Servicing Termination related to the conservatorship, receivership or insolvency of the Servicer, would likely result. The Sellers believe the conservator or receiver would not have the power to prevent a transfer of servicing to a successor Servicer occurring as a result of the occurrence of such other Event of Servicing Termination.


BOOK-ENTRY REGISTRATION; OWNERS OF SECURITIES NOT RECOGNIZED AS
"SECURITYHOLDERS"


     If so specified in the related Prospectus Supplement, each class of Securities of a given series will be initially represented by one or more certificates registered in the name of DTC's Nominee, and will not be registered in the names of the holders of the Securities of such series or their nominees. Because of this, unless and until Definitive Securities for such series are issued, holders of such Securities will not be recognized by the Trustee or any Indenture Trustee as "Certificateholders," "Noteholders" or "Securityholders," as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or the related Sale and Servicing Agreement, Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations. See "Book-Entry and Definitive Securities; Reports to
Securityholders -- Book-Entry Registration" and "-- Definitive Securities."


                                   THE TRUSTS


     With respect to each series of Securities, the Sellers will establish a separate Trust pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool (a "Receivables Pool") of retail motor vehicle installment sales contracts purchased by the Sellers from Dealers and all payments received thereunder after the applicable Cut-Off Date. The Receivables of each Receivables Pool were or will be originated by the Dealers in accordance with the Sellers' requirements and purchased by the Sellers pursuant to agreements with Dealers and any assignments and other documents related thereto ("Dealer Agreements"). Pursuant to the Dealer Agreements, the Dealers are obligated to repurchase from the Sellers Receivables which do not meet certain representations made by the Dealers. The Receivables of each Receivables Pool will continue to be serviced by the Servicer and evidence indirect financing made available by the applicable Seller to the obligors under the Receivables (the "Obligors").


     On the applicable Closing Date, after the issuance of the Certificates and any Notes of a given series, the Sellers will sell the Initial Receivables of the applicable Receivables Pool to the Trust to the extent, if any, specified in the related Prospectus Supplement. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables will be conveyed to the Trust as frequently as daily during the Funding Period. Any Subsequent Receivables so conveyed will also be assets of the applicable Trust, subject to the prior rights of the related Trustee or, where applicable, the Indenture Trustee and the Noteholders, if any, therein. The property of each Trust will also include
(i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement and the proceeds of such accounts, as described herein and in the related

Prospectus Supplement; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the rights to proceeds from claims on certain physical damage, credit life and credit disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) certain rights of the Trust to receive payments from the Reserve Account, if any, and pursuant to any applicable Yield Supplement Agreement; (v) any property that shall have secured a Receivable and that shall have been acquired by the applicable Trust;
(vi) certain of the rights of each of the Sellers relating to the repurchase of Receivables under each Dealer Agreement and under the documents and instruments contained in the Receivable Files; (vii) rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables, in each case to the extent applied to reduce the principal balance of the related Receivable; (viii) the rights of the applicable Trust under the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as the case may be; and (ix) any and all proceeds of the foregoing; provided that, with respect to any series of Notes, the relevant rights and benefits with respect to such property will be assigned by the Sellers and the applicable Trustee to the entity acting as the Indenture Trustee for the benefit of the related Noteholders. Any Yield Supplement Account will be maintained with the related Indenture Trustee or applicable Trustee, as the case may be, for the benefit of the related Securityholders. If so specified in the related Prospectus Supplement, a Yield Supplement Account may not be part of the property of the related Trust. To the extent specified in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account or other form of credit enhancement may be a part of the property of any given Trust or may be held by the entity acting as the Trustee or the Indenture Trustee for the benefit of holders of the related Securities. Additionally, pursuant to contracts between the Servicer and the Dealers, the Dealers have an obligation after origination to repurchase Receivables as to which Dealers have made certain misrepresentations.



     The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Expenses" herein and in the related Prospectus Supplement. To facilitate servicing and to minimize administrative burden and expense, the Servicer will retain physical possession of the Receivables held by each Trust and documents relating thereto as custodian for each such Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the assignment of the security interest in the Financed Vehicles to each Trust. In the absence of such amendment, any Trust may not have a first priority perfected security interest in the Financed Vehicles in all states. See "Certain Legal Aspects of the Receivables -- Security Interests in Vehicles." Neither the Trustee nor any Indenture Trustee will be responsible for the legality, validity, or enforceability of any security interest in any Financed Vehicle. See "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."



     If the protection provided to any Noteholders of a given series by the subordination of the related Certificates and by the Reserve Account, if any, or other credit enhancement for such series or the protection provided to Certificateholders by any such Reserve Account or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to the Obligors on the related Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds from any recourse against Dealers with respect to such Receivables. In such event, certain factors, such as the applicable Trust's not having first priority perfected security interests in the Financed Vehicles in all states, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "Description of the Transfer and Servicing Agreements -- Distributions,"
"-- Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables."


     The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.

THE TRUSTEE

     The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and the Sale and Servicing Agreement or the related

Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Administrator in respect of a Trust that is not a grantor trust and the Servicer in respect of a Trust that is a grantor trust may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the Trustee becomes insolvent. In such circumstances, the Administrator will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                             THE RECEIVABLES POOLS

GENERAL


     The Sellers purchase fixed rate simple interest retail motor vehicle installment sales contracts secured by new and used automobiles, vans and light trucks ("Motor Vehicle Loans") from Dealers in at least 15 states and the District of Columbia. These originations occur through Dealer Financial Services Group ("DFSG"), a functional group that includes personnel employed by the Sellers and other affiliates of NationsBank Corporation. All Motor Vehicle Loan applications are reviewed for acceptance by DFSG in accordance with DFSG's established underwriting policies, as described below, and are not purchased by a Seller unless approved by DFSG.



     DFSG establishes and maintains relationships with the Dealers. DFSG selects each Dealer from whom the Sellers purchase motor vehicle loans based upon the Dealer's commercial reputation, the prior experience of the Dealer or predecessor organization and, if needed, a financial review of the Dealer. Generally, Dealer portfolio performance is monitored monthly and, for the largest Dealers, reviewed annually. All Dealers from whom any of the Sellers purchase Motor Vehicle Loans must execute a Dealer Agreement with each such Seller which sets out, among other things, the guidelines and procedures of the purchasing process. Such agreements provide for the repurchase by the Dealer of any Motor Vehicle Loan if any representations or warranties made by the Dealer relating to the Motor Vehicle Loan are breached.



     The Receivables to be held by each Trust will be selected from the Sellers' portfolio for inclusion in a Receivables Pool by several criteria, including that each Receivable (i) is secured by a new or used vehicle, (ii) was originated in the United States, (iii) provides for level monthly payments (except that, if so provided in the related Prospectus Supplement, the last monthly payment may, in the case of Balloon Receivables, be a final scheduled payment that is significantly different from the preceding level monthly payments) that fully amortize the amount financed over its original term to maturity, (iv) is a Simple Interest Receivable or a Balloon Receivable and (v) satisfies the other criteria, if any, set forth in the related Prospectus Supplement. No selection procedures believed by the Sellers to be adverse to the Noteholders or the Certificateholders of any series were or will be used in selecting the related Receivables. All terms of the retail motor vehicle installment sales contracts constituting such Receivables which are material to investors are described herein and in the related Prospectus Supplement.



     "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments (except that the last such payment may be different). Each monthly payment includes an installment of interest which is calculated on the basis of the outstanding principal balance of the Receivable multiplied by the stated Contract Rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to late fees and other fees and charges, if any, second to interest accrued and unpaid to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater, thereby having the effect of a prepayment. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Receivables provide for the Obligor to pay a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

     "Balloon Receivables" are monthly payment receivables secured by new or used automobiles, vans or light trucks with a final scheduled payment which differs significantly from the scheduled monthly payments. The final scheduled payment on a Balloon Receivable is determined by the applicable Seller at the time the related retail installment sales contract is entered into based on the Seller's projection of the anticipated end of term wholesale value of the vehicle that is being financed under such contract. Each Balloon Receivable provides for amortization of the loan over a series of fixed level payment monthly installments like a Simple Interest Receivable, but also requires a final scheduled payment due after payment of such monthly installments which differs significantly from the preceding fixed level monthly installments. In addition, the Balloon Receivables provide that the Obligors may satisfy the final scheduled payment by (1) paying the full amount on its due date; (2) refinancing the amount of the final scheduled payment; or (3) transferring the Financed Vehicle to the Seller on behalf of the Trust in satisfaction of the final scheduled payment and paying a disposition fee to the Seller and any applicable charges for excess wear and tear and excess mileage.


     Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the distribution by Contract Rate and by geographic distribution, the portion of such Receivables Pool not consisting of Simple Interest Receivables and the portion of such Receivables Pool secured by new vehicles and by used vehicles.


SUBSEQUENT RECEIVABLES

     Subsequent Receivables may be originated by the Dealers at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary significantly from those of the Initial Receivables transferred to such Trust. See "Risk Factors -- Risks Associated with Subsequent Receivables and the Pre-Funding Account." Each Prospectus Supplement will describe the effects including such Subsequent Receivables may have on the Receivables Pool included in the Trust Property of each Trust issuing Securities. Regular periodic information regarding the Subsequent Receivables will be included under Item 5 in each Current Report filed on Form 8-K with the Commission pursuant to the Exchange Act and with respect to each Trust to which Subsequent Receivables have been transferred.

UNDERWRITING


     The underwriting policies utilized by DFSG take into account each prospective obligor's historical credit performance, current ability to pay and overall creditworthiness, as well as the asset value of the motor vehicle that is to secure the Motor Vehicle Loan. Prior to each loan origination, DFSG reviews the loan application transmitted to it from the Dealer. Each applicant for a Motor Vehicle Loan must complete and sign a loan application, providing the applicant's name, address, source and amount of monthly income, among other information. For each loan application, DFSG's underwriting decision relies on the results of an objective credit scoring system, underwriting guidelines with established tolerances for advances, loan to value ratio, term and capacity to repay and, typically, a credit analyst's judgement to assess an applicant's ability to repay the loan. In addition, attention is paid to the current value and expected depreciation of the related motor vehicle.



     DFSG has established the general underwriting guidelines described below, although such tolerances may be varied based on the credit quality of the obligor. In general, DFSG limits the amount advanced on a specific loan to a maximum of (i) 120% of manufacturer's invoice price, plus taxes, title and license fees, for a new vehicle and (ii) 120% of the trade-in value (based on the most recently published National Automobile

Dealers Association Used Car Price Guide), plus taxes, title and license fees, for used vehicles. DFSG's underwriting guidelines include separate tolerances for warranty and insurance items, which generally limit advances to the greater of (i) $1,500 or (ii) 10% of the total amount advanced excluding warranty and insurance items with respect to the vehicle. Generally, the difference between the sales price of the financed vehicle (plus taxes, title and license fees) and the amount advanced (excluding warranty and insurance items) is the down payment required from the obligor at the time the retail installment sales contract is entered. DFSG's underwriting guidelines also generally limit the term of the loan to a maximum of 72 months and require that the applicant's ratio of aggregate debt service to gross monthly income not exceed 45%.


     In evaluating an application, items such as the interest rate charged on the loan, and the term of the loan, are structured by the credit analyst based upon the perceived creditworthiness of the applicant and other underwriting guidelines, including the customized credit grade (consisting of a credit score based on a proprietary credit scorecard and a credit score obtained from a credit bureau), the presence or absence of any derogatory credit events, and the capacity of the obligor to repay (evaluating the amount of the proposed loan measured against income, overall indebtedness and monthly cash flow). DFSG communicates the decision to approve or decline a loan to the Dealer. Motor Vehicle Loans funded by the Dealers based on a Seller's purchase commitment are typically purchased by the applicable Seller within two business days of such funding.

     There is no required relationship between the outstanding principal balance of any Receivable included in a Trust and the value of the Financed Vehicle securing such Receivable.

SERVICING AND COLLECTIONS

     DFSG services all of the Motor Vehicle Loans. The servicing functions include customer service, document file keeping, Motor Vehicle Loan record keeping, vehicle title processing and collections. DFSG's servicing policies and practices may change from time to time in accordance with the Sellers' and DFSG's business judgment.

     Servicing of Motor Vehicle Loans, including payment processing, collateral monitoring, and maintenance of computer systems is conducted by DFSG on a regional basis from Dallas, Texas and Greensboro, North Carolina. Collections are handled centrally from DFSG's headquarters in Greensboro, North Carolina. All obligors on Motor Vehicle Loans are given coupon books to remit with their scheduled payments. The use of coupon books aids in the efficient and timely processing of payments through DFSG's operations and systems. Payments on the Motor Vehicle Loans are generally received by DFSG through lock box accounts, designated post office boxes, direct debit to bank accounts, and customer service centers.

     If a Motor Vehicle Loan becomes delinquent, it is interfaced from the consumer loan system to the collection system, each operated by DFSG. The collection system utilizes behavioral scoring methodology to assess the risk of loss and to establish a collection strategy. The strategy addresses the optimal timing and method for written and verbal communications with the delinquent obligor. Delinquent accounts may receive an initial contact as early as four days or as late as 21 days following delinquency. The lower risk collection strategies use autodialers to contact the delinquent obligor; higher risk collection strategies use direct telephone contact and/or direct mail correspondence.

     Generally, accounts that remain delinquent for 45 to 60 days, or are otherwise recognized by DFSG's collections personnel as having an otherwise serious delinquency problem, are considered for liquidation. To minimize losses on liquidation, DFSG has a dedicated unit established to manage the liquidation of collateral effectively. This group principally contracts with outside agencies to acquire the collateral and transport it to a selected wholesale auction. DFSG controls the auction selection process through evaluations that include size, location and recent wholesale activity. Vendor service is monitored closely on an individual motor vehicle unit basis to ensure that an overall goal of averaging 90% of a standardized wholesale market value is attained and that motor vehicles remain in inventory on average less than 45 days. These guidelines are strictly monitored by the DFSG group with vendors not meeting the guidelines being removed.

     Deficiencies remaining after liquidation may be pursued by DFSG on behalf of the applicable Seller in various ways, including settlement and payment arrangements, litigation, post-judgment initiatives and collection agency referrals. Generally, if a motor vehicle has been repossessed, the Motor Vehicle Loan is charged off 90 days after repossession or when repossession proceeds have been received, whichever is earlier. If a motor vehicle has not been repossessed, the Motor Vehicle Loan is generally charged off when the loan is 120 days delinquent.

PHYSICAL DAMAGE INSURANCE

     The Sellers and DFSG discontinued placing physical damage insurance on uninsured accounts effective April 8, 1994. Although DFSG continues to confirm insurance on the motor vehicle at the inception of each Motor Vehicle Loan, it no longer tracks the maintenance of insurance after that date.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Certain information concerning the Sellers' experience with respect to their portfolio of Motor Vehicle Loans (including previously sold contracts which a Seller continues to service, but not including retail motor vehicle installment sales contracts purchased by any of the Sellers under certain special financing programs) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.

                     MATURITY AND PREPAYMENT CONSIDERATIONS


     The weighted average life of the Notes, if any, and the Certificates of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full, partial prepayments, liquidations due to default, the receipt of monthly installments earlier than the scheduled due dates for such installments, the receipt of proceeds from credit life, credit disability, theft or physical damage insurance, repurchases by the Sellers as a result of certain uncured breaches of the warranties made by them in the Transfer and Servicing Agreement with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Agreement with respect to the Receivables, or the Servicer exercising its option to purchase all of the remaining Receivables.) All of the Receivables are prepayable at any time without penalty to the Obligor. The rate of prepayment of the Receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the applicable Seller. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the applicable Seller will be obligated to repurchase Receivables from a given Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and the Servicer will be obligated to purchase Receivables from such Trust pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain representations and warranties. Consistent with its normal servicing practices and procedures and, to the extent permitted in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Servicer may, in its discretion and on a case-by-case basis, arrange with Obligors to extend or modify the terms of the related Receivables. Some of such arrangements (including any extension beyond the date set forth in the related Prospectus Supplement) will cause the Servicer to be obligated to repurchase such Receivables, as described above. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and "-- Servicing Procedures." See also "Description of the Transfer and Servicing Agreements -- Termination" regarding the Servicer's option to purchase the Receivables from a given Trust and "-- Insolvency Event or Dissolution" regarding the sale of the Receivables owned by a Trust that is not a grantor trust if an Insolvency Event or a dissolution with respect to NAFC occurs.



     In addition, if a Pre-Funding Account is included in the property of a Trust, the ability of the Sellers to generate Subsequent Receivables to be conveyed to such Trust will affect the amount on deposit in such account which is not applied to the conveyance of Subsequent Receivables. At the end of the Funding Period, the holders of Securities issued by such Trust may receive a prepayment of principal in an amount equal to the amount remaining in the Pre-Funding Account. It is anticipated that there will be at least a nominal amount of principal prepaid to the holders of the Securities issued by such Trust. Holders of Securities issued by a Trust the property of which includes a Pre-Funding Account will bear the reinvestment risk associated with any such distribution of amounts on deposit in the Pre-Funding Account after the termination of the applicable Pre-Funding Period.

     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates of a given series on each Distribution Date, as applicable, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders, if any, and the Certificateholders of a given series. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.

                      POOL FACTORS AND TRADING INFORMATION

     The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Distribution Date (after giving effect to payments to be made on such Distribution Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be, as a result of scheduled payments, prepayments and liquidations of the Receivables (and also as a result of a prepayment arising from the application of the Pre-Funding Account, if any). The Note Pool Factor and the Certificate Pool Factor will not change as a result of the addition of Subsequent Receivables. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (i) the original denomination of such Certificateholder's Certificate and (ii) the applicable Certificate Pool Factor.

     With respect to each Trust, the Noteholders, if any, and the Certificateholders will receive reports on or about each Distribution Date concerning payments received on the Receivables during the Collection Period immediately preceding such Distribution Date, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Book-Entry and Definitive Securities; Reports to Securityholders -- Reports to Securityholders."

                                USE OF PROCEEDS

     The net proceeds from the sale of the Securities of a given series will be applied by the applicable Trust (i) to the purchase of the Receivables from the Sellers, (ii) to the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any, and (iii) to make the initial deposit into the Reserve Account, if any. The net proceeds to be received by the Sellers from any such Trust will be added to their general corporate funds and will be used for general corporate purposes.

                  THE BANKS, NATIONSBANK CORPORATION AND NAFC

GENERAL


     The Banks are subsidiaries of NationsBank Corporation. NationsBank Corporation is a bank holding company established as a North Carolina corporation in 1968 and is registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), with its principal assets being the stock of its subsidiaries. Through its banking subsidiaries and its various non-banking subsidiaries, NationsBank Corporation provides banking and banking related services primarily throughout the Southeast and Mid-Atlantic states and Texas. The principal executive offices of NationsBank Corporation are located at NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is (704) 386-5000. See "Risk Factors -- Trust's Relationship to the Sellers, NationsBank Corporation and their Affiliates" and "Available Information."


OPERATIONS

     NationsBank Corporation provides a diversified range of banking and certain non-banking financial services and products through its various subsidiaries. NationsBank Corporation manages its business activities through three major internal management groups or business units: the General Bank, the Global Finance Unit and the Financial Services Unit.


     NationsBank, N.A. is a national banking association headquartered in Charlotte, North Carolina. As of June 30, 1996, it had assets of $73.6 billion and shareholder's equity of $5.3 billion. The principal executive offices of NationsBank, N.A. are located at NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is (704) 386-5000. NationsBank, N.A. is also the Servicer. See "The Servicer" and "The Receivables Pools -- General" and "-- Servicing and Collections."



     NationsBank Texas is a national banking association headquartered in Dallas, Texas. As of June 30, 1996, it had assets of $44.0 billion and shareholder's equity of $2.9 billion The principal executive offices of NationsBank Texas are located at 901 Main Street, Dallas, Texas 75202. Its telephone number is (214) 508-6262.



     NationsBank South is a national banking association headquartered in Atlanta, Georgia. As of June 30, 1996, it had assets of $47.9 billion and shareholders' equity of $4.3 billion. The principal executive offices of NationsBank South are located at 600 Peachtree Street, N.E., Atlanta, Georgia 30308. Its telephone number is (404) 581-2121.



     Prior to issuing for the first time a series of Securities that includes Notes, NationsBank, N.A. will form a wholly-owned limited purpose subsidiary NationsBanc Auto Funding Corporation, a Delaware corporation ("NAFC") for the limited purpose of purchasing a portion of the Certificates issued by each Trust that issues Notes, acting as the general partner of each such Trust for federal income tax purposes and engaging in incidental activities. NationsBank Corporation will take certain steps to minimize the likelihood that an Insolvency Event occurs with respect to NAFC. These steps include the creation of NAFC as a separate, limited purpose corporation pursuant to a certificate of incorporation containing limitations (including restrictions on the nature of NAFC's business and a restriction on NAFC's ability to commence a voluntary case or proceeding under any insolvency or bankruptcy law without the prior unanimous vote of its directors). However, there can be no assurance that an Insolvency Event will not occur with respect to NAFC.


                                  THE SERVICER


     NationsBank, N.A., through DFSG and units in predecessor banks of NationsBank, N.A., has been servicing indirect motor vehicle loan portfolios since 1970. The indirect motor vehicle loan portfolio serviced either directly by NationsBank, N.A. or through its affiliates was approximately $6.1 billion as of June 30, 1996. DFSG also services other indirect and direct consumer loan portfolios totalling over $27.4 billion (including the indirect motor vehicle loan portfolio) as of June 30, 1996. Current information regarding the indirect motor vehicle loan portfolios and the direct consumer loan portfolios serviced by NationsBank, N.A. and DFSG will be included in each applicable Prospectus Supplement.

                            DESCRIPTION OF THE NOTES

GENERAL

     With respect to each Trust that issues Notes, one or more classes of Notes of the related series will be issued pursuant to the terms of an Indenture which is incorporated by reference in its entirety in each applicable Prospectus Supplement. A form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

     Each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository") except as set forth below. The Notes will be available for purchase in the denominations specified in the related Prospectus Supplement and in book-entry form only. The Sellers have been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Book-Entry and Definitive Securities; Reports to Securityholders -- Book-Entry Registration" and "-- Definitive Securities."

PRINCIPAL AND INTEREST ON THE NOTES


     The timing and priority of payment, allocation of losses, Note Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The rights of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. Payments of interest on the Notes of such series may be made prior to payments of principal thereon. The dates for payments of interest and principal on the Notes of such series may be different from the Distribution Dates for the Certificates of such series. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Notes designated as planned amortization classes, targeted amortization classes or companion classes, or as a class of short term notes, each as described in the related Prospectus Supplement. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Note Interest Rate, which may be a fixed, variable or adjustable Note Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Note Interest Rate for each class of Notes of a given series or the method for determining such
Note Interest Rate. See also "Description of Fixed and Floating Rate
Options -- Fixed Rate Securities" and "-- Floating Rate Securities." One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the Funding Period (if any) or as a result of the Servicer exercising its option to purchase the related Receivables Pool. See "Description of the Transfer and Servicing Agreements -- Termination."



     If so specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement, in which case each class of Noteholders will receive its pro rata share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Description of the Transfer and Servicing
Agreements -- Distributions" and "-- Credit and Cash Flow Enhancement."

     In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

FIXED PAYMENT NOTES

     To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given series may have fixed principal payment schedules. Noteholders of such Notes would be entitled to receive as payments of principal on any given Distribution Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.


SHORT TERM ASSET BACKED NOTES



     To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given series may be entitled to receive principal payments prior to the receipt of principal payments by other classes of Securities issued by the applicable Trust. If so provided in the related Prospectus Supplement, such class or classes of Notes will have a final scheduled distribution date of less than 397 days from the initial trade date related thereto and such class or classes will have received a short-term rating by a Rating Agency that is in one of the two highest short-term rating categories. The failure to pay such a class of Notes on or prior to the related final scheduled distribution date would constitute an event of default under the related Indenture. In general, such class or classes of Notes will otherwise be similar to Notes which are described in this Prospectus.


PLANNED AMORTIZATION CLASS

     To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given series may be designed to receive principal payments using a predetermined principal balance schedule (a "planned balance") derived by assuming two constant prepayment rates for the related Receivables Pool. The applicable Prospectus Supplement will set forth a schedule of the planned balance of such a class of Notes for each applicable Distribution Date. Noteholders of such a class of Notes would be entitled to receive principal payments in respect of a Distribution Date only to the extent necessary to reduce the principal balance of such Notes to the amount set forth as the planned balance for such Distribution Date.

TARGETED AMORTIZATION CLASS

     To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given series may be designed to receive principal payments using a predetermined principal balance schedule (a "targeted balance") derived by assuming one constant prepayment rate for the related Receivables Pool. The applicable Prospectus Supplement will set forth a schedule of the planned balance of such a class of Notes for each applicable Distribution Date. Noteholders of such a class of Notes would be entitled to receive principal payments in respect of a Distribution Date only to the extent necessary to reduce the principal balance of such Notes to the amount set forth as the targeted balance for such Distribution Date.

COMPANION CLASS


     To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given series may be designed to receive principal payments on a Distribution Date only if principal payments have been made on a specified planned amortization class of Notes or targeted amortization class of Notes, and to receive any excess payments over the amount required to reduce the principal amount of the planned amortization class or targeted amortization class to the planned or targeted balance for such Distribution Date.

THE INDENTURE

     Modification of Indenture. With respect to each Trust that has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders. Any such modification may be treated as an exchange by Noteholders for new Notes, which exchange could be a taxable event.

     With respect to a series of Notes, without the consent of the holder of each such outstanding Note affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment;
(iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Sellers or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding principal amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

     The Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.

     Events of Default; Rights upon Event of Default. With respect to the Notes of a given series, "Events of Default" under the related Indenture will consist of: (i) a default for five days or more in the payment of any interest on any such Note; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any material covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 60 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust; or (vi) such other events, if any, set forth in the related Prospectus Supplement. However, the amount of principal required to be paid to Noteholders of such series on any Distribution Date under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Payment Account. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled distribution date for such class of Notes.


     If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding. Any such rescission could be treated, for federal income tax purposes, as a constructive exchange of such Notes by the related Noteholders for deemed new Notes upon which gain or loss would be recognized.

     If the Notes of any series have been declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. However, such Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note of such series, unless (i) the holders of all outstanding Notes of such series consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes of such series at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of Receivables would not be sufficient on an ongoing basis to make all payments on the Notes of such series as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the Notes of such series.

     Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes. Any such waiver could be treated, for federal income tax purposes, as a constructive exchange of such Notes by the related Noteholders for deemed new Notes upon which gain or loss would be recognized.

     No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity, (iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

     In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

     Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes or the Certificates of such series then in effect would not be reduced or withdrawn by the Rating Agencies (as such term is defined in the related Prospectus Supplement, the "Rating Agencies") as a result of such merger or consolidation,
(v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder, (vi) any action as is necessary to maintain the lien and security interest created by the related Indenture shall have been taken and (vii) such Trust has received an opinion of counsel and officer's certificate each stating that such consolidation or merger satisfies all requirements under the related Indenture.

     Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "Basic Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof, except as may be created by the terms of the related Indenture.


     No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Basic Documents.


     List of Noteholders. With respect to the Notes of any series, three or more holders of the Notes of such series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Unless and until Definitive Securities are issued in fully registered, certificated form, references to the "holders of Notes" and to the "Noteholders" shall refer to DTC and its nominee. See "Book-Entry and Definitive Securities; Reports to
Securityholders -- Definitive Securities." Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.

     Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     Indenture Trustee's Annual Report. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

     The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Issuer will be obligated to appoint a successor trustee for such series. The Issuer may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     With respect to each Trust, one or more classes of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

     Except for the Certificates, if any, of a given series retained by the Seller, each class of Certificates may initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. Except for the Certificates, if any, of a given series retained by the Seller, the Certificates will be available for purchase in the denominations specified in the related Prospectus Supplement and may be available in book-entry form only. The Sellers have been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series issued in book-entry form that are not retained by the Sellers. If the Certificates of a series are issued in book-entry form, unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Seller) will be entitled to receive a physical certificate representing a Certificate. If the Certificates of a series are issued in book-entry form, all references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Book-Entry and Definitive Securities; Reports to Securityholders -- Book-Entry Registration" and "-- Definitive Securities." Any Certificates of a given series owned by any of the Sellers or their affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Basic Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing
Agreements -- Insolvency Event or Dissolution").

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     The timing and priority of distributions, allocation of losses, Certificate Rate and amount of or method of determining distributions with respect to principal and interest of each class of Certificates will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Certificate Rate, which may be a fixed, variable or adjustable Certificate Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Certificate Rate for each class of Certificates of a given series or the method for determining such Certificate Rate. See also "Description of Fixed and Floating Rate
Options -- Fixed Rate Securities" and "-- Floating Rate Securities." Distributions in respect of the Certificates of a given series that includes Notes may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

     In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

LIST OF CERTIFICATEHOLDERS

     With respect to the Certificates of any series, three or more holders of the Certificates of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates. Unless and until Definitive Securities are issued in fully registered, certificated form, references to the "holders of Certificates" and the "Certificateholders" shall refer to DTC and its nominee. See "Book-Entry and Definitive Securities; Reports to Securityholders -- Definitive Securities."

                 DESCRIPTION OF FIXED AND FLOATING RATE OPTIONS

FIXED RATE SECURITIES


     Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Note Interest Rate or Certificate Rate, as the case may be, specified in the applicable Prospectus Supplement. Interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months or on such other day and month count basis as is specified in the applicable Prospectus Supplement. See "Description of the Notes -- Principal and Interest on the Notes" and "Description of the Certificates -- Distributions of Principal and Interest."


FLOATING RATE SECURITIES

     Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, the "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus

Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

     The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security: (i) the CD Rate (a "CD Rate Security"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Security"), (iii) the Federal Funds Rate (a "Federal Funds Rate Security"), (iv) LIBOR (a "LIBOR Security"), (v) the Treasury Rate (a "Treasury Rate Security") or (vi) such other Base Rate as is set forth in such Prospectus Supplement. The "Index Maturity" for any class of Floating Rate Securities is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York. "Interest Reset Date" will be the first day of the applicable Interest Reset Period, or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.

     As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be either the related Trustee or Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. All percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

     CD Rate Securities. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     The "CD Rate" for each Interest Reset Period shall be the rate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as subsequently published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Security for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

     The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     Commercial Paper Rate Securities. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such security and in the applicable Prospectus Supplement.

     The "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Security as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:

 Money Market Yield   =       D x 360       x    100
                           360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     Federal Funds Rate Securities. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     The "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period. In the case of a Federal Funds Rate Security that resets daily, the interest rate on such Security for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Federal Funds Rate Security on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding business day.

     LIBOR Securities. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     With respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security as follows:

          (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. For purposes of calculating LIBOR, "London Banking Day" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Security.

          (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Security will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Security at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.

     Treasury Rate Securities. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     The "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities -- Treasury bills -- auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Security and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

     The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the business day immediately following such auction date.

     The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

        BOOK-ENTRY AND DEFINITIVE SECURITIES; REPORTS TO SECURITYHOLDERS

BOOK-ENTRY REGISTRATION

     The Prospectus Supplement related to a given series will specify whether the holders of the Notes or Certificates of such series may hold their respective Securities through DTC (in the United States) or Cedel Bank, societe anonyme ("Cedel") or Euroclear (as defined below) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems ("Book-Entry Notes" or "Book-Entry Certificates," respectively, and collectively referred to herein as "Book-Entry Securities").

     The Sellers have been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee (i.e., DTC's Nominee) is expected to be the holder of record of the Securities of any series held through DTC. DTC's Nominee will hold the global Securities. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.


     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of a series of Securities), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").


     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received by Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     The Securityholders who are not Participants or Indirect Participants but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the Indenture Trustee or the applicable Trustee, as the case may be (the "Applicable Trustee"), through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to DTC's Nominee. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Securityholders. To the extent the related Prospectus Supplement provides that Book-Entry Securities will be issued, the only "Noteholder" or "Certificateholder," as applicable, will be DTC's Nominee. Securityholders will not be recognized by the Applicable Trustee as "Noteholders" or "Certificateholders," as such terms are used in the Indenture or Trust Agreement, as applicable, and Securityholders will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal and interest on the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to their respective Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess their respective Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

     DTC will advise the Administrator in respect of each Trust that it will take any action permitted to be taken by a Securityholder under the related Indenture or Trust Agreement, as applicable, only at the direction of one or more Participants to whose accounts with DTC such Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulations by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any series of Securities. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System ("Euroclear" or the "Euroclear System") was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

     The Euroclear System has subsequently been extended to clear and settle transactions between Euroclear Participants and counterparties both in Cedel and in many domestic securities markets. Transactions may now be settled in any of 32 currencies. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear System includes securities lending and borrowing and money transfer services. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear Operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern all transfers of securities and cash, both within the Euroclear System, and receipts and withdrawals of securities and cash. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any series of Securities. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Unless and until Definitive Securities are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Securityholder will be entitled to receive a physical certificate representing a Book-Entry Security. All references herein and in the related Prospectus Supplement to actions by Securityholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Securityholders shall refer to distributions, notices, reports and statements to DTC or its nominee as the registered holder of the Book-Entry Securities, as the case may be, for distribution to Book-Entry Securityholders in accordance with DTC's procedures with respect thereto.

     In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to Securityholders or their nominees in the manner described under "-- Definitive Securities."

     Except as required by law, none of the Administrator, if any, the applicable Trustee or the applicable Indenture Trustee, if any, will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities of any series held by DTC's Nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

     With respect to any series of Notes and any series of Certificates issued in book-entry form, such Notes or Certificates will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates," respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Administrator or Trustee, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Administrator or Trustee is unable to locate a qualified successor (and if it is an Administrator that has made such determination, such Administrator so notifies the Applicable Trustee in writing), (ii) the Administrator or Trustee, as applicable, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or an Event of Servicing Termination with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

     Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

     With respect to each series of Securities that includes Notes, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Distribution Date. With respect to each series of Securities, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders on such Distribution Date. With respect to each series of Securities, each such statement to be delivered to Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Certificateholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

          (i) the amount of the distribution allocable to principal of each class of such Notes and to the Certificate Balance of each class of such Certificates;

          (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities of such series;


          (iii) the amount of the distribution allocable to draws from the Reserve Account (if any), the Yield Supplement Account (if any) or payments in respect of any other credit or cash flow enhancement arrangement;


          (iv) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

          (v) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (i) above on such date;

          (vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

          (vii) the amount of the aggregate Realized Losses (as defined in the related Prospectus Supplement), if any, for such Collection Period;

          (viii) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

          (ix) the aggregate Purchase Amounts for Receivables, if any, that were repurchased in such Collection Period;

          (x) the balance of the Reserve Account (if any) on such date, after giving effect to changes therein on such date;

          (xi) the balance of the Yield Supplement Account (if any) on such date, after giving effect to changes therein on such date;

          (xii) the amount of Advances or Advance Reserve Withdrawals on such date;

          (xiii) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount;


          (xiv) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities of such series; and

          (xv) the Note Interest Rate and/or Certificate Rate for the next period for any class of Notes or Certificates of such series with variable or adjustable rates.


     Each amount set forth pursuant to subclauses (i), (ii), (iii), (vi) and
(viii) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.


     Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Sellers and the Servicer will agree to service such Receivables, each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates will be issued and each Administration Agreement pursuant to which NationsBank, N.A. will undertake certain administrative duties with respect to a Trust that issues Notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

     Prior to the time of issuance of the Securities of a given Trust, pursuant to a related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Sellers will sell and assign to the Trustee, without recourse, their entire interest in the Initial Receivables, if any, of the related Receivables Pool, including their security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. The applicable Trustee will not independently verify the existence and qualification of any Receivables. The Trustee will, concurrently with such sale and assignment, execute, authenticate, and deliver the related Notes and/or Certificates to the Sellers in exchange for the Receivables. If so provided in the related Prospectus Supplement, the net proceeds received by the Sellers from the sale of the Certificates and the Notes of a given series will be applied to the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any, and to make the initial deposit into the Reserve Account, if any. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the Sellers to the applicable Trust from time to time during any Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "Subsequent Transfer Date").

     If so specified in the related Prospectus Supplement, all or a portion of the Receivables may be purchased by the Trust from the Sellers for a purchase price which is less than the aggregate principal balance thereof. If any Receivables are purchased for a purchase price less than their respective principal balances, a portion of the collections or proceeds in respect of principal from such Receivables may be deemed collections or proceeds in respect of interest on such Receivables for the purposes of allocating distributions on the Securities.

     In each Sale and Servicing Agreement or Pooling and Servicing Agreement the Sellers will represent and warrant to the applicable Trust, among other things, as of the applicable Closing Date (or the applicable Subsequent Transfer Date) (unless otherwise indicated): (i) the Receivable has been fully and properly executed by the parties thereto and (a) has been originated or purchased by such Seller in the ordinary course of its business and in accordance with such Seller's underwriting standards to finance the retail sale by a Dealer of the Financed Vehicle, (b) is secured by a valid, subsisting, and enforceable security interest in favor of such Seller in the Financed Vehicle (subject to administrative delays and clerical errors on the part of the applicable government agency and to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest) prior in right to the security interest of any other creditor, which security interest is assignable together with such Receivable, and has been so assigned, by such Seller to the Trustee, (c) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, (d) provided, at origination, for level monthly payments (although the amount of the last payment may be different), which fully amortize the initial principal balance of the Receivable over the original term and (e) provides for interest at the related contractual interest rate ("Contract Rate"); (ii) the information set forth in the Schedule of Receivables was true and correct as of the close of business on the applicable Cut-Off Date (or the applicable Subsequent Transfer Date); (iii) to the knowledge of such Seller, the Receivable complied at the time it was originated or made, and will comply as of the Closing Date (or the applicable Subsequent Transfer Date), in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder; provided, however that if notwithstanding the knowledge of the Seller, the representation set forth in this clause is untrue, the Seller shall repurchase such Receivable in accordance with the terms of the applicable Transfer and Servicing Agreement;
(iv) the Receivable constitutes the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable in all material respects by the holder thereof in accordance with its terms, and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership, liquidation and other similar laws affecting creditors' rights in general, the Receivable is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Receivable, or the exercise of any right thereunder, will not render the Receivable unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and such Seller has not received written notice that any right of rescission, setoff, counterclaim or defense has been asserted with respect thereto; (v) such Seller has taken no action which would have the effect of releasing the related Financed Vehicle from the lien granted by the Receivable in whole or in part; (vi) no material provision of the Receivable has been amended, waived, altered or modified in any respect, except such waivers as would be permitted under the applicable Transfer and Servicing Agreement, and no amendment, waiver, alteration or modification causes such Receivable not to conform to the other representations or warranties contained in this paragraph; (vii) such Seller has not received notice of any liens or claims, including liens for work, labor, materials or unpaid state or Federal taxes relating to the Financed Vehicle securing the Receivable, that are or may be prior to or equal to or coordinate with the lien granted by the Receivable; (viii) except for payment delinquencies continuing for a period of not more than 30 days as of the Cut-Off Date (or the applicable Subsequent Transfer Date), to the knowledge of such Seller, (a) no default, breach, violation or event permitting acceleration under the terms of any Receivable exists and (b) no continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable has arisen; provided, however, that if notwithstanding the knowledge of the Seller, any of the events specified in (a) or (b) of this clause exists or has arisen with respect to a Receivable, the Seller shall repurchase such Receivable in accordance with the terms of the applicable Transfer and Servicing Agreement; (ix) immediately prior to the transfer and assignment therein contemplated, the Receivable has not been sold, assigned, pledged or otherwise conveyed by such Seller to any person other than the Trust, and such Seller had good and marketable title to the Receivable free and clear of any encumbrance, equity, lien, pledge, charge, claim, security interest or other right or interest of any other person and had full right and power to transfer and assign the Receivable to the Trust and immediately upon the transfer and assignment of the Receivable to the Trust, the Trust will have good and marketable title to the Receivable, free and clear of any encumbrance, equity, lien, pledge, charge, claim, security interest or other right or interest of any other person and, if such transfer to the Trust is deemed to be a transfer for security, the Trust's interest in the Receivable resulting from the transfer has been perfected under the UCC; (x) such Seller has duly fulfilled all obligations on its part to be fulfilled under the Receivable; and (xi) only one original of each Receivable was executed and, immediately prior to the Closing Date, the Servicer or NSI will have possession of the Receivable File.

     In the event of a breach or failure to be true of any representation or warranty by a Seller with respect to the Receivables described above, which breach or failure materially and adversely affects the interests of the related Trust in a Receivable (it being understood that any such breach or failure with respect to certain representations and warranties which does not affect the ability of the Trust to receive and retain payment in full on the Receivable will not be deemed to have such a material and adverse effect), such Seller, unless such breach or failure has been cured by the last day of the Collection Period which includes the 60th day after the date on which such Seller becomes aware of, or receives written notice from the Trustee or the Servicer of, such breach or failure, will be required to repurchase the Receivable from the Trustee for the Purchase Amount; provided, however, that if such breach or failure occurs solely as a result of NationsBank, N.A.'s practice of retaining original Motor Vehicle Loan documents only in microfilm form, NationsBank, N.A. will not be required to repurchase the affected Receivable unless the related Dealer enters into bankruptcy, and the bankruptcy trustee or a creditor of such Dealer asserts that NationsBank, N.A. did not have, or the Trust does not have, a first priority perfected ownership interest in such Receivable as a result of such practice. The Purchase Amount is payable on the next Deposit Date. The repurchase obligation will constitute the sole remedy available to the Certificateholders, the Noteholders, the Indenture Trustee or the Trust against such Seller for any such uncured breach or failure.

     The "Purchase Amount" of any Receivable means, with respect to any Deposit Date, an amount equal to the sum of (i) the outstanding principal balance of such Receivable as of the last day of the preceding Collection Period and (ii) the amount of accrued and unpaid interest on such principal balance at the related Contract Rate from the date a payment was last made by or on behalf of the Obligor through and including the last day of such preceding Collection Period, in each case after giving effect to the receipt of monies collected on such Receivable in such preceding Collection Period.


     Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, and in order to assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee will appoint NSI as initial custodian of the Receivables. NSI, as custodian with respect to a particular Seller's Receivables, will hold such Receivables and physical registration or evidence of registration as is customary for each state, including any motor vehicle certificates of title or ownership relating thereto (each, a "Receivable File"), on behalf of the applicable Trustee. The Receivables will not be stamped or otherwise marked to reflect the sale and assignment of the Receivables to the applicable Trust and will not be segregated from other receivables held by NSI. The Sellers', the Servicer's and their respective affiliates' accounting records and computer systems will reflect the sale and assignment of the Receivables to the applicable Trust, and UCC financing statements with respect to such sale and assignment will be filed. See "The Trusts" and "The Receivables
Pools -- General" and "Certain Legal Aspects of the Receivables -- Security Interests in Vehicles."


ACCOUNTS

     With respect to each Trust that issues Notes, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Payment Account"). The Servicer will establish and maintain with the related Trustee an account, in the name of such Trustee on behalf of such Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, Yield Supplement Account, Reserve Account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate

Distribution Account"). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

     Any other accounts to be established with respect to a Trust, including any Pre-Funding Account, Yield Supplement Account or Reserve Account, will be described in the related Prospectus Supplement.

     For any series of Securities, funds in the Collection Account, the Note Payment Account and any Pre-Funding Account, Yield Supplement Account, Reserve Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Permitted Investments. "Permitted Investments" means (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America or its agencies; (ii) demand deposits, time deposits, certificates of deposit or bankers' acceptances of certain depository institutions or trust companies having the highest rating from the applicable Rating Agency; (iii) commercial paper having, at the time of the Trust's investment, a rating in the highest rating category from the applicable Rating Agency; and (iv) investments in money market funds having the highest rating from the applicable Rating Agency; provided, that no such Permitted Investment shall be of a type such that the investment therein by the applicable Trust would result in such Trust being required to register as an investment company under the Investment Company Act of 1940, as amended. Permitted Investments are generally limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next distribution with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account or distributed as provided in the related Prospectus Supplement.

     The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (a) a long-term unsecured debt rating acceptable to the Rating Agencies or (b) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

COLLECTIONS

     With respect to each Trust, the Servicer will deposit all payments on the related Receivables received from Obligors and all proceeds of the related Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account not later than two business days after receipt. However, so long as NationsBank, N.A. is the Servicer and provided that (i) there exists no Event of Servicing Termination and (ii) each other condition to making monthly deposits as may be required by the related Sale and Servicing Agreement or Pooling and Servicing Agreement is satisfied, the Servicer may retain such amounts until the business day prior to the applicable Distribution Date

(the "Deposit Date"). The Servicer or the Sellers, as the case may be, will remit the aggregate Purchase Amount of any Receivables to be purchased from a Trust to the related Collection Account on the applicable Deposit Date. Pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

     The Sellers and the Servicer will also deposit into the Collection Account on or before each Deposit Date the Purchase Amount of each Receivable to be repurchased or purchased by them pursuant to an obligation that arose during the preceding Collection Period. The Servicer will be entitled to retain, or to be reimbursed from, amounts otherwise payable into, or on deposit in, the Collection Account but later determined to have resulted from mistaken deposits or postings or checks returned for insufficient funds.

ADVANCES AND ADVANCE RESERVE WITHDRAWALS


     Servicer Advances. If so provided in the related Prospectus Supplement, as of the last day of each Collection Period, the Servicer will, subject to the limitations described in the following sentence, make a payment (an "Advance") with respect to each Receivable (other than a Receivable which the Servicer, on behalf of the applicable Trust, has determined to chargeoff during such Collection Period, in accordance with its customary servicing practices (a "Defaulted Receivable")) equal to the excess, if any, of (x) the amount of interest due on such Receivable at its applicable Contract Rate, over (y) the interest actually received by the Servicer with respect to such Receivable (whether from the Obligor, the Yield Supplement Agreement (if applicable) or payments of the Purchase Amount) during or with respect to such Collection Period. The Servicer may elect not to make an Advance of due and unpaid interest with respect to a Receivable to the extent that the Servicer, in its sole discretion, determines that such Advance is not recoverable from subsequent payments on such Receivable or from funds in the Reserve Account. Advances by the Servicer will not be required to be made pursuant to any Sale and Servicing Agreement, except to the extent specified in the related Prospectus Supplement.


     To the extent that the amount set forth in clause (y) above with respect to a Receivable is greater than the amount set forth in clause (x) above with respect thereto, such amount shall be distributed to the Servicer on the related Distribution Date. Any such payment will only be from accrued interest due from the Obligor under such Receivable.

     The Servicer will deposit Advances, if any, into the Collection Account on the applicable Deposit Date.

     Advance Reserve Withdrawals. To the extent provided in the related Prospectus Supplement, and only to the extent that such Prospectus Supplement does not provide for Advances to be made by the Servicer, the Servicer may, as of the last day of the Collection Period, withdraw from the Reserve Account funds in an amount with respect to each Receivable (other than a Defaulted Receivable) equal to the excess, if any, of (x) the amount of interest due on such Receivable at its applicable Contract Rate, over (y) the interest actually received by the Servicer with respect to such Receivable (whether from the Obligor, the Yield Supplement Agreement (if applicable) or payments of the Purchase Amount) during or with respect to such Collection Period (an "Advance Reserve Withdrawal"). The Servicer will deposit Advance Reserve Withdrawals, if any, into the Collection Account on the applicable Deposit Date. Advance Reserve Withdrawals will not be required to be made pursuant to any Sale and Servicing Agreement, except to the extent specified in the related Prospectus Supplement.

SERVICING PROCEDURES

     With respect to a Trust, the Servicer will make reasonable efforts to collect all payments due with respect to the Receivables in a manner consistent with the terms described in the Sale and Servicing Agreement or the Pooling and Servicing Agreement and will exercise the degree of skill and care that the Servicer exercises with respect to similar motor vehicle installment sales contracts serviced by the Servicer for itself or others and that are consistent with prudent industry standards. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to defer or modify the payment schedule. Some of such arrangements may cause the Servicer to purchase the Receivable while others may result in Advance Reserve Withdrawals or the Servicer making Advances with respect to the Receivable. If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to realize upon the Receivable, including the repossession and disposition of the Financed Vehicle securing the Receivable at a public or private sale, or the holding of any other action permitted by applicable law. The Servicer shall be permitted to delegate (i) any and all of its servicing duties to any of its affiliates (including the Sellers) or (ii) specific duties to subcontractors who are in the business of performing such duties; provided, however, the Servicer will remain obligated and liable to the Trustee and the Securityholders for servicing and administering the Receivables in accordance with the Sales and Servicing Agreement or the Pooling and Servicing Agreement as if the Servicer alone were servicing the Receivables.



     With respect to any Trust, the Servicer will covenant in the Sale and Servicing Agreement and in the Pooling and Servicing Agreement that: (i) the Servicer will not release the Financed Vehicle from the security interest granted by the related Receivable in whole or in part, except upon payment in full of the Receivable or as otherwise contemplated by the Sale and Servicing Agreement and in the Pooling and Servicing Agreement; (ii) the Servicer will not impair in any material respect the rights of the Securityholders in the Receivables, the Dealer Agreements or the physical damage insurance policies; and (iii) the Servicer will not (a) extend a Receivable beyond the date specified in the applicable Prospectus Supplement, (b) amend or modify the principal balance or Contract Rate of any Receivable, or (c) amend, waive or otherwise modify any material term of a Receivable, except in the case of certain extensions explicitly permitted by the Sale and Servicing Agreement and in the Pooling and Servicing Agreement.


MANDATORY REPURCHASE OF RECEIVABLES

     In the event of a breach by the Servicer of any covenant described above that materially and adversely affects the interests of the Trust and the Securityholders in a Receivable, the Servicer, unless such breach has been cured by the last day of the Collection Period which includes the 60th day following the date on which the Servicer becomes aware of, or receives written notice of such breach, or earlier in certain circumstances, will be required to purchase the Receivable from the Trustee on the Deposit Date immediately following such Collection Period or earlier under certain circumstances. The purchase price will be the Purchase Amount as of the last day of the Collection Period preceding the date of such purchase. The purchase obligation will constitute the sole remedy available to the Noteholders, the Certificateholders, the Trust or the Trustee against the Servicer for any such uncured breach, except with respect to certain indemnities of the Servicer under the Agreement related thereto. See "-- Event of Servicing Termination" below.


     The Sale and Servicing Agreement and the Pooling and Servicing Agreement will also generally require the Servicer to charge off a Receivable as a Defaulted Receivable in accordance with its customary standards and to follow such of its normal collection practices and procedures as it deems necessary or advisable, and that are consistent with the standard of care required by the Agreement, to realize upon any Receivable. The Servicer may sell the Financed Vehicle securing such Receivable at judicial sale or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables."


     The Sale and Servicing Agreement and the Pooling and Servicing Agreement will provide that the Servicer will defend and indemnify the Trust and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from (i) the use, ownership or operation by the Servicer or any affiliate thereof of any Financed Vehicle occurring in connection with any repossession of a Financed Vehicle or (ii) the willful misfeasance, negligence or bad faith of the Servicer in the performance of its duties under the Agreement. The Servicer's obligations to indemnify the Trust and the Certificateholders for the Servicer's actions or omissions will survive the removal of the Servicer, but will not apply to any action or omission of a successor Servicer.

SERVICING COMPENSATION AND EXPENSES

     The Servicer will be entitled to receive a servicing fee (the "Servicing Fee") for each Collection Period equal to a specified percentage (the "Servicing Fee Rate") of the Pool Balance as of the first day of such Collection Period. The Servicer also will be entitled to receive a supplemental servicing fee (the "Supplemental Servicing Fee") for each Collection Period equal to any late, prepayment, and other administrative fees and expenses collected during such Collection Period. To the extent specified in the related Prospectus Supplement, the Supplemental Servicing Fee will include Investment Earnings on funds deposited in the Trust Accounts and other accounts with respect to a Trust. The Servicer will be paid the Servicing Fee and the Supplemental Servicing Fee for each Collection Period on the applicable Distribution Date.

     The Servicing Fee and the Supplemental Servicing Fee (collectively, the "Servicer Fee") are intended to compensate the Servicer for performing the functions of a third party servicer of the Receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting federal income tax information to Obligors, paying costs of collections, and policing the collateral. The Servicer Fee will also compensate the Servicer for administering the particular Receivables Pool, including making Advances, accounting for collections, furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions, and generating federal income tax information for the Trust. The Servicer Fee also will reimburse the Servicer for certain taxes, the fees of the related Trustee and Indenture Trustee, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the applicable Receivables.

DISTRIBUTIONS

     With respect to each series of Securities, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the Applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

     With respect to each Trust, on each Distribution Date, collections on the related Receivables will be transferred from the Collection Account to the Note Payment Account, if any, and the Certificate Distribution Account for distribution to Noteholders, if any, and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, distributions in respect of principal of a class of Securities of a given series may be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such series may be subordinate to payments in respect of Notes, if any, of such series or other classes of Certificates of such series.


     Allocation of Collections on Receivables. Distributions of principal on the Securities of a series may be based on the amount of principal collected or due, or the amount of Realized Losses incurred, in a Collection Period. On or before the fifth business day preceding each Distribution Date (a "Determination Date"), the Servicer shall determine the amount in the Collection Account available for distribution on the related Distribution Date. Such amount shall be allocated to interest and to principal if and as described in the applicable Prospectus Supplement.



CREDIT AND CASH FLOW ENHANCEMENT


     The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

     The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class or series of Securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

     The Sellers may replace the credit enhancement for any class of Securities with another form of credit enhancement without the consent of Securityholders, provided the applicable Rating Agencies confirm in writing that substitution will not result in the reduction or withdrawal of the rating of such class of Securities or any other class of Securities of the related series.

     Reserve Account. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Sellers or NAFC will establish for a series or class of Securities an account, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained with the related Trustee or Indenture Trustee, as applicable. If so provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Sellers on the Closing Date in the amount set forth in the related Prospectus Supplement and, if the related series has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Account, and to whom such amounts will be distributed.

     The Sellers or NAFC, as the case may be, may at any time, without consent of the Securityholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the Reserve Account provided that
(i) the Rating Agencies confirm in writing that such action will not result in a reduction or withdrawal of the rating of any class of Securities, (ii) the Sellers provide to the applicable Trustee and any Indenture Trustee an opinion of independent counsel that such action will not cause the related Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes and (iii) such transferee or assignee agrees in writing to take positions for federal income tax purposes consistent with the federal income tax positions agreed to be taken by the Sellers and NAFC.

     Yield Supplement Account; Yield Supplement Agreement. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Sellers, NAFC or another person will enter into a Yield Supplement Agreement pursuant to which the Sellers or NAFC or another person will establish for a series an account, as specified in the related Prospectus Supplement (the "Yield Supplement Account"), which will be maintained with the same entity at which the related Collection Account is maintained and, if so specified in the related Prospectus Supplement, will be created with an initial deposit by the Sellers of the Yield Supplement Initial Deposit. Each Yield Supplement Account will be designed solely to hold funds to be applied by the Indenture Trustee or applicable Trustee to provide payments to Securityholders in respect of Receivables the Contract Rate of which is less than the Required Rate.


     On each Distribution Date, the obligor under the Yield Supplement Agreement will pay to the Trust an amount equal to the Yield Supplement Amount (as such term is defined in the related Prospectus Supplement, the "Yield Supplement Amount") in respect of the Receivables for such Distribution Date. If so specified in the Prospectus Supplement, in the event that such obligor defaults on its obligation to make payments under the Yield Supplement Agreement, the related Prospectus Supplement will describe the manner and circumstances in which amounts on deposit on any Distribution Date in the Yield Supplement Account in excess of the Required Yield Supplement Amount will be released, and to whom such amounts will be distributed. Monies on deposit in the Yield Supplement Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. If so specified in the related Prospectus Supplement, Investment Earnings on investment of funds in a Yield Supplement Account will be deposited into such Yield Supplement Account. The related Prospectus Supplement, will describe the manner in which any monies remaining on deposit in a Yield Supplement Account upon the termination of the related Trust pursuant to its terms will be released and to whom such amounts will be distributed.


     If a Yield Supplement Account is established with respect to any Trust as to which a Pre-Funding Account has been established, the Sellers and the related Indenture Trustee or applicable Trustee, will enter into a Yield Supplement Agreement pursuant to which, on each Subsequent Transfer Date, the Sellers will deposit into the Yield Supplement Account the Additional Yield Supplement Amount in respect of the related Subsequent Receivables. Each Yield Supplement Agreement will affect only Receivables having Contract Rates less than the related Required Rate.

NET DEPOSITS

     As an administrative convenience and for so long as certain conditions are satisfied (see "-- Collections" above), the Servicer will be permitted to make the deposit of collections, aggregate Advances, if any, and Purchase Amounts for any Trust for or with respect to the related Collection Period, net of distributions to the Servicer as reimbursement of Advances or payment of the Servicer Fee with respect to such Collection Period. The Servicer, however, will account to the Trustee, any Indenture Trust, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, distributions, and transfers were made individually.

STATEMENTS TO TRUSTEES AND TRUST

     Prior to each Distribution Date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Book-Entry and Definitive Securities; Reports to Securityholders -- Reports to Securityholders."

EVIDENCE AS TO COMPLIANCE


     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent certified public accountants will furnish to the related Trust and Indenture Trustee or Trustee, as applicable, annually a statement as to compliance in all material respects by the Servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing Date) with certain standards relating to the servicing of the applicable Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.


     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee or Trustee, as applicable, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and

Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of certain Events of Servicing Termination under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that NationsBank, N.A. may not resign from its obligations and duties as Servicer thereunder, except upon determination that NationsBank, N.A.'s performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed NationsBank, N.A.'s servicing obligations and duties under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Sale and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. Each of the Sale and Servicing Agreement and the Pooling and Servicing Agreement will provide that the Servicer will be liable only to the extent of the obligations specifically undertaken by it under each such agreement and will have no other obligations or liabilities thereunder. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of a particular Sale and Servicing Agreement or Pooling and Servicing Agreement, the rights and duties of the parties thereto, and the interests of the related Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed therefor.


     Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer (where the Servicer is not the surviving entity and where such entity assumes all obligations of the Servicer), will be the successor of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.


EVENT OF SERVICING TERMINATION

     "Events of Servicing Termination" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of (i) any failure by the Servicer or the applicable Seller, as the case may be, to deliver to the Applicable Trustee for distribution to the Securityholders of the related series or for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment, which failure continues unremedied for five business days after written notice from the Applicable Trustee is received by the Servicer or the applicable Seller, as the case may be, or after discovery by an officer of the Servicer or the applicable Seller, as the case may be; (ii) any failure by the Servicer or the Seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement or

Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series and which continues unremedied for 90 days after the giving of written notice of such failure (A) to the Servicer or the Seller, as the case may be, by the Applicable Trustee or (B) to the Servicer or the Seller, as the case may be, and to the Applicable Trustee by holders of Notes or Certificates of such series, as applicable, evidencing not less than a majority in principal amount of such outstanding Notes or of such Certificate Balance; (iii) certain events of bankruptcy, receivership, insolvency or similar proceedings and certain actions of the Servicer indicating its insolvency pursuant to bankruptcy, readjustment, receivership, conservatorship, insolvency, marshalling of assets and liabilities or similar proceedings or its inability to pay its obligations as they become due (any such event with respect to any Person, an "Insolvency Event"); and (iv) such other events, if any, set forth in the related Prospectus Supplement.

RIGHTS UPON EVENT OF SERVICING TERMINATION

     In the case of any Trust that has issued Notes, as long as an Event of Servicing Termination under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than a majority of principal amount of such Notes then outstanding (or if no Notes are outstanding, the Trustee or holders of Certificates of the related Series evidencing not less than a majority of principal amount of such Certificates then outstanding) may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, as long as an Event of Servicing Termination under the related Sale and Servicing Agreement or Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than a majority of the principal amount of such Certificates then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a receiver or similar official has been appointed for the Servicer, and no Event of Servicing Termination other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee, such Noteholders, such Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle receivables. Such Indenture Trustee or Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

WAIVER OF PAST EVENTS OF SERVICING TERMINATION

     With respect to each Trust that has issued Notes, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related series (or the holders of the Certificates of such series evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Event of Servicing Termination which does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any Event of Servicing Termination under the related Sale and Servicing Agreement and its consequences, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from any of the Trust Accounts or to the Certificate Distribution Account in accordance with such Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than a majority of the principal amount of such Certificates then outstanding may, on behalf of all such Certificateholders, waive any Event of Servicing Termination under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from the Certificate Distribution Account or the related Trust Accounts in accordance with such Sale and Servicing Agreement or Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

     Each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel (which may be an employee of a Seller, the Servicer or any of their affiliates) satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interest of any such Noteholder or Certificateholder, and provided that an opinion of counsel as to certain tax matters is delivered, if required. The Transfer and Servicing Agreements may also be amended by the Sellers, the Servicer, the related Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes, if any, of the related series and the holders of the Certificates of such series evidencing at least a majority of the principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series, and provided that an opinion of counsel as to certain tax matters is delivered, if required.

INSOLVENCY EVENT OR DISSOLUTION

     With respect to a Trust that is not a grantor trust, if so specified in a Prospectus Supplement, if an Insolvency Event or a dissolution occurs with respect to NAFC, the related Receivables of such Trust will be liquidated and the Trust will be terminated 90 days after the date of such Insolvency Event or dissolution, unless, before the end of such 90-day period, the related Trustee shall have received written instructions from (i) the Noteholders (other than NAFC) of Notes of such series representing a majority of the aggregate unpaid principal amount of each class of all such Notes and the right to receive interest thereon, (ii) the Certificateholders (other than NAFC) of Certificates of such series representing not less than a majority of the aggregate Certificate Balance of each class of Certificates, and the right to receive interest, and (iii) not less than a majority of the holders (other than NAFC) of certain interests, if any, in the Reserve Account, the Servicer, any other holder of a right to receive distributions from the Trust (other than NAFC and other than the fees paid to the Trust and the Servicer), and any other person specified in a Prospectus Supplement with respect to such Trust, to the effect that each such party disapproves of the liquidation of such Receivables and termination of such Trust and in connection therewith, the related Trustee (x) appoints an entity acceptable to NationsBank Corporation to acquire an interest in such Trust and to act as a substitute "general partner" for federal income tax purposes and (y) obtains an opinion of counsel that such Trust will thereafter not be classified as an association taxable as a corporation for federal income tax and applicable state tax purposes. Promptly after the occurrence of an Insolvency Event or a dissolution with respect to NAFC, notice thereof is required to be given to such Noteholders, Certificateholders and holders of interests in the Reserve Account; provided that any failure to give such required notice will not prevent or delay termination of such Trust. Upon termination of any Trust, the related Trustee shall, or shall direct the related Indenture Trustee to, promptly sell the assets of such Trust (other than the Trust Accounts and the Certificate Distribution Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Receivables of such Trust will be treated as collections on such Receivables and deposited in the related Collection Account. With respect to any Trust, if the proceeds from the liquidation of the related Receivables and any amounts on deposit in the Reserve Account (if any), the Note Payment Account (if any) and the Certificate Distribution Account are not sufficient to pay the Notes, if any, and the Certificates of the related series in full, the amount of principal returned to Noteholders and Certificateholders thereof will be reduced and some or all of such Noteholders and Certificateholders will incur a loss.

     Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the Sellers) of such Trust and the delivery to such Trustee by each such Certificateholder (including the Sellers) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

PAYMENT OF NOTES

     Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

NAFC LIABILITY

     Under each Trust Agreement, NAFC will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor with respect to such Trust) arising out of or based on the arrangement created by such Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which NAFC acted as general partner.

TERMINATION

     With respect to each Trust, the obligations of the Servicer, the Sellers, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.


     In order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is 5% or less of the initial Pool Balance (as defined in the related Prospectus Supplement), all remaining related Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period.


     As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with the event specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

ADMINISTRATION AGREEMENT

     The entity acting as Servicer, in its capacity as administrator (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. With respect to any such Trust, the Servicing Fee will provide compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

RIGHTS IN THE RECEIVABLES


     The Receivables are "chattel paper" as defined in the UCC. Pursuant to the UCC, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. The Sellers will cause appropriate financing statements to be filed with the appropriate governmental authorities in the states of North Carolina, Texas and Georgia to perfect the interest of the Trust in its purchase of the Receivables from the Sellers.


     Pursuant to the Transfer and Servicing Agreements, NSI will hold the Receivables and the Receivable Files as custodian for the Trustee following the sale and assignment of the Receivables to the Trust. The Sellers will take such action as is required to perfect the rights of the Trustee in the Receivables (subject to the following two paragraphs). The Receivables will not be stamped, or otherwise marked, to indicate that they have been sold to the Trust; however, the Servicer, the Sellers and their respective affiliates will indicate in their computer records that the Receivables have been sold to the Trust. If, through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the Trust.


     As part of its normal operating procedures and with respect to Motor Vehicle Loans originated by Dealers located in North Carolina and South Carolina since at least 1979 until January 4, 1996, after receiving Motor Vehicle Loan documents from Dealers and after reviewing those documents, NationsBank, N.A. has microfilmed the manually signed original Motor Vehicle Loan documents and then destroyed the manually signed original documents; however, certificates of title were not destroyed as part of these procedures. The applicable Prospectus Supplement will identify the percentage of Receivables, by principal balance as of the applicable Cut-Off Date, contributed by NationsBank, N.A. and originated prior to January 4, 1996 and either (i) originated by Dealers in North Carolina or South Carolina or (ii) having an Obligor with a billing address as of such Cut-Off Date in North Carolina or South Carolina (NationsBank, N.A. believes that the percentage derived from the second method described would not materially differ from the percentage obtained from the first method described; the second method may be utilized in any applicable Prospectus Supplement because of data tracking limitations). The lack of manually signed original documents has not materially impaired NationsBank, N.A.'s enforcement of its rights under the Motor Vehicle Loans.



     It is possible however, that, in the event of a bankruptcy of a Dealer, a creditor of such Dealer or the bankruptcy trustee of such Dealer could assert that NationsBank, N.A., to the extent NationsBank, N.A. was relying solely on possession as a means of perfecting a first priority perfected ownership interest in the affected Receivable, no longer had a first priority perfected ownership interest in such Receivable because it no longer had the manually signed original Receivable documents as a result of its destruction of the manually signed original Receivable documents. If successful, such assertion would render NationsBank, N.A. an unsecured creditor of the Dealer in bankruptcy and as a result, the transfer by NationsBank, N.A. to the Trust would be effective only to transfer such unsecured claim rather than a first priority perfected ownership interest in such Receivable. Historically, NationsBank, N.A. has perfected its interest in approximately 50% (by original principal balance) of its Motor Vehicle Loans by filing financing statements with respect to such Motor Vehicle Loans naming certain Dealers as debtors, although it has not been determined whether any such filings resulted in a first priority perfected ownership interest or a junior interest in any affected Receivable, and there can be no assurance that continuation statements with respect to such filings will be filed in the future. NationsBank, N.A. has agreed that if, after the bankruptcy of a Dealer, the bankruptcy trustee of such Dealer or a creditor of such dealer asserts that NationsBank, N.A. did not have, or the Trust does not have, a first priority perfected ownership interest in any Receivable acquired by NationsBank, N.A. from such Dealer and such assertion is related to NationsBank, N.A.'s practice of retaining original Motor Vehicle Loan documents only in microfilm form, NationsBank, N.A. will repurchase such Receivable from the Trust at the Purchase Amount. To NationsBank, N.A.'s knowledge, its interest in a Motor Vehicle Loan has never been challenged in a Dealer bankruptcy based on the lack of manually signed original Motor Vehicle Loan documents.

     Under the Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the Trust's interest in the Receivables and their proceeds.

SECURITY INTERESTS IN VEHICLES


     In all states in which the Receivables have been originated, retail motor vehicle installment sales contracts such as the Receivables evidence the credit sale of automobiles and light trucks by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the Uniform Commercial Code (the "UCC"). Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states in which the Receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. Each Receivable prohibits the sale or transfer of the Financed Vehicle without the applicable Seller's and the Servicer's consent.


     With respect to each Trust, pursuant to the related Dealer Agreement, the Dealer will assign its security interests in the Financed Vehicles securing the related Receivables to a Seller and, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Sellers will assign their security interests in the Financed Vehicles securing such Receivables to the Trust. However, because of the administrative burden and expense, the Servicer, the Sellers and the Trust will not amend any certificate of title to identify the Trust as the new secured party on the certificates of title relating to the Financed Vehicles. Also, NSI will hold any certificates of title relating to the Financed Vehicles in its possession as custodian for the Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

     In most states, assignments such as those under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, relating to each Trust, together with a perfected security interest in the chattel paper are an effective conveyance of a security interest in the vehicles subject to the chattel paper without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies, the notation of the Seller's lien on the certificates of title will be sufficient to protect such Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which a Seller failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests. Such a failure would constitute a breach of the Sellers' warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and would create an obligation of the Sellers under such Sale and Servicing Agreement or Pooling and Servicing Agreement to repurchase the related Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables." By not identifying the Trust as the secured party on the certificate of title, the Trust's interest in the chattel paper may not have the benefit of the security interest in the Financed Vehicle in all states or such security interest could be defeated through fraud or negligence. The Sellers will assign their rights under each Dealer Agreement to the related Trust.

     Under the laws of most states, the perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of vehicles registered in states providing for the notation of a lien on the, certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a motor vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles.


     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a Financed Vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. Federal law and the laws of certain states permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. With respect to each Trust, the Sellers will represent to the Trust that each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes, or the confiscation of a Financed Vehicle, could arise or occur at any time during the term of a Receivable. No notice will be given to the applicable Trustee or Certificateholders and any Indenture Trustee or Noteholders, if any, in the event such a lien arises or confiscation occurs.

REPOSSESSION


     In the event of default by vehicle purchasers, the holder of a Receivable has all the remedies of a secured party under the UCC, except where specifically limited by other state laws or by contract. The UCC remedies for a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is the method employed by the Servicer in the majority of instances in which a default occurs and is accomplished simply by retaking possession of the Financed Vehicle. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.


NOTICE OF SALE; REDEMPTION RIGHTS


     In the event of default by an obligor, some jurisdictions require that such obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this cure right may be exercised on a limited number of occasions in any one-year period.


     The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for this sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, a right to reinstatement by payment of delinquent installments or the unpaid balance. Repossessed vehicles are generally resold by the Servicer through automobile auctions which are attended principally by dealers.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS


     The proceeds of resale of the repossessed vehicles generally will be applied to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the Obligor on the Receivable. While some states impose prohibitions or limitations on the pursuit of deficiencies and deficiency judgments if the unpaid balance does not exceed a specified amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any holder of any lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the UCC requires the lender to remit the surplus to the former obligor.

CONSUMER PROTECTION LAWS


     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth in Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, the Soldiers and Sailors Civil Relief Act of 1940, and state motor vehicle retail installment sales acts, retail installment sales acts, state lemon laws and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. The requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.


     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other state statutes, or the common law in certain states, has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.


     Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an Odometer Disclosure Statement was not provided to the purchaser of the related Financed Vehicle, the Obligor may be able to assert a defense against the seller of the vehicle. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Sellers' representations and warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of the related Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of the Receivables."


     Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, obligors have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

     The Sellers will warrant under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against a Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of warranty under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of the applicable Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of the Receivables."


OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of material anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of a series. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt instruments and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates of any series.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Skadden, Arps, Slate, Meagher & Flom, special federal tax counsel to such Trust, or such other counsel to the applicable Trust specified in the related Prospectus Supplement ("Special Tax Counsel"), regarding certain federal income tax matters discussed below. An opinion of Special Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

     The federal income tax consequences to Certificateholders will vary depending on whether the Trust is intended to be treated as a partnership under the Code, whether the Trust will be treated as a grantor trust, or whether the Trust will be treated as a FASIT. The Prospectus Supplement for each series of Certificates will specify whether the Trust is intended to be treated as a partnership, as a grantor trust, or as a FASIT.

SCOPE OF THE TAX OPINIONS

     Unless a Trust is intended to qualify as a FASIT (if legislation creating FASITs is enacted). Special Tax Counsel will, upon issuance of a series of Notes and/or Certificates, deliver its opinion that the applicable Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Further, with respect to each series of Notes, Special Tax Counsel will opine that the Notes will be classified as debt for federal income tax purposes. In the event that a Trust is intended to qualify as a FASIT, Special Tax Counsel will render an opinion that the Trust will so qualify. Any such opinion will be filed either as an exhibit to the Registration Statement of which this Prospectus forms a part or will be filed as an exhibit to a Form 8-K filed in connection with the establishment of the related Trust and issuance of Securities.


     In addition, Special Tax Counsel will render its opinion that it has prepared or reviewed the statements herein and in the related Prospectus Supplement under the heading "Summary -- Tax Status" relating to federal income tax matters and under the heading "Federal Income Tax Consequences," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust as a partnership or a grantor trust, as the case may be, for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in the Certificates.

                              ERISA CONSIDERATIONS

     ERISA and Section 4975 of the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each of (a), (b) and (c), a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties in Interest" under ERISA and "Disqualified Persons" under the
Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest or Disqualified Persons with respect to such Plans. Violation of these rules may result in the imposition of an excise tax or penalty.

     A fiduciary of any Plan should carefully review with its legal and other advisors whether the purchase or holding of any Securities of a series could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code, and should refer to "ERISA Considerations" in the related Prospectus Supplement regarding any restrictions on the purchase and/or holding of the Securities offered thereby.

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transaction provisions of ERISA and
Section 4975 of the Code. Accordingly, assets of such plans may, subject to the provisions of any other applicable federal and state law, be invested in Securities of any series without regard to the factors described herein and under "ERISA Considerations" in the related Prospectus Supplement. It should be noted, however, that any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Plan investing in Securities issued by the Trust. Under a regulation (the "Plan Assets Regulation") issued by the United States Department of Labor ("DOL"), 29 C.F.R. sec. 2510.3-101, the assets of the Trust would be treated as plan assets of a Plan for purposes of ERISA and the Code only if the Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An Equity Interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Certificates will most likely be deemed Equity

Interests for purposes of ERISA. It should be noted, however, as discussed below, that the purchase of Notes by a Plan may also give rise to potential prohibited transactions, and all prospective investors should review the discussion herein with their legal advisors.



CERTIFICATES ISSUED BY TRUSTS THAT ISSUE ONLY CERTIFICATES


     The ERISA considerations that apply with respect to Securities issued by a Trust differ depending on whether the Trust issuing the Securities (i) issues both Notes and Certificates or (ii) issues only Certificates. The discussion in this section "-- Certificates Issued by Trusts That Issue Only Certificates" applies only with respect to Certificates issued by a Trust that issues only Certificates.

     Senior Certificates. The following discussion applies only to nonsubordinated Certificates (referred to herein as "Senior Certificates") issued by a Trust that does not issue Notes.


     The DOL has issued an individual exemption, Prohibited Transaction Exemption 93-31, to NationsBank Corporation and its affiliates as one or more of the underwriters of the Senior Certificates (the "Underwriters' Exemption"). The Underwriters' Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 502(i) of ERISA certain transactions relating to the initial purchase, holding and subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements set forth in the Underwriters' Exemption. The receivables covered by the Underwriters' Exemption include motor vehicle installment sales contracts such as the Receivables. The Underwriters' Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Plan from the applicable underwriters, provided that specified conditions (certain of which are described below) are met. The Sellers believe that the Underwriters' Exemption will apply to the acquisition and holding of the Senior Certificates by a Plan and that all conditions of the Underwriters' Exemption other than those within the control of the investors have been or will be met.



     The Underwriters' Exemption sets forth six general conditions that must be satisfied for a transaction involving the acquisition of the Senior Certificates by a Plan to be eligible for the exemptive relief thereunder:


          (1) the acquisition of the Senior Certificates by a Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) the rights and interests evidenced by the Senior Certificates acquired by a Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

          (3) the Senior Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any one of four Rating Agencies;

          (4) the Trustee is not an affiliate of any other member of the "Restricted Group," which consists of the applicable underwriters, the Sellers, the Servicer, the Trustee and any Obligor with respect to the Receivables included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust as of the date of initial issuance of the Senior Certificates, and any affiliate of such parties;


          (5) the sum of all payments made to and retained by the applicable underwriters in connection with the distribution or placement of the Senior Certificates represents not more than reasonable compensation for underwriting or placing the Senior Certificates. The sum of all payments made to and retained by the Sellers pursuant to the sale of the Receivables to the Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

          (6) the Plan investing in the Senior Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.


     Because the rights and interests evidenced by the Senior Certificates acquired by a Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust, the second general condition set forth above is satisfied. It is a condition of the issuance of the Senior Certificates that they be rated in the highest rating category by a Rating Agency. A fiduciary of a Plan contemplating purchasing a Senior Certificate (other than pursuant to the original issuance of the Senior Certificates) must make its own determination that at the time of such acquisition, the Senior Certificates continue to satisfy the third general condition set forth above. The Sellers and the Servicer expect that the fourth general condition set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Senior Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to the Senior Certificates.



     In addition, the Trust must satisfy the following requirements:


          (a) the corpus of the Trust must consist solely of assets of the type which have been included in other investment pools,


          (b) certificates evidencing interests in such other investment pools must have been rated in one of the three highest generic rating categories of one of the Rating Agencies for at least one year prior to the Plan's acquisition of Senior Certificates, and


          (c) certificates evidencing interests in such other investments pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certificates.


     If the general conditions of the Underwriters' Exemption are satisfied, the Underwriters' Exemption may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through
(D) of the Code, in connection with the direct or indirect purchase, exchange, transfer or holding of the Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Senior Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.



     If certain other specific conditions of the Underwriters' Exemption are also satisfied, the Underwriters' Exemption should provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with the direct or indirect sale, exchange, transfer or holding of Senior Certificates in the initial issuance of Senior Certificates between the Sellers or Underwriters and a Plan other than an Excluded Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Senior Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such person. The Sellers expect such specific conditions to be satisfied with respect to the issuance of Senior Certificates.



     The Underwriters' Exemption also applies to transactions in connection with the servicing, management and operation of the Trust, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing Plans before their purchase of Senior Certificates issued by the Trust. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Underwriters' Exemption. All transactions relating to the servicing, management and operations of the Trust will be carried out in accordance with the Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements" herein and in the related Prospectus Supplement.

     Any Plan fiduciary considering whether to purchase a Senior Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the Underwriters' Exemption and other relevant issues.



     Pre-Funding Accounts. The Underwriters' Exemption in its current form does not apply with respect to Pre-Funding Accounts. However, the DOL has under consideration a proposal to amend the Underwriters' Exemption to extend its application to Pre-Funding Accounts. If the Underwriters' Exemption does not apply to Pre-Funding Accounts, assets held in any Pre-Funding Account maintained in connection with a Trust that issues only Certificates could be deemed to be Plan assets, which could give rise to prohibited transaction liability. Investors considering the purchase of Senior Certificates issued by a Trust that maintains a Pre-Funding Account should consult with their legal advisors concerning this issue.


     Subordinated Certificates. The following discussion applies only to subordinated Certificates (referred to herein as "Subordinated Certificates") issued by a Trust that does not issue Notes.


     Because the Subordinated Certificates are subordinated to the Senior Certificates in certain respects, the Underwriters' Exemption will not apply to the purchase of the Subordinated Certificates by or on behalf of a Plan. However, other exemptions may be applicable, such as Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in house" asset manager, or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager." It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.



     Any Plan fiduciary considering whether to purchase a Subordinated Certificate on behalf of a Plan should consult with its counsel regarding the applicability of one or more of such exemptions to such purchase. Prior to making an investment in the Subordinated Certificates, a Plan investor must determine whether, and each fiduciary causing the Subordinated Certificates to be purchased by, on behalf of or using the assets of a Plan shall be deemed to have represented that either (i) no part of the funds to be used to purchase the Subordinated Certificates constitutes assets allocable to any trust that contains the assets of any Plan or (ii) such purchase is covered by one or more of the exemptions described above.



SECURITIES ISSUED BY TRUSTS THAT ISSUE BOTH NOTES AND CERTIFICATES


     The discussion in this section "-- Securities Issued by Trusts That Issue Both Notes and Certificates" applies only to Securities issued by a Trust that issues both Notes and Certificates.


     The Notes. The Sellers believe that the Notes of any series should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes of a series are treated as an Equity Interest for such purposes, the acquisition or holding of such Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the applicable Trust, Trustee, Indenture Trustee, any holder of the Certificates of such series or any of their respective affiliates, is or becomes a Party in Interest or a Disqualified Person with respect to such Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the Plan fiduciary making the decision to acquire a Note. Included among these exemptions are PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in house" asset manager, and PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager." It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

     The Certificates. Because the Certificates issued by a Trust that also issues Notes will most likely be treated as Equity Interests under the Plan Assets Regulation, such Certificates may not be acquired by (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code, (iii) a governmental plan, as defined in Section 3(32) of ERISA, subject to any Federal, state or local law which is, to a material extent, similar to the provisions of
Section 406 of ERISA or Section 4975 of the Code, (iv) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of the Plan Assets Regulation), or (v) a person investing "plan assets" of any such plan (including without limitation, for purposes of this clause (v), any insurance company general account, but excluding any entity registered under the Investment Company Act of 1940, as amended) (each, a "Plan Investor").


     In addition, investors other than Plan Investors should be aware that a prohibited transaction could be deemed to occur if any holder of the Certificates or any of their respective affiliates, is or becomes a Party in Interest or a Disqualified Person with respect to any Plan that purchases and holds the related Notes without being covered by one or more of the exemptions described above in "The Notes."

GENERAL INVESTMENT CONSIDERATIONS

     Prospective investors who are Plan Investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in any Securities of a series with respect to such investors' specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; the composition of the Plan's portfolio with respect to diversification by type of asset; the Plan's funding objectives; the tax effects of the investment; and whether under the general fiduciary standards of investment procedure and diversification an investment in any Securities of a series is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a given series and an underwriting agreement with respect to the Certificates of such series (collectively, the "Underwriting Agreements"), the Sellers will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.


     In each Underwriting Agreement with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.


     Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, such public offering prices and such concessions may be changed.

     The Sellers and the Servicer will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

     Each Trust may, from time to time, invest the funds in its Trust Accounts in Permitted Investments acquired from such underwriters or from one or more of the Sellers.

     Pursuant to each Underwriting Agreement with respect to a given series of Securities, the closing of the sale of any class of Securities subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such classes of Securities of that series.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Sellers and the Servicer by Robert W. Long, Jr., Esq., Assistant General Counsel of NationsBank Corporation. Certain legal matters relating to the Securities will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom (or such other counsel specified in the related Prospectus Supplement). Certain federal income tax matters and other matters will be passed upon for the Sellers by Skadden, Arps, Slate, Meagher & Flom (or such other counsel specified in the Prospectus Supplement). Skadden, Arps, Slate, Meagher & Flom has represented and may in the future represent one or more of the Sellers.

                                 INDEX OF TERMS

     Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein:


                                                                                      PAGE
                                                                                   -----------
Additional Yield Supplement Amount................................................           9
Administration Agreement..........................................................          57
Administrator.....................................................................          57
Advance...........................................................................      10, 48
Advance Reserve Withdrawal........................................................      10, 48
Applicable Trustee................................................................          40
Balloon Receivables...............................................................          24
Bank..............................................................................           3
Banks.............................................................................           3
Base Rate.........................................................................          35
Basic Documents...................................................................          33
BHCA..............................................................................          28
Book-Entry Certificates...........................................................          39
Book-Entry Notes..................................................................          39
Book-Entry Securities.............................................................          39
Calculation Agent.................................................................          36
Calculation Date..................................................................          37
CD Rate...........................................................................          36
CD Rate Determination Date........................................................          36
CD Rate Security..................................................................          36
Cede..............................................................................           7
Cedel.............................................................................          39
Cedel Participants................................................................          41
Certificate Balance...............................................................           6
Certificate Distribution Account..................................................          47
Certificate Owners................................................................           1
Certificate Pool Factor...........................................................          27
Certificate Rate..................................................................           6
Certificateholders................................................................        1, 7
Certificates.......................................................................Front Cover
Closing Date......................................................................           3
Code..............................................................................      12, 61
Collection Account................................................................          46
Collection Period.................................................................          47
Commercial Paper Rate.............................................................          37
Commercial Paper Rate Determination Date..........................................          37
Commercial Paper Rate Security....................................................          36
Commission........................................................................           1
Composite Quotations..............................................................          36
Contract Rate.....................................................................          45
Dealer Agreements.................................................................          21
Dealers...........................................................................           3
Defaulted Receivable..............................................................          48
Definitive Certificates...........................................................          42
Definitive Notes..................................................................          42
Definitive Securities.............................................................          42
Deposit Date......................................................................          48

                                                                                      PAGE
                                                                                   -----------
Depositaries......................................................................          40
Depository........................................................................          29
Determination Date................................................................          50
DFSG..............................................................................          23
Disqualified Persons..............................................................          62
Distribution Date.................................................................          35
DOL...............................................................................          63
DTC...............................................................................           1
DTC's Nominee.....................................................................           7
Eligible Deposit Account..........................................................          47
Eligible Institution..............................................................          47
Equity Interest...................................................................          63
ERISA.............................................................................          12
Euroclear.........................................................................          41
Euroclear Operator................................................................          41
Euroclear Participants............................................................          41
Euroclear System..................................................................          41
Events of Default.................................................................          31
Events of Servicing Termination...................................................          54
Exchange Act......................................................................           1
Excluded Plan.....................................................................          64
Exemption.........................................................................          63
FASIT.............................................................................          11
Federal Funds Rate................................................................          37
Federal Funds Rate Determination Date.............................................          37
Federal Funds Rate Security.......................................................          36
Final Scheduled Maturity Date.....................................................          10
Financed Vehicles.................................................................           3
FIRREA............................................................................          15
Fixed Rate Securities.............................................................          35
Floating Rate Securities..........................................................          35
FTC Rule..........................................................................          60
Funding Period....................................................................           6
H.15(519).........................................................................          36
Indenture.........................................................................           5
Indenture Trustee..................................................................Front Cover
Index Maturity....................................................................          36
Indirect Participants.............................................................          40
Initial Cut-Off Date..............................................................           3
Initial Receivables...............................................................           3
Insolvency Event..................................................................          54
Interest Reset Date...............................................................          36
Interest Reset Period.............................................................          35
Investment Earnings...............................................................          47
IRS...............................................................................          61
Issuer............................................................................           3
LIBOR.............................................................................          38
LIBOR Determination Date..........................................................          38
LIBOR Security....................................................................          36
London Banking Day................................................................          38
Money Market Yield................................................................          37

                                                                                      PAGE
                                                                                   -----------
Motor Vehicle Loans...............................................................          23
NAFC..............................................................................       4, 28
NationsBank South.................................................................           3
NationsBank Texas.................................................................           3
Note Interest Rate................................................................           5
Note Owners.......................................................................           1
Note Payment Account..............................................................          46
Note Pool Factor..................................................................          27
Noteholders.......................................................................        1, 7
Notes..............................................................................Front Cover
NSI...............................................................................          14
Obligors..........................................................................          21
Participants......................................................................      29, 40
Parties in Interest...............................................................          62
Permitted Investments.............................................................          47
Plan..............................................................................          62
Plan Assets Regulation............................................................          63
Plan Investor.....................................................................          66
planned balance...................................................................          30
Pool Balance......................................................................          27
Pooling and Servicing Agreement...................................................           3
Pre-Funded Amount.................................................................           4
Pre-Funding Account.............................................................Front Cover, 6
prepayments.......................................................................          26
Prospectus Supplement..............................................................Front Cover
Purchase Amount...................................................................          46
Rating Agencies...................................................................          33
Receivable File...................................................................          46
Receivables.....................................................................Front Cover, 3
Receivables Pool..................................................................          21
Registration Statement............................................................           1
Required Initial Yield Supplement Amount..........................................           9
Required Subsequent Yield Supplement Amount.......................................           9
Required Rate.....................................................................           8
Required Yield Supplement Amount..................................................           9
Reserve Account...................................................................          51
Restricted Group..................................................................          63
Reuters Screen LIBO Page..........................................................          38
Rules.............................................................................          40
Sale and Servicing Agreement......................................................           3
Securities.........................................................................Front Cover
Securities Act....................................................................           1
Securityholders...................................................................           7
Seller..........................................................................Front Cover, 3
Sellers.........................................................................Front Cover, 3
Senior Certificates...............................................................          63
Servicer........................................................................Front Cover, 3
Servicer Fee......................................................................          50
Servicing Fee.....................................................................          50
Servicing Fee Rate................................................................          50
Simple Interest Receivables.......................................................          23

                                                                                      PAGE
                                                                                   -----------
Special Tax Counsel...............................................................          61
Spread............................................................................          35
Spread Multiplier.................................................................          36
Strip Certificates................................................................           6
Strip Notes.......................................................................           5
Subordinated Certificates.........................................................          65
Subsequent Receivables..........................................................Front Cover, 4
Subsequent Transfer Date..........................................................          44
Supplemental Servicing Fee........................................................          50
targeted balance..................................................................          30
Terms and Conditions..............................................................          41
Transfer and Servicing Agreements.................................................          44
Treasury bills....................................................................          39
Treasury Rate.....................................................................          39
Treasury Rate Determination Date..................................................          39
Treasury Rate Security............................................................          36
Trust...........................................................................Front Cover, 3
Trust Accounts....................................................................          47
Trust Agreement.................................................................Front Cover, 3
Trustee............................................................................Front Cover
UCC...............................................................................      14, 58
Underwriting Agreements...........................................................          66
Yield Supplement Account..........................................................       8, 52
Yield Supplement Agreement........................................................           8
Yield Supplement Amount...........................................................       9, 52
Yield Supplement Initial Deposit..................................................           9

     THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED             , 199
                                       -
OWNER TRUST PROSPECTUS SUPPLEMENT
(To Prospectus dated             , 1996)

                     $
                        NATIONSBANK AUTO OWNER TRUST 199
                $               % [CLASS A-1] ASSET BACKED NOTES
           [$            FLOATING RATE CLASS A-2 ASSET BACKED NOTES]
                [$               % CLASS A-3 ASSET BACKED NOTES]
            [$               % [CLASS-C] ASSET BACKED CERTIFICATES]
            [$               % [CLASS-C] ASSET BACKED CERTIFICATES]

                               NATIONSBANK, N.A.
                           NATIONSBANK, N.A. (SOUTH)
                           NATIONSBANK OF TEXAS, N.A.
                                    SELLERS
                             ---------------------
                               NATIONSBANK, N.A.
                                    SERVICER
                             ---------------------

     The NationsBank Auto Owner Trust 199 (the "Trust") will be governed by a
Trust Agreement, to be dated as of                      , 199 , among
NationsBank, N.A., NationsBank, N.A. (South), NationsBank of Texas, N.A. (each, a "Seller" and a "Bank" and collectively, the "Sellers" and the "Banks") and
                     , as Owner Trustee. The Trust will issue $
aggregate initial principal amount of [Class A-1]     % Asset Backed Notes (the
"[Class A-1] Notes")[, $          aggregate initial principal amount of Class
A-2 Floating Rate Asset Backed Notes (the "Class A-2 Notes") and $
aggregate initial principal amount of Class A-3      % Asset Backed Notes (the
"Class A-3 Notes" and, together with the Class A-1 Notes and the Class A-2
Notes, the "Notes")] pursuant to an Indenture to be dated as of             ,
199 , between the Trust and                      , as Indenture Trustee. The
Trust will also issue $          aggregate initial principal balance of   %
[Class C-  Asset Backed Certificates (the "Class C-  Certificates") and
$          aggregate principal balance of   % Class C-  ] Asset Backed
Certificates ([collectively,] the "Certificates" and together with the Notes, the "Securities"). The assets of the Trust will include a pool of retail motor vehicle installment sales
                                                   (continued on following page)

 PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET
                                    FORTH IN

"RISK FACTORS" BEGINNING ON PAGE S-   HEREIN AND ON PAGE 14 OF THE ACCOMPANYING
                                  PROSPECTUS.

                             ---------------------

THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT BENEFICIAL
  INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR
       INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, THE FEDERAL
         DEPOSIT INSURANCE CORPORATION, ANY GOVERNMENTAL AGENCY, ANY
          OF THE SELLERS, THE SERVICER OR NATIONSBANK CORPORATION OR
                     ANY OF THEIR RESPECTIVE AFFILIATES.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
                 REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                   OFFENSE.
                             ---------------------

- ---------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------
                                                       PRICE TO             UNDERWRITING            PROCEEDS TO
                                                       PUBLIC(1)              DISCOUNT           THE SELLER(1)(2)
- ---------------------------------------------------------------------------------------------------------------------
Per [Class A-1] Note............................            %                     %                      %
- ---------------------------------------------------------------------------------------------------------------------
[Per Class A-2 Note.............................            %                     %                     %]
- ---------------------------------------------------------------------------------------------------------------------
[Per Class A-3 Note.............................            %                     %                     %]
- ---------------------------------------------------------------------------------------------------------------------
[Per Certificate................................            %                     %                     %]
- ---------------------------------------------------------------------------------------------------------------------
Total...........................................            $                     $                      $
- ---------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------

(1) Plus accrued interest, if any, from           , 199 .
(2) Before deducting expenses, estimated to be $        .

     The Notes and the Certificates are offered by the Underwriters when, as and if issued and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Notes [and the Certificates] will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company, or through Cedel Bank, societe anonyme or the Euroclear System, on or about the Closing Date [and that delivery of the Certificates will be made available in full registered, certificated form in New York, New York, in each case] on or about the Closing Date.

         The date of this Prospectus Supplement is             , 199 .

(continued from previous page)


contracts (the "Receivables") secured-by security interest in the motor vehicles financed thereby, including certain monies received thereunder after the related Cut-Off Date (as defined herein), which will be purchased by the Trust from the Seller on or prior to the Closing Date, [monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Indenture Trustee] and certain other property, as more fully described herein. See "Summary -- The Trust Property" herein. [Additional retail motor vehicle installment sales contracts (the "Subsequent Receivables") will be purchased by the Trust from the
Seller from time to time on or before             , 199 , from funds on deposit
in the Pre-Funding Account.] The Notes will be secured by the assets of the Trust pursuant to the Indenture. (Certain capitalized terms used in this Prospectus Supplement are defined elsewhere in this Prospectus Supplement on the
pages indicated in the "Index of Terms" beginning on page   .)


     Interest on [the] [all classes of] Notes [other than the Class A-2 Notes] will accrue at the fixed per annum interest rates specified above. [The Class
A-2 Notes will accrue interest at a rate of     % per annum for the period from
the Closing Date through 199 . Thereafter, the Class A-2 Notes will accrue
interest at a per annum rate equal to [LIBOR] plus      %.] Interest on the
Notes will generally be payable [quarterly] on the day of each [month] [     ,
     , and      ] (each, a "[Distribution] [Payment] Date"), commencing
            , 199 . Interest will accrue from and including the Closing Date (in the case of the first [Distribution] [Payment] Date), or from the most recent [Distribution] [Payment] Date on which interest has been paid to but excluding the following [Distribution] [Payment] Date (each an "Interest Period"). [With respect to the Class A-2 Rate, the "Index Maturity" for [LIBOR] will be [one month, in the case of monthly Payment Dates] [three months (in the case of quarterly Payment Dates)] and] the "Interest Reset Period" for such calculation will be the Interest Period. See "Description of Fixed and Floating Rate
Options -- Floating Rate Securities" in the Prospectus.] Principal on the Notes will be payable on each [Distribution] [Payment] Date to the extent described herein[; however, no principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full and no principal will be paid on the Class A-3 Notes until the Class A-2 Notes have been paid in full].

     The Certificates will represent [fractional undivided] interests in the Trust. Interest, to the extent of the Certificate Rate specified above, will be distributed to the Certificateholders on [each Distribution Date] [the day of
each month (each, a "Distribution Date"), commencing             , 199 ].
Principal, to the extent described herein, will be distributed to the Certificateholders on each Distribution Date commencing with the later of (i) the Distribution Date next succeeding the Distribution Date on which the [Class A-1] Notes are paid in full and (ii) the , 199 Distribution Date. Distributions of principal and interest on the Certificates will be subordinated in priority to payments due on the Notes [to the extent] [as] described herein. In addition, upon the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to NationsBank Auto Funding Corporation ("NAFC"), distributions of any amounts on the Certificates will be subordinated in priority of payment to payment in full of principal of the Notes. [Moreover, upon any downgrading or withdrawal by any Rating Agency of its rating of any class of Notes, no distributions of principal on the Certificates will be made until all the Notes have been paid in full, unless such rating has been restored.]

     [The] [Class A-1] Notes will be payable in full on the      [Payment]
[Distribution] Date[, the Class A-2 Notes will be payable in full on the [Payment] [Distribution] Date and the Class A-3 Notes will be payable in full on
the      [Payment] [Distribution] Date. The final scheduled Distribution Date with respect to the Certificates will be the Distribution Date (the "Final Scheduled Distribution Date"). However, payment in full of [the] [a class of] Notes or of the Certificates could occur earlier or later than such dates as described herein. In addition, the [Class A-3] Notes will be subject to redemption in whole, but not in part, and the Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the aggregate principal balance of the Receivables shall have declined to 5% or less of the initial aggregate principal balance of the Receivables purchased by the Trust. [One or more classes of the Notes will be subject to partial mandatory redemption and the Certificates may be subject to partial mandatory prepayment, at a premium described herein, in the event that funds remain in the Pre-Funding Account at the end of the Funding Period (as defined herein).]

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES OR THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE NOTES AND THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                           REPORTS TO SECURITYHOLDERS

     Unless and until Definitive Notes or Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes and the Certificates. See "Book-Entry and Definitive Securities; Reports to Securityholders -- Book-Entry Registration" and "-- Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer, on behalf of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Servicer intends to continue to file with respect to the Trust such periodic reports pursuant to the requirements of the Exchange Act for the period after such filings could be discontinued in reliance on Section 15(d) thereof until the Notes and the Certificates issued by the Trust are no longer outstanding.

     The Sellers have filed with the Commission, on behalf of the Trust, a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates offered pursuant to this Prospectus. For further information, reference is made to such Registration Statement, and the exhibits thereto, which are available for inspection without charge at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the Midwest Regional Offices of the Commission at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at the Northeast Regional Office of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, regarding the Sellers and NationsBank Corporation, the parent corporation of each of the Sellers, may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov. See "Available Information" in the Prospectus. See "Available Information" in the Prospectus.

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

ISSUER.....................  NationsBank Auto Owner Trust 199     (the "Trust"
                               or the "Issuer"), a Delaware business trust to be formed by the Sellers and the Trustee pursuant to a trust agreement, (as amended, and supplemented from time to time, the "Trust Agreement") dated
                               as of             , 199  , among the Sellers and
                               the Owner Trustee.

SELLER.....................  NationsBank, N.A., NationsBank, N.A. (South)
                               ("NationsBank South") and NationsBank of Texas, N.A. ("NationsBank Texas") (each a "Seller" and a "Bank" and, collectively, the "Sellers" and the "Banks").

SERVICER...................  NationsBank, N.A., in its capacity as servicer (the
                               "Servicer").

INDENTURE TRUSTEE..........       , a      , as trustee under the Indenture (the
                               "Indenture Trustee").

OWNER TRUSTEE..............       , a      , as trustee under the Trust
                               Agreement (the "Owner Trustee").

THE NOTES..................  The Trust will issue [     %] Asset Backed Notes
                               (the "Notes") pursuant to an Indenture to be
                               dated as of             , 199  (as
                               amended, modified and supplemented from time to time, the "Indenture"), between the Issuer and the Indenture Trustee[, as follows: (1) Class A-1
                                    % Asset-Backed Notes (the "Class A-1 Notes")
                               in the aggregate initial principal amount of
                               $          ; (2) Class A-2 [Floating Rate] Asset
                               Backed Notes (the "Class A-2 Notes") in the
                               aggregate initial principal amount of $     ; and
                               (3) Class A-3      % Asset Backed Notes (the
                               "Class A-3 Notes") in the aggregate initial
                               principal amount of $          ].

                             The Notes will be secured by the assets of the
                               Trust pursuant to the Indenture.

                             The Notes will be available for purchase in book
                               entry form only in minimum denominations of $1,000 and integral multiples thereof. The Noteholders will not be entitled to receive Definitive Notes except in the limited circumstances described herein. See "Book-Entry and Definitive Securities; Reports to Securityholders -- Definitive Securities" in the Prospectus.

THE CERTIFICATES...........  The Trust will issue      % [Class C-Asset-Backed
                               Certificates and      % Class C-] Asset Backed
                               Certificates [(collectively,] the "Certificates" and, together with the Notes, the "Securities") with an aggregate initial Certificate Balance of
                               $          . The Certificates will represent
                               [fractional undivided] interests in the Trust and will be issued pursuant to the Trust Agreement.
                               $          aggregate principal amount of
                               Certificates will initially be held by
                               NationsBanc Auto Funding Corporation, a Delaware corporation ("NAFC"), a limited purpose wholly owned subsidiary of NationsBank, N.A. and are not offered hereby.

                             The Certificates will be available for purchase in
                               [book entry] fully registered definitive] form only in minimum denominations of $1,000 and integral multiples thereof. The Certificateholders will not be entitled to receive Definitive Certificates except in the limited circumstances described herein. See "Book-Entry and Definitive Securities; Reports to Securityholders -- Definitive Securities" in the Prospectus. The rights of the Certificateholders to receive distributions with respect to the Certificates will be subordinated to the rights of the Noteholders to receive principal and interest on the Notes [to the extent] [as] described herein.

NATIONSBANC AUTO FUNDING
  CORPORATION..............  NAFC has been formed for the limited purpose of purchasing a portion of the Certificates issued by the Trust, acting as the general partner of the Trust for federal income tax purposes and engaging in incidental activities, NAFC will purchase [ %] which amount shall be at least 1% of the Certificates issued by the Trust. Any Certificates purchased by NAFC have not been, and will not be, registered with the Commission and may not be offered pursuant to the Registration Statement.

THE TRUST PROPERTY.........  The property of the Trust (the "Trust Property")
                               includes a pool of fixed rate simple interest retail motor vehicle installment sales contracts purchased by the Sellers from motor vehicle dealers (the "Dealers") that provide for the allocation of payments between principal and interest according to the simple interest method (collectively, the "Receivables"), all monies received under the [Initial] Receivables after the close of business of the Servicer on
                                           , 1996 (the "[Initial] Cut-Off Date")
                               [and all monies received under the Subsequent Receivables after the close of business of the Servicer on each applicable Subsequent Transfer Date] and will also include: (i) such amounts as from time to time are on deposit in one or more accounts maintained pursuant to the Sale and Servicing Agreement to be dated as of
                                 , 199  (as amended and supplemented from time
                               to time, the "Sale and Servicing Agreement"), among the Trust, the Sellers and the Servicer [and the Collateral Agent], as described herein, including the Reserve Account[, the Yield Supplement Account][and the Pre-Funding Account];
                               (ii) security interests in the new and used automobiles, vans and light-duty trucks financed thereby (collectively, the "Financed Vehicles") and any accessions thereto; (iii) the Sellers' rights (if any) to receive proceeds from claims under certain insurance policies covering the Financed Vehicles or the obligors under the Receivables (each, an "Obligor"), as the case may be; (iv) [certain rights of the Trust to receive payments pursuant to the Yield Supplement Agreement as described below;] (v) any property that shall have secured a Receivable and shall have been acquired by the Trust; (vi) each Seller's rights relating to the repurchase of Receivables under agreements between each Seller and the Dealers that sold the Financed Vehicles to the Obligors and any assignments and other documents related thereto (collectively, the "Dealer Agreements") and under the documents and instruments contained in the Receivable Files;
                               (vii) certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables;
                               (viii) the rights of the Trust
                               under the Sale and Servicing Agreement; and (ix) any and all proceeds of the foregoing.

THE RECEIVABLES............  On             , 199  (the "Closing Date"), the
                               Trust will purchase Receivables (the "[Initial] Receivables") having an aggregate principal balance (the "[Initial] Pool Balance") of
                               approximately $          as of             ,
                               199  (the "[Initial] Cut-Off Date") from the
                               Sellers pursuant to a Sale and Servicing
                               Agreement. As of the [Initial] Cut-Off Date, the weighted average annual percentage rate of the
                               [Initial] Receivables was approximately      %,
                               the weighted average remaining maturity of the [Initial] Receivables was approximately months and the weighted average original maturity of the [Initial] Receivables was approximately months.

                             [On and following the Closing Date, pursuant to the
                               Sale and Servicing Agreement, the Sellers will be obligated, subject only to the availability thereof, to sell, and the Trust will be obligated to purchase, subject to the satisfaction of certain conditions set forth therein, additional Receivables (the "Subsequent Receivables") from time to time during the Funding Period having an aggregate principal balance equal to
                               approximately $          (such amount being equal
                               to an amount on deposit in the Pre-Funding
                               Account (the "Pre-Funded Amount") on the Closing
                               Date). The Sellers will designate as a cut-off date (each a "Subsequent Cut-Off Date") each date as of which payments in respect of particular Subsequent Receivables are conveyed to the Trust. It is expected that certain of the Subsequent Receivables arising between the Initial Cut-Off Date and the Closing Date will be conveyed to the Trust on the Closing Date and that other Subsequent Receivables will be conveyed to the Trust as frequently as daily thereafter on dates specified by the Sellers (each date on which Subsequent Receivables are conveyed to the Trust being referred to as a "Subsequent Transfer Date") occurring during the Funding Period. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables; Subsequent Receivables" herein.] [Coincident with each such transfer of Subsequent Receivables, the Yield Supplement Agreement will require the Sellers to deposit into the Yield Supplement Account an amount equal to the Additional Yield Supplement Amount, if any, in respect of such Subsequent Receivables. See "Description of the Transfer and Servicing Agreements -- Yield Supplement Account; Yield Supplement Agreement" herein.]

                             The [Initial] Receivables [and the Subsequent
                               Receivables] arise or will arise from loans originated by Dealers and purchased by the Sellers pursuant to Dealer Agreements. The [Initial] Receivables have been selected[, and the Subsequent Receivables will be selected,] from the contracts owned by Sellers based on the criteria specified in the Sale and Servicing Agreement and described herein and in the Prospectus. No [Initial] Receivable has[, and no Subsequent Receivable will have,] a scheduled maturity later than
                               (the "Final Scheduled Maturity Date")

                             [Subsequent Receivables may be originated by the
                               Dealers at a later date using credit criteria different from those which were applied to the Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire pool of Receivables included in the Trust may vary significantly from those of the Initial Receivables. See "Risk Factors -- The Subsequent Receivables and the Pre-Funding Account" and "The Receivables Pool" herein.]

                             The Receivable Pool may contain both Simple
                               Interest Receivables and Balloon Receivables. See "The Receivables Pools," "Risk Factors -- General," "-- Subsequent Receivables" and
                               "-- Balloon Receivables; Final Scheduled Payment Risk" in the Prospectus.

                             The "Pool[/Pre-Funding] Balance" at any time [will
                               represent] [is the sum of (i)] the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments received from Obligors, Liquidation Proceeds, and Purchase Amounts to be remitted by the Servicer or the Seller, as the case may be, all for such Collection Period and all [Realized Losses] during such Collection Period [(such amount, the "Pool Balance") and
                               (ii) the amount on deposit in the Pre-Funding Account (excluding any Investment Earnings)].

TERMS OF THE NOTES.........  The principal terms of the Notes will be as described below:

A. [Distribution] [Payment]
  Dates....................  Payments of interest and principal on the Notes will be made [quarterly] on the day of each
                               [month] [     ,     ,      and      ] or, if any
                               such day is not a Business Day, on the next
                               succeeding Business Day (each, a "[Distribution]
                               [Payment] Date"), commencing             , 199 .
                               [Under certain limited circumstances, such payments will be made monthly rather than quarterly.] Payments will be made to holders of record of the Notes (the "Noteholders") as of the day immediately preceding such [Distribution] [Payment] Date or, if Definitive Notes are issued, as of the day of the preceding month [(a "Record Date")]. A "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York are authorized by law, regulation or executive order to be closed.

B. Note Interest Rates.....  The [Class A-1] Notes will bear interest at the
                               rate of      % per annum (the ["Note Interest
                               Rate"] ["Class A-1 Rate"]) [and the Class A-3
                               Notes will bear interest at the rate of      %
                               per annum (the "Class A-3 Rate"). The rate of interest with respect to the Class A-2 Notes (the "Class A-2 Rate" and, together with the Class A-1 Rate and the Class A-3 Rate, the "Note Interest
                               Rates") will be      % per annum for the period
                               from the Closing Date to but excluding the first [Distribution] [Payment] Date, and will be equal to [LIBOR] for the applicable Interest Reset
                               Period plus      % for each [Distribution]
                               [Payment] Date thereafter[; provided that the
                               Class A-2 Rate shall not exceed      % per
                               annum]].

C. Interest................  On each [Distribution] [Payment] Date, the
                               Indenture Trustee will distribute pro rata to Noteholders [of each class of Notes] accrued interest at the [applicable] Note Interest Rate generally to the extent of funds available following payment of the Servicing Fee from the Available Funds and the Reserve Account. Interest on the outstanding principal amount of the Notes [of each class] will accrue at the

                               [applicable] Note Interest Rate from and including the Closing Date (in the case of the first [Distribution] [Payment] Date) or from and including the most recent [Distribution] [Payment] Date on which interest has been paid to but excluding the following [Distribution] [Payment] Date (each an "Interest Period"). [Interest on the Class A-1 Notes will be calculated on the basis of actual days elapsed and a 365- or 366-day year, as applicable.] Interest on the [[Class A-1 Notes and] Class A-3] Notes will be calculated on the basis of a 360-day year of twelve 30-day months. [Interest on the Class A-2 Notes will be calculated on the basis of actual days elapsed and a 360-day year.] See "Description of the Notes -- Payments of Interest" herein.

D. Principal...............  Principal of the Notes will be payable [quarterly]
                               on each [Distribution] [Payment] Date in an
                               amount equal to [the sum of] the Noteholders' Principal Payment Amount for [each of] the [three] calendar month[s] ([the] [each, a] "Collection Period") preceding such [Distribution] [Payment] Date (in the case of the first [Distribution] [Payment] Date, including
                               the period from             , 199 to and
                               including , 199 ) to the extent of funds available therefor. The "Noteholders' Principal Payment Amount" [with respect to a Collection Period] will generally be the sum of (i) the [Noteholders' Percentage of the] Regular Principal (such "Regular Principal" being the sum of (a) the principal portion of all payments collected, and (b) the principal balance of each Receivable purchased by the Servicer, repurchased by the Sellers or liquidated by the Servicer, each with respect to [the preceding] [such] Collection Period), [plus (ii) % of the portion, if any, of the Available Funds for such Collection Period that remains after payment of
                               (a) the Servicing Fee, (b) the interest [due] [accrued] on the Notes, (c) the portion of the Regular Principal allocated to the Noteholders pursuant to clause (i), (d) the interest due on the Certificates, (e) the portion of the Regular Principal distributed to the Certificateholders as described below under "Description of the Certificates -- Distributions of Principal Payments" herein, and (f) the amount, if any, required to be deposited in the Reserve Account on [such] [the related] Distribution Date [plus the excess of the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) over the Specified Reserve Account Balance)] (such percentage of the remaining portion of Available Funds [plus such excess], the "Noteholders' Accelerated Principal").] [Or, state other method for determining the amount of principal to be paid on the Notes.]

                             On the Business Day immediately preceding each
                               Distribution Date (a "Determination Date") the Indenture Trustee will determine the amount in the Collection Account allocable to interest and the amount allocable to principal on the basis described under "Description of the Transfer and Servicing
                               Agreements -- Distributions -- Allocation of
                               Collections on Receivables" in the Prospectus, and payments to Securityholders on the following Distribution Date will be based on such allocation.

                             Payments of principal on the Notes will be made on
                               each [Distribution] [Payment] Date in the amounts and subject to the priorities described in "Description of the Notes -- Payments of Principal" herein.

                             The outstanding principal amount of the [Class A-1]
                               Notes, to the extent not previously paid, will be
                               payable on      (the "[Class A-1] Final Scheduled
                               [Distribution] [Payment] Date")[, the outstanding principal amount of the Class A-2 Notes, to the extent not previously paid, will be payable on (the "Class A-2 Final Scheduled [Distribution] [Payment] Date") and the outstanding principal amount of the Class A-3 Notes, to the extent not previously paid, will be payable on (the "Class A-3 Final Scheduled [Distribution] [Payment] Date")].

E. Significant
Characteristics of Class
  Notes....................  [Interest will accrue on the Class   Notes from
                               [the Closing Date] but no interest will be
                               payable on the Class   Notes until [[the
                                    Distribution] [Payment] Date]] [the
                               [Distribution] [Payment] Date on or after which
                               the Class   Notes have been paid in full]. [The
                               Class   Notes [do not bear interest] [bear
                               interest at a nominal rate] and principal thereon is due and payable on [and after] [the [Distribution] [Payment] Date following the [Distribution] [Payment] Date on or after which
                               the Class   Notes have been paid in full] [each
                               [Distribution] [Payment] Date to the extent that principal available to be paid on the Class
                               Notes exceeds the amount necessary to reduce the outstanding principal balance of the Class
                               Notes to the [planned balance] for such
                               [Distribution] [Payment] Date. [No principal is
                               payable with respect to the Class   Notes. The
                               Class   Notes are entitled only to interest on
                               the [nominal] [notional] amount thereof, as
                               described above under "Principal."] As a result
                               the yield to maturity on the Class   Notes will
                               be particularly sensitive to the rate and timing of repayment, repurchase and defaults on the Receivables.] [See "Risk Factors" and "The Receivables Pool -- Weighted Average Life of the Securities."]

F. Optional Redemption.....  The [Class A-3] Notes will be redeemed in whole, but not in part, on any Distribution Date [after all the other classes of Notes have been paid in full] on which the Servicer exercises its option to purchase the Receivables, which can occur after the Pool Balance declines to 5% or less of the Initial Pool Balance, at a redemption price at least equal to the unpaid principal amount of the [Class A-3] Notes plus accrued and unpaid interest thereon. See "Description of the Notes -- Optional Redemption" herein. The "Initial Pool Balance" will equal [the sum of
                               (i)] the aggregate principal balance of the [Initial] Receivables as of the [Initial] Cut-Off Date [plus (ii) the aggregate principal balances of all Subsequent Receivables added to the Trust on or prior to such date as of their respective Subsequent Cut-Off Dates].

[G. Mandatory Redemption
from Pre-Funding Account...  [The] [A class or classes of] Notes then outstanding will be redeemed in part on the
                               Distribution Date on or immediately following the last day of the Funding Period in the event that amounts remain on deposit in the Pre-Funding Account after giving effect to the purchase of all Receivables, including any such purchase on such date (a "Mandatory Redemption"). If the amount on deposit in the Pre-Funding Account
                               on such date is equal to $          or less, then
                               such amount will be used to redeem the [Class A-1] Notes [up to an amount not to exceed their outstanding balance, with any remaining amount used to redeem the Class A-2 Notes]. Otherwise the amount on deposit in the Pre-Funding Account on such date will be used to redeem [each class of] the Notes and the Certificates. The aggregate principal amount of [each class of] the Notes to be redeemed will be an amount equal to [the Notes'] [such class'] Pre-Funded Percentage of the amount then on deposit in the Pre-Funding Account. The "Pre-Funded Percentage" with respect to [the] [a class of] Notes or the Certificates is the percentage derived from the fraction, the numerator of which is the initial principal amount of [the] [such class of] Notes or the initial Certificate Balance, as the case may be, and the denominator of which is the sum of the initial principal amount of the Notes and the initial Certificate Balance.]

                             [A limited recourse mandatory prepayment premium
                               (the "Note Prepayment Premium") will be payable by the Trust to the Noteholders pursuant to a Mandatory Redemption if the amount on deposit in
                               the Pre-Funding Account exceeds $          . The
                               Note Prepayment Premium [for each class of Notes] will equal the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on [the Notes'] [such class'] portion of any remaining Pre-Funded Amount (the "Note Prepayment Amount") at the Note Interest Rate borne by [the] [such class of] Notes during the period commencing on and including the Distribution Date on which such Note prepayment amount is required to be distributed to Noteholders [of such class] to but excluding
                                         [, in the case of the Class A-1 Notes,
                                         , in the case of the Class A-2 Notes
                               and           , in the case of the Class A-3
                               Notes], over (ii) the amount of interest that would have accrued on such Note Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such
                               Distribution Date on the           [, in the case
                               of the Class A-1 Notes, the           , in the
                               case of the Class A-2 Notes, and the           ,
                               in the case of the Class A-3 Notes]. Such excess shall be discounted to present value to such Distribution Date at the applicable yield described in clause (ii) above. Pursuant to the Sale and Servicing Agreement, the Sellers will be obligated to pay the sum of the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium to the Trust as liquidated damages for the failure to deliver Subsequent Receivables having an aggregate principal balance equal to the Pre-Funded Amount. The Trust's obligation to pay the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium will be limited to funds received from the Sellers pursuant to the preceding sentence. In the event that such funds are insufficient to pay the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium in full, Noteholders [of each class of Notes] will receive their ratable share (based upon the aggregate Note Prepayment Premium [for such class]) of the aggregate amount available to be distributed in respect of the Note Prepayment Premium and the Certificate Prepayment Premium. No other assets of the Trust will be available for the purpose of making such payment.]][Or, state other method for determining the amount of principal to be paid on the Notes.]

TERMS OF THE
CERTIFICATES...............  The principal terms of the Certificates will be as described below:

A. Distribution Dates......  Distributions with respect to the Certificates will
                               be made on [each Distribution Date] [the   day of
                               each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a
                               "Distribution Date")], commencing             ,
                               199 . Distributions will be made to holders of record of the Certificates (the "Certificateholders," and, together with the Noteholders, the "Securityholders") as of the
                               [related Record Date (which will be the   day of
                               the month if Definitive Certificates are issued)] [as of the day immediately preceding such Distribution Date or, if Definitive Certificates
                               are issued, as of the   day of the preceding
                               month].

B. Certificate Rate........       % per annum (the "Certificate Rate"). [If more
                               than one class of Certificates, describe applicable rate for each such Class.]

C. Interest................  On each Distribution Date, the Owner Trustee will distribute pro rata to Certificateholders accrued interest at the Certificate Rate on the outstanding Certificate Balance generally to the extent of funds available following payment of the Servicing Fee and payments in respect of the Notes from the Available Funds and the Reserve Account; provided, however, that upon the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to NAFC, distributions of any amounts on the Certificates will be subordinated in priority of payment to payment in full of principal of the Notes. Interest in respect of a Distribution Date will accrue from and including the Closing Date (in the case of the first Distribution Date) or from and including the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

D. Principal...............  On each Distribution Date commencing on the
                               Distribution Date next succeeding the
                               Distribution Date on which the Notes are paid in full, principal of the Certificates will be payable in an amount generally equal to the Certificateholders' Principal Distribution Amount for the Collection Period preceding such Distribution Date, to the extent of funds available therefor following payment of the Servicing Fee and payments of interest and principal in respect of the Notes and the distribution of interest in respect of the Certificates[; provided, however, that upon the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to NAFC, distributions of any amounts on the Certificates will be subordinated in priority of payment to payment in full of principal of the Notes[; and provided further that upon any reduction or withdrawal by any Rating Agency of its rating of [the] [any class of] Notes, no distributions of principal on the Certificates will be made until all the Notes have been paid in full or until such rating has been restored]. The Certificateholders' Principal Distribution Amount will be based on the Certificateholders' Percentage of the Regular Principal, and will be calculated by the Servicer in the manner described under "Description of the Transfer and Servicing Agreements -- Distributions" herein. The outstanding principal balance, if any, of the Certificates will be payable in full on
                                           , 199 (the "Final Scheduled
                               Distribution Date").] [Or, state other method for determining the amount of principal to be paid on the Certificates.]

E. Optional Prepayment.....  If the Servicer exercises its option to purchase the Receivables, which can occur after the Pool Balance declines to 5% or less of the Initial Pool Balance, the Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Balance together with accrued interest at the Certificate Rate, and the Certificates will be retired. See "Description of the Certificates -- Optional Prepayment" herein.

[F. LIMITATIONS ON
HOLDERS....................  The Certificates may not be held by non-U.S.
                               Persons.]

[G. Mandatory Repurchase
from Pre-Funding Account...  The Certificates will be prepaid, in part, pro rata on the basis of their initial principal amounts, on the Distribution Date on or immediately following the last day of the Funding Period in the event that the amount on deposit in the Pre-Funding Account after giving effect to the purchase of all Receivables, including any such
                               purchase on such date exceeds $          (a
                               "Mandatory Repurchase"). The aggregate principal amount of Certificates to be prepaid will be an amount equal to the Certificates' Pre-Funded Percentage of the amount then on deposit in the Pre-Funding Account.

                             [A limited recourse mandatory prepayment premium
                               (the "Certificate Prepayment Premium") will be payable by the Trust to the Certificateholders at the time of any prepayment of the Certificates pursuant to a Mandatory Repurchase. The Certificate Prepayment Premium will equal the excess, if any, discounted as described below, of
                               (i) the amount of interest that would accrue on the Certificates' portion of any remaining Pre-Funded Amount (the "Certificate Prepayment Amount") at the Certificate Rate during the period commencing on and including the Distribution Date on which such Certificate Prepayment Amount is required to be distributed to Certificateholders to but excluding
                                         , over (ii) the amount of interest that
                               would have accrued on such Certificate Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such
                               Distribution Date on the           . Such excess
                               will be discounted to present value to such Distribution Date at the yield described in clause (ii) above. Pursuant to the Sale and Servicing Agreement, the Sellers will be obligated to pay the sum of the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium to the Trust as liquidated damages for the failure to deliver Subsequent Receivables having an aggregate principal balance equal to the Pre-Funded Amount. The Trust's obligation to pay the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium will be limited to funds received from the Sellers pursuant to the preceding sentence. In the event that such funds are insufficient to pay the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium in full, Certificateholders will re-ceive their ratable share (based upon the aggregate Certificate Prepayment Premium) of the aggregate amount available to be distributed in respect of the Note Prepayment Premium and the Certificate Prepayment Premium. No other assets of the Trust will be available for the purpose of making such payment.]

[INTEREST RATE CAP.........  On the Closing Date, the Sellers will enter into an
                               Interest Rate Cap in respect of the Class A-2
                               Notes with           (the "Interest Rate Cap
                               Provider"). Pursuant to the Interest Rate Cap, the Interest Rate Cap Provider will make a payment to the Trust on each [Distribution] [Payment] Date on which [the Class A-2 Rate] [LIBOR] for the preceding [Distribution] [Payment] Date exceeds the Cap Rate in an amount equal to the product of (i) the difference between [such Class A-2 Rate] [LIBOR] and the Cap Rate, (ii) the Cap Notional Amount and (iii) the actual number of days from and including the preceding [Distribution] [Payment] Date to but excluding such [Distribution] [Payment] Date divided by 360. The Cap Notional Amount on any [Distribution] [Payment] Date will equal at least the principal amount of the Class A-2 Notes as of the close of the preceding [Distribution] [Payment] Date. See "Description of the Transfer and Servicing Agreements -- Interest Rate Cap" herein. Payments received by the Indenture Trustee pursuant to the Interest Rate Cap will be deposited in the Collection Account for the benefit of all Securityholders.]

[INTEREST RATE SWAP........  On the Closing Date, the Indenture Trustee, on
                               behalf of the Trust, will enter into one or more Interest Rate Swap Agreements (collectively, the
                               "Interest Rate Swap") with           (the "Swap
                               Counterparty"). Pursuant to the Interest Rate Swap, the Swap Counterparty will pay to the Trust, on each [Distribution] [Payment] Date, interest at a per annum rate equal to [the Class A-2 Rate] [LIBOR] on the Swap Notional Amount. The Swap Notional Amount on any [Distribution] [Payment] Date will equal the principal amount of the Class A-2 Notes as of the close of the preceding [Distribution] [Payment] Date. In exchange for such payments, the Trust will pay to the Swap Counterparty, on each [Distribution] [Payment] Date, interest at a per annum rate
                               equal to [the lesser of] [     %] [and] [the
                               Prime Rate less      %], on the outstanding
                               principal amount of the Notes as of the close of the preceding [Distribution] [Payment] Date [, which rate will be reset [on various dates in] each [month] [Interest Period]]. With respect to each [Distribution] [Payment] Date, any difference between the [monthly] [quarterly] payment by the Swap Counterparty to the Trust and the [monthly] [quarterly] payment by the Trust to the Swap Counterparty will be referred to herein as the "Net Trust Swap Receipt," if such difference is a positive number, and the "Net Trust Swap Payment," if such difference is a negative number. Net Trust Swap Receipts, if any, will be deposited in the Collection Account for the benefit of all Securityholders and Net Trust Swap Payments, if any, will be paid from the Collection Account in the same manner and priority as accrued and unpaid interest on the Notes on each [Distribution] [Payment] Date. See "Description of the Transfer and Servicing Agreements -- Interest Rate Swap."]

[PRE-FUNDING ACCOUNT.......  During the period (the "Funding Period") from and including the Closing Date until the earliest of
                               (a) the Determination Date on which the amount on deposit in the Pre-Funding Account is equal to
                               $          or less, (b) the occurrence of an
                               Event of Default under the Indenture or an Event of Servicing Termination under the Sale and Servicing Agreement, (c) the occurrence of certain events of insolvency or dissolution with respect to NAFC and (d) the Determination Date
                               with respect to the             , 199
                               Distribution Date, the Pre-Funded Amount will be maintained as an account in the name of the Indenture Trustee (the "Pre-Funding Account"). The Pre-Funded Amount will initially equal
                               approximately $          , and, during the
                               Funding Period, will be reduced by the amount thereof used to purchase Subsequent Receivables in accordance with the Sale and Servicing Agreement and the amount thereof deposited in the Reserve Account in connection with the purchase of such Subsequent Receivables. The Sellers expect that the Pre-Funded Amount will be reduced
                               to $          or less by the Distribution Date.
                               Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders and Certificateholders as described above.]

RESERVE ACCOUNT............  An account (the "Reserve Account") will be created with an initial deposit by the Sellers on the Closing Date of cash or Permitted Investments
                               having a value at least equal to      % of the
                               [Initial Pool Balance] [Pool Balance as of the Initial Cut-Off Date] [plus an amount attributable to the difference between the anticipated investment earnings on the Pre-Funded Amount and the weighted average interest expense on the portion of the Notes and Certificates represented by the Pre-Funded Amount]. [On each Subsequent Transfer Date, cash or Permitted Investments having a value approximately equal to
                                    % of the aggregate principal balance of the
                               Subsequent Receivables conveyed to the Trust on such Subsequent Transfer Date will be withdrawn from the Pre-Funding Account from amounts otherwise distributable to the Sellers in connection with the sale of Subsequent Receivables and shall be deposited in the Reserve Account.] The amount initially deposited in the Reserve Account by the Sellers [and the aggregate amount transferred from the Pre-Funding Account to the Reserve Account on each Subsequent Transfer Date] is referred to as the "Reserve Account Initial Deposit" [and the "Additional Reserve Account Deposit," respectively.] The Reserve Account will be maintained as an account in the name of the Indenture Trustee for the benefit of Securityholders.

                             Funds will be withdrawn from the Reserve Account up
                               to the Available Reserve Amount to the extent that the Available Funds with respect to any Collection Period remaining after the Servicing Fee is paid is less than the Noteholders' Payment Amount and will be deposited in the Note Payment Account for distribution to the Noteholders on the related [Distribution] [Payment] Date. In addition, funds will be withdrawn from the Reserve Account up to the Available Reserve Amount (as reduced by any withdrawal pursuant to the preceding sentence) to the extent that the Available Funds remaining after payment of the Servicing Fee and the deposit of the Noteholders' Payment Amount in the Note Payment Account is less than the

                               Certificateholders' Distribution Amount and will be deposited in the Certificate Distribution Account for distribution to the
                               Certificateholders.

                             On each Distribution Date, the Reserve Account will
                               be reinstated up to the Specified Reserve Account Balance to the extent, if any, of the Available Funds remaining after payment of the Servicing Fee, the deposit of the Noteholders' Payment Amount into the Note Payment Account and the deposit of the Certificateholders' Distribution Amount into the Certificate Distribution Account.

                             Certain amounts in the Reserve Account on any
                               Distribution Date (after giving effect to all distributions to be made on such Distribution
                               Date) in excess of the Specified Reserve Account Balance for such Distribution Date will be released to [the Sellers] NAFC (except to the extent described under "Description of the Transfer and Servicing Agreements -- Reserve Account" herein). Subject to reduction as described below, the "Specified Reserve Account Balance" with respect to any Distribution Date
                               generally will be equal to the sum of (i)      %
                               of the [Initial Pool Balance] [Pool Balance as of the Initial Cut-Off Date] [, plus an amount related to the difference between anticipated investment earnings on the remaining Pre-Funded Amount and the weighted average interest expense on the portion of the Notes and Certificates represented by the remaining Pre-Funded Amount]
                               and (ii)      % of the Pool Balance on the first
                               day of the related Collection Period. [However, so long as on any Distribution Date (except the first Distribution Date) the outstanding principal amount of the Securities (after giving effect to distributions made on the prior Distribution Date) is less than or equal to
                                    % of [the sum of] [(a)] the Pool Balance on
                               the first day of the related Collection Period [and (b) the Pre-Funded Amount on such date],) then the portion of the Specified Reserve Account Balance set forth in clause (i) above will be
                               reduced to      % of the [Initial Pool Balance]
                               [Pool Balance as of the Initial Cut-Off Date].] [In addition, so long as on any Distribution Date (except the first Distribution Date) the outstanding principal amount of the Securities (after giving effect to distributions made on the prior Distribution Date) is less than or equal to
                                    % of [the sum of] [(a)] the Pool Balance on
                               the first day of the related Collection Period [and (b) the Pre-Funded Amount on such day], then such portion of the Specified Reserve Account Balance set forth in clause (i) above will be
                               reduced to     % of the [Initial Pool Balance]
                               [Pool Balance as of the Initial Cut-Off Date].] [With respect to the portion of the Specified Reserve Account Balance set forth in clause (ii) above, so long as on any Distribution Date (except the first Distribution Date) the outstanding principal amount of the Securities (after giving effect to distributions made on the prior Distribution Date) is less than or equal to
                                    % of [the sum of] [(a)] the Pool Balance on
                               the first day of the related Collection Period [and (b) the Pre-Funded Amount on such day], then such portion will be reduced to an amount equal to the product of (I) the Pool Balance on the first day of the related Collection Period and
                               (II) the percentage (which shall not be greater
                               than      % or less than zero) equal to (X) the
                               percentage derived from the fraction, the numerator of which is the outstanding principal amount of the Securi-ties (after giving effect to distributions made on the prior Distribution Date) and the denominator of which is such Pool Balance less
                               (Y)      %.] [The Specified Reserve Account
                               Balance is further subject to adjustment in certain circumstances described herein.]


[YIELD SUPPLEMENT ACCOUNT;
  YIELD SUPPLEMENT
  AGREEMENT................  If any Receivable has, as of the Cutoff Date, a
                               Contract Rate below the sum of (i) the weighted average of the Note Interest Rates and Certificate Rate and (ii) the Servicing Fee Rate (the "Required Rate"), one or more of the Sellers, the Servicer or NAFC and the Trust will enter into a yield supplement agreement (the "Yield Supplement Agreement"). The Yield Supplement Agreement will, with respect to each Receivable subject thereto, provide for payment by the applicable Seller, on the each Deposit Date, of an amount calculated by the Servicer to be equal to one-twelfth of the excess, if any, of
                               (i) interest on such Receivable's principal balance as of the first day of the preceding Collection Period at a rate equal to the Required Rate over (ii) interest at the Contract Rate on such Receivable's principal balance as of the first day of the related Collection Period (in the aggregate for all Receivables with respect to any Deposit Date, the "Yield Supplement Amount"). [The Sellers or NAFC will establish a yield supplement account with the Indenture Trustee for the benefit of the Securityholders (the "Yield Supplement Account"). The Yield Supplement Account is designed solely to hold funds to provide security for the payment by the Sellers of the Yield Supplement Amount on any Deposit Date. The Yield Supplement Account will be created with a deposit by [the Sellers] NAFC [a third party] in an amount equal to the Required [Initial] Yield Supplement Amount.]


                             [Pursuant to the Yield Supplement Agreement, on
                               each Subsequent Transfer Date, [the Sellers] NAFC [a third party] will deposit an amount into the Yield Supplement Account (the "Additional Yield Supplement Amount") equal to the aggregate Yield Supplement Amounts in respect of the such Subsequent Receivable for the period commencing with the related Subsequent Cut-Off Date and ending with the scheduled maturity of each such Subsequent Receivable, assuming that payments on such Receivables are made as scheduled and no prepayments are made. See "Description of the Transfer and Servicing Agreements -- Yield Supplement Account; Yield Supplement Agreement" herein.]]

COLLECTION ACCOUNT.........  Except under certain conditions described herein, the Servicer will be required to remit
                               collections received with respect to the
                               Receivables not later than the [     ] Business
                               Day after receipt to one or more accounts in the name of the Indenture Trustee (the "Collection Account"). Pursuant to the Sale and Servicing Agreement, the Servicer will have the power, revocable at the discretion of the Indenture Trustee or at the discretion of the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to withdraw funds on deposit in the Collection Account and to apply such funds on each Distribution Date to the following (in the priority indicated): (i) the Servicing Fee for the prior Collection Period and any overdue Servicing Fees to the Servicer, (ii) the Accrued Note Interest and the Noteholders' Principal Payment Amount into the Note Payment Account, (iii) the Accrued Certificate Interest and, commencing on the later of (a) the
                                         199  Distribution Date and (b) the
                               Distribution Date next succeeding the
                               Distribution Date on which the [Class A-1] Notes are paid in full, the Certificateholders' Principal Distribution Amount into the Certificate Distribution Account and (iv) the remaining balance, if any, to the Reserve Account; provided, however, that on each Distribution Date following the occurrence of an Event of Default which has resulted in acceleration of the Notes or following an Insolvency Event or a dissolution with respect to NAFC, the principal of the Notes must be paid in full prior to the distribution of any amounts on the Certificates.

[GUARANTEED RATE
AGREEMENT..................  Amounts on deposit in the [Collection] [Note
                               Payment] Account will be invested from the date of deposit to the related [Distribution] [Payment] Date by the Indenture Trustee at the direction of (the "Investment Provider") in certain eligible investments pursuant to a Guaranteed Rate Agreement, which provides that the Investment Provider will guarantee a rate of return on such amounts equal to the weighted average of the Note Interest Rates [and the Certificate Rate] and will be entitled to receive any Investment Earnings in excess of such guaranteed return. See "Description of the Transfer and Servicing Agreements -- Guaranteed Rate Agreement."]

SERVICER FEE...............  The Servicer will receive each month a fee for servicing the Receivables equal to (a) the product of one-twelfth of [1.00]% (the "Servicing Fee Rate") and the Pool Balance outstanding at the beginning of the previous month, plus (b) any late, prepayment, and other administrative fees and expenses collected during such month [plus
                               (c) reinvestment proceeds on any payments received in respect of the Receivables].

MATURITY AND PREPAYMENT
  CONSIDERATIONS...........  The [Class A-2 Notes, the Class A-3 Notes and the]
                               Certificates will not receive any principal payments until the [Class A-1] Notes have been paid in full[, and the Class A-3 Notes will not receive any principal payments until the Class A-2 Notes have been paid in full]. In addition, no principal payments on the Certificates will be made until the later of [(i) the 199 Distribution Date and (ii)] the Distribution Date next succeeding the Distribution Date on which the [Class A-1] Notes are paid in full. As the rate of payment of principal of [the] [each class of] Notes and the Certificates depends on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of [the] [any class of] Notes and the final distribution in respect of the Certificates could occur significantly earlier than the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date]. In addition, the rate of payment of principal of [the] [each Class of] Notes and the Certificates will be affected by the application of the Noteholders' Accelerated Principal to pay the principal of the Notes. Reinvestment risk associated with early payment of the Notes and the Certificates will be borne exclusively by the Noteholders and the Certificateholders, respectively.

                             It is expected that the final payment of [the]
                               [each class of] Notes and the final distribution in respect of the Certificates will occur on or prior to the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date]. However, if sufficient funds are not available to pay [the] [any class of] Notes or the Certificates in full on or prior to the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date], final payment of [the] [such class of] Notes and the final distribution in respect of the Certificates could occur later than such dates.

                             All of the Receivables are prepayable at any time.
                               Prepayments will shorten the weighted average remaining term of the Receivables and the weighted average life of the Securities. Such prepayments, to the extent allocable to principal, will be included in the Noteholders' Principal Payment Amount or the Certificateholders' Principal Distribution Amount and will be payable to the Securityholders as set forth in the priority of distributions herein. See "Description of the Transfer and Servicing Agreements -- Distributions" herein.

CLEARANCE AND SETTLEMENT...  Securityholders may elect to hold their Notes or
                               Certificates through any of DTC (in the United States) or Cedel or Euroclear (in Europe). Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operation procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through the relevant Depositaries of Cedel or Euroclear. See "Book-Entry and Definitive Securities; Reports to Securityholders -- Book-Entry Registration" in the Prospectus [and Annex 1 to this Prospectus Supplement, "Global Clearance, Settlement and Tax Documentation Procedures."].

TAX STATUS.................  In the opinion of ("Special Tax Counsel"), for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness, and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes. Alternative characterizations of the Trust and the Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. Certificateholders may be allocated income equal to the amount of interest accruing on the Certificates at the Certificate Rate even though the Trust may not have sufficient cash to make current cash distributions of such amount. See "Federal Income Tax Consequences" herein and in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Securities.

ERISA CONSIDERATIONS.......  Subject to the considerations discussed under
                               "ERISA Considerations" herein and in the Prospectus, the Notes may, in general, be purchased by or on behalf of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any employee benefit plan fiduciary considering a purchase of Notes should, among other things, consult with legal counsel regarding the availability of a statutory or administrative exemption from the prohibited transaction rules of ERISA and the Internal Revenue Code of 1986, as amended (the "Code").

                             The Certificates may not be acquired by an employee
                               benefit plan subject to ERISA or Section 4975 of the Code, or by an individual retirement account. Any investor considering the purchase of Certificates should be aware that such purchase and subsequent holding could, under certain circumstances, be deemed to involve an indirect prohibited transaction if a plan with respect to which the investor is a "party in interest" or "disqualified person" purchases the Certificates without the benefit of an exemption from the prohibited transaction rules. See "ERISA Considerations" herein and in the Prospectus.

[LEGAL INVESTMENT..........  The [Class A-1] Notes will be eligible securities for purchase by money market funds under paragraph (a)(9) of Rule 2a-7 under the Investment Company Act of 1940, as amended.]


RATING[S] OF THE NOTES.....  It is a condition to the issuance of the [Class
                               A-1,] [Class A-2] [and Class A-3] Notes that they be rated in [one of the [four] [the] highest investment rating [category][categories] by at least two of the nationally recognized statistical rating organizations (the "Rating Agencies"). Any such rating assigned to the Notes will address the likelihood of the timely payment of interest on and the ultimate payment of principal of the Notes pursuant to the Sale and Servicing Agreement and the Indenture. [However, the rating agencies do not evaluate, and the rating does not address, the likelihood that the Note Prepayment Premium will be paid.] There can be no assurance that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant.


RATING[S] OF THE
CERTIFICATES...............  It is condition of the issuance of the Certificates that they be rated [at least] " " or its equivalent by at least two nationally recognized statistical rating organizations, which rating or ratings are among the four highest investment rating categories of the applicable nationally recognized statistical rating organization(s). Any such rating assigned to the Certificates will address the likelihood of the timely payment of interest and the ultimate payment of principal of the Certificates pursuant to the Sale and Servicing agreement. [However, the rating agencies do not evaluate, and the rating does not address, the likelihood that the Certificate Prepayment Premium will be paid.] There can be no assurance that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant.

RISK FACTORS...............  Prospective investors should consider the factors set forth under "Risk Factors" on pages S- through S- .

                                  RISK FACTORS

LIMITED LIQUIDITY

     There is currently no secondary market for the Securities. Each Underwriter currently intends to make a market in the Securities for which it is an Underwriter, but it is under no obligation to do so. There can be no assurance that a secondary market will develop. The lack of a secondary market for the Securities may result in an investor being unable to liquidate its interest in the Securities in a time period and manner satisfactory to the investor or at a price comparable to that which would be available in a more liquid market.

[THE SUBSEQUENT RECEIVABLES AND THE PRE-FUNDING ACCOUNT

     On the Closing Date, the Sellers will transfer to the Trust the
approximately $          of Initial Receivables and the approximately
$          Pre-Funded Amount on deposit in the Pre-Funding Account. If the principal amount of eligible Receivables originated by the Sellers during the Funding Period is less than the Pre-Funded Amount, the Sellers will have insufficient Receivables to sell to the Trust on the Subsequent Transfer Dates, thereby resulting in a prepayment of principal to the Noteholders and the Certificateholders as described in the following paragraph. See "Risk
Factors -- Trust's Relationship to Sellers, NationsBank Corporation and their Affiliates" in the Prospectus. In addition, any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the Sale and Servicing Agreement; (ii) the Sellers will not select such Subsequent Receivables in a manner that it believes is adverse to the interests of the Noteholders or the Certificateholders; (iii) as of the related Subsequent Cut-Off Date, the Receivables in the Trust at that time, including the Subsequent Receivables to be conveyed by the Sellers as of such Subsequent Cut-Off Date, will satisfy the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; (iv) the applicable Additional Reserve Account Deposit [and the applicable Additional Yield Supplement Amount, if any] for such Subsequent Transfer Date shall have been made; and (v) the Sellers shall have executed and delivered to the Trust (with a copy to the Indenture Trustee) a written assignment conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receivables). Moreover, any such conveyance of Subsequent Receivables made during any given Collection Period will also be subject to the satisfaction, on or about the fifteenth day of the month following such Collection Period, of the following conditions subsequent, among others: (a) the Sellers will deliver certain opinions of counsel to the Owner Trustee, Indenture Trustee and the Rating Agencies with respect to the validity of the conveyance of all such Subsequent Receivables conveyed during such Collection Period; (b) the Trust and the Indenture Trustee shall have received written confirmation from a firm of independent certified public accountants that, as of the end of the preceding Collection Period, the Receivables in the Trust at that time, including the Subsequent Receivables conveyed by the Sellers during such Collection Period, satisfied the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; and (c) the Rating Agencies shall have each notified the Sellers in writing that, following the addition of all such Subsequent Receivables, [each class of] the Notes and the Certificates will be rated in the same rating category as they were rated by the Rating Agencies on the Closing Date. The Sellers will immediately repurchase any Subsequent Receivable, at a price equal to the Purchase Amount thereof, upon the failure of the Sellers to satisfy any of the foregoing conditions subsequent with respect thereto. Such confirmation of the ratings of the Notes and the Certificates may depend on factors other than the characteristics of the Subsequent Receivables, including the delinquency, repossession and net loss experience on the automobile, van and light truck receivables in the portfolio serviced by the Servicer.

     To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the conveyance of Subsequent Receivables to the Trust by
the end of the Funding Period and such amount exceeds $          , the
Noteholders and the Certificateholders will receive, on the Distribution Date on or immediately following the last day of the Funding Period, a prepayment of principal in an amount equal to the applicable Pre-Funded Percentage, in respect of [a class of] the Notes or the Certificates, of the Pre-Funded Amount remaining in the Pre-Funding Account following the purchase of any Subsequent Receivables on such Distribution Date. Otherwise such remaining Pre-Funded Amount will be paid as principal of the

[Class A-1] Notes [up to an amount not to exceed their outstanding principal amount, with any remaining amount used to redeem the Class A-2 Notes]. It is anticipated that the principal balance of Subsequent Receivables sold to the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account and that therefore there will be at least a nominal amount of principal prepaid to the [Class A-1] Noteholders.

     Each Subsequent Receivable must satisfy the eligibility criteria specified in the Sale and Servicing Agreement and any additional criteria specified by the Rating Agencies at the time of its addition. However, Subsequent Receivables may have been originated by the Sellers at a later date using credit criteria different from those which were applied to the Initial Receivables and may be of a different credit quality and seasoning. [In addition, an increasing percentage of the Subsequent Receivables may be Balloon Receivables.] Therefore, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire Receivables Pool included in the Trust may vary significantly from those of the Initial Receivables. See "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus.

     None of the Sellers is generally obligated to make any payments in respect of the Notes, the Certificates or the Receivables. [However, the ability of the Sellers to convey Subsequent Receivables on Subsequent Transfer Dates is completely dependent upon the generation of additional receivables by the Sellers. The ability of the Sellers to generate Subsequent Receivables is largely dependent upon the Sellers' ability to offer competitive rates of interest on motor vehicle installment sales contracts to be acquired by the Sellers. In addition, the number of Dealers from which the Sellers' acquire retail motor vehicle installment sales contracts may effect the Sellers' ability to generate Subsequent Receivables. The level of retail sales of automobiles, vans and light trucks may change as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perceptions of economic conditions generally. Social factors influencing the level of retail motor vehicle sales include an increasing awareness of environmental consequences derived from regional and national dependence on private motor vehicles for transportation and the local and regional political commitment to develop and encourage reliance on mass transit and alternative transportation projects, such as light rail, high occupancy vehicle highways and, in certain communities, an expanding network of bicycle lanes. There can be no assurance, therefore, that the Sellers will continue to generate receivables at the same rate as in prior years. The Sellers are unable to determine and have no basis to predict to what extent these factors will affect the Sellers' ability to generate Subsequent Receivables.] In addition, if NationsBank, N.A. were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Noteholders and Certificateholders.

     NationsBank Corporation and the Trust are subject to the informational requirements of the Exchange Act and in accordance therewith file, and will cause to be filed, reports and other information with the Commission. For further information regarding NationsBank Corporation and the Trust, reference is made to such reports and other information which are available as described under "Available Information" in the Prospectus.]

LIMITED ASSETS

     The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables[, the Pre-Funding Account] [, the Yield Supplement Account] and the Reserve Account [and the payments, if any, received pursuant to the [Interest Rate Cap,] [the Interest Rate Swap] [and the] [Guaranteed Rate Agreement]]. Holders of the Notes and the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the [Pre-Funding Account][, the Yield Supplement Account] [and the] Reserve Account [and the payments, if any, received pursuant to the [Interest Rate Cap,] [the Interest Rate Swap] [and the] [Guaranteed Rate Agreement]]. [The Pre-Funding Account will be available only during the Funding Period and is designed solely to cover obligations of the Trust relating to a portion of its funds not invested in Receivables and is not designed to cover losses on the Receivables.] [The Yield Supplement Account is designed solely to hold funds to be applied to provide payments to the Securityholders in respect of Receivables the Contract Rate of which is less than the Required Rate.] Funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Notes and the Certificates. However, amounts to be deposited in the [Pre-Funding Account[, the Yield Supplement Account] and the] Reserve Account are limited in amount. If the [Pre-Funding Account[, the Yield Supplement Account] and the] Reserve Account is [are] exhausted, the Trust will depend solely on current distributions on the Receivables [and the payments, if any, received pursuant to the [Interest Rate Cap,] [the Interest Rate Swap] [and the] [Guaranteed Rate Agreement]] to make payments on the Notes and the Certificates. [Payments under [the Interest Rate Cap,] [the Interest Rate Swap] [and the Guaranteed Rate Agreement] will be received only under certain circumstances. See "Description of the Transfer and Servicing
Agreements[ -- Interest Rate Cap,"] ["-- Interest Rate Swap"] [and
"-- Guaranteed Rate Agreement."]]

SUBORDINATION

     Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes, [and distributions of interest on the [Class Notes] are subordinated in priority of payment to interest [and principal] due on the [Class Notes] [and the Class Notes]. Consequently, the Certificateholders will not receive any distributions on a Distribution Date until the full amount of interest on and principal of the Notes on such Distribution Date has been deposited in the Note Payment Account. The Certificateholders will not receive any distributions of principal until
after the later to occur of (i) the      Distribution Date next succeeding the
Distribution Date on which the [Class A-1] Notes were paid in full and (ii) the
     Distribution Date. However, upon the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to NAFC, distributions of any amounts on the Certificates will be subordinated in priority of payment to payment in full of principal of the Notes. [In addition, upon any reduction or withdrawal by any Rating Agency of its rating of [the] [any class of] Notes (see "-- Ratings of the Securities" below), the Certificateholders will not receive any distributions of principal until after all the Notes have been paid in full or until such rating has been restored]. [The [Class ] Noteholders will not receive any distributions of interest on a [Distribution] [Payment] Date unless the full amount of interest on the [Class Notes] [and the Class Notes] due on such [Distribution] [Payment] Date has been or will be paid on such [Distribution] [Payment] Date.]

     If an Event of Default occurs, the Indenture Trustee or the holders of a majority of the aggregate principal amount of all the Notes may declare the principal of the Notes to be immediately due and payable, and the Indenture Trustee may institute or be required to institute proceedings to collect amounts due or exercise its remedies as a secured party (including foreclosure or sale of the Receivables). In the event of a sale of Receivables by the Indenture Trustee following an Event of Default or following an Insolvency Event or a dissolution with respect to NAFC, there is no assurance that the proceeds of such sale will be equal to or greater than the aggregate outstanding principal amount of the Notes and the Certificates plus accrued interest. Because neither interest nor principal is distributed to Certificateholders upon sale of the Receivables following an Event of Default and acceleration of the Notes under the Indenture or following an Insolvency Event or a dissolution with respect to NAFC until all the Notes have been paid in full, the interests of Noteholders and the Certificateholders may conflict, and the exercise by the Indenture Trustee of its right to sell the Receivables or exercise other remedies under the Indenture and applicable law may cause the Certificateholders to suffer a loss of all or part of their investment. See "Description of the Notes -- The Indenture -- Events of Default; Rights upon Event of Default" and "Description of the Transfer and Servicing Agreements -- Insolvency Event or Dissolution" in the Prospectus.

     In general, the Sellers may, and in certain circumstances the Certificateholders may, direct the Owner Trustee in the administration of the Trust. However, because the Trust has pledged the Trust Property to the Indenture Trustee to secure the payment of the Notes, including in such pledge certain rights of the Trust under the Sale and Servicing Agreement, the Indenture Trustee and not the Sellers or the Certificateholders has the power to direct the Trust to take certain actions in connection with the administration of the Trust Property until the Notes have been paid in full and the lien of the Indenture has been released. In addition, the Sellers and Certificateholders are not allowed to direct the Owner Trustee to take any action which conflicts with the provisions of any of the Basic Documents. The Indenture specifically prohibits the Owner Trustee from taking any action which would impair the Indenture Trustee's security interest in the Trust and requires the Owner Trustee to obtain the consent of the Indenture Trustee or the holders of a majority of the aggregate principal amount of the Notes before modifying, amending, supplementing, waiving or terminating any Basic Document or any provision of any Basic Document. Therefore, until the Notes have been paid in full, the ability to direct the Trust with respect to certain actions permitted to be taken by it under the Basic Documents rests with the Indenture Trustee and the Noteholders instead of the Sellers or the Certificateholders.

     If an Event of Servicing Termination were to occur, the holders of a majority of the outstanding principal amount of the Notes, or the Indenture Trustee acting on behalf of the Noteholders, and not the Sellers or the Certificateholders, would have the right to terminate the Servicer as the servicer of the Receivables without consideration of the effect such termination would have on Certificateholders. In addition, the holders of not less than a majority of the outstanding principal amount of the Notes would have the right to waive certain Events of Servicing Termination, without consideration of the effect such waiver would have on Certificateholders. After all the Notes have been paid in full and the lien of the Indenture has been released, upon the occurrence of an Event of Servicing Termination, the holders of a majority of the outstanding Certificate Balance, or the Owner Trustee acting on behalf of the Certificateholders, may terminate the Servicer. See "Description of the Transfer and Servicing Agreements -- Waiver of Past Events of Servicing Termination" and "-- Rights Upon Event of Servicing Termination" in the Prospectus.

MATURITY AND PREPAYMENT CONSIDERATIONS

     The [Class A-2 Notes, the Class A-3 Notes and the] Certificates will not receive any principal payments until the [Class A-1] Notes have been paid in full[, and the Class A-3 Notes will not receive any principal payments until the Class A-2 Notes have been paid in full]. In addition, no principal payments on
the Certificates will be made until the later of [(i) the           199
Distribution Date and (ii)] the           Distribution Date next succeeding the
Distribution Date on which the [Class A-1] Notes are paid in full. As the rate of payment of principal of [the] [each class of] Notes and the Certificates depends on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of [the] [any class of] Notes and the final distribution in respect of the Certificates could occur significantly earlier than the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date]. In addition, the rate of payment of principal of [the] [each Class of] Notes and the Certificates will be affected by the application of the Noteholders' Accelerated Principal to pay the principal of the Notes. It is expected that final payment of [the] [each class of] Notes and the final distribution in respect of the Certificates will occur on or prior to the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date]. However, if sufficient funds are not available to pay [the] [any class of] Notes or the Certificates in full on or prior to the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date], final payment of [the] [such class of] Notes and the final distribution in respect of the Certificates could occur later than such dates. See "Maturity and Prepayment Considerations" herein and in the Prospectus.

     [THE YIELD ON THE CLASS      NOTES WILL BE EXTREMELY SENSITIVE TO THE RATE
AND TIMING OF PAYMENTS (INCLUDING PREPAYMENTS) ON THE RECEIVABLES. [AN INVESTOR
PURCHASING A CLASS      NOTE AT A SIGNIFICANT PREMIUM COULD, UNDER CERTAIN
PREPAYMENT SCENARIOS, FAIL TO RECOUP ITS ORIGINAL INVESTMENT.] [THE YIELD TO
MATURITY ON THE CLASS      NOTES WILL BE ADVERSELY AFFECTED BY A LOWER THAN
ANTICIPATED RATE OF PAYMENT ON THE RECEIVABLES.] [The reinvestment risk to an
investor in the Class      Notes may be exacerbated in the event of [an increase
in the rate of payment on the Receivables in a decreasing interest rate environment] [a decrease in the rate of payment on the Receivables in an
increasing rate environment]. Any ratings assigned to the Class      Notes by a
Rating Agency will reflect only such Rating Agency's assessment of the likelihood that timely distributions will be made with respect to the Class
     Notes in accordance with the Sale and Servicing Agreement and the Indenture. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Receivables will occur or of the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, such rating will not address the possibility that prepayment rates higher or lower than anticipated by an investor may cause [such investor to experience a
lower than anticipated yield] [an investor purchasing a Class      Note at a
significant premium might fail to recoup its investment]. See "The Receivable
Pool -- Sensitivity of the Class   Notes to Prepayments."]

GEOGRAPHIC CONCENTRATION

     Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. As of the Cut-Off Date, the Sellers' records indicate that the
mailing addresses of Obligors with respect to approximately      %,      %,
     %,      % and      % by principal balance of the Receivables were in
[Texas, North Carolina, Florida, Georgia and South Carolina], respectively. As a result, economic conditions in such states may have a disproportionate impact on the Trust. In particular, an economic downturn in one or more of such states could adversely affect the performance of the Trust (even if national economic conditions remain unchanged or improve) as Obligors in such state or states experience the effects of such a downturn and face greater difficulty in making payments on their Financed Vehicles. See "The Receivables Pool."

RATINGS OF THE SECURITIES

     It is a condition to the issuance of [each class of] the Notes and of the Certificates that [each class of] the Notes be rated in [one of the [four]] [the] highest rating [category][categories], and the Certificates be rated [at
least] "          " or its equivalent, by at least two nationally recognized rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the payment of principal and interest on the Securities pursuant to their terms. [However, the Rating Agencies do not evaluate, and the ratings of the Securities do not address, the likelihood that the Note Prepayment Premium or the Certificate Prepayment Premium will be paid.] There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

                                   THE TRUST

GENERAL

     The Issuer, NationsBank Auto Trust 199 , is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The Trust will initially be capitalized with the Notes and the
Certificates. Certificates with an original principal balance of $          will
be issued to NAFC and the remaining Certificates will be sold to third party investors that are expected to be unaffiliated with the Sellers, the Servicer or their affiliates or the Trust. The proceeds from the issuance of the Notes and the Certificates will be used by the Trust to purchase the [Initial] Receivables from the Sellers pursuant to the Sale and Servicing Agreement [and to fund the deposit of the Pre-Funded Amount] and to fund the initial deposit of the Reserve Account.

     If the protection provided to the investment of the Noteholders and Certificateholders by the [Yield Supplement Account and the] Reserve Account is insufficient, the Trust would have to look principally to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables [and from the Pre-Funding Account]. In such event, certain factors, such as the Trust's not having perfected security interests in the Financed Vehicles in all states, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the Noteholders and Certificateholders. See "Description of the Transfer and Servicing

Agreements -- Distributions" [, "-- Yield Supplement Account; Yield Supplement Agreement"] and "-- Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:

    [Class A-1] Notes.........................................................  $
    [Class A-2 Notes].........................................................  [      ]
    [Class A-3 Notes].........................................................  [      ]
    Certificates..............................................................
                                                                                --------
              Total...........................................................  $
                                                                                ========

THE OWNER TRUSTEE

                                   is the Owner Trustee under the Trust
Agreement.                               is a Delaware
               and its principal offices are located at , Delaware. Each of the Sellers and their affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

                              THE RECEIVABLES POOL

     The pool of Receivables (the "Receivables Pool") will include the [Initial] Receivables purchased as of the [Initial] Cut-Off Date [and will include any Subsequent Receivables purchased as of any Subsequent Cut-Off Date (the Initial Cut-Off Date or any Subsequent Cut-Off Date being individually referred to herein as a "Cut-Off Date")]. The [Initial] Receivables were purchased[, and the Subsequent Receivables were or will be purchased,] by the Sellers from Dealers in the ordinary course of business. The Receivables were randomly selected from among the Motor Vehicle Loans owned by the Sellers. The Sellers will warrant in the Sale and Servicing Agreement that all the Receivables have the following individual characteristics, among others: (i) the obligation of the related Obligor under each Receivable is secured by a security interest in either a new or used automobile, van or light-duty truck; (ii) each Receivable has a
contractual interest rate ("Contract Rate") of at least      % and no more than
     %]; (iii) each Receivable has a remaining maturity, as of the Cut-Off Date,
of not less than        months and not more than        months; (iv) no
Receivable was more than days past due as of the Cut-Off Date; (v) each Receivable is a Simple Interest Receivable (as defined below) that [(except for those Receivables which are Balloon Receivables)], at origination, provides for level monthly payments that fully amortize the amount financed over the original term; (vi) as of the Cut-Off Date, each Receivable has a remaining principal
balance of no less than $          and no more than $          ; (vii) each
Receivable is not a Defaulted Receivable; and (viii) each Receivable is not related to a motor vehicle that is the subject of forced-placed insurance. "Forced-placed insurance" is insurance placed on a motor vehicle by the lienholder to protect the motor vehicle as collateral for a loan when there is evidence that the borrower has neglected to do so as required by the applicable loan agreement. See " -- Certain Characteristics of the [Initial] Receivables" below. No selection procedures believed by the Sellers to be adverse to the Noteholders or Certificateholders were [or will be] used in selecting the
Receivables. [As of the [Initial] Cut-Off Date,      % at the [Initial
Receivables, by principal balance, were Balloon Receivables.]

     [The obligation of the Trust to purchase the Subsequent Receivables on a Subsequent Transfer Date will be subject to the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust on such Subsequent Transfer Date, meeting the following criteria: (i) not more than
     % of the principal balance of the Receivables in the Trust will represent
vehicles financed at [less than] [more than      %]; [and] (ii) the weighted
average Contract Rate of the Receivables in the Trust will not be less than
     % [and (iii) not more that      % at the principal balance of the
Receivables in the Trust will be Balloon Receivables], unless the Sellers increase the Reserve Account Initial Deposit by the amounts, if any, specified by the Rating Agencies to maintain the ratings of the Certificates. In addition, such obligation will be subject to the Receivables, including the Subsequent Receivables to be transferred to the Trust on such Subsequent Transfer Date,
having a weighted average remaining term not greater than           months. Such
criteria will be based on the characteristics of the Initial Receivables on the Initial Cut-Off Date and any Subsequent Receivables on the related Subsequent Cut-Off Dates.]

     [The Initial Receivables will represent approximately      % of the
aggregate initial principal balance of the Notes and the Certificates. However, except for the criteria described in the preceding paragraphs and the criteria, if any, specified by the Rating Agencies to maintain the ratings of the Certificates, there will be no required characteristics of the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the Trust, the aggregate characteristics of the entire Receivables Pool, including the composition of the Receivables, the distribution by Contract Rate and the geographic distribution described in the following tables, may vary significantly from those of the Initial Receivables.]

     NationsBank, N.A., through DFSG and units in predecessor banks of NationsBank, N.A., has been servicing indirect motor vehicle loan portfolios since 1970. The indirect motor vehicle loan portfolio serviced either directly by NationsBank, N.A. or through its affiliates was approximately $5.5 billion as of March 31, 1996. DFSG also services other indirect and direct consumer loan portfolios totalling over $25.3 billion (including the indirect motor vehicle loan portfolio) as of March 31, 1996.

CERTAIN CHARACTERISTICS OF THE [INITIAL] RECEIVABLES

     As of the Cut-Off Date, the [Initial] Receivables had, in the aggregate,
the following characteristics: (i) approximately [     ]% of the [Initial]
Receivables] was attributable to loans for purchases of new Financed Vehicles
and approximately [     ]% of the [Initial] Pool Balance was attributable to
loans for purchases of used Financed Vehicles; (ii) the weighted average
Contract Rate of the [Initial] Receivables was [       ]%; (iii) there were
[       ] [Initial] Receivables being conveyed by the Sellers to the Trust; (iv)
the average principal balance of the [Initial] Receivables, as of the Cut-Off
Date, was $[          ]; and (v) the weighted average original term and weighted
average remaining term of the [Initial] Receivables were [     ] months and
[     ] months, respectively. Approximately      % of the [Initial] Receivables
by principal balance as of the [Initial] Cut-Off Date were contributed to the Trust by NationsBank, N.A.

     The Composition of the [Initial] Receivables, Distribution of the [Initial] Receivables by New/Used Motor Vehicles, Distribution of the Receivables by Contract Rate, Distribution of the [Initial] Receivables by Remaining Term, Distribution of the [Initial] Receivables by Principal Balance and Geographic Distribution of the [Initial] Receivables, each as of the [Initial] Cut-Off Date, are set forth in the following tables.

                    COMPOSITION OF THE [INITIAL] RECEIVABLES

Weighted Average Contract Rate........................................
Range of Contract Rates...............................................
Aggregate Principal Balance...........................................
Number of Receivables.................................................
Weighted Average Remaining Term.......................................
Range of Remaining Terms..............................................
Weighted Average Original Term........................................
Range of Original Terms...............................................
Average Principal Balance.............................................
Average Original Amount Financed......................................
Range of Original Amounts Financed....................................

      DISTRIBUTION OF THE [INITIAL] RECEIVABLES BY NEW/USED MOTOR VEHICLES

                                                                                               WEIGHTED
                                                           AGGREGATE           ORIGINAL        AVERAGE
                                          NUMBER OF        PRINCIPAL           PRINCIPAL       CONTRACT
                                         RECEIVABLES        BALANCE             BALANCE        RATE(%)
                                         -----------   -----------------   -----------------   --------
New Autos, Vans and Light-Duty
  Trucks...............................
Used Autos, Vans and Light-Duty
  Trucks...............................
All Receivables........................

           DISTRIBUTION OF THE [INITIAL] RECEIVABLES BY CONTRACT RATE

                                                                                                  % OF
                                                                                AGGREGATE       AGGREGATE
                                                 NUMBER OF    % OF TOTAL        PRINCIPAL       PRINCIPAL
                                                RECEIVABLES   RECEIVABLES        BALANCE         BALANCE
                                                -----------   -----------   -----------------   ---------
 7.00 to 7.99%................................
 8.00 to 8.99%................................
 9.00 to 9.99%................................
10.00 to 10.99%...............................
11.00 to 11.99%...............................
12.00 to 12.99%...............................
13.00 to 13.99%...............................
14.00 to 14.99%...............................
15.00 to 15.99%...............................
16.00 to 16.99%...............................
17.00 to 17.99%...............................
18.00 to 18.99%...............................
19.00 to 19.99%...............................
20.00 to 20.99%...............................
21.00 to 21.99%...............................
          Total...............................

          DISTRIBUTION OF THE [INITIAL] RECEIVABLES BY REMAINING TERM

                                                                                                  % OF
                                                                                AGGREGATE       AGGREGATE
                                                 NUMBER OF       % OF           PRINCIPAL       PRINCIPAL
                                                RECEIVABLES   RECEIVABLES        BALANCE         BALANCE
                                                -----------   -----------   -----------------   ---------
 7 to 12 months...............................
13 to 18 months...............................
19 to 24 months...............................
25 to 30 months...............................
31 to 36 months...............................
37 to 42 months...............................
43 to 48 months...............................
49 to 54 months...............................
55 to 60 months...............................
61 to 66 months...............................
67 to 72 months...............................
          Total...............................

         DISTRIBUTION OF THE [INITIAL] RECEIVABLES BY PRINCIPAL BALANCE

                                                                                                  % OF
                                                                                AGGREGATE       AGGREGATE
                                                  NUMBER OF       % OF          PRINCIPAL       PRINCIPAL
                                                 RECEIVABLES   RECEIVABLES       BALANCE         BALANCE
                                                 -----------   ----------   -----------------   ---------
$     0 to $9,999..............................
$10,000 to $19,999.............................
$20,000 to $29,999.............................
$30,000 to $39,999.............................
$40,000 to $49,999.............................
          Total................................

              GEOGRAPHIC DISTRIBUTION OF THE [INITIAL] RECEIVABLES

                                                                                                  % OF
                                                                                AGGREGATE       AGGREGATE
                                                 NUMBER OF       % OF           PRINCIPAL       PRINCIPAL
                   STATE(1)                     RECEIVABLES   RECEIVABLES        BALANCE         BALANCE
- ----------------------------------------------  -----------   -----------   -----------------   ---------
Florida.......................................
Georgia.......................................
North Carolina................................
South Carolina................................
Texas.........................................
Other(2)......................................
          Total...............................

- ---------------

(1) Receivables are categorized by the Sellers' records of the mailing addresses of the Obligors as of the [Initial] Cut-Off Date.
(2) Each other state represents less than [5]% of the total number of Receivables.

DELINQUENCY AND LOSS EXPERIENCE

     The tables set forth below indicate the delinquency and credit loss/repossession experience for each of the last three calendar years and for the three month periods ending [March 31], 1996 and 1995 of the Banks' portfolio of Motor Vehicle Loans from which the Receivables have been selected [(which portfolio excludes certain Motor Vehicle Loans acquired by the Banks in acquisitions)]. No assurance can be made, however, that the delinquency and loss experience for the Motor Vehicle Loans or the Receivables in the future will be similar to the historical experience set forth in the following tables.

                DELINQUENCY EXPERIENCE (DOLLARS IN THOUSANDS)(1)

                  AS OF MAY 31,                                                AS OF DECEMBER 31,
     ----------------------------------------  ----------------------------------------------------------------------------------
            1996                 1995                 1995                 1994                 1993                 1992
     -------------------  -------------------  -------------------  -------------------  -------------------  -------------------
     NUMBER               NUMBER               NUMBER               NUMBER               NUMBER               NUMBER
       OF                   OF                   OF                   OF                   OF                   OF
      LOANS     AMOUNT     LOANS     AMOUNT     LOANS     AMOUNT     LOANS     AMOUNT     LOANS     AMOUNT     LOANS     AMOUNT
     -------  ----------  -------  ----------  -------  ----------  -------  ----------  -------  ----------  -------  ----------
Total
Serviced
Portfolio
 at
 the
 Period
 End...
Delinquency(2)
 30-59
 Days...
 60-89
 Days...
 90
Days
  or
  More...
Total
Delinquencies...
Total
Delinquencies
 as a
 Percentage
 of the
 Total
 Serviced
 Portfolio...

- ---------------

(1) Delinquencies shown in dollars include principal amounts only.
(2) The period of delinquencies is based on the number of days payments are contractually past due until the applicable Motor Vehicle Loan is charged off.

           CREDIT LOSS/REPOSSESSION EXPERIENCE (DOLLARS IN THOUSANDS)

                               [6] MONTHS ENDED                          YEAR ENDED
                                   [MAY 31,]                            DECEMBER 31,
                            -----------------------   -------------------------------------------------
                               1996         1995         1995         1994         1993         1992
                            ----------   ----------   ----------   ----------   ----------   ----------
Period End
  Outstandings(1).........
Average Amount Outstanding
  During the Period(2)....
Average Number of Loans
  Outstanding During the
  Period(3)...............
Gross Charge-offs(4)......
Recoveries on Losses(5)...
Net Charge-offs...........
Net Charge-offs as a
  Percentage of the Period
  End Outstandings(6).....
Net Charge-offs as a
  Percentage of the
  Average Amount
  Outstanding(6)..........

- ---------------

(1) Amount represents principal amounts only.
(2) Amount represents principal amounts only and reflects a daily weighted average of such amounts during the periods shown.
(3) Amount based on the average outstanding for the period divided by the average loan amount. the average loan amount was derived from the month end outstanding balances divided by month end number of loans.
(4) Amount of charge-off is the remaining principal balance less the net proceeds from sale of loan collateral.
(5) Recoveries include post-disposition monies and are net of any related expenses.
(6) Figures for the [three] months ended [March 31], 1996 and [March 31], 1995 are annualized.

[PAYMENTS ON THE RECEIVABLES

     The entire Initial Pool Balance is attributable to Receivables that provide for the allocation of payments according to the "Simple Interest" method (each a "Simple Interest Receivable"). See "The Receivables Pools -- General" in the Prospectus for a description of the application of payments received on Simple Interest Receivables.

     The Receivables are prepayable at any time. Prepayments may also result from liquidations due to default, the receipt of monthly installments earlier than the scheduled due dates for such installments, the receipt of proceeds from credit life, disability, theft or physical damage insurance, repurchases by the Sellers as a result of certain uncured breaches of the warranties made by them in the Sale and Servicing Agreement with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Sale and Servicing Agreement with respect to the Receivables, or the Servicer exercising its option to purchase all of the remaining Receivables. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including Obligor refinancings resulting from decreases in interest rates and the fact that the Obligor is generally not permitted to sell or transfer the Financed Vehicle securing a Receivable without the consent of the relevant Seller.]

     [Neither DFSG, the Servicer, the Sellers nor any of their affiliates maintains records adequate to provide quantitative data regarding prepayment experience on the Sellers' portfolio of Motor Vehicle Loans. However, the Sellers (i) believe that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life and (ii) estimate that the actual weighted average life of its portfolio of Motor Vehicle Loans ranges between [60% and 70%] of their scheduled weighted average life. See "Maturity and Prepayment Considerations" herein and in the Prospectus.]

[WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

     As the rate of payment of principal of each class of Notes and the Certificates will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes and the final distribution in respect of the Certificates could occur significantly earlier than the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date]. Reinvestment risk associated with early payment of the Notes and the Certificates will be borne exclusively by the Noteholders and the Certificateholders, respectively.

     The table captioned "Percent of Initial Note Principal Amount or Initial Certificate Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the [Initial] Receivables [and certain assumed characteristics with respect to the Subsequent Receivables]. The ABS Table assumes that (i) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,
(ii) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, (iii) payments on the Notes [are made on each Payment Date] and distributions on the Certificates are made on each
Distribution Date (and each such date is assumed to be the           day of [the
month in which such Payment Date or Distribution Date occurs] [each applicable month]), (iv) the balance in the Reserve Account on each [Payment Date and] Distribution Date is equal to the Specified Reserve Account Balance, and (v) the Sellers exercise their option to purchase the Receivables on the first Distribution Date on which it is permitted to do so, as described herein. [State assumed characteristics with respect to the Subsequent Receivables.][And/or, state other assumptions on which the ABS Table is based.] The pools have an
assumed cut-off date of             , 199 . The ABS Table indicates the
projected weighted average life of each class of Notes and the Certificates and sets forth the percent of the initial principal amount of each class of Notes and the percent of the initial Certificate Balance that is projected to be outstanding after each of the [Payment Dates or] Distribution Dates shown at
various constant ABS percentages.           [State assumed characteristics with
respect to the hypothetical pools of Subsequent Receivables.]

     The ABS Table also assumes that the [Initial] Receivables have been aggregated into hypothetical pools with all of the [Initial] Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, Contract Rate, original term to maturity and remaining term to maturity as of the [Initial] Cut-Off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                                                             ORIGINAL TERM   REMAINING TERM
                                                  AGGREGATE       CONTRACT    TO MATURITY     TO MATURITY
                    POOL                      PRINCIPAL BALANCE     RATE      (IN MONTHS)     (IN MONTHS)
- --------------------------------------------  -----------------   --------   -------------   --------------
1...........................................     $                       %
2...........................................
3...........................................
4...........................................
                                              -----------------
                                                ============

     The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the

Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of Notes and the Certificates.

                  PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT OR
             INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                                 CLASS A-1 NOTES                     CLASS A-2 NOTES                     CLASS A-3 NOTES
      [PAYMENT]        ----------------------------------- ----------------------------------- -----------------------------------
 [DISTRIBUTION] DATE     0.5%     1.0%     1.5%     1.8%     0.5%     1.0%     1.5%     1.8%     0.5%     1.0%     1.5%     1.8%
- ---------------------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
06/15/96.............. 100,000  100,000  100,000  100,000  100,000  100,000  100,000  100,000  100,000  100,000  100,000  100,000
07/15/96..............
08/15/96..............
09/15/96..............
10/15/96..............
11/15/96..............
12/15/96..............
01/15/97..............
02/15/97..............
03/15/97..............
04/15/97..............
05/15/97..............
06/15/97..............
07/15/97..............
08/15/97..............
09/15/97..............
10/15/97..............
11/15/97..............
12/15/97..............
01/15/98..............
02/15/98..............
03/15/98..............
04/15/98..............
05/15/98..............
06/15/98..............
07/15/98..............
08/15/98..............
09/15/98..............
10/15/98..............
11/15/98..............
12/15/98..............
01/15/99..............
02/15/99..............
03/15/99..............
04/15/99..............
05/15/99..............
06/15/99..............
07/15/99..............
Weighted Average Life
  (years)(1)..........

- ---------------

(1) The weighted average life of a Class A-1 Note, Class A-2 Note, or Class A-3
     Note is determined by (i) multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related [Payment] [Distribution] Date, (ii) adding the results and
     (iii) dividing the sum by the related initial principal amount of the Note.

     THE ABS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE [INITIAL] RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                  PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OR
             INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                                                                          CERTIFICATES
                                                               -----------------------------------
                      DISTRIBUTION DATE                          0.5%     1.0%     1.5%     1.8%
- -------------------------------------------------------------- -------- -------- -------- --------
06/15/96...................................................... 100,000  100,000  100,000  100,000
07/15/96......................................................
08/15/96......................................................
09/15/96......................................................
10/15/96......................................................
11/15/96......................................................
12/15/96......................................................
01/15/97......................................................
02/15/97......................................................
03/15/97......................................................
04/15/97......................................................
05/15/97......................................................
06/15/97......................................................
07/15/97......................................................
08/15/97......................................................
09/15/97......................................................
10/15/97......................................................
11/15/97......................................................
12/15/97......................................................
01/15/98......................................................
02/15/98......................................................
03/15/98......................................................
04/15/98......................................................
05/15/98......................................................
06/15/98......................................................
07/15/98......................................................
08/15/98......................................................
09/15/98......................................................
10/15/98......................................................
11/15/98......................................................
12/15/98......................................................
01/15/99......................................................
02/15/99......................................................
03/15/99......................................................
04/15/99......................................................
05/15/99......................................................
06/15/99......................................................
07/15/99......................................................
Weighted Average Life (years)(1)(2)...........................

- ---------------

(1) The weighted average life of a Certificate is determined by (i) multiplying the amount of each distribution in respect of the Certificate Balance of a Certificate by the number of years from the date of the issuance of the Certificate to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the original Certificate Balance of the Certificate.

     THE ABS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE [INITIAL] RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.]

[SENSITIVITY OF THE CLASS      NOTES TO PREPAYMENTS

     [Describe method of calculating principal and interest payable on the Class Notes, including setting forth notional balance for each [Distribution]
[Payment] Date, if applicable. Set forth in tabular form relationship between
yield to maturity of the Class   Notes and assumed prepayment speeds. State
assumptions, including as to purchase price of the Class   Notes, if applicable,
used in calculating the data set forth in the table.]

                                  POOL FACTORS

     The "Note Pool Factor" for [the] [each class of] Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such [class of] Notes indicating the remaining outstanding principal amount of such [class of] Notes, as of the applicable [Distribution] [Payment] Date (after giving effect to payments to be made on such [Distribution] [Payment] Date), as a fraction of the initial outstanding principal amount of such [class of] Notes. The "Certificate Pool Factor" for the Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to the Certificates indicating the remaining Certificate Balance, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance. [The] [Each] Note Pool Factor and the Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal amount of the [applicable class of] Notes, or the reduction of the Certificate Balance, as the case may be, as a result of scheduled payments, prepayments and liquidations of the Receivables [(and also as a result of a prepayment arising from application of the Pre-Funding Account)]. [The] [Each] Note Pool Factor and the Certificate Pool Factor will not change as a result of the addition of Subsequent Receivables. A Noteholder's portion of the aggregate outstanding principal amount of the [related class of] Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the [applicable] Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the Certificate Pool Factor.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Maturity and Prepayment Considerations" in the Prospectus. In addition, the [Class A-2 Notes, the Class A-3 Notes and the] Certificates will not receive any principal payments until the [Class A-1] Notes have been paid in full[, and the Class A-3 Notes will not receive any principal payments until the Class A-2 Notes have been paid in full]. In addition, no principal payments on the Certificates will be made until
the later of (i) the           199  Distribution Date and (ii) the
Distribution Date next succeeding the Distribution Date on which the [Class A-1] Notes are paid in full. See "Description of the Notes -- Payments of Principal" and "Description of the Certificates -- Distributions of Principal Payments" herein. As the rate of payment of principal of [the] [each class of] Notes and the Certificates depends on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of [the] [any class of] Notes and the final distribution in respect of the Certificates could occur significantly earlier than the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date]. In addition, the rate of payment of principal of [the] [each Class of] Notes and the Certificates will be affected by the application of the Noteholders' Accelerated Principal to pay principal of the Notes.

     It is expected that final payment of [the] [each class of] Notes and the final distribution in respect of the Certificates will occur on or prior to the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date]. Failure to make final payment of [the] [any class of] Notes on or prior to the respective Final Scheduled [Payment] [Distribution] Dates would constitute an Event of Default under the Indenture. See "Description of the Notes -- The Indenture -- Events of Default; Rights upon Event of Default". In addition, the Sale and Servicing Agreement requires that any remaining Certificate Balance be paid in full on the Final Scheduled Distribution Date. However, no assurance can be given that sufficient funds will be available to pay [the] [each class of] Notes and the Certificates in full on or prior to the respective [Final Scheduled Distribution Dates] [final scheduled Payment Dates or Distribution Date]. If sufficient funds are not available, final payment of [the] [any class of] Notes and the final distribution in respect of the Certificates could occur later than such dates.

     The rate of prepayments of the Receivables may be influenced by a variety of economic, social and other factors, and under certain circumstances relating to breaches of representations, warranties or covenants, the Sellers and/or the Servicer will be obligated to repurchase Receivables from the Trust. See "Maturity and

Prepayment Considerations" in the Prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the Receivables more quickly than expected and thereby reduce anticipated aggregate interest payments on the Securities. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders and the Certificateholders as set forth in the priority of distributions herein. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the Trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

     Holders of Securities should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of Securities purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield.

                            DESCRIPTION OF THE NOTES

GENERAL

     The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture, which are hereby incorporated by reference. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth under the headings "Description of the Notes" and "Description of Fixed and Floating Rate Options" in the Prospectus, to which description reference is hereby made.

PAYMENTS OF INTEREST

     [The] [Each class of] Notes [other than the Class A-2 Notes] will constitute Fixed Rate Securities, as such term is defined under "Description of Fixed and Floating Rate Options -- Fixed Rate Securities" in the Prospectus. [The Class A-2 Notes will constitute Floating Rate Securities which are [LIBOR] Securities, as such terms are defined under "Description of Fixed and Floating Rate Options -- Floating Rate Securities" in the Prospectus.] Interest on the principal amount[s] of the [classes of the] Notes will accrue at the [respective] per annum Note Interest Rate[s] and will be payable to the Noteholders [monthly] [quarterly] on each [Distribution] [Payment] Date
commencing             , 199  . [However, if on any two consecutive Distribution
Dates any amount is withdrawn from the Reserve Account to cover shortfalls on the Notes or the Certificates, then each following Distribution Date will constitute a Payment Date, until the quarterly Payment Date following the first Distribution Date on which (i) no amount is withdrawn from the Reserve Account to cover shortfalls and (ii) the amount on deposit in the Reserve Account is equal to the Specified Reserve Account Balance.] [However, if the commercial paper rating or certificate of deposit rating of the Investment Provider is at any time reduced below A-1 + or P1 by the applicable Rating Agency and the Servicer is unable to obtain a Replacement Guaranteed Rate Agreement or a pledge of securities or otherwise satisfy the applicable Rating Agency within 60 days of receiving notice of such decline, then each following Distribution Date will constitute a Payment Date. See "Description of the Transfer and Servicing Agreements -- Guaranteed Rate Agreement" herein.] Interest will accrue from and including the Closing Date (in the case of the first [Distribution] [Payment]
Date), or from the most recent [Distribution] [Payment] Date on which interest has been paid to but excluding the following [Distribution] [Payment] Date (each an "Interest Period"). [Interest on the Class A-1 Notes will be calculated on the basis of actual days elapsed and a 365- or 366-day year, as applicable.] Interest on the [Class A-1 Notes and] Class A-3] Notes will be calculated on the basis of a 360-day year of twelve 30-day months. [Interest on the Class A-2 Notes will be calculated on the basis of actual days elapsed and a 360-day year.] Interest accrued as of any [Distribution] [Payment] Date but not paid on such [Distribution] [Payment] Date will be due on the next [Distribution] [Payment] Date, together with interest on such amount at the [applicable] Note Interest Rate [plus 2.00%]

(to the extent lawful). [With respect to the Class A-2 Rate, the "Index Maturity" for [LIBOR] will be [one] [three] month[s] [(in the case of quarterly Payment Dates) and one month (in the case of monthly Payment Dates)] and the "Interest Reset Period" for such calculation will be the Interest Period. See "Description of Fixed and Floating Rate Options -- Floating Rate Securities" in the Prospectus.] Interest payments on the Notes will generally be derived from the Available Funds remaining after the payment of the Servicing Fee and from the Reserve Account. See "Description of the Transfer and Servicing
Agreements -- Distributions" and "-- Reserve Account" herein. [Interest payments to all classes of Noteholders will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any [Distribution] [Payment] Date, in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the
Notes.] [The [Class   ] Noteholders will not receive any distributions of
interest on a [Distribution] [Payment] Date unless the full amount of interest
on the [Class   Notes] [and the Class   Notes] due on such [Distribution]
[Payment] Date has been or will be paid on such [Distribution] [Payment] Date.]

PAYMENTS OF PRINCIPAL

     Principal payments will be made [quarterly] to the Noteholders on each [Distribution] [Payment] Date in an amount generally equal to the sum [, for each of the three Collection Periods preceding such Payment Date,] of (i) the Noteholders' Percentage of the amount (such amount, the "Regular Principal") equal to the sum of (a) the principal portion of all payments collected, and (b) the principal balance of each Receivable purchased by the Servicer, repurchased by the Sellers or liquidated by the Servicer, each with respect to the preceding
Collection Period, plus (ii)      % of the portion, if any, of the Available
Funds for such Collection Period that remains after payment of (a) the Servicing Fee, (b) the Accrued Note Interest, (c) the portion of the Regular Principal allocated to the Noteholders pursuant to clause (i), (d) the Accrued Certificate Interest, (e) the portion of the Regular Principal distributed to Certificateholders as described under "Description of the Certificates -- Distributions of Principal Payments" herein, and (f) the amount, if any, required to be deposited in the Reserve Account on [such] [the related] Distribution Date [plus the excess of the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) over the Specified Reserve Account Balance)] (such percentage of the remaining portion of Available Funds [plus such excess], the "Noteholders' Accelerated Principal"). [Principal] [Amounts deposited in the Note Payment Account on each Distribution Date in respect of principal] payments on the Notes generally will be derived from the Available Funds and the amount, if any, in the Reserve Account up to the Available Reserve Amount remaining after the payment of the Servicing Fee and the Accrued Note Interest and, in the case of the Noteholders' Accelerated Principal, the Certificateholders' Distribution Amount and the amount, if any, required to be deposited into the Reserve Account. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

     On the fifth Business Day preceding each Distribution Date (a "Determination Date") the Indenture Trustee will determine the amount in the Collection Account allocable to interest and the amount allocable to principal on the basis described under "Description of the Transfer and Servicing Agreements -- Distributions" in the Prospectus, and payments to Securityholders on the following Distribution Date will be based on such allocation.

     [On each Distribution Date, the Indenture Trustee will deposit into the Note Payment Account amounts set aside for the payment of principal and interest on the Notes on the related Payment Date, as described under "Description of the Transfer and Servicing Agreements -- Distributions" herein. Such amounts will be invested from the date of deposit to the related Payment Date by the Indenture Trustee in [Permitted Investments] [certain eligible investments pursuant to the Guaranteed Rate Agreement]. [See "Description of the Transfer and Servicing Agreements -- Guaranteed Rate Agreement" herein.]]

     Principal payments on the Notes will be applied on each [Distribution] [Payment] Date [, first,] to the principal amount of the [Class A-1] Notes until such principal amount is reduced to zero[, then second, to the principal amount of the Class A-2 Notes until such principal amount is reduced to zero and then third, to the principal amount of the Class A-3 Notes until such principal amount is reduced to zero]. The principal amount of the [Class A-1] Notes, to the extent not previously paid, will be due on the [Class A-1] Final Scheduled [Distribution] [Payment] Date[, the principal amount of the Class A-2 Notes, to the extent not previously paid, will be due on the Class A-2 Final Scheduled [Distribution] [Payment] Date, and the principal amount of the Class A-3 Notes, to the extent not previously paid, will be due on the Class A-3 Final Scheduled [Distribution] [Payment] Date]. The actual date on which the aggregate outstanding principal amount of [the] [any class of] Notes is paid may be earlier or later than the [respective] Final Scheduled [Distribution] [Payment] Date[s] set forth above based on a variety of factors, including those described under "Maturity and Prepayment Considerations" herein and in the Prospectus.

[MANDATORY REDEMPTION

     [The] [A class or classes of] Notes will be redeemed in part on the Distribution Date on or immediately following the last day of the Funding Period in the event that amounts remain on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date (a "Mandatory Redemption"). If the amount on deposit in
the Pre-Funding Account is less than or equal to $          , then such amount
will be used to redeem the [Class A-1] Notes [up to an amount not to exceed their outstanding principal amount and then to redeem the Class A-2 Notes]. Otherwise the amount on deposit in the Pre-Funding Account on such date will be used to redeem [each class of] the Notes and the Certificates, and the aggregate principal amount of [each class of] the Notes to be redeemed will be an amount equal to [the Notes'] [such class'] Pre-Funded Percentage of the amount then on deposit in the Pre-Funding Account.

     [The Note Prepayment Premium will be payable by the Trust to the Noteholders pursuant to a Mandatory Redemption if the amount on deposit in the
Pre-Funding Account exceeds $          . The Note Prepayment Premium [for each
class of Notes] will equal the excess, if any, discounted as described below, of
(i) the amount of interest that would accrue on [the Notes'] [such class'] Pre-Funded Percentage of any remaining Pre-Funded Amount (the "Note Prepayment Amount") at the Note Interest Rate borne by [the] [such class of] Notes during the period commencing on and including the Distribution Date on which such Note Prepayment Amount is required to be distributed to the Noteholders [of such
Class] to but excluding           [, in the case of the Class A-1 Notes,
          , in the case of the Class A-2 Notes and           , in the case of
the Class A-3 Notes], over (ii) the amount of interest that would have accrued on such Note Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination
Date preceding such Distribution Date on the           [, in the case of the
Class A-1 Notes, the           , in the case of the Class A-2 Notes and the
          , in the case of the Class A-3 Notes]. Such excess shall be discounted to present value to such Distribution Date at the applicable yield described in clause (ii) above. Pursuant to the Sale and Servicing Agreement, the Sellers will be obligated to pay the sum of the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium to the Trust as liquidated damages for the failure to deliver Subsequent Receivables having an aggregate principal balance equal to the Pre-Funded Amount. The Trust's obligation to pay the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium will be limited to funds received from the Sellers pursuant to the preceding sentence. In the event that such funds are insufficient to pay the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium in full, Noteholders [of each class of Notes] will receive their ratable share (based upon the aggregate Note Prepayment Premium [for such class]) of the aggregate amount available to be distributed in respect of the Note Prepayment Premium and the Certificate Prepayment Premium. No other assets of the Sellers or the Trust will be available for the purpose of making such payment.]]

OPTIONAL REDEMPTION

     The [Class A-3] Notes will be redeemed in whole, but not in part, on any Distribution Date [after all the other classes of Notes have been paid in full] on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the Pool Balance shall have declined to 5% or less of the Initial Pool Balance, as described in the Prospectus under "Description of the Transfer and

Servicing Agreements -- Termination." The redemption price will be equal to the unpaid principal amount of the [Class A-3] Notes plus accrued and unpaid interest thereon (the "Redemption Price"). No prepayment premium will be payable to Noteholders in connection with any such optional redemption.

STATEMENTS TO NOTEHOLDERS AND NOTE OWNERS

     [Unless and until Definitive Notes are issued], unaudited monthly and annual reports concerning the Receivables and each Trust, prepared by the Servicer and delivered by the Indenture Trustee, on behalf of the Trust, will be sent to each Noteholder pursuant to the Indenture. Such reports will not contain audited financial statements with respect to the Trust. Note Owners may obtain the monthly statements and annual tax statement and tax information provided to the Noteholders and the Indenture Trustee by the Servicer free of charge (except for copying and postage costs) by request in writing to the Indenture Trustee at
[                    , Attention:                    .] See "Book-Entry and
Definitive Securities; Reports to Securityholders -- Reports to Securityholders" in the Prospectus for a description of such statements.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth under the headings "Description of the Certificates," "Description of Fixed and Floating Rate Options," "Book-Entry and Definitive Securities; Reports to Securityholders" and "Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.

DISTRIBUTIONS OF INTEREST INCOME

     On each Distribution Date, commencing             , 199  , the
Certificateholders will be entitled to distributions in an amount equal to the amount of interest that would accrue on the Certificate Balance at the Certificate Rate. The Certificates will constitute Fixed Rate Securities, as such term is defined under "Description of Fixed and Floating Rate
Options -- Fixed Rate Securities" in the Prospectus. Interest in respect of a Distribution Date will accrue from and including the Closing Date (in the case of the first Distribution Date) or from and including the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date, and will be calculated on the basis of a 360-day year of twelve 30-day months. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the Certificate Rate (to the extent lawful). Interest distributions with respect to the Certificates will generally be funded from the portion of the Available Funds and the funds in the Reserve Account remaining after the distribution of the Servicing Fee and the Noteholders' Payment Amount. Following the occurrence of an Event of Default resulting in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to NAFC, the Noteholders will be entitled to be paid in full before any distributions may be made on the Certificates. See "Description of the Transfer and Servicing
Agreements -- Distributions" and "-- Reserve Account" herein.

DISTRIBUTIONS OF PRINCIPAL PAYMENTS

     Certificateholders will be entitled to distributions on each Distribution
Date, commencing [with the later of (i) the           Distribution Date and
(ii)] the           Distribution Date next succeeding the Distribution Date on which the [Class A-1] Notes are paid in full, in an amount generally equal to the

Certificateholders' Percentage of the Regular Principal. Distributions with respect to principal payments will generally be funded from the portion of the Available Funds and funds in the Reserve Account remaining after the distribution of the Servicing Fee, the Noteholders' Payment Amount and the Accrued Certificate Interest. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein. However, following the occurrence of an Event of Default resulting in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to NAFC, the Noteholders will be entitled to be paid in full before any distributions may be made on the Certificates. [In addition, upon any reduction or withdrawal by any Rating Agency of its rating of [any class of] the Notes, then, with respect to each Distribution Date thereafter, the Certificateholders will not receive any distributions of principal until all the Notes have been paid in full or such rating has been restored. There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.]

[MANDATORY REPURCHASE OF CERTIFICATES

     Cash distributions to Certificateholders will be made, on a pro rata basis, on the Distribution Date on or immediately following the last day of the Funding Period in the event that the amount on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such
purchase on such date, exceeds $          (a "Mandatory Repurchase"). The
aggregate principal balance of the Certificates to be repurchased will be an amount equal to the Certificates' Pre-Funded Percentage of the amount then on deposit in the Pre-Funding Account.

     [The Certificate Prepayment Premium will be payable by the Trust to the Certificateholders at the time of any prepayment of the Certificates pursuant to a Mandatory Repurchase. The Certificate Prepayment Premium for the Certificates will equal the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the Certificates' share of any remaining Pre-Funded Amount (the "Certificate Prepayment Amount") at the Certificate Rate during the period commencing on and including the Distribution Date on which such Certificate Prepayment Amount is required to be distributed to
Certificateholders to but excluding           , over (ii) the amount of interest
that would have accrued on such Certificate Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Distribution Date on the
          . Such excess shall be discounted to present value to such Distribution Date at the yield described in clause (ii) above. Pursuant to the Sale and Servicing Agreement, the Sellers will be obligated to pay the sum of the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium to the Trust as liquidated damages for the failure to deliver Subsequent Receivables having an aggregate principal balance equal to the Pre-Funded Amount. The Trust's obligation to pay the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium will be limited to funds received from the Sellers pursuant to the preceding sentence. In the event that such funds are insufficient to pay the Note Prepayment Premium [for each class of Notes] and the Certificate Prepayment Premium in full, Certificateholders will receive their ratable share (based upon the aggregate Certificate Prepayment Premium) of the aggregate amount available to be distributed in respect of the Note Prepayment Premium and the Certificate Prepayment Premium. No other assets of the Trust will be available for the purpose of making such payment.]]

OPTIONAL PREPAYMENT

     If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to 5% or less of the Initial Pool Balance, Certificateholders will receive an amount in respect of the Certificates equal to the outstanding Certificate Balance together with accrued interest at the Certificate Rate, which distribution shall effect the early retirement of the Certificates. See "Description of the Transfer and Servicing
Agreements -- Termination" in the Prospectus. No prepayment premium will be payable to Certificateholders in connection with any such prepayment.

STATEMENTS TO CERTIFICATEHOLDERS AND CERTIFICATE OWNERS

     Unless and until Definitive Certificates are issued, unaudited monthly and annual reports concerning the Receivables and each Trust, prepared by the Servicer and delivered by the Indenture Trustee, on behalf of the Trust, will be sent to each Certificateholder pursuant to the Trust Agreement. Such reports will not contain audited financial statements with respect to the Trust. Certificate Owners may obtain the monthly statements and annual tax statement and tax information provided to the Certificateholders by the Servicer free of charge (except for copying and postage costs) by request in writing to the
Indenture Trustee at [                              , Attention:
                              .] See "Book-Entry and Definitive Securities;
Reports to Securityholders -- Reports to Securityholders" in the Prospectus for a description of such statements.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the headings "Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.

[SALE AND ASSIGNMENT OF RECEIVABLES; SUBSEQUENT RECEIVABLES

     Certain information with respect to the conveyance of the Initial Receivables from the Sellers to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the Prospectus. In addition, during the Funding Period, pursuant to the Sale and Servicing Agreement, the Sellers will be obligated to sell to the Trust Subsequent Receivables having an aggregate principal balance equal to approximately
$          (such amount being equal to the initial Pre-Funded Amount) to the extent that such Subsequent Receivables are available.

     During the Funding Period on each Subsequent Transfer Date, subject to the conditions described below, the Sellers will sell and assign to the Trust, without recourse, the Sellers' entire interest in the Subsequent Receivables designated by the Sellers as of the related Subsequent Cut-Off Date and identified in a schedule attached to a subsequent transfer assignment relating to such Subsequent Receivables executed on such date by the Seller. It is expected that on the Closing Date, subject to the conditions described below, certain of the Subsequent Receivables designated by the Sellers and arising between the Initial Cut-Off Dates and the Closing Date will be conveyed to the Trust. Upon the conveyance of Subsequent Receivables to the Trust on a Subsequent Transfer Date, (i) the Pool Balance will increase in an amount equal to the aggregate principal balances of the Subsequent Receivables, (ii) an
amount equal to      % of the aggregate principal balance of such Subsequent
Receivables will be withdrawn from the Pre-Funding Account and will be deposited in the Reserve Account and (iii) an amount equal to the excess of the aggregate principal balances of such Subsequent Receivables over the amount described in clause (ii) will be withdrawn from the Pre-Funding Account and paid to the Sellers.] [Coincident with each such transfer of Subsequent Receivables, the Yield Supplement Agreement will require the Sellers to deposit into the Yield Supplement Account an amount equal to the Additional Yield Supplement Amount, if any, in respect of such Subsequent Receivables. See "-- Yield Supplement Account; Yield Supplement Agreement" herein.]

     [Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the Sale and Servicing Agreement; (ii) the Sellers will not have selected such Subsequent Receivables in a manner that they believe is adverse to the interests of the Noteholders or the Certificateholders; (iii) as of the related Subsequent Cut-Off Date, the Receivables, including any Subsequent Receivables conveyed by the Sellers as of such Subsequent Cut-Off Date, satisfy the criteria described under "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus; (iv) the applicable Additional Reserve Account Deposit [and the applicable Additional Yield Supplement Amount, if any] for such Subsequent Transfer Date shall have been made; and (v) the Sellers shall have executed and delivered to the Trust (with a copy to the Indenture Trustee) a written assignment conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receivables). Moreover, any such conveyance of Subsequent Receivables made during any given Collection Period will also be subject to the satisfaction, on or before the fifteenth day of the month following the end of such Collection Period, of the following conditions subsequent, among others: (i) the Sellers will have delivered certain opinions of counsel to the Owner Trustee, the Indenture Trustee and the Rating Agencies with respect to the validity of the conveyance of all such Subsequent Receivables conveyed during such Collection Period; (ii) the Trust and the Indenture Trustee shall have received written confirmation from a firm of independent certified public accountants that, as of the end of the preceding Collection Period, the Receivables in the Trust at that time, including the Subsequent Receivables conveyed by the Sellers during each Collection Period, satisfied the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; and (iii) each of the Rating Agencies shall have notified the Sellers in writing that, following the addition of all such Subsequent Receivables, each class of the Notes and the Certificates will be rated by the Rating Agencies in the same rating category as they were rated by the Rating Agencies on the Closing Date. The Sellers will immediately repurchase any Subsequent Receivable, at a price equal to the Purchase Amount thereof, upon the failure of the Sellers to satisfy any of the foregoing conditions subsequent with respect thereto.]

     [Subsequent Receivables may have been originated by the Sellers at a later date using credit criteria different from those which were applied to the Initial Receivables. See "Risk Factors -- The Subsequent Receivables and the Pre-Funding Account" and "The Receivables Pool" herein.]]

ACCOUNTS

     In addition to the Accounts referred to under "Description of the Transfer and Servicing Agreements -- Accounts" in the Prospectus, the Servicer will also establish and will maintain with the Indenture Trustee [the Pre-Funding Account] [the Yield Supplement Account] [and] the Reserve Account, in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

SERVICING COMPENSATION AND EXPENSES

     The Servicing Fee Rate with respect to the Servicing Fee for the Servicer will be [1.00]% per annum of the Pool Balance as of the first day of the related Collection Period. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid on each Distribution Date solely to the extent of the Available Interest. The Servicer is also entitled to receive a supplemental servicing fee (the "Supplemental Servicing Fee") for each Collection Period equal to any late, prepayment, and other administrative fees and expenses collected during the Collection Period[, plus any interest earned during the Collection Period on deposits made with respect to the Receivables]. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Expenses" in the Prospectus.


     [The Servicer will not extend the term of any Receivable beyond the
day of the                     Collection Period.] See "Description of the
Transfer and Servicing Agreements -- Servicing Procedures" in the Prospectus.


[ADVANCES] [ADVANCE RESERVE WITHDRAWALS]

     [Servicer Advances. As of the last day of each Collection Period, the Servicer will, subject to the limitations described in the following sentence, make a payment (an "Advance") with respect to each Receivable (other than a Defaulted Receivable) in an amount equal to the excess, if any, of (x) the amount of interest due on such Receivable at its applicable Contract Rate, over (y) the interest actually received by the Servicer with respect to such Receivable (whether from the Obligor, [the Yield Supplement Agreement] or payments of the Purchase Amount) during or with respect to such Collection Period. The Servicer may elect not to make an Advance of due and unpaid interest with respect to a Receivable to the extent that the Servicer, in its sole discretion, determines that such Advance is not recoverable from subsequent payments on such Receivable or from funds in the Reserve Account.

     To the extent that the amount set forth in clause (y) above with respect to a Receivable is greater than the amount set forth in clause (x) above with respect thereto, such amount shall be distributed to the Servicer on the related Distribution Date. Any such payment will only be from accrued interest due from the Obligor under such Receivable.

     The Servicer will deposit Advances, if any, into the Collection Account on the applicable Deposit Date.]

     [Advance Reserve Withdrawals. The Servicer shall, as of the last day of the Collection Period, withdraw from the Reserve Account funds in an amount with respect to each Receivable (other than a Defaulted Receivable) equal to the excess, if any, of (x) the amount of interest due on such Receivable at its applicable Contract Rate, over (y) the interest actually received by the Servicer with respect to such Receivable (whether from the Obligor, [the Yield Supplement Agreement] or payments of the Purchase Amount) during or with respect to such Collection Period (the "Advance Reserve Withdrawal"). The Servicer will deposit Advance Reserve Withdrawals, if any, into the Collection Account on the applicable Deposit Date.]

DISTRIBUTIONS

     Deposits to Collection Account. On or before each Determination Date, the Servicer will provide the Trustee with a certificate (the "Servicer's Certificate") containing certain information with respect to the preceding Collection Period, including the amount of aggregate collections on the Receivables during such Collection Period, the aggregate amount of Receivables which became Defaulted Receivables during such Collection Period, [the Yield Supplement Amount,] the aggregate Purchase Amounts of Receivables to be repurchased by the Sellers or to be purchased by the Servicer on the related Deposit Date [and the aggregate amount to be withdrawn from the Reserve Account].

     On or before each Deposit Date (a) the Servicer will cause all Collections and Liquidation Proceeds and Recoveries to be deposited into the Collection Account and will deposit into the Collection Account all Purchase Amounts of Receivables to be purchased by the Servicer on such Deposit Date, (b) the Sellers will deposit into the Collection Account all Purchase Amounts of Receivables to be repurchased by the Sellers on such Deposit Date, (c) the Servicer will deposit [all Advances for the related Distribution Date into the Collection Account] [the amount of the Advance Reserve Withdrawal with respect to the related Distribution Date] [and (d) the Sellers, NAFC or a third party (or, in certain circumstances, the Indenture Trustee) will deposit the Yield Supplement Amount for the related Distribution Date into the Collection Account].

     "Available Funds" means, with respect to a Distribution Date, the sum of the Available Interest and the Available Principal.

     "Available Interest" means, with respect to any Distribution Date, [the excess of (a)] the sum of (i) Interest Collections for such Distribution Date, [(ii) the Yield Supplement Amount for such Distribution Date], [(iii) [all Advances][the proceeds of any Advance Reserve Withdrawal] made by the Servicer with respect to such Distribution Date], [(iv) Investment Earnings for such Distribution Date,] [(v) the payments, if any, received under the Interest Rate Cap for such Distribution Date,] [and (vi) the Net Trust Swap Receipt, if any, for such Distribution Date], [over (b) the amount of certain Advances previously made but not reimbursed (each, an "Outstanding Advance") to be reimbursed on or with respect to such Distribution Date].

     "Available Principal" means, with respect to any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all Collections on the Receivables allocable to principal in accordance with the terms of the Receivables and the Servicer's customary servicing procedures; (ii) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repurchased by the Sellers or purchased by the Servicer under an obligation which arose during the related Collection Period; and (iii) all Liquidation Proceeds, to the extent allocable to principal, received during such Collection Period. "Available Principal" on any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

     "Collections" mean, with respect to any Distribution Date, all collections on the Receivables.

     "Defaulted Receivable" means, with respect to any Collection Period, a Receivable (other than a Purchased Receivable) which the Servicer, on behalf of the Trust, has determined to charge off during such Collection Period in accordance with its customary servicing practices.

     "Interest Collections" mean, with respect to any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all Collections on the Receivables allocable to interest in accordance with the terms of the Receivables and the Servicer's customary servicing procedures; (ii) all Liquidation Proceeds, to the extent allocable to interest, received during such Collection Period; (iii) all Recoveries on Receivables which became Defaulted Receivables received during any Collection Period following the Collection Period in which such Receivable became a Defaulted Receivable; and (iv) to the extent attributable to accrued interest, the Purchase Amount with respect to each Receivable repurchased by the Sellers or purchased by the Servicer under an obligation which arose during such Collection Period. "Interest Collections" for any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

     "Liquidation Proceeds" mean, with respect to any Distribution Date and a Receivable that has become a Defaulted Receivable during a related Collection Period, (i) insurance proceeds received during such Collection Period by the Servicer, with respect to insurance policies relating to the Financed Vehicle or the Obligor, (ii) amounts received by the Servicer during such Collection Period from a Dealer in connection with such Defaulted Receivable pursuant to the exercise of rights under a Dealer Agreement, and (iii) the monies collected by the Servicer (from whatever source, including, but not limited to proceeds of a sale of a Financed Vehicle or deficiency balance recovered after the charge off of the related Receivable) during such Collection Period on such Defaulted Receivable net of any fees, costs and expenses incurred by the Servicer in connection therewith and any payments required by law to be remitted to the Obligor. Liquidation Proceeds shall be applied first to accrued and unpaid interest on the Receivable and then to the principal balance thereof.

     "Purchased Receivable" means, at any time, a Receivable as to which payment of the Purchase Amount has previously been made by the Sellers or the Servicer pursuant to the Sale and Servicing Agreement.


     "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency shall have been given prior notice thereof and that each of the Rating Agencies shall have notified the Sellers, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes or the Certificates.



     "Realized Losses" shall mean, for any Collection Period and for each Receivable that became a Defaulted Receivable during such Collection Period, the excess of (i) the aggregate Principal Balance of such Receivable over (ii) Liquidation Proceeds received with respect to such Receivable during such Collection Period, to the extent allocable to principal.


     "Recoveries" mean, with respect to any Collection Period, all monies received by the Servicer with respect to any Defaulted Receivable during any Collection Period following the Collection Period in which such Receivable became a Defaulted Receivable, net of any fees, costs and expenses incurred by the Servicer in connection with the collection of such Receivable and any payments required by law to be remitted to the Obligor.

     [The Available Interest and the Available Principal on any Distribution Date shall exclude the following: (i) amounts received in respect of interest on Simple Interest Receivables during the preceding Collection Period in excess of the amount of interest that would have been due during the Collection Period on Simple

Interest Receivables at their respective Contract Rates (assuming that a payment is received on each Simple Interest Receivable on the due date thereof), [and]
(ii) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Outstanding Advances[, and (iii) amounts released from the Pre-Funding Account.]]

     Monthly Withdrawals from Collection Account. On each Distribution Date, the Servicer will allocate amounts on deposit in the Collection Account as described under "Description of the Transfer and Servicing
Agreements -- Distributions -- Allocation of Collections on Receivables" in the Prospectus and will instruct the Indenture Trustee to make the following deposits and distributions, to the extent of the amount then on deposit in the Collection Account, in the following order of priority:

          (i) to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

          (ii) to the Note Payment Account, from the Available Funds remaining after the application of clause (i), the Accrued Note Interest [and the Net Trust Swap Payment, if any];

          (iii) to the Note Payment Account, from the Available Funds remaining after the application of clauses (i) and (ii), the Noteholders' Principal Payment Amount;

          (iv) to the Certificate Distribution Account, from the Available Funds remaining after the application of clauses (i) through (iii), the Accrued Certificate Interest;

          (v) to the Certificate Distribution Account, from the Available Funds remaining after the application of clauses (i) through (iv), the Certificateholders' Principal Distribution Amount, if any; and

          (vi) to the Reserve Account, the Available Funds remaining after the application of clauses (i) through (v).

     Notwithstanding the foregoing, following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event with respect to NAFC, the Available Funds remaining after the application of clauses (i) and (ii) above will be deposited in the Note Payment Account to the extent necessary to reduce the principal amount of all the Notes to zero, and the Certificateholders will not receive any distributions until the principal amount and accrued interest on the Notes has been paid in full.

     On each Determination Date (other than the first Determination Date), the Servicer will provide the Indenture Trustee with certain information with respect to the Collection Period related to the prior Distribution Date, including the amount of aggregate collections on the Receivables, the aggregate amount of Receivables which were written off, the aggregate Advances to be made by the Servicer and the aggregate Purchase Amount of Receivables to be repurchased by the Sellers or to be purchased by the Servicer.

     For purposes hereof, the following terms shall have the following meanings:

     "Accrued Note Interest" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Accrued Interest for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

     "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Accrued Interest for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Payment Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding [Distribution] [Payment] Date, to the extent permitted by law, at the [respective] Note Interest Rate[s] borne by [each class of] the Notes for the [related Interest Period] [period from and including the prior Distribution Date to but excluding such Distribution Date] [plus 2.00% per annum].

     "Noteholders' Monthly Accrued Interest" means, with respect to any Distribution Date, interest accrued for the [related Interest Period] [period from and including the Closing Date (in the case of the first

Distribution Date) or from and including the prior Distribution Date to but excluding such Distribution Date] on [the] [each class of] Notes at the [respective] Note Interest Rate [for such class] on the outstanding principal amount of the Notes [of such class] on the immediately preceding [Distribution] [Payment] Date after giving effect to all payments of principal to the Noteholders [of such class] on or prior to such [Distribution] [Payment] Date (or, in the case of the first [Distribution] [Payment] Date, on the Closing
Date).

     "Noteholders' Monthly Principal" means, with respect to any Distribution Date, the sum of (i) the Noteholders' Percentage of the Regular Principal and
(ii) the Noteholders' Accelerated Principal. [Or, state other formula for determining the Noteholders' Monthly Principal.]

     "Noteholders' Payment Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Payment Amount and the Accrued Note Interest.

     "Noteholders' Percentage" means (i) 100% for each Distribution Date to and including [the later to occur of (x)] the Distribution Date next succeeding the Distribution Date, on which the principal amount of the [Class A-1] Notes is
reduced to zero [and (y) the           199 Distribution Date], [(ii) for each
Distribution Date thereafter to and including the Distribution Date on which the principal amount of the [Class A-3] Notes is reduced to zero, the percentage equivalent of a fraction, the numerator of which is the outstanding principal amount of the Notes on the Distribution Date immediately preceding the Distribution Date for which the Noteholders' Percentage is being calculated (after giving effect to all distributions made on such immediately preceding Distribution Date) and the denominator of which is the Pool[/Pre-Funding] Balance on the last day of the Collection Period second preceding the Distribution Date for which the Noteholders' Percentage is being calculated],
[unless the Reserve Account balance is less than [     % of] the Specified
Reserve Account Balance, then the Noteholders' Percentage shall be      %,] and
(iii) zero for each Distribution Date thereafter [; provided, however, upon any reduction or withdrawal by any Rating Agency of its rating of [the] [any class of] Notes, then, with respect to each Distribution Date thereafter until the principal amount of all the Notes is paid in full or such rating is restored, the Noteholders' Percentage shall mean 100%]. [Or, state other methods for determining the Noteholders' Percentage.]

     "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Payment Account.

     "Noteholders' Principal Payment Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Payment Amount shall not exceed the outstanding principal amount of the Notes; and provided, further, that (i) the Noteholders' Principal Payment Amount on the [Class A-1] Final Scheduled [Distribution] [Payment] Date shall not be less than the amount that is necessary (after giving effect to other amounts [on deposit and] to be deposited in the Note Payment Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the [Class A-1] Notes to zero[; (ii) the Noteholders' Principal Payment Amount on the Class A-2 Final Scheduled [Distribution] [Payment] Date shall not be less than the amount that is necessary (after giving effect to other amounts [on deposit and] to be deposited in the Note Payment Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A-2 Notes to zero; and (iii) on the Class A-3 Final Scheduled [Distribution] [Payment] Date the Noteholders' Principal Payment Amount shall not be less than the amount that is necessary (after giving effect to other amounts [on deposit and] to be deposited in the Note Payment Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A-3 Notes to zero].

     "Accrued Certificate Interest" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Accrued Interest for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

     "Certificate Balance" equals, initially, $          and, thereafter, equals
the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

     "Certificateholders' Distribution Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distribution Amount and the Accrued Certificate Interest.

     "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Accrued Interest for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Certificate Rate for the related Interest Period.

     "Certificateholders' Monthly Accrued Interest" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) at the Certificate Rate on the Certificate Balance on the immediately preceding Distribution Date, after giving effect to all payments allocable to the reduction of the Certificate Balance made on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

     "Certificateholders' Monthly Principal" means, with respect to any Distribution Date, the Certificateholders' Percentage of the Regular Principal. [Or, state other method for determining the Certificateholders' Monthly Principal.]

     "Certificateholders' Percentage" means (i) for each Distribution Date to and including the later to occur of (x) the Distribution Date next succeeding the Distribution Date on which the principal amount of [all classes of] the
[Class A-1] Notes is reduced to zero [and (y) the           199  Distribution
Date], zero, and (ii) for each Distribution Date thereafter to and including the Distribution Date on which the Certificate Balance is reduced to zero, the percentage equivalent of a fraction, the numerator of which is the outstanding Certificate Balance on the Distribution Date immediately preceding the Distribution Date for which the Certificateholders' Percentage is being calculated (after giving effect to all distributions made on such immediately preceding Distribution Date) and the denominator of which is the Pool[/Pre-Funding] Balance on the last day of the Collection Period second preceding the Distribution Date for which the Certificateholders' Percentage is
being calculated, [unless the Reserve Account balance is less than [     % of]
the Specified Reserve Account Balance, then the Certificateholders' Percentage
shall be      %] [; provided, however, upon any reduction or withdrawal by any
Rating Agency of its rating of [the] [any class of] Notes, then, with respect to each Distribution Date thereafter until the principal amount of all the Notes is paid in full or such rating is restored, the Certificateholders' Percentage shall mean zero]. [Or, state other methods for determining the Certificateholders' Percentage.]

     "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account.

     "Certificateholders' Principal Distribution Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distribution Amount shall not exceed the Certificate Balance. In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to Certificateholders will include the lesser of (a) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Maturity Date or (b) the portion of the amount required to be advanced under clause (a) above that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero, and, in the case of clauses (a) and (b), remaining after any required distribution in respect of the Notes.

     On each [Distribution] [Payment] Date, all amounts on deposit in the Note Payment Account [(other than [any] Investment Earnings [in excess of the weighted average of the Note Interest Rates] [and the Certificate Rate])] will be paid in the following order of priority:

          (i) to the [applicable] Noteholders, accrued and unpaid interest on the outstanding principal amount of the [applicable class of] Notes at the [applicable] Note Interest Rate [and to the Swap Counterparty, the Net Trust Swap Payment, if any, for such [Distribution] [Payment] Date, on a pro rata basis with the amount[s] payable to the Noteholders pursuant to this clause (i)]; [and]

          (ii) to the [Class A-1] Noteholders in reduction of principal until the principal amount of the [Class A-1] Notes has been reduced to zero[;

          (iii) to the Class A-2 Noteholders in reduction of principal until the principal amount of the Class A-2 Notes has been reduced to zero; and

          (iv) to the Class A-3 Noteholders in reduction of principal until the principal amount of the Class A-3 Notes has been reduced to zero].

     On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders. [If more than one Class of Certificates, describe any priority in and method of the distribution.]

RESERVE ACCOUNT

     The rights of the Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Noteholders in the event of defaults and delinquencies on the Receivables as provided in the Sale and Servicing Agreement. The protection afforded to the Noteholders through subordination will be effected both by the preferential right of the Noteholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. The Reserve Account will be created with a deposit initially by [the Sellers] NAFC [a third party] on the Closing Date [and thereafter with deposits from funds in the Pre-Funding Account that would otherwise be payable to the Sellers on each Subsequent Transfer Date] (such deposit[s, respectively], the "Reserve Account Initial Deposit" [and the "Additional Reserve Account Deposit."]). The initial deposit on the Closing Date will also include the amount specified in clause (b) of the following paragraph.

     Subject to reduction as hereafter described, the "Specified Reserve Account Balance" with respect to any Distribution Date means the sum of (i) [the sum of
(a)] % of the [Initial Pool Balance] [Pool Balance as of the Initial Cut-Off Date] [, plus (b) an amount related to the difference between anticipated investment earnings on the remaining Pre-Funded Amount and the weighted average interest expense on the portion of the Notes and Certificates
represented by the remaining Pre-Funded Amount] and (ii)      % of the Pool
Balance on the first day of the related Collection Period. [However, so long as on any Distribution Date (except the first Distribution Date) the outstanding principal amount of the Securities (after giving effect to distributions made on
the prior Distribution Date) is less than or equal to      % of [the sum of]
[(a)] the Pool Balance on the first day of the related Collection Period [and
(b) the Pre-Funded Amount on such date]], then the portion of the Specified
Reserve Account Balance set forth in clause (i) above will be reduced to      %
of the [Initial Pool Balance] [Pool Balance as of the Initial Cut-Off Date].] [In addition, so long as on any Distribution Date (except the first Distribution
Date) the outstanding principal amount of the Securities (after giving effect to distributions made on the prior Distribution Date) is less than or equal to
     % of [the sum of] [(a)] the Pool Balance on the first day of the related Collection Period [and (b) the Pre-Funded Amount on such day]], then such portion of the Specified Reserve Account Balance set forth in clause (i) above
will be reduced to      % of the [Initial Pool Balance] [Pool Balance as of the
Initial Cut-Off Date].] [With respect to the portion of the Specified Reserve Account Balance set forth in clause (ii) above, so long as on any Distribution Date (except the first Distribution Date) the outstanding principal amount of the Securities (after giving effect to distributions made on the prior
Distribution Date) is less than or equal to      % of [the sum of] [(a)] the
Pool Balance on the first day of the related Collection Period [and (b) the Pre-Funded Amount on such day]], then such portion will be reduced to an amount equal to the product of (I) the Pool Balance on the first day of the related Collection
Period and (II) the percentage (which shall not be greater than      % or less
than zero) equal to (X) the percentage derived from the fraction, the numerator of which is the outstanding principal amount of the Securities (after giving effect to distributions made on the prior Distribution Date) and the denominator
of which is such Pool Balance less (Y)      %.] The portion of the Specified
Reserve Account Balance specified in clause (ii) above may be invested in motor vehicle sale contracts originated by the Sellers and secured by motor vehicles financed thereby that are not included in the Pool Balance. [The Specified Reserve Account Balance is further subject to adjustment in certain circumstances described herein.]

     [The Specified Reserve Account Balance would also be increased to the extent that the Receivables in the Trust on a Subsequent Transfer Date, including the Subsequent Receivables to be conveyed to the Trust on such Subsequent Transfer Date, have a weighted average Contract Rate of less than
     %. See "The Receivables Pool" herein. In addition, subject to certain limitations, the Sellers have the option to increase the Specified Reserve Account Balance in connection with the addition of Subsequent Receivables.]

     If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, except as described below and subject to certain limitations, the Servicer will instruct the Indenture Trustee to [distribute such excess to [the Sellers] [NAFC] [apply such excess as Noteholders' Accelerated Principal]. Upon any distribution to [the Sellers] [NAFC] of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts. [Subsequent to any reduction or withdrawal by any Rating Agency of its rating of [the] [any class of] Notes, unless such rating has been restored, any such excess released from the Reserve Account on a Distribution Date will be deposited in the Note Payment Account for payment to Noteholders as an accelerated payment of principal on [such Distribution] [the related Payment] Date.] [Or, state other methods for determining the Specified Reserve Account Balance and applying such excess amounts.]

     Amounts held from time to time in the Reserve Account will be held for the benefit of Noteholders and Certificateholders. [On each Distribution Date, funds will be withdrawn from the Reserve Account up to the Available Reserve Amount to the extent of the amount of the Advance Reserve Withdrawal for such Distribution Date.] On each Distribution Date, funds will be withdrawn from the Reserve Account up to the Available Reserve Amount to the extent that the [part of the] Available Funds (after the payment of the Servicing Fee) with respect to any Collection Period is less than the Noteholders' Payment Amount and will be deposited in the Note Payment Account. In addition, funds will be withdrawn from the Reserve Account up to the Available Reserve Amount (as reduced by any withdrawal pursuant to the [preceding sentence][two preceding sentences]) to the extent that the Available Funds remaining after the payment of the Servicing Fee and the deposit of the Noteholders' Payment Amount in the Note Payment Account is less than the Certificateholders' Distribution Amount and will be deposited in the Certificate Distribution Account. [If funds applied in accordance with the preceding sentence are insufficient to distribute interest due on the Certificates, subject to certain limitations, funds will be withdrawn from the Reserve Account and applied to distribute interest due on the Certificates to the extent of the Certificate Interest Reserve Amount.] On each Distribution Date, the Reserve Account will be reinstated up to the Specified Reserve Account Balance to the extent, if any, of the Available Funds remaining after payment of the Servicing Fee, the deposit of the Noteholders' Payment Amount into the Note Payment Account and the deposit of the Certificateholders' Distribution Amount into the Certificate Distribution Account.

     "Available Reserve Amount" means, with respect to any Distribution Date, the amount of funds on deposit in the Reserve Account on such Distribution Date [(other than Investment Earnings)] [ less the Certificate Interest Reserve Amount with respect to such Distribution Date, in each case,] before giving effect to any reduction thereto on such Distribution Date.

     ["Certificate Interest Reserve Amount" means the lesser of (i) $
less the amount of any application of the Certificate Interest Reserve Amount to
pay interest on the Certificates on any prior Distribution Date and (ii)      %
of the Certificate Balance on such Distribution Date (before giving effect to any reduction thereof on such Distribution Date)[; provided, however, that the Certificate Interest Reserve

Amount shall be zero subsequent to any reduction by any Rating Agency to less
than "     " or its equivalent, or withdrawal by any Rating Agency, of its rating of [the] [any class of] Notes, unless such rating has been restored].]

     If on any Distribution Date the entire Noteholders' Payment Amount for such Distribution Date (after giving effect to any amounts withdrawn from the Reserve Account) is not deposited in the Note Payment Account, the Certificateholders generally will not receive any distributions.

     After the payment in full, or the provision for such payment, of (i) all accrued and unpaid interest on the Securities and (ii) the outstanding principal amount of the Securities, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to [the Sellers] [NAFC].

     The Reserve Account is intended to enhance the likelihood of receipt by the Noteholders and the Certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders and the Certificateholders will experience losses. In addition, the subordination of the Certificates to the Notes is intended to enhance further the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, Noteholders or Certificateholders could incur losses or a shortfall in the amounts distributed to the Noteholders or the Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates.

[YIELD SUPPLEMENT ACCOUNT; YIELD SUPPLEMENT AGREEMENT

     If any Receivable has, as of the Cutoff Date, a Contract Rate below the Required Rate, the Sellers, the Servicer and the Indenture Trustee will, simultaneously with the sale and assignment of the Receivables, enter into the Yield Supplement Agreement. The Yield Supplement Agreement will, with respect to each Receivable subject thereto, if any, provide for the payment into the Collection Account by the applicable Seller on or prior to each Deposit Date of an amount calculated by the Servicer equal to one-twelfth of the excess, if any, of (i) interest on such Receivable's principal balance as of the first day of the preceding Collection Period at a rate equal to the Required Rate over (ii) interest at the Contract Rate on such Receivable's principal balance as of the first day of such Collection Period (in the aggregate for all Receivables with respect to any Deposit Date, the "Yield Supplement Amount").


     Each Seller's obligations under the Yield Supplement Agreement will be secured by funds, if any, deposited by [the Sellers][NAFC][a third party] on the Closing Date in an Eligible Deposit Account to be maintained by the Indenture Trustee for the benefit of the holders of the Notes and the Certificates (the "Yield Supplement Account"). The amount required to be retained (to the extent of funds available therefor) in the Yield Supplement Account on any Distribution Date will be equal to the Required Yield Supplement Amount.


     Funds, if any, on deposit in the Yield Supplement Account may be invested in Permitted Investments in the manner permitted by the Sale and Servicing Agreement


     Amounts on deposit in the Yield Supplement Account will be released to [the Sellers] [NAFC] each Distribution Date to the extent the amount on deposit in the Yield Supplement Account exceeds the Required Yield Supplement Amount. The "Required [Initial] Yield Supplement Amount," on any date of determination, is the sum of all projected Yield Supplement Amounts for all future Distribution Dates, assuming that future scheduled payments on the [Initial] Receivables are made on their scheduled due dates. No funds will be deposited in the Yield Supplement Account, however, if the amount on deposit therein is less than the Required [Initial] Yield Supplement Amount. [All investment earnings attributable to the Yield Supplement Account will be distributed on each Distribution Date to [the Sellers] [NAFC]. Upon any release of amounts from the Yield Supplement Account, the Securityholders will not have any rights in, or claims to, such amounts. Any monies remaining on deposit in the Yield Supplement Account upon the termination of the Trust will be paid to [the Sellers] [NAFC]].

     [Pursuant to the Yield Supplement Agreement, on each Subsequent Transfer Date, [the Sellers][NAFC][a third party] will deposit into the Yield Supplement Account an amount equal to the Additional Yield Supplement Amount. The aggregate of the Additional Yield Supplement Amounts in respect of Subsequent Receivables, if any, is referred to herein as the "Required Subsequent Yield Supplement Amount" and, together with the Required Initial Yield Supplement Amount, the "Required Yield Supplement Amount."]]

[INTEREST RATE CAP

     With respect to the [Class A-2] Notes, the Sellers will enter into an Interest Rate Cap, dated as of the Closing Date (the "Interest Rate Cap") with the Interest Rate Cap Provider. The notional amount of the Interest Rate Cap on any [Distribution] [Payment] Date (the "Cap Notional Amount") will be at least equal to the outstanding principal amount of the Class A-2 Notes as of the close of the preceding [Distribution] [Payment] Date. Pursuant to the Interest Rate Cap, on each [Distribution] [Payment] Date on which [the Class A-2 Rate] [LIBOR]
for the preceding [Distribution] [Payment] Date exceeds     % (the "Cap Rate"),
the Interest Rate Cap Provider will make a payment to the Indenture Trustee, on behalf of the Trust, in an amount equal to the product of (i) the difference between [such Class A-2 Rate] [LIBOR] and the Cap Rate, (ii) the Cap Notional Amount and (iii) the actual number of days from and including the preceding [Distribution] [Payment] Date to but excluding such [Distribution] [Payment] Date divided by 360. The Interest Rate Cap will terminate on the Class A-2 Scheduled Final [Distribution] [Payment] Date. Payments received by the Indenture Trustee pursuant to the Interest Rate Cap will be deposited in the Collection Account for the benefit of all Securityholders.

     The payment obligations of the Interest Rate Cap Provider under the Interest Rate Cap constitute general unsecured obligations of the Interest Rate Cap Provider. No assurance can be given that the Trust will receive the payments due to be received under the Interest Rate Cap when due. A failure by the Interest Rate Cap Provider to make such payments or to make such payments on a timely basis would reduce amounts available for distributions to Securityholders, and in such event Securityholders could incur a loss on their investment.

     The Interest Rate Cap will be provided by                (the "Interest
Rate Cap Provider"). The Interest Rate Cap Provider was incorporated in
               . The Interest Rate Cap Provider is engaged in the business of
               . As of                , 199 , the Interest Rate Cap Provider had
total consolidated assets of $          , total consolidated liabilities of
$          and total consolidated stockholders' equity of $          .

[INTEREST RATE SWAP

     With respect to the Class A-2 Notes, the Indenture Trustee, on behalf of the Trust, will enter into one or more Interest Rate Swap Agreements, dated as of the Closing Date (collectively, the "Interest Rate Swap") with the Swap Counterparty. The notional amount of the Interest Rate Swap on any [Distribution] [Payment] Date (the "Swap Notional Amount") will equal the outstanding principal amount of the Class A-2 Notes as of the close of the preceding [Distribution] [Payment] Date. Pursuant to the terms of the Interest Rate Swap, the Swap Counterparty will pay to the Trust, on each [Distribution] [Payment] Date, interest at a per annum rate equal to [the Class A-2 Rate] [LIBOR] on the Swap Notional Amount. In exchange for such payments, the Trust will pay to the Swap Counterparty, on each [Distribution] [Payment] Date,
interest at a per annum rate equal to [the lesser of] [     %] [and] [the Prime
Rate less     %], on the Swap Notional Amount[, which rate will be reset [on various dates in] each [month] [Interest Period]]. With respect to each [Distribution] [Payment] Date, any difference between the [monthly] [quarterly] payment by the Swap Counterparty to the Trust and the [monthly] [quarterly] payment by the Trust to the Swap Counterparty will be referred to herein as the "Net Trust Swap Receipt," if such difference is a positive number, and the "Net Trust Swap Payment," if such difference is a negative number. Net Trust Swap Receipts, if any, will be deposited in the Collection Account for the benefit of all Securityholders and Net Trust Swap Payments, if any, will be paid from the Collection Account in the same manner and priority as accrued and unpaid interest on the Notes on each [Distribution] [Payment] Date.

     The payment obligations of the Swap Counterparty under the Interest Rate Swap constitute general unsecured obligations of the Swap Counterparty. No assurance can be given that the Trust will receive the payments due to be received under the Interest Rate Swap when due. A failure by the Swap Counterparty to make such payments or to make such payments on a timely basis would reduce amounts available for distributions to Securityholders, and in such event Securityholders could incur a loss on their investment.

     The Interest Rate Swap will be provided by                (the "Swap
Counterparty"). The Swap Counterparty was incorporated in                . The
Swap Counterparty is engaged in the business of                . As of
               , 199 , the Swap Counterparty had total consolidated assets of
$          , total consolidated liabilities of $          and total consolidated
stockholders' equity of $          .

[GUARANTEED RATE AGREEMENT

     The Sellers will enter into an Guaranteed Rate Agreement, dated as of the Closing Date (the "Guaranteed Rate Agreement") with the Investment Provider. Pursuant to the Guaranteed Rate Agreement, amounts on deposit in the [Collection] [Note Payment] Account will be invested from the date of deposit to the related [Distribution] [Payment] Date by the Indenture Trustee at the direction of the Investment Provider in certain eligible investments (which are substantially similar to Permitted Investments). Amounts invested pursuant to the Guaranteed Rate Agreement will continue to be held in the name of the Indenture Trustee for the benefit of Securityholders and will remain assets of the Trust for purposes of bankruptcy, tax and other applicable laws. The Guaranteed Rate Agreement provides that the Investment Provider will guarantee a rate of return on such amounts equal to the weighted average of the Note Interest Rates [and the Certificate Rate] and will be entitled to receive any Investment Earnings in excess of such guaranteed return.

     If the commercial paper rating or certificate of deposit rating of the Investment Provider is at any time reduced below A-1+ or P1 by the applicable Rating Agency, within 60 days of receiving notice of such decline, the Servicer will either (i) with the prior written assurance of each Rating Agency that such action will not result in a reduction of the rating of any of the Notes or the Certificates, cause the Investment Provider to pledge securities, in a manner conferring on the Indenture Trustee a perfected first lien in such securities, securing the Investment Provider's performance of its obligations under the Guaranteed Rate Agreement, (ii) direct the Indenture Trustee to terminate the Guaranteed Rate Agreement and to obtain a Replacement Guaranteed Rate Agreement or (iii) establish any other arrangement satisfactory to each Rating Agency such that such Rating Agency will not reduce the rating of any of the Notes or the Certificates. A "Replacement Guaranteed Rate Agreement" means an agreement (i) which is substantially similar to the original Guaranteed Rate Agreement, (ii) the obligor of which is an insurance company, trust company, commercial bank or other entity which has a commercial paper or certificate of deposit rating of at least A-1+ or P1 by the applicable Rating Agency and (iii) which provides for either the payment of interest on funds invested pursuant thereto at a rate per annum at least equal to the weighted average of the Note Interest Rates [and the Certificate Rate]. If the Servicer is unable to obtain a Replacement Guaranteed Rate Agreement or a pledge of securities or otherwise satisfy the applicable Rating Agency within such 60-day period, then each following Distribution Date will constitute a Payment Date and distributions in respect of the Notes and the Certificates will be made monthly. See "Description of the Notes -- Payments of Interest" herein.

     The payment obligations of the Investment Provider under the Guaranteed Rate Agreement constitute general unsecured obligations of the Investment Provider. No assurance can be given that the Trust will receive the payments due to be received under the Guaranteed Rate Agreement when due. A failure by the Investment Provider to make such payments or to make such payments on a timely basis would reduce amounts available for distributions to Securityholders, and in such event Securityholders could incur a loss on their investment.

     The Guaranteed Rate Agreement will be provided by                (the
"Investment Provider"). The Investment Provider was incorporated in
               . The Investment Provider is engaged in the business of
               . As of                , 199 , the Investment Provider had total
consolidated assets of $          , total consolidated liabilities of
$          and total consolidated stockholders' equity of $          . The
Investment Provider is currently rated   /  .

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of material anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies ("RIC's") or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt instruments and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The Trust will be provided with an opinion of Special Tax Counsel regarding certain federal income tax matters discussed below. An opinion of Special Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS.

SCOPE OF THE TAX OPINIONS; TAX CHARACTERIZATION OF THE TRUST

     In the opinion of Special Tax Counsel, upon issuance of the Notes and Certificates the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Any such opinion will be filed either as an exhibit to the registration statement of which this Prospectus forms a part or will be filed as an exhibit to a Form 8-K filed in connection with the establishment of the related Trust and issuance of Securities. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust does not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) either the nature of the income of the Trust will exempt it from the provisions of the Code requiring certain publicly traded partnerships to be taxed as corporations or the Trust will otherwise qualify for an exemption from the rules governing publicly traded partnerships. Further, with respect to the Notes, Special Tax Counsel is of the opinion that the Notes will be classified as debt for federal income tax purposes.

     In addition, Special Tax Counsel has prepared or reviewed the statements under the heading "Summary -- Tax Status" relating to federal income tax matters and under the heading "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust as a partnership for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in the certificates.

     If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all of its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce the amount of cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Noteholders will be deemed to have agreed by their purchase of the Notes, to treat the Notes as debt for federal income tax purposes. The discussion below assumes that this characterization of the Notes is correct.

     Original Issue Discount. A Note will be treated as issued with Original Issue Discount ("OID") if the excess of the Note's "stated redemption price at maturity" over the issue price equals or exceeds a de minimis amount equal to
 1/4 of 1 percent of the Note's stated redemption price at maturity multiplied by the number of complete years (based on the anticipated weighted average life of a Note) to its maturity.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Note and its issue price. A holder of a Note must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Note will be considered to be zero if it is less than a de minimis amount determined as described above.

     However, the amount of any de minimis OID must be included in income as principal payments are received on a Note, in the proportion that each such payment bears to the original principal amount of the Note. The issue price of a Note will generally be the initial offering price at which a substantial amount of the Notes are sold. The Trust intends to treat the issue price as including, in addition, the amount paid by the Noteholder for accrued interest that relates to a period prior to the Closing Date of such Note. Under applicable Treasury regulations governing the accrual of OID (the "OID Regulations"), the stated redemption price at maturity is the sum of all payments on the Note other than any "qualified stated interest" payments. Qualified stated interest is defined as any one of a series of payments equal to the product of the outstanding principal balance of the Note and a single fixed rate, or certain variable rates of interest that is unconditionally payable at least annually.

     The Holder of a Note issued with OID must include in gross income, for all days during its taxable year on which it holds such Note, the sum of the "daily portions" of such OID. Such daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of an obligation the principal on which is subject to prepayment as a result of prepayments on the underlying collateral, (a "Prepayable Obligation"), such as the Notes, OID is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The Prepayment Assumption that will be used in determining the rate of accrual of original issue discount, premium and
market discount, if any, is     % ABS. The amount of OID that will accrue during
an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Note as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Note, over the "adjusted issue price" of the Note at the beginning of the accrual period. An "accrual period" is the period over which OID accrues, and may be of any length, provided that each accrual period is no longer than one year and each scheduled payment of interest or principal occurs on either the last day or the first day of an accrual period. The Issuer intends to report OID on the basis of an accrual period that corresponds to the interval between payment dates. The adjusted issue price of a Note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Note in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors: (i) the original yield to maturity of the Note (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

     The effect of this method is to increase the portions of OID required to be included in income by a Noteholder to take into account prepayments on the Receivables at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Noteholder to take into account prepayments with respect to the Receivables at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Noteholders based on the Prepayment Assumption, no representation is made to Noteholders that Receivables will be prepaid at that rate or at any other rate.

     A holder of a Note that acquires the Note for an amount that exceeds its stated redemption price will not include any OID in gross income. A subsequent holder of a Note which acquires the Notes for an amount that is less than its stated redemption price will be required to include OID in gross income, but such a holder who purchases such Note for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Note's issue price) to reduce the amount of OID included in income in each period by the amount of OID multiplied by a fraction, the numerator of which is the excess of (w) the purchaser's adjusted basis in the Note immediately after purchase thereof over (x) the adjusted issue price of the Note, and the denominator of which is the excess of (y) all amounts remaining to be paid on the Note after the purchase date, other than qualified stated interest, over (z) the adjusted issue price of the Note.

     Total Accrual Election. As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, unstated interest, premium, and acquisition premium, a holder of a Note may elect to include all income that accrues on the Note using the constant yield method. If a Noteholder makes this election, income on a Note will be calculated as though (i) the issue price of the Note were equal to the Noteholder's adjusted basis in the Note immediately after its acquisition by the Noteholder;
(ii) the Note were issued on the Noteholder's acquisition date; and (iii) none of the interest payments on the Note were "qualified stated interest." A Noteholder may make such an election for a Note that has premium or market discount, respectively, only if the Noteholder makes, or has previously made, an election to amortize bond premium or to include market discount in income currently. See "-- Market Discount" and "-- Amortizable Bond Premium."

     Market Discount. The Notes, whether or not issued with original issue discount, will be subject to the "market discount rules" of section 1276 of the Code. In general, these rules provide that if the Note Owner purchases a Note at a market discount (that is, a discount from its stated redemption price at maturity or, if the Notes were issued with OID, its original issue price plus any accrued original issue discount that exceeds a de minimis amount specified in the Code) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) such gain or principal payment or (ii) the accrued market discount will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the Note Owner held the Note and the denominator of which is the number of days from the date the Note Owner acquired the Note until its maturity date. The Note Owner may elect, however, to determine accrued market discount under the constant-yield method.

     Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Note Owner may elect to include market discount in gross income as it accrues and, if the Note Owner makes such an election, is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

     Amortizable Bond Premium. In general, if a Note Owner purchases a Note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such Note Owner will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. Such Note Owner may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the Note. Such Note Owner's tax basis in the Note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Note Owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a Note held by a Note Owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

     Short-Term Obligations. Under the Code, special rules apply to Notes that have a maturity of one year or less from their date of original issuance ("Short-Term Notes"). Such Notes are treated as issued with "acquisition discount" which is calculated and included in income under principles similar to those governing OID except that "acquisition discount" is equal to the excess of all payments of principal and interest on the Short-Term Notes over their issue price. In general, an individual or other cash basis holder of a short-term obligation is not required to accrue acquisition discount for federal income tax purposes unless it elects to do so. Accrual basis Noteholders and certain other Noteholders, including banks, regulated investment companies, dealers in securities and cash basis Noteholders who so elect, are required to accrue acquisition discount on Short-Term Notes on either a straight-line basis or under a constant yield method (based on daily compounding), at the election of the Noteholder. In the case of a Noteholder not required and not electing to include acquisition discount in income currently, any gain realized on the sale or retirement of the Short-Term Notes will be ordinary income to the extent of the acquisition discount accrued on a straight-line basis (unless an election is made to accrue the acquisition discount under the constant yield method) through the date of sale or retirement. Noteholders who are not required and do not elect to accrue acquisition discount on Short-Term Notes will be required to defer deductions for interest on borrowings allocable to short term obligations in an amount not exceeding the deferred income until the deferred income is realized.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder generally will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by any bond premium previously amortized and principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest, accrued market discount or OID that has not previously accrued, in each case to the extent not previously included in income. Capital losses incurred on sale or disposition of a Note generally may be used only to offset capital gains.

     Non-U.S. Note Owners. In general, a non-U.S. Note Owner will not be subject to U.S. federal income tax on interest (including OID) on a beneficial interest in a Note unless (i) the non-U.S. Note Owner actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of the Sellers (or affiliate of the Seller) entitled to vote (or of a profits or capital interest of the Trust), (ii) the non-U.S. Note Owner is a controlled foreign corporation that is related to the Sellers (or the Trust) through stock ownership, (iii) the non-U.S. Note Owner is a bank receiving interest described in Code Section 881(c)(3)(A), (iv) such interest is contingent interest described in Code Section 871(h)(4), or (v) the non-U.S. Note Owner bears certain relationships to any Certificate Owner. To qualify for the exemption from taxation, the Note Owner must comply with applicable certification requirements.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Special Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. federal tax and U.S. federal tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF OFFERED CERTIFICATES

     Treatment of the Trust as a Partnership. The Sellers and the Servicer will agree, and the Certificateholders of the Trust will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders of the Trust (including, potentially, the Sellers and NB-SPC), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates evidencing interests in the Trust, the Notes, the Sellers and the Servicer is not clear because there is no authority on transactions closely comparable to those contemplated herein.

     A variety of alternative characterizations of the Certificates are possible. For example, because the Certificates of beneficial interest in the Trust generally will have certain features characteristic of debt, the Certificates issued by the Trust might be considered debt of NAFC or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, the Certificates are not Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates.

     Partnership Taxation. Assuming that the Trust is classified as a partnership, the Trust will not be subject to federal income tax, but each Certificateholder will be required to take into account separately such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest accrued on the Receivables (including appropriate adjustments for market discount (as discussed below), and any OID and bond premium), investment income from investments of collections held between Distribution Dates, any gain upon, or with respect to, collection or disposition of the Receivables and any income earned on any notional principal contracts. The Trust's deductions will consist primarily of interest accruing on the Notes, servicing and other fees and losses or deductions upon, or with respect to, collection or the disposition of the Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. In the Trust Agreement, the Certificateholders of the Trust will agree that the yield on a Certificate is intended to qualify as a "guaranteed payment" and not as a distributive share of partnership income. A guaranteed payment would be treated by a Certificateholder as ordinary income, but may well not be treated as interest income. The Trust Agreement will provide that, to the extent that such treatment is not respected, the Certificateholders will be allocated ordinary gross income of the Trust for each interest period equal to the sum of (i) the amount of interest that accrues on the Certificates for such interest period based on the Certificate Rate; (ii) an amount equivalent to interest that accrues during such interest period on amounts previously due on the Certificates but not yet distributed; and (iii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price. All remaining taxable income of the Trust generally will be allocated to the [the Sellers] [NAFC], [[as "] [the] [general partner]["] of the Trust].

     Except as set forth below, losses and deductions generally will not be allocated to the Certificateholders of the Trust except to the extent the Certificateholders of the Trust are reasonably expected to bear the economic burden of such losses or deductions. Further, losses and deductions will not be allocated to Certificateholders of a particular class of Certificates except to the extent the Certificateholders of such class of Certificates are expected to bear the economic burden of such losses or deductions. Any such losses could be characterized as capital losses deductible by the Certificateholder only against capital gain income, while any such deductions would be subject to the limitations set forth below. Accordingly, a Certificateholder's taxable income from the Trust could exceed the cash it is entitled to receive from the Trust.

     Although the allocation of gross income to Certificateholders provided above as an alternative to the characterization of the yield on the Certificates as guaranteed payments is intended to comply with applicable Treasury regulations and other authorities, no assurance can be given that the IRS would not instead require that Certificateholders be allocated a distributive share of partnership net income or loss. Moreover, if losses or deductions were allocated to Certificateholders, such losses or deductions would, to the extent that funds were available therefor, later be reimbursed through allocations of ordinary income.

     It is believed that allocating partnership income on the foregoing basis should comport with the partners' economic interests in the partnership, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders of the Trust. Moreover, under this alternative method of allocation, Certificateholders may be allocated income equal to the amount of interest accruing on the Certificates based on the Certificate Rate even though the Trust might not have sufficient cash to make current cash distributions of such amount or Certificateholders may have no right to cash equal to such amount. Thus, cash basis Certificateholders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocation and tax reporting will be done on a uniform basis for all Certificateholders of the Trust but Certificateholders of the Trust may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     Certificateholders will be required to report items of income, loss and deduction allocated to them by the Trust in the Certificateholder's taxable year in which or with which the taxable year of the Trust to which such allocations relate ends. The Code prescribes certain rules for determining the taxable year of the Trust. It is likely that, under these rules, the taxable year of the Trust will be the calendar year. However, in the event that all of the Certificateholders possessing a 5 percent or greater interest in the equity or the profits of the Trust share a taxable year that is other than the calendar year, the Trust would be required to use that year as its taxable year.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code. The characterization under the Trust Agreement of yield on the Certificates as a guaranteed payment could adversely affect taxpayers, such as RICs and real estate investment trusts ("REITs"), that expect to earn "interest" income.

     Limitations on Losses. Under the "passive activity" rules of the Code, any loss allocated to a Certificateholder who is a natural person, estate, trust, closely held "C" corporation or personal service corporation would be a passive activity loss while, for purposes of those rules, income allocated to such a Certificateholder would be "portfolio income."

     In addition a taxpayer that is an individual, trust or estate may generally deduct miscellaneous itemized deductions (which do not include interest expense) only to the extent they exceed two percent of the individual's adjusted gross income. Those limitations would apply to an individual Certificateholder's share of expenses of the Trust (including fees paid to the Servicer) and might result in such holder having net taxable income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Receivables [were not] [were] issued with OID or imputed interest, and, therefore, the Trust should not have OID or imputed interest income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

     If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

     Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss with respect to distributions from the Trust. A Certificateholder will, however, recognize gain to the extent any money distributed exceeds the Certificateholder's adjusted basis in the Certificates (as described below under "Disposition of Certificates") immediately before distribution, and a Certificateholder will recognize loss upon termination of the Trust or termination of the Certificateholder's interest in the Trust if the Trust only distributes money to the Certificateholder and the amount distributed is less than the Certificateholder's adjusted basis in the Certificates. Any such gain or loss would be long-term capital gain or loss if the holding period of the Certificates were more than one year, assuming that the Certificates are held as capital assets.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special federal income tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed miscellaneous itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Sellers are authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and federal income tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file federal income tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and federal taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and federal taxpayer identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Under these audit procedures, the tax treatment of items of Trust income, gain, loss, deduction and credit would be determined at the Trust level in a unified proceeding, rather than in separate proceedings with each Certificateholder. Generally, the statute of limitations for Trust items does not expire before three years after the date on which the partnership information return is filed. The General Partner will be designated the "tax matters partner" for the Trust and, as such, is designated to receive notice on behalf of, and to provide notice to those Certificateholders not receiving notice from, the IRS, and to represent the Certificateholders in any dispute with the IRS. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and while the Certificateholders may participate in any adjudicative process that is undergone at the Trust level in arriving at such a determination, such Certificateholders will be precluded from separately litigating a proposed adjustment to the items of the Trust. As the tax matters partner, the General Partner may enter into a binding settlement on behalf of all Certificateholders with a less than a 1 percent interest in the Partnership (except for any group of such Certificateholders with an aggregate interest of 5 percent or more in Trust profits that elects to form a notice group or Certificateholders who otherwise notify the IRS that the General Partner is not authorized to settle on their behalf). In the absence of a proceeding at the Trust level, a Certificateholder under certain circumstances may pursue a claim for credit or refund on his own behalf by filing a request for administrative adjustment of a Trust item. Each Certificateholder is advised to consult its own tax advisor with respect to the impact of these procedures on its particular case.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain identification procedure and is not an exempt recipient under applicable provisions of the Code.

TAX CONSEQUENCES TO NON-U.S. CERTIFICATEHOLDERS

     The Certificates may not be purchased by persons other than U.S. persons and non-U.S. persons who will satisfy the Sellers and the Trustee of the Trust that such non-U.S. person will be taxed with respect to its ownership of Certificates as if it were a U.S. person. However, in the case of such a non-U.S. person, the Trust will withhold U.S. income tax at the highest marginal rate.

     THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

THE NOTES

     The Notes may, in general, be purchased by or on behalf of (i) "employee benefit plans" (as defined in Section 3(3) of ERISA), (ii) "plans" described in
Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh Plans, or (iii) entities whose underlying assets include plan assets by reason of a plan's investment in such entity (each, a "Plan"). However, the acquisition and holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction under ERISA and the Code if the Trust, the Owner Trustee, the Indenture Trustee, any holder of the Certificates or any of their respective affiliates, is or becomes a "party in interest" or a "disqualified person" (as defined in ERISA and the Code, respectively) with respect to such Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Plan depending on the type and circumstances of the Plan fiduciary making the decision to acquire a Note. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

THE CERTIFICATES

     The Certificates may not be acquired by a Plan or a person investing "plan assets" of a Plan (excluding, for this purpose, any entity registered under the Investment Company Act of 1940, as amended) (each, a

"Plan Investor"). In addition, investors other than Plan Investors should be aware that a prohibited transaction under ERISA and the Code could be deemed to occur if any holder of the Certificates or any of their respective affiliates, is or becomes a party in interest or a disqualified person with respect to any Plan that acquires and holds the Notes without such Plan being covered by one or more exemptions from the prohibited transaction rules. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Note Underwriting Agreement"), the Sellers have agreed to cause the Trust to sell to each of the Note Underwriters named below (collectively, the "Note Underwriters"), and each of the Note Underwriters has severally agreed to purchase, the initial principal amount of Notes set forth opposite its name below:

                                                     PRINCIPAL
                                                     AMOUNT OF   [PRINCIPAL  [PRINCIPAL
                                                      [CLASS     AMOUNT OF   AMOUNT OF
                                                       A-1]      CLASS A-2   CLASS A-3
                   NOTE UNDERWRITERS                   NOTES      NOTES]      NOTES]
    -----------------------------------------------  ---------   ---------   ---------
      NationsBanc Capital Markets, Inc.............    $           $    ][     $    ][

                                                     ---------   ---------   ---------
              Total................................    $           $    ][     $    ][
                                                     =========== =========== ===========

     The Sellers have been advised by the Note Underwriters that they propose initially to offer the Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of
  % per [Class A-1] Note[,     % per Class A-2 Note and      % per Class A-3
Note]. The Note Underwriters may allow, and such dealers may reallow, a
concession not in excess of      % per [Class A-1] Note[,     % per Class A-2
Note and      % per Class A-3 Note] to certain other dealers. After the initial public offering of the Notes, the public offering price and such concessions may be changed.

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Certificate Underwriting Agreement"), the Sellers have agreed to cause the Trust to sell to each of the Certificate Underwriters named below (the "Certificate Underwriters" and, together with the Note Underwriters, the "Underwriters"), and each of the Certificate Underwriters has severally agreed to purchase, the initial Certificate Balance [of each offered class] of Certificates set forth opposite its name below:

                                                            CERTIFICATE      CERTIFICATE
                                                             BALANCE OF       BALANCE OF
                                                            [CLASS C- ]      [CLASS C- ]
                   CERTIFICATE UNDERWRITERS                 CERTIFICATES     CERTIFICATES
    ------------------------------------------------------  ------------     ------------
      NationsBanc Capital Markets, Inc....................    $                $

                                                            ------------     ------------
              Total.......................................    $                $
                                                            ============     ============

     The Sellers have been advised by the Certificate Underwriters that they propose initially to offer the [Class C- and Class C- ] Certificates to the public at the price set forth herein, and to certain dealers at such price less
the initial concession not in excess of      % per [Class C-  ] Certificate [and
  % per Class C-  Certificate]. The Certificate Underwriters may allow, and such
dealers may reallow, a concession not in excess of      % per [Class C-  ]
Certificate [and   % per Class C-  Certificates] to certain other
dealers. After the initial public offering of the Certificates, the public offering price and such concessions may be changed.

     NationsBanc Capital Markets, Inc. ("NCMI") is a separate subsidiary of NationsBank Corporation. NCMI is a registered broker-dealer and not a bank. Any obligations of NCMI are the sole responsibility of NCMI and do not create any obligation or guarantee on the part of any affiliate of NCMI.

                                 LEGAL OPINIONS

     In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Notes and the Certificates will be passed upon for the Underwriters and certain federal income tax and other matters will be passed
upon for the Trust by [                 ].

                                                                         ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered NationsBank
Auto Owner Trust      % [Class A-1] Asset Backed Notes[, Floating Rate Class A-2
Asset Backed Notes and      % Class A-3 Asset Backed Notes] (collectively, [the
"Global Notes") and     % Asset Backed Certificates (the "Global Certificates"
and together with the Global Notes,] the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear"). The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  [Global Notes]

     A beneficial owner of Global [Securities] [Notes] holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global [Securities] [Notes] that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          Exemption for non-U.S. Persons with effectively connected income (Form
     4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Global [Securities] [Notes] residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Global [Securities] [Notes] or his agent.

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global [Security] [Note] or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  [Global Certificates

     The Global Certificates may not be purchased by persons other than U.S. Persons and non-U.S. Persons who will have satisfied the Sellers and the Owner Trustee that such non-U.S. Person will be taxed with respect to its beneficial ownership of Global Certificates as if it were a U.S. Person.]

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global [Securities] [Notes]. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global Securities.

                                 INDEX OF TERMS


     Set forth below is a list of the defined terms used in this Prospectus Supplement and defined herein and the pages on which the definitions of such terms may be found herein. Certain defined terms used in this Prospectus Supplement are defined in the Prospectus. See "Index of Terms" beginning on page 68 of the Prospectus.



                                                                                        PAGE
                                                                                        -----
ABS...................................................................................  S-30
ABS Table.............................................................................  S-30
Accrued Certificate Interest..........................................................  S-45
Accrued Note Interest.................................................................  S-44
Additional Yield Supplement Amount....................................................  S-16
Additional Reserve Account Deposit....................................................  S-14
Available Funds.......................................................................  S-42
Available Interest....................................................................  S-42
Available Principal...................................................................  S-42
Available Reserve Amount..............................................................  S-48
Bank, Banks.......................................................................Front Cover
Business Day..........................................................................  S-7
Cap Notional Amount...................................................................  S-50
Cap Rate..............................................................................  S-50
Cede..................................................................................  S-3
CEDEL.................................................................................  I-1
Certificate Balance...................................................................  S-45
Certificate Interest Reserve Amount...................................................  S-48
Certificate Pool Factor...............................................................  S-34
Certificate Prepayment Amount.........................................................  S-12
Certificate Prepayment Premium........................................................  S-12
Certificate Rate......................................................................  S-11
Certificate Underwriters..............................................................  S-62
Certificate Underwriting Agreement....................................................  S-62
Certificateholders....................................................................  S-11
Certificateholders' Distribution Amount...............................................  S-45
Certificateholders' Interest Carryover Shortfall......................................  S-45
Certificateholders' Monthly Accrued Interest..........................................  S-46
Certificateholders' Monthly Principal.................................................  S-46
Certificateholders' Percentage........................................................  S-46
Certificateholders' Principal Carryover Shortfall.....................................  S-46
Certificateholders' Principal Distribution Amount.....................................  S-46
Certificates......................................................................Front Cover
[Class A-1] Final Scheduled [Distribution] [Payment] Date.............................  S-9
Class A-1 Notes.......................................................................  S-4
[Class A-1] Notes.................................................................Front Cover
[Class A-1 Rate]......................................................................  S-7
Class A-2 Final Scheduled [Distribution] [Payment] Date...............................  S-9
Class A-2 Notes...................................................................Front Cover
Class A-2 Rate........................................................................  S-7
Class A-3 Final Scheduled [Distribution] [Payment] Date...............................  S-9
Class A-3 Notes...................................................................Front Cover
Class A-3 Rate........................................................................  S-7
[Class C-  Certificates]..........................................................Front Cover
Closing Date..........................................................................  S-6
Code..................................................................................  S-19
Collection Account....................................................................  S-16
Collection Period.....................................................................  S-8
Collections...........................................................................  S-43

                                                                                        PAGE
                                                                                        -----
Commission............................................................................  S-3
Contract Rate.........................................................................  S-25
Cut-Off Date..........................................................................  S-25
Dealer Agreements.....................................................................  S-5
Dealers...............................................................................  S-5
Defaulted Receivable..................................................................  S-43
Determination Date....................................................................  S-8
Disposition of Certificates...........................................................  S-58
Distribution Date.....................................................................  S-2
[Distribution] [Payment] Date.........................................................  S-2
DTC...................................................................................  S-3
ERISA.................................................................................  S-19
Euroclear.............................................................................  I-1
Exchange Act..........................................................................  S-3
Final Scheduled Distribution Date.....................................................  S-2
Final Scheduled Maturity Date.........................................................  S-6
Financed Vehicles.....................................................................  S-5
Forced-Placed Insurance...............................................................  S-25
Funding Period........................................................................  S-14
Global Certificates...................................................................  I-1
Global Notes..........................................................................  I-1
Global Securities.....................................................................  I-1
Guaranteed Rate Agreement.............................................................  S-51
Indenture.............................................................................  S-4
Indenture Trustee.....................................................................  S-4
Index Maturity........................................................................  S-2
[Initial] Cut-Off Date................................................................  S-5
Initial Pool Balance..................................................................  S-9
[Initial] Pool Balance................................................................  S-6
[Initial] Receivables.................................................................  S-6
Interest Collections..................................................................  S-43
Interest Period.......................................................................  S-2
Interest Rate Cap.....................................................................  S-50
Interest Rate Cap Provider............................................................  S-13
Interest Rate Swap....................................................................  S-13
Interest Reset Period.................................................................  S-2
Investment Provider...................................................................  S-17
IRS...................................................................................  S-52
Issuer................................................................................  S-4
Liquidation Proceeds..................................................................  S-43
Mandatory Redemption..................................................................  S-9
Mandatory Repurchase..................................................................  S-12
NAFC..................................................................................  S-2
NationsBank South.....................................................................  S-4
NationsBank Texas.....................................................................  S-4
Net Trust Swap Payment................................................................  S-13
Net Trust Swap Receipt................................................................  S-13
Note Interest Rate[s].................................................................  S-7
Note Pool Factor......................................................................  S-34
Note Prepayment Amount................................................................  S-10
Note Prepayment Premium...............................................................  S-10
Note Underwriters.....................................................................  S-62
Note Underwriting Agreement...........................................................  S-62
Noteholders...........................................................................  S-7
Noteholders' Accelerated Principal....................................................  S-8
Noteholders' Interest Carryover Shortfall.............................................  S-44

                                                                                        PAGE
                                                                                        -----
Noteholders' Monthly Accrued Interest.................................................  S-44
Noteholders' Monthly Principal........................................................  S-45
Noteholders' Payment Amount...........................................................  S-45
Noteholders' Percentage...............................................................  S-45
Noteholders' Principal Carryover Shortfall............................................  S-45
Noteholders' Principal Payment Amount.................................................  S-8
Notes.................................................................................  S-4
Obligor...............................................................................  S-5
OID...................................................................................  S-53
OID Regulations.......................................................................  S-53
Owner Trustee.........................................................................  S-4
Plan..................................................................................  S-60
Plan Investor.........................................................................  S-61
Pool Balance..........................................................................  S-7
Pool [/Prefunding] Balance............................................................  S-7
Pre-Funded Amount.....................................................................  S-6
Pre-Funded Percentage.................................................................  S-10
Pre-Funding Account...................................................................  S-14
Prepayable Obligation.................................................................  S-53
Prepayment Assumption.................................................................  S-53
Prospectus............................................................................  S-3
Purchase Receivable...................................................................  S-43
Rating Agencies.......................................................................  S-19
Receivables...........................................................................  S-5
Receivables Pool......................................................................  S-25
Record Date...........................................................................  S-7
Recoveries............................................................................  S-43
Redemption Price......................................................................  S-38
Regular Principal.....................................................................  S-8
Replacement Guaranteed Rate Agreement.................................................  S-51
Required Rate.........................................................................  S-16
Required Subsequent Yield Supplement Amount...........................................  S-49
Required Yield Supplement Amount......................................................  S-49
Required [Initial] Yield Supplement Amount............................................  S-49
Reserve Account.......................................................................  S-14
Reserve Account Initial Deposit.......................................................  S-14
Sale and Servicing Agreement..........................................................  S-5
Securities............................................................................  S-4
Securities Act........................................................................  S-3
Securityholders.......................................................................  S-11
Seller, Sellers.......................................................................  S-4
Servicer..............................................................................  S-4
Servicer's Certificate................................................................  S-42
Servicing Fee Rate....................................................................  S-17
Short-Term Notes......................................................................  S-55
Simple Interest Receivable............................................................  S-29
Special Tax Counsel...................................................................  S-18
Specified Reserve Account Balance.....................................................  S-15
Subsequent Cut-Off Date...............................................................  S-6
Subsequent Receivables............................................................Front Cover
Subsequent Transfer Date..............................................................  S-6
Supplemental Servicing Fee............................................................  S-41
Swap Counterparty.....................................................................  S-13
Swap Notional Amount..................................................................  S-50
Transfer and Servicing Agreements.....................................................  S-40
Trust.............................................................................Front Cover

                                                                                        PAGE
                                                                                        -----
Trust Agreement.......................................................................  S-4
Trust Property........................................................................  S-5
U.S. Person...........................................................................  I-4
Underwriters..........................................................................  S-62
Yield Supplement Account..............................................................  S-16
Yield Supplement Agreement............................................................  S-16
Yield Supplement Amount...............................................................  S-16

- ------------------------------------------------------------
- ------------------------------------------------------------

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY, NOR AN OFFER OF THE SECURITIES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                             ---------------------

                               TABLE OF CONTENTS


                                                  PAGE
                                                  ----
                PROSPECTUS SUPPLEMENT
Reports to Securityholders.......................   S-
Summary..........................................   S-
Risk Factors.....................................   S-
The Trust........................................   S-
The Receivables Pool.............................   S-
Pool Factors.....................................   S-
Maturity and Prepayment Considerations...........   S-
Description of the Notes.........................   S-
Description of the Certificates..................   S-
Description of the Transfer and Servicing
  Agreements.....................................   S-
Federal Income Tax Consequences..................   S-
ERISA Considerations.............................   S-
Underwriting.....................................   S-
Legal Opinions...................................   S-
Annex I -- Global Clearance, Settlement and Tax
  Documentation Procedures.......................   I-
Index of Terms...................................
                      PROSPECTUS
Reports to Securityholders.......................    1
Available Information............................    1
Incorporation of Certain Documents by
  Reference......................................    1
Summary..........................................    3
Risk Factors.....................................   14
The Trusts.......................................   21
The Receivables Pools............................   23
Maturity and Prepayment Considerations...........   26
Pool Factors and Trading Information.............   27
Use of Proceeds..................................   27
The Banks, NationsBank Corporation and NAFC......   28
The Servicer.....................................   28
Description of the Notes.........................   29
Description of the Certificates..................   34
Description of Fixed and Floating Rate Options...   35
Book-Entry and Definitive Securities; Reports to
  Securityholders................................   39
Description of the Transfer and Servicing
  Agreements.....................................   44
Certain Legal Aspects of the Receivables.........   57
Federal Income Tax Consequences..................   61
ERISA Considerations.............................   62
Plan of Distribution.............................   66
Legal Opinions...................................   67
Index of Terms...................................   68


     UNTIL             , 199 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS
SUPPLEMENT), ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES OR THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
- ------------------------------------------------------------
- ------------------------------------------------------------
- ------------------------------------------------------------
- ------------------------------------------------------------

                             $

                                  NATIONSBANK
                          AUTO OWNER TRUST 199  -

                            $               % ASSET
                           BACKED NOTES[, CLASS A-1]

                          [$            FLOATING RATE
                              ASSET BACKED NOTES,
                                   CLASS A-2]

                      [$               % [CLASS C- ] ASSET
                            BACKED NOTES, CLASS A-3]

                      $               % [CLASS C- ] ASSET
                              BACKED CERTIFICATES


                               NATIONSBANK, N.A.

                           NATIONSBANK, N.A. (SOUTH)
                           NATIONSBANK OF TEXAS, N.A.
                                    SELLERS

                             ---------------------

                               NATIONSBANK, N.A.
                                    SERVICER
                             ---------------------
                             ---------------------

                                   PROSPECTUS
                                   SUPPLEMENT
                             ---------------------

- ------------------------------------------------------------
- ------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED             , 1996
GRANTOR TRUST PROSPECTUS SUPPLEMENT
(To Prospectus dated             , 1996)
                           $
                       NATIONSBANK AUTO GRANTOR TRUST 199
               $            % ASSET BACKED CERTIFICATES, CLASS A
              [$            % ASSET BACKED CERTIFICATES, CLASS B]

                               NATIONSBANK, N.A.
                           NATIONSBANK, N.A. (SOUTH)
                           NATIONSBANK OF TEXAS, N.A.
                                    SELLERS
                             ---------------------
                               NATIONSBANK, N.A.
                                    SERVICER
                             ---------------------

     The NationsBank Auto Grantor Trust 199     (the "Trust") will be formed
pursuant to a Pooling and Servicing Agreement (the "Agreement"), to be dated as
of             , 199 , among NationsBank, N.A., NationsBank, N.A. (South) and
NationsBank of Texas, N.A. (each, "Seller" and collectively, the "Sellers"),
NationsBank, N.A. (the "Servicer") and           , as Trustee, and will issue
$          aggregate initial principal balance of      % Asset Backed
Certificates, Class A (the "Class A Certificates") and $          aggregate
initial principal balance of      % Asset Backed Certificates, Class B (the
"Class B Certificates" and, together with the Class A Certificates, the "Certificates"). [Only the Class A Certificates are being offered hereby.] The Class A Certificates will evidence in the aggregate an undivided ownership
interest of approximately      % in the Trust. The Class B Certificates will
evidence in the aggregate an undivided ownership interest of approximately
     % in the Trust. The rights of the Class B Certificateholders to receive distributions with respect to the Receivables are subordinated to the rights of the Class A Certificateholders to the extent described herein. The Trust property will include a pool of fixed rate simple interest retail motor vehicle installment sales contracts originated by Dealers and purchased by the Sellers (the "Receivables") secured by security interests in the motor vehicles financed
thereby, including certain monies due or received thereunder on             ,
199 (the "Cut-Off Date"), other than the portion thereof payable to the Servicer as its Servicing

                                                        (Continued on next page)

 PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET
                                    FORTH IN

    "RISK FACTORS" ON PAGE S-      HEREIN AND ON PAGE 14 OF THE ACCOMPANYING
                                  PROSPECTUS.

                             ---------------------

 THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT
     REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR
      INSURED BY, NATIONSBANK, N.A., NATIONSBANK, N.A. (SOUTH), NATIONSBANK
          OF TEXAS, N.A. OR NATIONSBANK CORPORATION OR ANY OF THEIR
                            RESPECTIVE AFFILIATES.

A CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE CERTIFICATES NOR THE RECEIVABLES
          ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE
                    CORPORATION OR ANY OTHER GOVERNMENTAL
                                   AGENCY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR
        THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                   OFFENSE.
                             ---------------------

- -----------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------
                                                  PRICE TO           UNDERWRITING          PROCEEDS TO
                                                  PUBLIC(1)            DISCOUNT         THE SELLER(1)(2)
- -----------------------------------------------------------------------------------------------------------
Per Class A Certificate.....................           %                   %                    %
- -----------------------------------------------------------------------------------------------------------
[Per Class B Certificate....................           %                   %                    %
- -----------------------------------------------------------------------------------------------------------
Total.......................................           $                   $                   $]
- -----------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------

(1) Plus accrued interest, if any, from             , 199 .
(2) Before deducting expenses, estimated to be $          .

(Continued from previous page)

Fee as described herein and certain other property, as more fully described herein. See "Summary -- The Trust Property" herein. [The Trustee also will hold monies on deposit in a trust account (the "Pre-Funding Account"). Additional retail motor vehicle installment sales contracts (the "Subsequent Receivables") will be purchased by the Trust from the Seller from time to time on or before
            , 199 out of funds on deposit in the Pre-Funding Account.] (Certain capitalized terms used in this Prospectus Supplement are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms"
beginning on page   .)

     Principal and interest to the extent of the [applicable] Certificate Rate
generally will be distributed on the      day of each month (the "Distribution
Date"), commencing             , 199 . The final scheduled Distribution Date on
the [Class A] Certificates will be             , 199 (the "Final Scheduled
Distribution Date").

     The [Class A] Certificates are offered by the Underwriters when, as and if issued and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the [Class A] Certificates will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company, or through Cedel Bank, societe anonyme or the Euroclear System on or about the Closing Date.

         The date of this Prospectus Supplement is             , 199 .

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE [CLASS A] CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE [CLASS A] CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE [CLASS A] CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                         REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the [Class A] Certificates. See "Book-Entry and Definitive
Securities -- Book-Entry Registration" and "-- Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer, on behalf of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Servicer intends to continue to file with respect to the Trust such periodic reports pursuant to the requirements of the Exchange Act for the period after such filings could be discontinued in reliance on Section 15(d) thereof until the Certificates issued by the Trust are no longer outstanding.

     The Sellers have filed with the Commission, on behalf of the Trust, a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates offered pursuant to this Prospectus. For further information, reference is made to such Registration Statement, and the exhibits thereto, which are available for inspection without charge at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the Midwest Regional Offices of the Commission at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at the Northeast Regional Office of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the Internet through a World Wide Web at which reports, information statements and other information, including all electronic filings, regarding the Sellers and NationsBank Corporation, the parent corporation of each of the Sellers, may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov. See "Available Information" in the Prospectus.

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

ISSUER.....................  NationsBank Auto Grantor Trust 199  (the "Trust" or
                               the "Issuer"), a trust to be formed by the Sellers and the Trustee pursuant to the Agreement.

SELLERS....................  NationsBank, N.A., NationsBank, N.A. (South)
                               ("NationsBank South"), and NationsBank of Texas, N.A. ("NationsBank Texas") (each a "Seller" and a "Bank" and, collectively, the "Sellers" and the "Banks").

SERVICER...................  NationsBank, N.A., in its capacity as servicer (the
                               "Servicer").

TRUSTEE....................                 , a                , as trustee
                               under the Agreement (the "Trustee").

COLLATERAL AGENT...........                 , a                , in its capacity
                               as collateral agent (the "Collateral Agent").

THE TRUST PROPERTY.........  The property of the Trust (the "Trust Property")
                               includes a pool of fixed rate simple interest retail motor vehicle installment sales contracts purchased by the Sellers from motor vehicle dealers (the "Dealers") that provide for the allocation of payments between principal and interest according to the simple interest method (collectively, the "Receivables"), all monies received under the [Initial] Receivables after the close of business of the Servicer on
                                           , 1996 (the "[Initial] Cut-Off Date")
                               [and all monies received under the Subsequent Receivables after the close of business of the Servicer on each applicable Subsequent Transfer Date] and will also include: (i) such amounts as from time to time are on deposit in one or more accounts maintained pursuant to the Pooling and Servicing Agreement to be dated as of
                                 , 199  (as amended and supplemented from time
                               to time, the "Agreement") among the Banks, as Sellers, the Servicer, the Trustee and the Collateral Agent, as described herein[, including the Yield Supplement Account][and the Pre-Funding Account]; (ii) security interests in the new and used automobiles, vans and light-duty trucks financed thereby (collectively, the "Financed Vehicles") and any accessions thereto; (iii) the Sellers' rights (if any) to receive proceeds from claims under certain insurance policies covering the Financed Vehicles or the obligors under the Receivables (each, an "Obligor"), as the case may be; (iv) certain rights of the Trust to receive payments from the Reserve Account [and pursuant to the Yield Supplement Agreement] as described below; (v) any property that shall have secured a Receivable and shall have been acquired by the Trust; (vi) each Seller's rights relating to the repurchase of Receivables under agreements between each Seller and the Dealers that sold the Financed Vehicles to the Obligors and any assignments and other documents related thereto (collectively, the "Dealer Agreements") and under the documents and instruments contained in the Receivable Files; (vii) certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables; (viii) all other rights of the Trust under the Agreement; and (ix) any and all proceeds of the foregoing. The Reserve Account [and the Yield Supplement Account,] and any amounts therein, will not be property of the Trust, but such accounts will be
                               pledged to and held by                acting in
                               its capacity as property-holding agent for the benefit of the Certificateholders (the "Collateral Agent").

THE CERTIFICATES...........  The Trust will issue Asset Backed Certificates (the
                               "Certificates") in an aggregate initial balance
                               of $          . The Certificates represent
                               fractional undivided interests in the Trust and will be issued pursuant to the Agreement.

                             The Certificates will consist of $
                               aggregate initial principal amount of     % Asset
                               Backed Certificates, Class A (the "Class A
                               Certificates") [and $          aggregate initial
                               principal amount of      % Asset Backed
                               Certificates, Class B (the "Class B
                               Certificates")]. [Only the Class A Certificates are being offered hereby.] Each Certificate will represent a fractional undivided ownership interest in the Trust.

                             The [Class A] Certificates will be available for
                               purchase in book entry form only in minimum denominations of $1,000 and integral multiples thereof. The [Class A] Certificateholders will not be entitled to receive Definitive Certificates except in the limited circumstances described herein. See "Book-Entry and Definitive Securities; Reports to
                               Securityholders -- Definitive Securities" in the Prospectus.

                             [The Class A Certificates will evidence in the
                               aggregate an undivided ownership interest (the
                               "Class A Percentage") of approximately      % in
                               the Trust (initially representing $          )
                               and the Class B Certificates will evidence in the aggregate an undivided ownership interest (the
                               "Class B Percentage") of approximately      % in
                               the Trust (initially representing $          ).
                               The Class B Certificates are subordinated to the Class A Certificates to the extent described herein.] [The Class B Certificates are not being offered hereby.]

REGISTRATION OF
CERTIFICATES...............  Except in certain limited circumstances, the
                               Certificates will be available only in book-entry form and will each be represented initially by global certificates registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC")(for Certificates held in the United States), [Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear")(for Certificates held in Europe). No person acquiring a beneficial ownership interest in the Certificates (a "Certificate Owner") will be entitled to receive a Definitive Certificate representing such person's interest in the Trust except under certain limited circumstances. Under the terms of the Agreement, Certificate Owners will not be recognized as Certificateholders and will be permitted to exercise the rights of the Certificateholders only indirectly through DTC. See "Risk
                               Factors -- Form of Certificates; Certificate
                               Owners Not Recognized as Certificateholders" and "Description of the Certificates -- Book-Entry Registration," "-- Definitive Certificates" and Annex I to this Prospectus Supplement, "Global Clearance, Settlement and Tax Documentation Procedures."

THE RECEIVABLES............  On                  , 199 (the "Closing Date"), the
                               Trust will purchase Receivables (the "[Initial] Receivables") having an aggregate principal
                               balance of approximately $       as of
                                                , 199 (the "[Initial] Cut-Off
                               Date"), from the Sellers pursuant to the
                               Agreement. As of the [Initial] Cut-Off Date, the weighted average annual percentage rate of the
                               [Initial] Receivables was approximately      %,
                               the weighted average remaining maturity of the [Initial] Receivables was approximately months and the weighted average original maturity of the [Initial] Receivables was approximately months.

                             [On and following the Closing Date, pursuant to the
                               Agreement, the Sellers will be obligated, subject only to the availability thereof, to sell, and the Trust will be obligated to purchase, subject to the satisfaction of certain conditions set forth therein, additional Receivables (the "Subsequent Receivables") from time to time during the Funding Period having an aggregate principal balance equal to approximately $
                               (such amount being equal to an amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") on the Closing Date). The Sellers will designate as a Cut-Off Date (each a "Subsequent Cut-Off Date") the date as of which Subsequent Receivables are conveyed to the Trust. It is expected that certain of the Subsequent Receivables arising between the Initial Cut-Off Date and the Closing Date will be conveyed to the Trust on the Closing Date and that other Subsequent Receivables will be conveyed to the Trust as frequently as daily thereafter on dates specified by the Sellers (each date on which Subsequent Receivables are conveyed to the Trust being referred to as a "Subsequent Transfer Date") occurring during the Funding Period. See "Description of the Certificates -- Sale and Assignment of Receivables; Subsequent Receivables" herein.]

                             The [Initial] Receivables [and the Subsequent
                               Receivables] arise or will arise from loans originated by Dealers and purchased by the Sellers pursuant to Dealer Agreements. The [Initial] Receivables have been selected[, and the Subsequent Receivables will be selected,] from the contracts owned by Sellers based on the criteria specified in the Agreement and described herein and in the Prospectus. No Initial Receivable has[, and no Subsequent Receivable will have,] a scheduled maturity later than
                                              (the "Final Scheduled Maturity
                               Date").

                             [Subsequent Receivables may be originated by the
                               Dealers and purchased by the Sellers at a later date using credit criteria different from those which were applied to the Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire pool of Receivables included in the Trust may vary significantly from those of the Initial Receivables. See "Risk Factors -- The Subsequent Receivables and the Pre-Funding Account" and "The Receivables Pool" herein.]

                             The "Pool[/Pre-Funding] Balance" at any time [will
                               represent] [is the sum of (i)] the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments received from Obligors, Liquidation Proceeds and Purchase

                               Amounts to be remitted by the Servicer or the Sellers, as the case may be, all for such Collection Period and all Realized Losses during such Collection Period [(such amount, the "Pool Balance") and (ii) the amount on deposit in the Pre-Funding Account (excluding any Investment Earnings)].

DISTRIBUTION DATES.........  Distributions with respect to the Certificates will
                               be made on the      day of each month or, if any
                               such day is not a Business Day, on the next
                               succeeding Business Day (each, a "Distribution
                               Date") commencing                  , 199 .
                               Distributions will be made to holders of the [Class A] Certificates (the "[Class A] Certificateholders") of record as of the day immediately preceding such Distribution Date or, if Definitive Certificates are issued, as of the
                                    day of the preceding month (a "Record
                               Date"). A "Business Day" is a day that in The
                               City of New York or in the city in which the corporate trust office of the Trustee is located is neither a legal holiday nor a day on which banking institutions are authorized by law, regulation or executive order to be closed.

CERTIFICATE RATE...........       % per annum with respect to the Class A
                               certificates (the "[Class A] Certificate Rate"),
                               [and      % per annum with respect to the Class B
                               Certificates (the "[Class B] Certificate Rate"), in each case] calculated on the basis of a 360-day year consisting of twelve 30-day months. [The Class A Certificate Rate and the Class B Certificate Rate are both sometimes referred to as the applicable "Pass-Through Rate."]

INTEREST...................  On each Distribution Date, interest at one-twelfth of the applicable Pass-Through Rate, calculated on the basis of a 360-day year consisting of twelve 30-day months, on the Class A Certificate Balance [and the Class B Certificate Balance, respectively, in each case] as of the preceding Distribution Date (after giving effect to all payments of principal made on such preceding Distribution Date) or, in the case of the first Distribution Date, as of the Closing Date, will be distributed to the registered holders of the Class A Certificates (the "Class A Certificateholders") [and the registered holders of the Class B Certificates (the "Class B Certificateholders" and, together with the Class A Certificateholders,] the "Certificateholders") as of the day immediately preceding such Distribution Date (or, if Definitive Certificates are issued, the last day of the related Collection Period) (in each case, the "Record Date"), to the extent that sufficient funds are on deposit in the Certificate Account or available in the Reserve Account to make such distribution. A "Collection Period" means the calendar month preceding each Distribution Date. See "Description of the
                               Certificates -- Distributions on Certificates" and "-- Reserve Account." [The rights of the Class B Certificateholders to receive distributions of interest will be subordinated to the rights of the Class A Certificateholders to receive distributions of interest to the extent described herein. See "Risk Factors -- Limited Assets" and "-- Subordination of Class B Certificates."]

PRINCIPAL..................  On each Distribution Date, as described more fully herein, all payments of principal on the Receivables received by the Servicer during the preceding Collection Period, plus an amount equal to the principal balance of any Receivables which became Defaulted Receivables during the preceding Collection Period, will be distributed by the Trustee to the Class A Certificateholders [and to the Class B Certificateholders] of record on the preceding Record Date, to the extent that sufficient funds are available therefor on deposit in the Certificate Account or available in the Reserve Account to make such distribution. See "The Certificates -- Distributions on Certificates" and "-- Reserve Account." [The rights of the Class B Certificateholders to receive distributions of principal will be subordinated to the rights of the Class A Certificateholders to receive distributions of interest and principal to the extent described herein.]

[SUBORDINATION OF CLASS B
  CERTIFICATES.............  Distributions of interest on the Class B
                               Certificates will be subordinated in priority of payment to distributions of interest (but not principal) due on the Class A Certificates, and distributions of principal on the Class B Certificates will be subordinated in priority of payment to distributions of interest and principal due on the Class A Certificates, in the event of defaults on the Receivables to the extent described herein. The Class B Certificateholders will not receive any distributions of interest with respect to a Collection Period until the full amount of interest on the Class A Certificates relating to such Collection Period has been deposited in the Distribution Account. The Class B Certificateholders will not receive any distributions of principal with respect to a Collection Period until the full amount of interest on and principal of the Class A Certificates relating to such Collection Period has been deposited in the Distribution Account. See "Risk Factors -- Limited Assets" and
                               "-- Subordination of the Class B Certificates" herein.]

OPTIONAL PURCHASE..........  If the Servicer exercises its option to purchase the Receivables, which can occur after the Pool Balance declines to 5% or less of the Initial Pool Balance, the Class A Certificateholders will receive an amount equal to the Class A Certificate Balance together with accrued interest at the [Class A] Certificate Rate, [the Class B Certificateholders will receive and amount equal to the Class B Certificate Balance together with accrued interest at the Class B Certificate Rate] and the [Class A] Certificates will be retired. The "Initial Pool Balance" will equal [the sum of (i)] the Pool Balance as of the [Initial] Cut-Off Date [plus (ii) the aggregate principal balances of all Subsequent Receivables added to the Trust as of their respective Subsequent Cut-Off Dates]. See "Description of the Certificates -- Optional Purchase" herein.

[MANDATORY REPURCHASE FROM
  PRE-FUNDING ACCOUNT......  The [Class A] Certificates will be prepaid, in part, on the Distribution Date on or immediately following the last day of the Funding Period in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date (a "Mandatory Repurchase"). The aggregate principal balance of [Class A] Certificates to be prepaid will be an amount equal to the amount then on deposit in the Pre-Funding Account.

                             A limited recourse mandatory prepayment premium
                               (the "Certificate Prepayment Premium") will be payable by the Trust to the [Class A]

                               Certificateholders if the aggregate principal balance of [Class A] Certificates to be prepaid pursuant to a Mandatory Repurchase exceeds
                               $          . The Certificate Prepayment Premium
                               will equal the excess, if any, discounted as
                               described below, of (i) the amount of interest that would accrue on the remaining Pre-Funded Amount (the "Certificate Prepayment Amount") at the related Certificate Rate during the period commencing on and including the Distribution Date on which such Certificate Prepayment Amount is required to be distributed to Certificateholders
                               to but excluding           , over (ii) the amount
                               of interest that would have accrued on such
                               Certificate Prepayment Amount over the same
                               period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Distribution
                               Date on the             , in the case of a Class
                               A Certificate, and on the             , in the
                               case of a Class B Certificate. Such excess shall be discounted to present value to such Distribution Date at the applicable yield described in clause (ii) above. Pursuant to the Agreement, the Sellers will be obligated to pay the Certificate Prepayment Premium to the Trust as liquidated damages for the failure to deliver Subsequent Receivables having an aggregate principal balance equal to the Pre-Funded Amount. The Trust's obligation to pay the Certificate Prepayment Premium will be limited to funds received from the Sellers pursuant to the preceding sentence. In the event that such funds are insufficient to pay the aggregate Certificate Prepayment Premium in full, [Class A] Certificateholders [of each class of Certificates] will receive their ratable share [(based upon the Certificate Prepayment Premium for each class of Certificates)] of the aggregate amount available to be distributed in respect of the Certificate Prepayment Premium. No other assets of the Trust will be available for the purpose of making such payment.]

[PRE-FUNDING ACCOUNT.......  During the period (the "Funding Period") from and including the Closing Date until the earliest of
                               (i) the date on which (a) the amount on deposit in the Pre-Funding Account is less than
                               $          , (b) an Event of Default occurs under
                               the Agreement or (c) certain events of insolvency occur with respect to any of the Sellers or the Servicer or (ii) the close of business on the
                                      Distribution Date, the Pre-Funded Amount
                               will be maintained as an account in the name of the Trustee (the "Pre-Funding Account"). The Pre-Funded Amount will initially equal
                               approximately $       , and, during the Funding
                               Period, will be reduced by the amount thereof used to purchase Subsequent Receivables in accordance with the Agreement and the amount thereof deposited in the Reserve Account in connection with the purchase of such Subsequent Receivables. The Sellers expect that the Pre-Funded Amount will be reduced to less than
                               $          by the        Distribution Date. Any
                               Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Certificateholders pro rata in proportion to their initial principal balances.]

[YIELD SUPPLEMENT ACCOUNT;
  YIELD SUPPLEMENT
  AGREEMENT................  If any Receivable has, as of the Cutoff Date, a
                               Contract Rate below the sum of (i) the weighted average of the Certificate Rates and (ii) the

                               Servicing Fee Rate (the "Required Rate"), the Sellers, the Servicer and the Trustee will enter into a yield supplement agreement (the "Yield Supplement Agreement"). The Yield Supplement Agreement will, with respect to each Receivable subject thereto, provide for payment by the applicable Seller, on the each Deposit Date, of an amount calculated by the Servicer to be equal to one-twelfth of the excess, if any, of (i) interest on such Receivable's principal balance as of the first day of the preceding Collection Period at a rate equal to the Required Rate over
                               (ii) interest at the Contract Rate on such
                               Receivable's principal balance as of the first day of the related Collection Period (in the aggregate for all Receivables with respect to any Deposit Date, the "Yield Supplement Amount"). The Sellers will establish a yield supplement account
                               with                (the "Collateral Agent") for
                               the benefit of the Certificateholders (the "Yield Supplement Account"). The Yield Supplement Account is designed solely to hold funds to provide security for the payment by the Sellers of the Yield Supplement Amount on any Deposit Date. The Yield Supplement Account will be created with a deposit by the Sellers in an amount equal to the Required [Initial] Yield Supplement Amount.

                             [Pursuant to the Yield Supplement Agreement, on
                               each Subsequent Transfer Date, the Sellers will deposit an amount into the Yield Supplement Account (the "Additional Yield Supplement Amount") equal to the aggregate Yield Supplement Amounts in respect of the such Subsequent Receivable for the period commencing with the related Subsequent Cut-Off Date and ending with the scheduled maturity of each such Subsequent Receivable, assuming that payments on such Receivables are made as scheduled and no prepayments are made. See "Description of the Certificates -- Yield Supplement Account; Yield Supplement Agreement" herein.]]

RESERVE ACCOUNT............  A reserve account (the "Reserve Account") will be established by the Sellers and maintained by the Collateral Agent with an initial deposit (the "Reserve Account Initial Deposit") of cash of at
                               least $          [plus an amount attributable to
                               the difference between the anticipated investment earnings on the Pre-Funded Amount and the weighted average interest expense on the portion of the Certificates represented by the Pre-Funded Amount]. [On each Subsequent Transfer Date, cash or Permitted Investments having a value
                               approximately equal to      % of the aggregate
                               principal balance of the Subsequent Receivables conveyed to the Trust on such Subsequent Transfer Date will be withdrawn from the Pre-Funding Account from amounts otherwise distributable to the Sellers in connection with the sale of Subsequent Receivables and shall be deposited in the Reserve Account. The aggregate amount transferred from the Pre-Funding Account to the Reserve Account on each Subsequent Transfer Date is referred to as the "Additional Reserve Account Deposit."] On each Distribution Date, any amounts on deposit in the Certificate Account with respect to the related Collection Period after all payments to the Certificateholders and the Servicer have been made will be deposited into the Reserve Account until the amount on deposit in the Reserve Account is equal to the Specified Reserve Account Balance.

                             On each Distribution Date, the Collateral Agent
                               will withdraw funds from the Reserve Account, to the extent of the funds therein (exclusive of any investment earnings on such funds), [(i) first to reimburse the Servicer for certain Advances previously made but not reimbursed ("Outstanding Advances") and (ii) second] to make available to Certificateholders the excess, if any, of (x) the sum of the amounts required to be distributed to Certificateholders and the Servicer on the related Distribution Date over (y) the amount to be deposited in the Certificate Account with respect to the preceding Collection Period (exclusive of investment earnings thereon). If the amount in the Reserve Account is reduced to zero, Certificateholders will bear directly the credit and other risks associated with ownership of the Receivables, including the risk that the Trust may not have a perfected security interest in the Financed Vehicles. See "Risk Factors" herein and in the Prospectus, "The
                               Certificates -- Reserve Account" herein and
                               "Certain Legal Aspects of the Receivables;
                               Repurchase Obligations" in the Prospectus.

SPECIFIED RESERVE ACCOUNT
  BALANCE..................  On any Distribution Date, the "Specified Reserve
                               Account Balance" will equal      % (or      %
                               under certain circumstances described herein) of the Pool Balance as of the last day of the preceding Collection Period, but in any event not
                               less than the lesser of (i) $          and (ii)
                               the sum of the Pool Balance and an amount sufficient to pay interest on such Pool Balance at a rate equal to the weighted average Pass-Through Rate plus the Servicing Fee Rate through the Final Scheduled Distribution Date. The Specified Reserve Account Balance may be reduced to a lesser amount as determined by the Sellers, provided that each Rating Agency shall have confirmed in writing that such action will not result in a withdrawal or reduction in its rating of the Certificates (the "Rating Agency Condition"). Amounts in the Reserve Account on any Distribution Date (after giving effect to all distributions made on that date) in excess of the Specified Reserve Account Balance will be paid to the Servicer on behalf of the Sellers.

SERVICER FEE...............  The Servicer will receive each month a fee for servicing the Receivables equal to (a) the product of one-twelfth of [1.00]% (the "Servicing Fee Rate") and the Pool Balance outstanding at the beginning of the previous month, plus (b) any late, prepayment, and other administrative fees and expenses collected during such month [plus reinvestment proceeds on any payments received in respect of the Receivables].

PREPAYMENT
CONSIDERATIONS.............  The weighted average life of the Certificates may be reduced by full or partial prepayments on the Receivables. The Receivables are prepayable at any time. Prepayments may also result from liquidations due to default, the receipt of monthly installments earlier than the scheduled due dates for such installments, the receipt of proceeds from credit life, credit disability, theft or physical damage insurance, repurchases by the Sellers as a result of certain uncured breaches of the warranties made by them in the Agreement with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Agreement with respect to the Receivables, or the Servicer exercising its option to purchase all of the remaining Receivables. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including Obligor refinancings resulting from decreases in interest rates and the fact that the Obligor is generally not permitted to sell or transfer the Financed Vehicle securing a Receivable without the consent of the relevant Seller. No prediction can be made as to the actual prepayment rates which will be experienced on the Receivables. If prepayments were to occur after a decline in interest rates, investors seeking to reinvest their distributed funds might be required to invest at a rate of return lower than the applicable Pass-Through Rate. Certificate Owners will bear all reinvestment risk resulting from prepayment of the Receivables. See "Risk
                               Factors -- Effects of Prepayments of Receivables" herein and "Maturity and Prepayment Considerations" herein.

CLEARANCE AND SETTLEMENT...  [Class A] Certificateholders may elect to hold their [Class A] Certificates through any of DTC (in the United States) or Cedel or Euroclear (in Europe). Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operation procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through the relevant Depositaries of Cedel or Euroclear. See "Book-Entry and Definitive Securities; Reports to
                               Securityholders -- Book-Entry Registration" in the Prospectus and Annex I to this Prospectus Supplement, "Global Clearance, Settlement and Tax Documentation Procedures."

TAX STATUS.................  In the opinion of [Skadden, Arps, Slate, Meagher &
                               Flom, special tax counsel to the Sellers]
                               ("Special Tax Counsel"), the Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. Certificate Owners will report their pro rata share of all income earned on the Receivables (other than amounts, if any, treated as "stripped coupons") and, subject to certain limitations in the case of Certificate Owners who are individuals, trusts, or estates, may deduct their pro rata share of reasonable servicing and other fees paid or incurred by the Trust. See "Federal Income Tax Consequences" herein and in the Prospectus for additional information concerning the application of federal income tax laws, respectively, to the Trust and the Certificates.

ERISA CONSIDERATIONS.......  The Class A Certificates may, in general, be purchased by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), upon satisfaction of certain conditions described under "ERISA Considerations" herein and in the Prospectus with respect to the Exemption. [However, as set forth in "ERISA Considerations" in the Prospectus, certain special considerations may apply with respect to the Pre-Funding Account.]

                             [The Exemption does not apply to the Class B
                               Certificates, which may be purchased by employee benefit plans subject to ERISA only if some other statutory or administrative exemption from the prohibited transaction rules of ERISA and the Internal Revenue Code of 1986, as amended (the "Code") applies to such purchases. These exemp-tions may apply with respect to, inter alia, purchases by certain insurance company general accounts, insurance company pooled separate accounts, and bank collective investment funds, and on behalf of employee benefit plans by certain qualified professional asset managers.]

                             Any benefit plan fiduciary considering a purchase
                               of [Class A] Certificates should, among other things, consult with legal counsel in determining whether all required conditions with respect to the various exemptions have been satisfied. See "ERISA Considerations" herein and in the Prospectus.


RATINGS OF THE
CERTIFICATES...............  It is a condition to the issuance of the Class A
                               Certificates that they be rated in the highest investment rating category by at least two of the nationally recognized statistical rating organizations (the "Rating Agencies") [, and it is a condition to the issuance of the Class B Certificates that they be rated by at least two nationally recognized rating agencies [at least]
                               "          " or its equivalent]. Any such rating
                               assigned to the Certificates will address the likelihood of the timely payment of interest on and the ultimate payment of principal of the Certificates pursuant to the Pooling and Servicing Agreement. [However, the rating agencies do not evaluate, and the ratings do not address, the likelihood that the Certificate Prepayment Premium will be paid.] There can be no assurance that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant.


RISK FACTORS...............  Prospective investors should consider the factors set forth under "Risk Factors" on pages S- through S- .

                                  RISK FACTORS

LIMITED LIQUIDITY

     There is currently no secondary market for the Class A Certificates [or the Class B Certificates]. The Underwriters currently intend to make a market in the Class A Certificates [and the Class B Certificates], but they are under no obligation to do so. There can be no assurance that a secondary market. The lack of a secondary market for the Class A Certificates [or the Class B Certificates] may result in an investor being unable to liquidate its interest in the Class A Certificates [or the Class B Certificates] in a time period and manner satisfactory to the investor or at a price comparable to that which would be available in a more liquid market.

[THE SUBSEQUENT RECEIVABLES AND THE PRE-FUNDING ACCOUNT

     On the Closing Date, the Sellers will transfer to the Trust the
approximately $          of Initial Receivables and approximately $
Pre-Funded Amount on deposit in the Pre-Funding Account. If the principal balance of eligible Receivables originated by the Sellers during the Funding Period is less than the Pre-Funded Amount, the Sellers will have insufficient Receivables to sell to the Trust on the Subsequent Transfer Dates, thereby resulting in a prepayment of principal to the Certificateholders as described in the following paragraph. See "Risk Factors -- Trust's Relationship to Sellers, NationsBank Corporation and their Affiliates" in the Prospectus. In addition, any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the Agreement; (ii) the Sellers will not select such Subsequent Receivables in a manner believed by the Sellers to be adverse to the interests of the Certificateholders; (iii) as of the related Subsequent Cut-Off Date, the Receivables in the Trust at that time, including the Subsequent Receivables to be conveyed by the Sellers as of such Subsequent Cut-Off Date, will satisfy the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; (iv) the applicable Additional Reserve Account Deposit [and any applicable Additional Yield Supplement Amount] for such Subsequent Transfer Date shall have been made; and
(v) the Sellers shall have executed and delivered to the Trustee a written assignment conveying such Subsequent Receivables to the Trustee (including a schedule identifying such Subsequent Receivables). Moreover, any such conveyance of Subsequent Receivables made during any given Collection Period will also be subject to the satisfaction, on or about the fifteenth day of the month following the end of such Collection Period, of the following conditions subsequent, among others: (a) the Sellers will deliver certain opinions of counsel to the Trustee and the Rating Agencies with respect to the validity of the conveyance of all such Subsequent Receivables conveyed during such Collection Period; (b) the Trustee shall have received written confirmation from a firm of independent certified public accountants that, as of the end of the preceding Collection Period, the Receivables in the Trust at that time, including the Subsequent Receivables conveyed by the Sellers during such Collection Period, satisfied the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; and (c) the Rating Agencies shall have each notified the Sellers in writing that, following the addition of all such Subsequent Receivables, the Certificates will be rated by the Rating Agencies in the same respective rating categories in which they were rated on the Closing Date. The Sellers will immediately repurchase any Subsequent Receivable, at a price equal to the Purchase Amount thereof, upon the failure of the Sellers to satisfy any of the foregoing conditions subsequent with respect thereto. Such confirmation of the ratings of the Certificates may depend on factors other than the characteristics of the Subsequent Receivables, including the delinquency, repossession and net loss experience on the automobile, van and light truck receivables in the portfolio serviced by the Servicer.

     To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the conveyance of Subsequent Receivables to the Trust by the end of the Funding Period, the Certificateholders will receive, on the Distribution Date on or immediately following the last day of the Funding Period, a prepayment of principal in an amount equal to the Pre-Funded Amount remaining in the Pre-Funding Account following the purchase of any Subsequent Receivables on such Distribution Date. It is anticipated that the principal balance of Subsequent Receivables sold to the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account and that therefore there will be at least a nominal amount of principal prepaid to the Certificateholders.

     Each Subsequent Receivable must satisfy the eligibility criteria specified in the Agreement and any additional criteria specified by the Rating Agencies at the time of its addition. However, Subsequent Receivables may have been originated by the Sellers at a later date using credit criteria different from those which were applied to the Initial Receivables and may be of a different credit quality and seasoning. [In addition, an increasing percentage of the Subsequent Receivables may be Balloon Receivables.] Therefore, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire Receivables Pool included in the Trust may vary significantly from those of the Initial Receivables. See "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus. The ability of the Sellers to generate Subsequent Receivables is largely dependent upon the Sellers' ability to offer competitive rates of interest on motor vehicle installment sales contracts to be acquired by the Sellers. In addition, the number of Dealers from which the Sellers acquire motor vehicle installment sales contracts may effect the Sellers' ability to generate Subsequent Receivables. In addition, the level of retail sales of automobiles, vans and light-duty trucks may change as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perceptions of economic conditions generally. There can be no assurance, therefore, that the Sellers will be able to generate receivables at the same rate as in prior years. The Sellers are unable to determine and have no basis to predict to what extent these factors will affect the Sellers' ability to generate Subsequent Receivables.

LIMITED ASSETS

     The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables[, the Pre-Funding Account] [, the Yield Supplement Account] and the Reserve Account. Holders of the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the [Pre-Funding Account[, the Yield Supplement Account] and the] Reserve Account. [The Pre-Funding Account will be available only during the Funding Period and is designed solely to cover obligations of the Trust relating to a portion of its funds not invested in Receivables and is not designed to cover losses on the Receivables.] [The Yield Supplement Account is designed solely to hold funds to be applied to provide payments to the Certificateholders in respect of Receivables the Contract Rate of which is less than the Required Rate.] Funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Certificates. However, amounts to be deposited in the [Pre-Funding Account[, the Yield Supplement Account] and the] Reserve Account are limited in amount. If the [Pre-Funding Account[, the Yield Supplement Account] and the] Reserve Account is [are] exhausted[, and in the case of the Reserve Account,] and not replenished, the Trust will depend solely on current distributions on the Receivables to make distributions on the Certificates, and Certificateholders will bear directly, without any additional credit enhancement (except to the extent that the Reserve Account is replenished from Collections on Receivables), the risk of delinquencies, loan losses and repossessions with respect to the Receivables. There can be no assurance that the future delinquency, loan loss and repossession experience of the Trust with respect to the Receivables will be better or worse than that set forth herein with respect to the total portfolio of Motor Vehicle Loans currently and historically owned and serviced by the Banks and thus whether the credit enhancement available to Certificateholders will be sufficient. See "The Receivables Pool -- Delinquency and Loss Experience," "Description of the Certificates -- Reserve Account" and
"-- Distributions on Certificates."

[SUBORDINATION OF THE CLASS B CERTIFICATES

     Distributions of interest on the Class B Certificates will be subordinated in priority of payment to distributions of interest on the Class A Certificates, and distributions of principal on the Class B Certificates will be subordinated to distributions of interest and principal on the Class A Certificates, to the extent described herein. In particular, the Class B Certificateholders will not receive any distributions of interest with respect to a Collection Period until the full amount of interest on the Class A Certificates relating to such Collection Period has been deposited in the Class A Distribution Account. Class B Certificateholders will not receive any distributions of principal with respect to a Collection Period until the full amount of interest on and principal of the Class A Certificates relating to such Collection Period has been deposited in the Class A Distribution Account. However, distributions of interest on the Class B Certificates, to the extent of collections on the Receivables allocable to interest and the amounts on deposit in the Reserve Account available after the distribution of interest on the Class A Certificates has been made, will not be subordinated to the distribution of principal of the Class A Certificates. See "Description of the Certificates -- Distributions on Certificates."]

EFFECTS OF PREPAYMENTS OF RECEIVABLES

     The weighted average life of the Certificates may be reduced by full or partial prepayments on the Receivables. Such a reduction in the weighted average life of the Certificates would mean that Certificateholders would not receive the benefit of the applicable Pass-Through Rate for the period of time originally expected. The Receivables are prepayable at any time. Prepayments may also result from liquidations due to default, the receipt of monthly installments earlier than the scheduled due dates for such installments, the receipt of proceeds from credit life, credit disability, theft or physical damage insurance, repurchases by the Sellers as a result of certain uncured breaches of the warranties made by them in the Agreement with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Agreement with respect to the Receivables, or the Servicer exercising its option to purchase all of the remaining Receivables. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including changes in interest rates, general or regional economic conditions, the conditions of the resale market for motor vehicles and the fact that the Obligor is generally not permitted to sell or transfer the Financed Vehicle securing a Receivable without the consent of the relevant Seller. The Sellers have no basis on which to assess the specific effects of the foregoing factors (or the magnitude of such effects) on the rate of prepayment on the Banks' portfolio of Motor Vehicle Loans generally or on the Receivables. No prediction can be made as to the actual prepayment rates which will be experienced on the Receivables. If prepayments were to occur after a decline in interest rates, investors seeking to reinvest their funds might be required to invest their distributed funds at a rate of return lower than the applicable Pass-Through Rate. Certificate Owners will bear all reinvestment risk resulting from prepayment of the Receivables. See "Maturity and Prepayment Considerations" herein and in the Prospectus.

GEOGRAPHIC CONCENTRATION

     Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. As of the Cut-Off Date, the Sellers' records indicate that the
mailing addresses of Obligors with respect to approximately      %,      %,
     %,      % and      % by principal balance of the Receivables were in
[Texas, North Carolina, Florida, Georgia and South Carolina], respectively. As a result, economic conditions in such states may have a disproportionate impact on the Trust. In particular, an economic downturn in one or more of such states could adversely affect the performance of the Trust (even if national economic conditions remain unchanged or improve) as Obligors in such state or states experience the effects of such a downturn and face greater difficulty in making payments on their Financed Vehicles. See "The Receivables Pool."

[FEDERAL INCOME TAX; EFFECTS OF SUBORDINATION ON CLASS B CERTIFICATEHOLDERS

     It is expected that, for federal income tax purposes, amounts otherwise distributable to the Class B Certificate Owners that are paid to the Class A Certificate Owners pursuant to the subordination provisions described above under "-- Subordination of Class B Certificates" will be deemed to have been received by the Class B Certificate Owners and then paid by them to the Class A Certificate Owners pursuant to a guaranty. See generally "Federal Income Tax Consequences -- Tax Characterization of the Trust as a Grantor Trust" herein.

     If the Class B Certificate Owners received distributions of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Class B Certificates, holders of Class B Certificates would probably be treated for federal income tax purposes as if they had

(1) received as distributions their full share of such receipts, (2) paid over to the Class A Certificate Owners an amount equal to such Shortfall Amount and
(3) retained the right to reimbursement of such amounts to the extent of future collections otherwise available for deposit in the Reserve Account.

     Under this analysis (1) Class B Certificate Owners would be required to accrue as current income any interest or OID income of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificate Owners, (2) a loss would only be allowed to the Class B Certificate Owners when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that such Shortfall Amount will not be reimbursed from any source) and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Class B Certificate Owners because such amount was previously included in income. Those results should not significantly affect the inclusion of income for Class B Certificate Owners on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificate Owners on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions is unclear.]

FEDERAL INCOME TAX; TAX ACCOUNTING ISSUES

     There is uncertainty regarding a number of issues that could affect the amount, character, and timing of income required to be reported by Certificateholders because there are no judicial or administrative authorities addressing substantially similar facts. Such issues, in general, include: the possibility that the Trust could be treated as holding a debt obligation of the Sellers rather than an ownership interest in the Receivables; the allocation of basis among the assets of the Trust; the method (including assumptions) of calculating original issue discount; whether any portion of the Servicing Fee exceeds reasonable compensation for the services performed by the Servicer and thus would be treated as additional "stripped coupons" under Section 1286 of the Code; the interaction of the "imputed interest" and market discount rules of the Code; [accounting for the Class B Certificates (see "Federal Income Tax; Effects of Subordination of the Class B Certificateholders" above);][ and the proper manner of allocating basis to, amortizing basis in, and calculating income attributable to the Yield Supplement Agreement.] Furthermore, for administrative convenience the Servicer has adopted certain conventions for calculating income on the Receivables, which include estimation of accrued amounts and aggregation of all of the Receivables and the Yield Supplement Agreement, if applicable. The use of such methods could result in the income reported to Certificateholders for any period being different from the income that would be reported if income were reported on a Receivable-by-Receivable basis over the period during which income accrues on each Receivable. If reporting on such basis resulted in under-reporting of income, or if the Internal Revenue Service were to take a position different from that adopted by the Trust with respect to any issue, a Certificate Owner could be required to pay interest on overdue amounts and could be subject to penalties for under-reporting of income. For a further discussion of the foregoing, see "Federal Income Tax Consequences" herein and in the Prospectus.

FORM OF CERTIFICATES; CERTIFICATE OWNERS NOT RECOGNIZED AS CERTIFICATEHOLDERS

     The Class A Certificates [and the Class B Certificates] will [each] be represented initially by global certificates registered in the name of Cede, as nominee of DTC (for Certificates held in the United States), [Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear")(for Certificates held in Europe)]. No Certificate Owner will be entitled to receive a Definitive Certificate representing such person's interest in the Trust except in certain limited circumstances. Under the terms of the Agreement, Certificate Owners will not be recognized as Certificateholders, and will be permitted to exercise the rights of the Certificateholders only indirectly through DTC. See "Description of the Certificates -- Book-Entry Registration" and "-- Definitive Certificates" herein and in the Prospectus and Annex I to this Prospectus Supplement, "Global Clearance, Settlement and Tax Documentation Procedures."

RATINGS

     It is a condition to the issuance of the [Class A] Certificates that the Class A Certificates be rated in the highest rating category [and the Class B
Certificates be rated [at least] "     " or its equivalent] by at least
two nationally recognized rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Certificates address the likelihood of the payment of principal and interest on the Certificates pursuant to their terms. [However, the Rating Agencies do not evaluate, and the ratings of the Certificates do not address, the likelihood that the Certificate Prepayment Premium will be paid.] There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

                                   THE TRUST

GENERAL

     The Sellers will establish the Trust by selling and assigning the Trust property, as described below, to the Trustee in exchange for the Certificates. Prior to such sale and assignment, the Trust will have no assets or obligations or any operating history. The Servicer will service the Receivables, either directly or through subservicers, pursuant to the Agreement and will be compensated for acting as the Servicer. See "Description of the Certificates -- Servicing Compensation and Expenses" herein. The Servicer will hold or appoint its affiliate, NSI, to hold the Receivables and Receivable Files as custodian for the Trustee. Although the Receivables will not be marked or stamped to indicate that they have been sold to the Trust, and the certificates of title or ownership for the Financed Vehicles will not be endorsed or otherwise amended to identify the Trust as the new secured party, the Servicer and the Sellers will indicate in their computer records that the Receivables have been sold to the Trust. Under such circumstances and in certain jurisdictions, the Trust's interest in the Receivables and the Financed Vehicles may be defeated. See "Certain Legal Aspects of the Receivables" in the Prospectus.

     If the protection provided to the [Class A] Certificateholders by the [Yield Supplement Account and the] Reserve Account and[, in the case of the Class A Certificateholders,] the subordination of the Class B Certificates is insufficient, the Trust would have to look to the Obligors on the Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables [and from the Pre-Funding Account]. In such event, certain factors, such as the Trust's not having perfected security interests in the Financed Vehicles in all states, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the Certificateholders. See "Description of the Certificates -- Distributions on Certificates" [, "-- Yield Supplement Account; Yield Supplement Agreement"] and "-- Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

     Each [Class A] Certificate represents a fractional undivided ownership interest in the Trust. The Trust property includes the Receivables and all monies received under the [Initial] Receivables after the [Initial] Cut-Off Date [and all monies received under the Subsequent Receivables after the close of business of the Servicer on each applicable Subsequent Transfer Date] and also includes (i) such amounts as from time to time may be held in one or more accounts maintained pursuant to the Agreement [and the Yield Supplement Agreement], as described herein[, including the Yield Supplement Account] [and the Pre-Funding Account]; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the rights to proceeds from claims on certain physical damage, credit life, credit disability or other insurance policies, if any, covering the Financed Vehicles or the Obligors; (iv) certain rights under the Agreement, including the right to receive payments from the Reserve Account [and pursuant to the Yield Supplement Agreement]; (v) any property that shall have secured a Receivable and shall have been acquired by the Trust; (vi) certain rights of each of the Sellers relating to the repurchase of Receivables under each Dealer Agreement and under the documents and instruments contained in the Receivable Files; (vii) certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables; (viii) all other rights of the Trust under the Agreement; and (ix) any and all proceeds of the foregoing. The property of the Trust does not include [the Yield Supplement Account] and the Reserve Account[, but such account[s] will be pledged to and held by the Collateral Agent, as secured party for the benefit of the Certificateholders].

                              THE RECEIVABLES POOL

     The pool of Receivables (the "Receivables Pool") will include the [Initial] Receivables purchased as of the [Initial] Cut-Off Date [and will include any Subsequent Receivables purchased as of any Subsequent Cut-Off Date (the Initial Cut-Off Date or any Subsequent Cut-Off Date being individually referred to herein as a "Cut-Off Date")]. The [Initial] Receivables were purchased[, and the Subsequent Receivables were or will be purchased,] by the Sellers from Dealers in the ordinary course of business. The Receivables were randomly selected from among the Motor Vehicle Loans owned by the Sellers. The Sellers will warrant in the Agreement that all the Receivables have the following individual characteristics, among others: (i) the obligation of the related Obligor under each Receivable is secured by a security interest in either a new or used automobile, van or light-duty truck; (ii) each Receivable has a contractual
interest rate ("Contract Rate") of at least      % and no more than      %;
(iii) each Receivable has a remaining maturity, as of the Cut-Off Date, of not
less than      months and not more than      months]; (iv) no Receivable was
more than   days past due as of the Cut-Off Date; (v) each Receivable is a
Simple Interest Receivable (as defined below) that [(except for those Receivables which are Balloon Receivables)], at origination, provides for level monthly payments that fully amortize the amount financed over the original term;
(vi) as of the Cut-Off Date, each Receivable has a remaining principal balance
of no less than $          and no more than $          ; (vii) each Receivable
is not a Defaulted Receivable; and (viii) each Receivable is not related to a motor vehicle that is the subject of forced-placed insurance. "Forced-placed insurance" is insurance placed on a motor vehicle by the lienholder to protect the motor vehicle as collateral for a loan when there is evidence that the borrower has neglected to do so as required by the applicable loan agreement. See "-- Certain Characteristics of the [Initial] Receivables" below. No selection procedures believed by the Sellers to be adverse to the Certificateholders were [or will be] used in selecting the Receivables. [As of
the [Initial] Cut-Off Date,      % of the [Initial] Receivables, by aggregate
principal balance, were Balloon Receivables.]

     [The obligation of the Trust to purchase the Subsequent Receivables on a Subsequent Transfer Date will be subject to the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust on such Subsequent Transfer Date, meeting the following criteria: (i) not more than
     % of the principal balances of the Receivables in the Trust will represent
vehicles financed at [less than] [more than      %]; and (ii) the weighted
average Contract Rate of the Receivables in the Trust will not be less than
     %, [and (iii) not more than      % of the aggregate principal balance of
the Receivables in the Trust will be Balloon Receivables] unless the Sellers increase the Reserve Account Initial Deposit by the amounts, if any, specified by the Rating Agencies to maintain the ratings of the Certificates. In addition, such obligation will be subject to the Receivables, including the Subsequent Receivables to be transferred to the Trust on such Subsequent Transfer Date,
having a weighted average remaining term not greater than   months. Such
criteria will be based on the characteristics of the Initial Receivables on the Initial Cut-Off Date and any Subsequent Receivables on the related Subsequent Cut-Off Dates.]

     [The Initial Receivables will represent approximately      % of the
aggregate initial principal balance of the Certificates. However, except for the criteria described in the preceding paragraphs and the criteria, if any, specified by the Rating Agencies to maintain the ratings of the Certificates, there will be no required characteristics of the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the Trust, the aggregate characteristics of the entire Receivables Pool, including the composition of the Receivables, the distribution by Contract Rate and the geographic distribution described in the following tables, may vary significantly from those of the Initial Receivables.]

THE SERVICER

     NationsBank, N.A., through DFSG and units in predecessor banks of NationsBank, N.A., has been servicing indirect motor vehicle loan portfolios since 1970. The indirect motor vehicle loan portfolio serviced either directly by NationsBank, N.A. or through its affiliates was approximately $5.5 billion as of March 31, 1996. DFSG also services other indirect and direct consumer loan portfolios totalling over $25.3 billion (including the indirect motor vehicle loan portfolio) as of March 31, 1996.

CERTAIN CHARACTERISTICS OF THE [INITIAL] RECEIVABLES

     As of the [Initial] Cut-Off Date, the [Initial] Receivables had, in the aggregate, the following characteristics: (i) approximately [ ]% of the [Initial] Receivables was attributable to loans for purchases of new Financed Vehicles and approximately [ ]% of the Initial Pool Balance was attributable to loans for purchases of used Financed Vehicles; (ii) the weighted average
Contract Rate of the [Initial] Receivables was [  ]%; (iii) there were [     ]
[Initial] Receivables being conveyed by the Sellers to the Trust; (iv) the average principal balance of the [Initial] Receivables, as of the [Initial]
Cut-Off Date, was $[     ]; and (v) the weighted average original term and
weighted average remaining term of the [Initial] Receivables were [  .  ] months
and [  .  ] months, respectively. Approximately      % of the [Initial]
Receivables by principal balance as of the [Initial] Cut-Off Date were contributed to the Trust by NationsBank, N.A.

     The Composition of the [Initial] Receivables, Distribution of the [Initial] Receivables by New/Used Motor Vehicles, Distribution of the [Initial] Receivables by Contract Rate, Distribution of the [Initial] Receivables by Remaining Term, Distribution of the [Initial] Receivables by Principal Balance and Geographic Distribution of the [Initial] Receivables, each as of the Cut-Off Date, are set forth in the following tables.

                    COMPOSITION OF THE [INITIAL] RECEIVABLES

Weighted Average Contract Rate....................................................
Range of Contract Rates...........................................................
Aggregate Principal Balance.......................................................
Number of [Initial] Receivables...................................................
Weighted Average Remaining Term...................................................
Range of Remaining Terms..........................................................
Weighted Average Original Term....................................................
Range of Original Terms...........................................................
Average Principal Balance.........................................................
Average Original Amount Financed..................................................
Range of Original Amounts Financed................................................

      DISTRIBUTION OF THE [INITIAL] RECEIVABLES BY NEW/USED MOTOR VEHICLES

                                                                                              WEIGHTED
                                                                      AGGREGATE   ORIGINAL    AVERAGE
                                                         NUMBER OF    PRINCIPAL   PRINCIPAL   CONTRACT
                                                        RECEIVABLES    BALANCE     BALANCE    RATE(%)
                                                        -----------   ---------   ---------   --------
New Autos, Vans and Light-Duty Trucks.................
Used Autos, Vans and Light-Duty Trucks................
All [Initial] Receivables.............................

           DISTRIBUTION OF THE [INITIAL] RECEIVABLES BY CONTRACT RATE

                                                                                                  % OF
                                                                                    AGGREGATE   AGGREGATE
                                                         NUMBER OF    % OF TOTAL    PRINCIPAL   PRINCIPAL
                                                        RECEIVABLES   RECEIVABLES    BALANCE     BALANCE
                                                        -----------   -----------   ---------   ---------
 7.50 to 7.99%........................................
 8.00 to 8.99.........................................
 9.00 to 9.99.........................................
10.00 to 10.99........................................
11.00 to 11.99........................................
12.00 to 12.99........................................
13.00 to 13.99........................................
14.00 to 14.99........................................
15.00 to 15.99........................................
16.00 to 16.99........................................
17.00 to 17.99........................................
18.00 to 18.99........................................
19.00 to 19.99........................................
20.00 to 21.00........................................
          Total.......................................

          DISTRIBUTION OF THE [INITIAL] RECEIVABLES BY REMAINING TERM

                                                                                                  % OF
                                                                                    AGGREGATE   AGGREGATE
                                                         NUMBER OF       % OF       PRINCIPAL   PRINCIPAL
                                                        RECEIVABLES   RECEIVABLES    BALANCE     BALANCE
                                                        -----------   -----------   ---------   ---------
12 to 18 months.......................................
19 to 24 months.......................................
25 to 30 months.......................................
31 to 36 months.......................................
37 to 42 months.......................................
43 to 48 months.......................................
49 to 54 months.......................................
55 to 60 months.......................................
61 to 66 months.......................................
67 to 72 months.......................................
          Total.......................................

         DISTRIBUTION OF THE [INITIAL] RECEIVABLES BY PRINCIPAL BALANCE

                                                                                                  % OF
                                                                                    AGGREGATE   AGGREGATE
                                                         NUMBER OF       % OF       PRINCIPAL   PRINCIPAL
                                                        RECEIVABLES   RECEIVABLES    BALANCE     BALANCE
                                                        -----------   -----------   ---------   ---------
$ 2,000 to $9,999.....................................
  10,000 to 19,999....................................
  20,000 to 29,999....................................
  30,000 to 39,999....................................
  40,000 to 49,999....................................
     Total............................................

              GEOGRAPHIC DISTRIBUTION OF THE [INITIAL] RECEIVABLES

                                                                                                  % OF
                                                                                    AGGREGATE   AGGREGATE
                                                         NUMBER OF       % OF       PRINCIPAL   PRINCIPAL
                       STATE(1)                         RECEIVABLES   RECEIVABLES    BALANCE     BALANCE
- ------------------------------------------------------  -----------   -----------   ---------   ---------
Florida...............................................
Georgia...............................................
North Carolina........................................
South Carolina........................................
Texas.................................................
Other(2)..............................................
          Total.......................................

- ---------------

(1) Receivables are categorized by the Sellers' records of the mailing addresses of the Obligors as of the Cut-Off Date.
(2) Each other state represents less than [5]% of the total number of Receivables.

DELINQUENCY AND LOSS EXPERIENCE

     The tables set forth below indicate the delinquency and credit loss/repossession experience for each of the last three calendar years and for the three month periods ending March 31, 1996 and 1995 of the Banks' portfolio of Motor Vehicle Loans from which the Receivables have been selected (which portfolio excludes certain Motor Vehicle Loans acquired by the Banks in acquisitions). No assurance can be made, however, that the delinquency and loss experience for the Motor Vehicle Loans or the Receivables in the future will be similar to the historical experience set forth in the following tables.

                DELINQUENCY EXPERIENCE (DOLLARS IN THOUSANDS)(1)

                                            AS OF [MARCH 31],                              AS OF DECEMBER 31,
                                   ------------------------------------  -------------------------------------------------------
                                         1996               1995               1995               1994               1993
                                   -----------------  -----------------  -----------------  -----------------  -----------------
                                   NUMBER             NUMBER             NUMBER             NUMBER             NUMBER
                                     OF                 OF                 OF                 OF                 OF
                                    LOANS    AMOUNT    LOANS    AMOUNT    LOANS    AMOUNT    LOANS    AMOUNT    LOANS    AMOUNT
                                   -------  --------  -------  --------  -------  --------  -------  --------  -------  --------
Total Serviced Portfolio at the
  Period End.....................
Delinquency(2)
  30-59 Days.....................
  60-89 Days.....................
  90 Days or More................
        Total Delinquencies......        .
        Total Delinquencies as a
          Percentage of the Total
          Serviced Portfolio.....

- ---------------

(1) Delinquencies shown in dollars include principal amounts only.
(2) The period of delinquencies is based on the number of days payments are contractually past due until the applicable Motor Vehicle Loan is charged off.

           CREDIT LOSS/REPOSSESSION EXPERIENCE (DOLLARS IN THOUSANDS)

                                              THREE MONTHS ENDED              YEAR ENDED
                                                  [MARCH 31],                DECEMBER 31,
                                              -------------------   ------------------------------
                                                1996       1995       1995       1994       1993
                                              --------   --------   --------   --------   --------
Period End Outstandings(1)..................
Average Amount Outstanding During the
  Period(2).................................
Average Number of Loans Outstanding During
  the Period(3).............................
Gross Charge-offs(4)........................
Recoveries on Losses(5).....................
Net Charge-offs.............................
Net Charge-offs as a Percentage of the
  Period End Outstanding(6).................
Net Charge-offs as a Percentage of the
  Average Amount Outstanding(6).............

- ---------------
(1) Amount represents principal amounts only.
(2) Amount represents principal amounts only and reflects a daily weighted average of such amounts during the periods shown.
(3) Amount based on the average outstanding for the period divided by the average loan amount. the average loan amount was derived from the month end outstanding balances divided by month end number of loans.
(4) Amount of charge-off is the remaining principal balance less the net proceeds from sale of loan collateral.
(5) Recoveries include post-disposition monies and are net of any related expenses.
(6) Figures for the [three] months ended [March 31], 1996 and [March 31], 1995 are annualized.

PAYMENTS ON THE RECEIVABLES

     [The entire Initial Pool Balance is attributable to Receivables that provide for the allocation of payments according to the "Simple Interest" method (each a "Simple Interest Receivable"). See "The Receivables Pool -- General" in the Prospectus for a description of the application of payments received on Simple Interest Receivables.]

     [The Receivables are prepayable at any time. Prepayments may also result from liquidations due to default, the receipt of monthly installments earlier than the scheduled due dates for such installments, the receipt of proceeds from credit life, credit disability, theft or physical damage insurance, repurchases by the Sellers as a result of certain uncured breaches of the warranties made by them in the Agreement with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Agreement with respect to the Receivables, or the Servicer exercising its option to purchase all of the remaining Receivables. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including Obligor refinancings resulting from decreases in interest rates and the fact that the Obligor is generally not permitted to sell or transfer the Financed Vehicle securing a Receivable without the consent of the relevant Seller.]

     [Neither DFSG, the Servicer, the Sellers nor any of their affiliates maintain records adequate to provide quantitative data regarding prepayment experience on the Sellers' portfolio of Motor Vehicle Loans. However, the Sellers (i) believe that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life and (ii) estimate that the actual weighted average life of its portfolio of Motor Vehicle Loans ranges between [60% and 70%] of their scheduled weighted average life. See "Maturity and Prepayment Considerations" herein and in the Prospectus.]

                                  POOL FACTORS

     The "Certificate Pool Factor" for [the Class A] [each class of] Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such [class of] Certificates indicating the remaining Certificate Balance of such [class of] Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such [class of] Certificates. [The] [Each] Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions of the Certificate Balance of the [Class A] [applicable class of] Certificates as a result of scheduled payments, prepayments and liquidations of the Receivables [(and also as a result of a prepayment arising from application of the Pre-Funding Account)]. [[The] [Each] Certificate Pool Factor will not change as a result of the addition of Subsequent Receivables.] A Certificateholder's portion of the aggregate outstanding Certificate Balance for the [Class A] [related class of] Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the [applicable] Certificate Pool Factor.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     Information regarding certain maturity and prepayment considerations with respect to the Certificates is set forth under "Maturity and Prepayment Considerations" in the Prospectus. It is expected that the final distribution in respect of the Certificates will occur on or prior to the Final Scheduled Distribution Date. However, if sufficient funds are not available to reduce the aggregate Certificate Balance of [either class of] the Certificates to zero on or prior to the Final Scheduled Distribution Date, the final distribution in respect of [such class of] the Certificates could occur later than such date. In addition, full or partial prepayments on the Receivables will have the effect of reducing the weighted average life of the Certificates, while delinquencies by Obligors under the Receivables, as well as extensions and deferrals on the Receivables, will have the effect of increasing the weighted average life of the Certificates. The Receivables may be prepaid at any time and mandatory prepayments of a Receivable may result from, among other things, the sale, insured loss or other disposition of the Financed Vehicle or the Receivable becoming a Defaulted Receivable.

     No prediction can be made as to the prepayment rates that will be experienced on the Receivables. The rate of prepayments of the Receivables may be influenced by a variety of economic, social and other factors, and under certain circumstances relating to breaches of representations, warranties or covenants, the Sellers and/or the Servicer will be obligated to repurchase Receivables from the Trust. See "The Receivables Pool" herein and "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the Prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the Receivables more quickly than expected and thereby reduce anticipated aggregate distributions of interest on the Certificates. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Certificateholders. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the Trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

     Holders of Certificates should consider, in the case of Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield.

                              YIELD CONSIDERATIONS

     On each Distribution Date, interest on the Certificates will be distributed at the applicable Pass-Through Rate on the Class A Certificate Balance and the Class B Certificate Balance, respectively, as of the preceding Distribution Date (after giving effect to all distributions made on such preceding Distribution
Date) or, in the case of the first Distribution Date, as of the Closing Date. In the event of a principal prepayment on a

Receivable during a Collection Period, Certificateholders will receive their pro rata share of interest for the full Collection Period with respect to the unpaid principal balance of such Receivable as of the first day of such Collection Period to the extent that amounts on deposit in the Certificate Account and in the Reserve Account are available for such purpose. The Receivables are Simple Interest Receivables and, to the extent that payments of the fixed monthly installments thereunder are received prior to the scheduled due dates for such installments, the portions of such installments allocable to interest will be less than they would be if the payments were received as scheduled [(although the Servicer will make an advance for the shortfall)][(although an Advance Reserve Withdrawal may be made for the shortfall)]. If the Reserve Account is exhausted, the amount of interest distributed to the Class B Certificateholders and, in certain circumstances, the Class A Certificateholders, may be less than that described above. See "Description of the Certificates -- Distributions on Certificates."

     [Although the Receivables have different Contract Rates, disproportionate rates of prepayments between Receivables with Contract Rates greater than or less than a rate equal to the sum of the highest Pass-Through Rate and the Servicing Fee Rate should generally not affect the yield to Certificateholders because the Sellers will, if there are any Receivables having a Contact Rate, as of the [Initial] Cut-Off Date, below the sum of the highest Pass-Through Rate and the Servicing Fee Rate, enter into the Yield Supplement Agreement with the Trust. Pursuant to the Yield Supplement Agreement the Sellers will be obligated to pay to the Trust an amount equal to the excess of (i) interest on the affected Receivable's principal balance at a rate equal to the sum of the highest Pass-Through Rate and the Servicing Fee Rate over (ii) interest on such Receivable's principal balance at its Contract Rate. Thus, even a Receivable with a Contract Rate below the sum of the highest Pass-Through Rate and the Servicing Fee Rate will, when payments with respect to such Receivable are made by the Obligor under the Receivable and by the applicable Seller under the Yield Supplement Agreement, yield enough to support payments on the Certificates. However, higher rates of prepayments of Receivables with higher Contract Rates will decrease the amount available to cover delinquencies and defaults on the Receivables. See "Description of the Certificates -- Distributions on Certificates."]

                                USE OF PROCEEDS

     The Sellers will receive the Certificates in exchange for the contribution to the Trust of the Receivables and the other Trust Property. The net proceeds to be received by the Sellers from the sale of the Certificates will be added to their general corporate funds and will be used [to purchase additional Motor Vehicle Loans and] for general corporate purposes.

                        DESCRIPTION OF THE CERTIFICATES

     The [Class A] Certificates will be issued pursuant to the terms of the Agreement, a form of which has been filed as an exhibit to the Registration Statement. Copies of the Agreement may be obtained free of charge (except for copying and postage costs) by the Certificateholders and Certificate Owners upon
written request to the Trustee at [                 , New York, New York 100  ,
Attention:                  .] A copy of the Agreement will be filed with the
Commission following the issuance of the [Class A] Certificates. The following summary describes certain terms of the [Class A] Certificates and the Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the [Class A] Certificates and the Agreement. The following summary supplements the description of the general terms and provisions of the [Class A] Certificates of any given series and the related Agreement set forth in the Prospectus, to which description reference is hereby made.

GENERAL

     The Certificates will evidence interests in the Trust created pursuant to the Agreement. The Class A Certificates will evidence in the aggregate an undivided fractional ownership interest (the "Class A Percentage") of
approximately      % in the Trust [and the Class B Certificates will evidence in the aggregate an undivided fractional ownership interest (the "Class B
Percentage") of approximately      % in the Trust.]

     The Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof and will be represented initially by global certificates registered in the name of Cede, as nominee of DTC. No Certificate Owner will be entitled to receive a Definitive Certificate representing such person's interest in the Trust unless Definitive Certificates are issued under the limited circumstances described herein. Unless and until Definitive Certificates are issued, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Direct Participants and all references to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC. See "-- Definitive Certificates."

[MANDATORY REPURCHASE OF CERTIFICATES

     Cash distributions to Certificateholders will be made, on a pro rata basis, on the Distribution Date on or immediately following the last day of the Funding Period in the event that the amount on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such
purchase on such date, exceeds $          (a "Mandatory Repurchase").

     [The Certificate Prepayment Premium will be payable by the Trust to the Certificateholders pursuant to a Mandatory Repurchase if the amount on deposit
in the Pre-Funding Account exceeds $          . The Certificate Prepayment
Premium will equal the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the remaining Pre-Funded Amount (the "Certificate Prepayment Amount") at the Class A Certificate Rate or Class B Certificate Rate, as applicable, during the period commencing on and including the Distribution Date on which such Certificate Prepayment Amount is required to
be distributed to Certificateholders to but excluding           over (ii) the
amount of interest that would have accrued on such Certificate Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such
Distribution Date on the             , in the case of a Class A Certificate, and
on the             , in the case of a Class B Certificate. Such excess shall be discounted to present value to such Distribution Date at the applicable yield described in clause (ii) above. Pursuant to the Agreement, the Sellers will be obligated to pay the Certificate Prepayment Premium to the Trust as liquidated damages for the failure to deliver Subsequent Receivables having an aggregate principal balance equal to the Pre-Funded Amount. The Trust's obligation to pay the Certificate Prepayment Premium will be limited to funds received from the Sellers pursuant to the preceding sentence. In the event that such funds are insufficient to pay the aggregate Certificate Prepayment Premium in full, [Class A] Certificateholders [of each class of Certificates] will receive their ratable share [(based upon the Certificate Prepayment Premium for each class of Certificates)] of the aggregate amount available to be distributed in respect of the Certificate Prepayment Premium. No other assets of the Trust will be available for the purpose of making such payment.]]

OPTIONAL PURCHASE

     If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to [5]% or less of the Initial Pool Balance, the Class A Certificateholders will receive an amount in respect of the Class A Certificates equal to the outstanding Class A Certificate Balance together with accrued interest at the [Class A] Certificate Rate, [the Class B Certificateholders will receive an amount in respect of the Class B Certificates equal to the outstanding Class B Certificate Balance together with accrued interest at the Class B Certificate Rate,] which distributions shall effect early retirement of the Certificates. See "Description of the Transfer and Servicing
Agreements -- Termination" in the Prospectus.

BOOK-ENTRY REGISTRATION

     For information related to the settlement and clearance procedures for the Certificates, investors should refer to Annex I to this Prospectus Supplement, "Global Clearance, Settlement and Tax Documentation Procedures" and "Book-Entry and Definitive Securities; Reports to Securityholders -- Book-Entry Registration" in the Prospectus.

DEFINITIVE CERTIFICATES

     The Certificates will be issued in fully registered, certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Sellers advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and the Trustee or the Sellers are unable to locate a qualified successor, (ii) the Sellers, at their option, elect to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Servicing Termination, Certificate Owners representing in the aggregate not less than a majority of the aggregate outstanding principal balance of the Certificates advise the Trustee and DTC through Direct Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interests.

     Upon the occurrence of any event described in the immediately preceding paragraph, DTC is required to notify all Direct Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC to the Trustee of the global certificates representing the Certificates and receipt by the Trustee of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement ("Holders").

[SALE AND ASSIGNMENT OF RECEIVABLES; SUBSEQUENT RECEIVABLES

     Certain information with respect to the conveyance of the Initial Receivables from the Sellers to the Trust on the Closing Date pursuant to the Agreement is set forth under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the Prospectus. In addition, during the Funding Period, pursuant to the Agreement, the Sellers will be obligated to sell to the Trust Subsequent Receivables having an aggregate
principal balance equal to approximately $          (such amount being equal to
the initial Pre-Funded Amount) to the extent that such Subsequent Receivables are available.

     During the Funding Period on each Subsequent Transfer Date, subject to the conditions described below, the Sellers will sell and assign to the Trust, without recourse, the Sellers' entire interest in the Subsequent Receivables designated by the Sellers as of the related Subsequent Cut-Off Date and identified in a schedule attached to a subsequent transfer assignment relating to such Subsequent Receivables executed on such date by the Sellers. It is expected that on the Closing Date, subject to the conditions described below, certain of the Subsequent Receivables designated by the Sellers and arising between the Initial Cut-Off Date and the Closing Date will be conveyed to the Trust. Upon the conveyance of Subsequent Receivables to the Trust on a Subsequent Transfer Date, (i) the Pool Balance will increase in an amount equal to the aggregate principal balance of the Subsequent Receivables, (ii) an amount
equal to      % of the aggregate principal balance of such Subsequent
Receivables will be withdrawn from the Pre-Funding Account and will be deposited in the Reserve Account (each, an "Additional Reserve Account Deposit") and (iii) an amount equal to the excess of the aggregate principal balance of such Subsequent Receivables over the amount described in clause (ii) will be withdrawn from the Pre-Funding Account and paid to the Sellers. [Coincident with each such transfer of Subsequent Receivables, the Yield Supplement Agreement will require the Sellers to deposit into the Yield Supplement Account an amount equal to the Additional Yield Supplement Amount, if any, in respect of such Subsequent Receivables. See "-- Yield Supplement Account; Yield Supplement Agreement" herein.]

     [Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the Agreement; (ii) the Sellers will not have selected such Subsequent Receivables in a manner that they believe is adverse to the interests of the Certificateholders; (iii) as of the related Subsequent Cut-Off Date, the Receivables, including any Subsequent Receivables conveyed by the Sellers as of such Subsequent Cut-Off Date, satisfy the criteria described under "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus; (iv) the applicable Additional Reserve Account Deposit [and any Additional Yield Supplement Amount] for such Subsequent Transfer Date shall have been made; and (v) the Sellers shall have executed and delivered to the Trustee a written assignment conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receivables). Moreover, any such conveyance of Subsequent Receivables made during any Collection Period will also be subject to the satisfaction, on or about the fifteenth day of the month following the end of such Collection Period, of the following conditions subsequent, among others:
(i) the Sellers will have delivered certain opinions of counsel to the Trustee and the Rating Agencies with respect to the validity of the conveyance of all such Subsequent Receivables conveyed during such Collection Period; (ii) the Trustee shall have received written confirmation from a firm of independent certified public accountants that, as of each applicable Subsequent Cut-Off Date, the Receivables in the Trust at that time, including the Subsequent Receivables conveyed by the Sellers as of such Subsequent Cut-Off Date, satisfied the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; and (iii) the Rating Agencies shall have each notified the Sellers in writing that, following the addition of all such Subsequent Receivables, the Class A Certificates are rated in the same rating categories in which they were rated at the Closing Date. The Sellers will immediately repurchase any Subsequent Receivable, at a price equal to the Purchase Amount thereof, upon the failure of the Sellers to satisfy any of the foregoing conditions subsequent with respect thereto.

     [Subsequent Receivables may have been originated by the Sellers at a later date using credit criteria different from those which were applied to the Initial Receivables. See "Risk Factors -- The Subsequent Receivables and the Pre-Funding Account" and "The Receivables Pool" herein.]]

ACCOUNTS

     In addition to the accounts referred to under "Description of the Transfer and Servicing Agreements -- Accounts" in the Prospectus, the Trustee will also establish and maintain [the Prefunding Account] [the Yield Supplement Account] [and] the Reserve Account. The Reserve Account [and the Yield Supplement Account] will not be part of the Trust. In addition, the Trustee will establish a segregated account in the name of the Trustee on behalf of the Trust and for the benefit of the Certificateholders (the "Distribution Account") from which all distributions with respect to the Certificates will be made.

SERVICING COMPENSATION AND EXPENSES

     The Servicing Fee Rate with respect to the Servicing Fee for the Servicer will be [1.00]% per annum of the Pool Balance as of the first day of the Collection Period (after giving effect to distributions to be made on the following Distribution Date). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid on each Distribution Date solely to the extent of the Available Interest. The Servicer is also entitled to receive a supplemental servicing fee (the "Supplemental Servicing Fee") for each Collection Period equal to any late, prepayment, and other administrative fees and expenses collected during the Collection Period[, plus any interest earned during the Collection Period on deposits made with respect to the Receivables]. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Expenses" in the Prospectus.

[ADVANCES] [ADVANCE RESERVE WITHDRAWALS]

     [Servicer Advances. As of the last day of each Collection Period, the Servicer will, subject to the limitations described in the following sentence, make a payment (an "Advance") with respect to each Receivable (other than a Defaulted Receivable) in an amount equal to the excess, if any, of (x) the amount of interest due on such Receivable at its applicable Contract Rate, over
(y) the interest actually received by the Servicer with respect to such Receivable (whether from the Obligor, [the Yield Supplement Agreement] or payments of the Purchase Amount) during or with respect to such Collection Period. The Servicer may elect not to make an Advance of due and unpaid interest with respect to a Receivable to the extent that the Servicer, in its sole discretion, determines that such Advance is not recoverable from subsequent payments on such Receivable or from funds in the Reserve Account.

     To the extent that the amount set forth in clause (y) above with respect to a Receivable is greater than the amount set forth in clause (x) above with respect thereto, such amount shall be distributed to the Servicer on the related Distribution Date. Any such payment will only be from accrued interest due from the Obligor under such Receivable.

     The Servicer will deposit Advances, if any, into the Collection Account on the applicable Deposit Date.]

     [Advance Reserve Withdrawals. The Servicer shall, as of the last day of the Collection Period, withdraw from the Reserve Account funds in an amount with respect to each Receivable (other than a Defaulted Receivable) equal to the excess, if any, of (x) the amount of interest due on such Receivable at its applicable Contract Rate, over (y) the interest actually received by the Servicer with respect to such Receivable (whether from the Obligor, [the Yield Supplement Agreement] or payments of the Purchase Amount) during or with respect to such Collection Period (the "Advance Reserve Withdrawal"). The Servicer will deposit Advance Reserve Withdrawals, if any, into the Collection Account on the applicable Deposit Date.]

RESERVE ACCOUNT

     The Reserve Account will be created with an initial deposit of cash having a value of at least the Reserve Account Initial Deposit. In addition, on each Distribution Date, any amounts on deposit in the Collection Account with respect to the preceding Collection Period after payments to the Certificateholders and the Servicer have been made will be deposited into the Reserve Account until the amount of the Reserve Account is equal to the Specified Reserve Account Balance.

     The Reserve Account will be an Eligible Account which the Sellers shall establish and maintain in the name of, and under the control of, the Collateral Agent. Funds on deposit in the Reserve Account will be invested in Permitted Investments. See "Description of the Transfer and Servicing
Agreements -- Accounts" in the Prospectus.

     On each Distribution Date, the amount available in the Reserve Account (the "Available Reserve Amount") will equal the lesser of (i) the amount on deposit in the Reserve Account [(exclusive of Investment Earnings)] and (ii) the Specified Reserve Account Balance. On each Deposit Date, the Collateral Agent will withdraw funds from the Reserve Account to make available to Certificateholders the excess, if any, of (x) the sum of the amounts required to be distributed to Certificateholders, any accrued and unpaid Servicing Fees payable to the Servicer on such Distribution Date [and any amounts required to reimburse any Outstanding Advances (excluding Advances made as a result of prepayments by Obligors)] over (y) the amounts to be deposited in the Collection Account with respect to the preceding Collection Period [(exclusive of Investment Earnings)]. Such deficiencies in the Collection Account may result from, among other things, Receivables becoming Defaulted Receivables or the failure by a Servicer to make any remittance required to be made under the Agreement. The aggregate amount to be withdrawn from the Reserve Account on any Distribution Date will not exceed the Available Reserve Amount with respect to the related Distribution Date. The Collateral Agent will deposit the proceeds of such withdrawal from the Reserve Account into the Distribution Account or pay such proceeds to the Servicer, as applicable, on the Distribution Date with respect to which such withdrawal was made.

     The Specified Reserve Account Balance on any Distribution Date will
equal     % of the Pool Balance as of the last day of the preceding Collection
Period, but in any event will not be less than the lesser of (i) $          and
(ii) the sum of such Pool Balance plus an amount sufficient to pay interest on such Pool Balance at a rate equal to the sum of the weighted average Pass-Through Rate and the Servicing Fee Rate through the Final Scheduled Distribution Date; provided, however, that the Specified Reserve Account Balance
will be calculated using a percentage of      % for any Distribution Date
(beginning on the                  , 199 Distribution Date) [on which the
[Average Net Loss Ratio] exceeds % or the [Average Delinquency Ratio] exceeds
     %] [describe alternative test].

     "Average Delinquency Ratio" means, as of any Distribution Date, the average of the Delinquency Ratios for the preceding [three] Collection Periods.

     ["Average Net Loss Ratio" means, as of any Distribution Date, the average of the Net Loss Ratios for the preceding three Collection Periods.]

     "Defaulted Receivable" means, with respect to any Collection Period, a Receivable (other than a Purchased Receivable) which the Servicer, on behalf of the Trust, has determined to charge off during such Collection Period in accordance with its customary servicing practices.

     ["Delinquency Ratio" means, for any Collection Period, the ratio, expressed as a percentage, of (i) the principal amount of all outstanding Receivables (other than Purchased Receivables and Defaulted Receivables) which are 60 or more days delinquent as of the end of such Collection Period, determined in accordance with the Servicer's customary practices, divided by (ii) the Pool Balance as of the last day of such Collection Period.]

     "Liquidation Proceeds" mean, with respect to any Distribution Date and a Receivable that has become a Defaulted Receivable during a related Collection Period, (i) insurance proceeds received during such Collection Period by the Servicer, with respect to insurance policies relating to the Financed Vehicle or the Obligor, (ii) amounts received by the Servicer during such Collection Period from a Dealer in connection with such Defaulted Receivable pursuant to the exercise of rights under a Dealer Agreement, and (iii) the monies collected by the Servicer (from whatever source, including, but not limited to proceeds of a sale of a Financed Vehicle or deficiency balance recovered after the charge off of the related Receivable) during such Collection Period on such Defaulted Receivable net of any fees, costs and expenses incurred by the Servicer in connection therewith and any payments required by law to be remitted to the Obligor. Liquidation Proceeds shall be applied first to accrued and unpaid interest on the Receivable and then to the principal balance thereof.

     ["Net Loss Ratio" means, for any Collection Period, an amount, expressed as an annualized percentage, equal to (i) Realized Losses minus Recoveries for such Collection Period, divided by (ii) the average of the Pool Balances on the first day of such Collection Period and the last day of such Collection Period.]

     "Recoveries" mean, with respect to any Collection Period, all monies received by the Servicer with respect to any Defaulted Receivable during any Collection Period following the Collection Period in which such Receivable became a Defaulted Receivable, net of any fees, costs and expenses incurred by the Servicer in connection with the collection of such Receivable and any payments required by law to be remitted to the Obligor.

     The Specified Reserve Account Balance may be reduced to a lesser amount as determined by the Sellers, subject to satisfaction of the Rating Agency Condition. Amounts on deposit in the Reserve Account will be released to the Servicer on each Distribution Date to the extent that the amount on deposit in the Reserve Account would exceed the Specified Reserve Account Balance. The Collateral Agent will cause all investment earnings attributable to the Reserve Account to be distributed on each Distribution Date to the Servicer on behalf of the Sellers. Upon any distribution to the Servicer of amounts from the Reserve Account, the Certificateholders will not have any rights in, or claims to, such amounts.

     In the event that the funds in the Reserve Account are reduced to zero, the Certificateholders will bear directly the credit and other risks associated with ownership of the Receivables. In such a case, the amount available for distribution may be less than that described below, and the Certificateholders may experience delays or suffer losses as a result of, among other things, defaults or delinquencies by the Obligors or previous extensions made by the Servicer.

DISTRIBUTIONS ON CERTIFICATES

     Deposits to Collection Account. On or before each Determination Date, the Servicer will provide the Trustee with a certificate (the "Servicer's Certificate") containing certain information with respect to the preceding Collection Period, including the amount of aggregate collections on the Receivables during such Collection Period, the aggregate amount of Receivables which became Defaulted Receivables during such Collection Period, [the Yield Supplement Amount,] the aggregate Purchase Amounts of Receivables to be repurchased by the Sellers or to be purchased by the Servicer on the related Deposit Date [and the aggregate amount to be withdrawn from the Reserve Account].

     On or before each Deposit Date (a) the Servicer will cause all Collections and Liquidation Proceeds and Recoveries to be deposited into the Collection Account and will deposit into the Collection Account all Purchase Amounts of Receivables to be purchased by the Servicer on such Deposit Date, (b) the Sellers will deposit into the Collection Account all Purchase Amounts of Receivables to be repurchased by the Sellers on such Deposit Date, (c) the Servicer will deposit [all Advances for the related Distribution Date] [the amount of the Advance Reserve Withdrawal with respect to the related Distribution Date] into the Collection Account [and (d) the Sellers (or, in certain circumstances, the Collateral Agent) will deposit the Yield Supplement Amount for the related Distribution Date into the Collection Account].

     "Available Interest" means, with respect to any Distribution Date, [the excess of (a)] the sum of (i) Interest Collections for such Distribution Date, [(ii) the Yield Supplement Amount for such Distribution Date], [(iii) [all Advances][the proceeds of any Advance Reserve Withdrawal] made by the Servicer with respect to such Distribution Date], and [(iv) Investment Earnings for such Distribution Date,] [over (b) the amount of Outstanding Advances to be reimbursed on or with respect to such Distribution Date].

     "Available Principal" means, with respect to any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all Collections on the Receivables allocable to principal in accordance with the terms of the Receivables and the Servicer's customary servicing procedures; (ii) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repurchased by the Sellers or purchased by the Servicer under an obligation which arose during the related Collection Period; and (iii) all Liquidation Proceeds, to the extent allocable to principal, received during such Collection Period. "Available Principal" on any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

     "Collections" mean, with respect to any Distribution Date, all collections on the Receivables.

     "Interest Collections" mean, with respect to any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all Collections on the Receivables allocable to interest in accordance with the terms of the Receivables and the Servicer's customary servicing procedures; (ii) all Liquidation Proceeds, to the extent allocable to interest, received during such Collection Period; (iii) all Recoveries on Receivables which became Defaulted Receivables received during any Collection Period following the Collection Period in which such Receivable became a Defaulted Receivable; and (iv) to the extent attributable to accrued interest, the Purchase Amount with respect to each Receivable repurchased by the Sellers or purchased by the Servicer under an obligation which arose during such Collection Period. "Interest Collections" for any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

     "Purchased Receivable" means, at any time, a Receivable as to which payment of the Purchase Amount has previously been made by the Sellers or the Servicer pursuant to the Sale and Servicing Agreement.

     Deposits to the Distribution Account. On each Distribution Date, [after making reimbursements of Outstanding Advances to the Servicer from Available Interest to the extent then reimbursable pursuant to the Agreement], the Trustee will make the following deposits and distributions, to the extent of Available Interest and any Available Reserve Amount remaining after such reimbursements (and, in the case of shortfalls occurring under clause (ii) below in the Class A Interest Distribution, the Class B Percentage of Available Principal to the extent of such shortfalls), in the following priority:

          (i) to the Servicer, first from Available Interest, and then, if necessary, from the Available Reserve Amount, any unpaid Servicing Fee for the related Collection Period and all unpaid Servicing Fees from prior Collection Periods;

          (ii) to the Distribution Account, first from Available Interest, then, if necessary, from the Available Reserve Amount, and finally, if necessary, from the Class B Percentage of Available Principal, the Class A Interest Distribution for such Distribution Date; and

          (iii) to the Distribution Account, first from Available Interest and then, if necessary, from the Available Reserve Amount, the Class B Interest Distribution for such Distribution Date.

     On each Distribution Date, the Trustee will make the following deposits and distributions, to the extent of the portion of Available Principal, Available Interest and Available Reserve Amount (to be applied in that order of priority) remaining after the application of clauses (i), (ii) and (iii) above, in the following priority:

          (iv) to the Distribution Account, the Class A Principal Distribution for such Distribution Date;

          (v) to the Distribution Account, the Class B Principal Distribution for such Distribution Date;

          (vi) to the Reserve Account, any amounts remaining, until the amount on deposit in the Reserve Account equals the Specified Reserve Account Balance; and

          (vii) to the Sellers, any amounts remaining.

     On each Distribution Date, from amounts on deposit in the Distribution Account, the Class A Interest Distribution and the Class A Principal Distribution will be distributed to the Class A Certificateholders and the Class B Interest Distribution and the Class B Principal Distribution will be distributed to the Class B Certificateholders by the Trustee.

     "Class A Certificate Balance," at any time, equals the Original Class A Certificate Balance, as reduced by all principal amounts distributed to Class A Certificateholders prior to such time.

     "Class A Interest Carryover Shortfall" means, (i) with respect to the initial Distribution Date, zero, and (ii) with respect to any other Distribution Date, the excess of Class A Monthly Interest for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that was actually distributed on the Class A Certificates on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class A Pass-Through Rate.

     "Class A Interest Distribution" means, with respect to any Distribution Date, the sum of Class A Monthly Interest for such Distribution Date and the Class A Interest Carryover Shortfall for such Distribution Date.

     "Class A Monthly Interest" means, with respect to any Distribution Date, one-twelfth of the Class A Pass-Through Rate multiplied by the Class A Certificate Balance as of the preceding Distribution Date (after giving effect to all payments of principal made on such Distribution Date) or, in the case of the first Distribution Date, as of the Closing Date.

     "Class A Monthly Principal" means, with respect to any Distribution Date, the Class A Percentage of Available Principal for such Distribution Date plus the Class A Percentage of Realized Losses with respect to the related Collection Period.

     "Class A Percentage" means      %.

     "Class A Principal Carryover Shortfall" means, (i) with respect to the initial Distribution Date, zero, and (ii) with respect to any other Distribution Date, the excess of Class A Monthly Principal for such Distribution Date and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that was actually distributed on the Class A Certificates on such Distribution Date.

     "Class A Principal Distribution" means, with respect to any Distribution Date, the sum of Class A Monthly Principal for such Distribution Date and, in the case of any Distribution Date other than the initial Distribution Date, the Class A Principal Carryover Shortfall as of the preceding Distribution Date. In addition, on the Final Scheduled Distribution Date, the Class A Principal Distribution shall include any additional amount required to reduce the outstanding principal balance of the Class A Certificates to zero.

     "Class B Certificate Balance", at any time, equals the Original Class B Certificate Balance, as reduced by all principal amounts distributed to Class B Certificateholders prior to such time.

     "Class B Interest Carryover Shortfall" means, (i) with respect to the initial Distribution Date, zero, and (ii) with respect to any other Distribution Date, the excess of Class B Monthly Interest for the preceding

Distribution Date and any outstanding Class B Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that was actually distributed on the Class B Certificates on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class B Pass-Through Rate.

     "Class B Interest Distribution" means, with respect to any Distribution Date, the sum of Class B Monthly Interest for such Distribution Date and the Class B Interest Carryover Shortfall for such Distribution Date.

     "Class B Monthly Interest" means, with respect to any Distribution Date, one-twelfth of the Class B Pass-Through Rate multiplied by the Class B Certificate Balance as of the preceding Distribution Date (after giving effect to all payments of principal made on such Distribution Date) or, in the case of the first Distribution Date, as of the Closing Date.

     "Class B Monthly Principal" means, with respect to any Distribution Date, the Class B Percentage of Available Principal for such Distribution Date plus the Class B Percentage of Realized Losses with respect to the related Collection Period.

     "Class B Percentage" means      %.

     "Class B Principal Carryover Shortfall" means, (i) with respect to the initial Distribution Date, zero and (ii) with respect to any other Distribution Date, the excess of Class B Monthly Principal for such Distribution Date and any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that was actually distributed on the Class B Certificates on such Distribution Date.

     "Class B Principal Distribution" means, with respect to any Distribution Date, the sum of Class B Monthly Principal for such Distribution Date and, in the case of any Distribution Date other than the initial Distribution Date, the Class B Principal Carryover Shortfall as of the preceding Distribution Date. In addition, on the Final Scheduled Distribution Date, the Class B Principal Distribution will include any additional amount required to reduce the outstanding principal balance of the Class B Certificates to zero.

     "Realized Losses" mean, for any Collection Period and for each Receivable that became a Defaulted Receivable during such Collection Period, the excess of the aggregate principal balance of such Receivable over Liquidation Proceeds received with respect to such Receivable during such Collection Period, to the extent allocable to principal.

     The following chart sets forth an example of the application of the foregoing provisions to a hypothetical monthly distribution:

March 1 -- March 31...........  Collection Period.  The Servicer receives monthly payments, prepayments and other proceeds in respect
                                of the Receivables.
April 8.......................  Determination Date.  On or before this date, the
                                Servicer delivers to the Trustee the Servicer's
                                Certificate, which notifies the Trustee of the
                                amounts required to be distributed and the amounts
                                available for distribution on the next Distribution
                                Date.
April 14......................  Record Date.  Distributions on the next Distribution
                                Date are made to Certificateholders of record as of
                                the close of business on this date (or, if Definitive
                                Certificates are issued, the last day of the
                                preceding Collection Period, in this example March
                                31).
April 14......................  Deposit Date.  All Collections, [Advances], Purchase
                                Amounts [and any Yield Supplement Amount] relating to
                                the preceding Collection Period are required to be
                                deposited in the Collection Account on or before this
                                date.

April 15......................  Distribution Date. The Trustee distributes to
                                Certificateholders amounts payable in respect of the
                                Certificates, pays the Servicing Fee [and reimburses
                                Outstanding Advances to the Servicer to the extent
                                then reimbursable], withdraws funds from the Reserve
                                Account to the extent necessary, deposits any excess
                                funds to the Reserve Account and, if the amount on
                                deposit in the Reserve Account is equal to the
                                Specified Reserve Account Balance, pays any remaining
                                funds to the Sellers.

[YIELD SUPPLEMENT ACCOUNT; YIELD SUPPLEMENT AGREEMENT

     If any Receivable has, as of the Cutoff Date, a Contract Rate below the Required Rate, the Sellers, the Servicer and the Trustee will, simultaneously with the sale and assignment of the Receivables, enter into the Yield Supplement Agreement. The Yield Supplement Agreement will, with respect to each Receivable subject thereto, if any, provide for the payment into the Collection Account by the applicable Seller on or prior to each Deposit Date of an amount calculated by the Servicer equal to one-twelfth of the excess, if any, of (i) interest on such Receivable's principal balance as of the first day of the preceding Collection Period at a rate equal to the Required Rate over (ii) interest at the Contract Rate on such Receivable's principal balance as of the first day of such Collection Period (in the aggregate for all Receivables with respect to any Deposit Date, the "Yield Supplement Amount").

     Each Seller's obligations under the Yield Supplement Agreement will be secured by funds, if any, deposited by the Sellers on the Closing Date in an Eligible Deposit Account to be maintained by the Collateral Agent for the benefit of the holders of the Certificates (the "Yield Supplement Account"). The amount required to be retained (to the extent of funds available therefor) in the Yield Supplement Account on any Distribution Date will be equal to the Specified Yield Supplement Balance.

     Funds, if any, on deposit in the Yield Supplement Account may be invested in Permitted Investments in the manner permitted by the Pooling and Servicing Agreement

     Amounts on deposit in the Yield Supplement Account will be released to the Seller each Distribution Date to the extent the amount on deposit in the Yield Supplement Account exceeds the Required Yield Supplement Balance. The "Required [Initial] Yield Supplement Balance," on any date of determination, is the sum of all projected Yield Supplement Amounts for all future Distribution Dates, assuming that future scheduled payments on the [Initial] Receivables are made on their scheduled due dates. No funds will be deposited in the Yield Supplement Account, however, if the amount on deposit therein is less than the Required [Initial] Yield Supplement Balance. [All investment earnings attributable to the Yield Supplement Account to be distributed on each Distribution Date to the Sellers]. Upon any release of amounts from the Yield Supplement Account, the Certificateholders will not have any rights in, or claims to, such amounts. Any monies remaining on deposit in the Yield Supplement Account upon the termination of the Trust will be paid to the Sellers.

     [Pursuant to the Yield Supplement Agreement, on each Subsequent Transfer Date, the Sellers will deposit into the Yield Supplement Account an amount equal to the Additional Yield Supplement Amount. The aggregate of the Additional Yield Supplement Amounts in respect of Subsequent Receivables, if any, is referred to herein as the "Required Subsequent Yield Supplement Amount" and, together with the Required Initial Yield Supplement Amount, the "Required Yield Supplement Amount."]]

STATEMENTS TO CERTIFICATEHOLDERS

     Certificate Owners may obtain the monthly statements and annual tax statement and tax information provided to the Trustee by the Servicer free of charge (except for copying and postage costs) by request in writing to the
Trustee at [                    , Attention:                .] See "Description
of Transfer and Servicing Agreements -- Statements to Trustee and Trust" in the Prospectus for a description of such statements.

TERMINATION

     The Trust, and the respective obligations of the Sellers, the Servicer, the Trustee and the Collateral Agent under the Agreement will, except with respect to certain reporting requirements, terminate upon the earliest of (i) the Distribution Date next succeeding the Servicer's purchase of the remaining Trust Property, as described below, (ii) payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and (iii) the Distribution Date next succeeding the month which is six months after the maturity or liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust in accordance with the terms and priorities set forth in the Agreement.

     The Trustee will give written notice of termination of the Trust to each Certificateholder of record at such time. The final distribution to any Certificateholder will be made only upon surrender and cancellation of such holder's Certificate (whether a Definitive Certificate or the physical certificate representing the Certificates) at the office or agency of the Trustee specified in the notice of termination. Any funds remaining in the Trust after setting aside all funds required to be distributed to Certificateholders will be distributed to the Sellers or as otherwise provided in the Agreement.

THE TRUSTEE

     [                         ] a [               banking corporation], will be
the Trustee. The Trustee, in its individual capacity or otherwise, and any of its affiliates, may hold Certificates in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Trustee, acting jointly (or in some instances, the Trustee, acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties, and obligations conferred or imposed upon the Trustee by the Agreement will be conferred or imposed upon the Trustee and such co-trustee or separate trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon such co-trustee or separate trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Agreement will provide that the Servicer will pay the Trustee's reasonable fees, costs and expenses.

     The Trustee may resign at any time upon thirty (30) days prior written notice to the Servicer, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     The Trustee's Corporate Trust Office is located at
[                              .] The Sellers, the Servicer and their respective
affiliates may have other banking relationships with the Trustee and its affiliates in the ordinary course of their business.

DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the execution and authentication of the Certificates), the Receivables, or any related documents, and will not be accountable for the use or application by the Sellers or the Servicer of any funds paid to the Sellers or the Servicer in respect of the Certificates or the Receivables or for any monies prior to the time such monies are deposited into the Certificate Account. The Trustee will not independently verify the existence or status of the Receivables.

     If no Event of Servicing Termination has occurred and is continuing, the Trustee will be required to perform only those duties specifically required of it under the Agreement. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished by the Servicer to the Trustee under the Agreement, in which case the Trustee will only be required to examine such instruments to determine whether they conform to the requirements of the Agreement.

     The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order, or direction of any of the Certificateholders, unless such Certificateholders have offered the Trustee reasonable security or indemnity against the fees, costs, expenses and liabilities which may be incurred therein or thereby. No Class A Certificateholder or Class B Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such holder has given the Trustee written notice of default and unless, with respect to the Class A Certificates, the holders of Class A Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates [or with respect to the Class B Certificates, the holders of Class B Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class B Certificates,] have made a written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable security or indemnity, and the Trustee for 30 days has neglected or refused to institute any such proceeding.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material anticipated United States federal income tax consequences of the purchase, ownership, and disposition of Certificates. This summary is based upon laws, regulations, rulings, and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Consequences to individual investors of investment in the Certificates will vary according to circumstances. In addition, this summary is generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.

     INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISERS TO DETERMINE THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THEIR PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

TAX STATUS OF THE TRUST; SCOPE OF TAX OPINION

     In the opinion of Skadden, Arps, Slate, Meagher & Flom, special tax counsel to the Sellers ("Special Tax Counsel"), the Trust will not be classified as an association taxable as a corporation for federal income tax purposes, but will be classified as a grantor trust, and each Certificate Owner will be subject to federal income taxation as if it owned directly its interest in each asset owned by the Trust and paid directly its share of reasonable expenses paid by the Trust. In addition, Special Tax Counsel has prepared or reviewed the statements in this Prospectus under the headings "Prospectus Summary -- Tax Status" and "Federal Income Tax Consequences," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in the Certificates.

TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

     Special Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation but that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates (referred to herein as "Grantor Trust Certificateholders"), subject to the discussion of stripped coupons below under "-- Tax Consequences to Holders of Offered Certificates -- Characterization of Fees," will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates."

TAX CONSEQUENCES TO HOLDERS OF OFFERED CERTIFICATES

     Income on the Receivables. If the Receivables are not characterized as "stripped bonds" or otherwise recharacterized, each Grantor Trust Certificateholder will be required to report on its federal income tax return its pro rata share of the entire income of the Trust indicated herein for the period during which it owns a Grantor Trust Certificate, including interest or finance charges earned on the Receivables, and any gain or loss upon collection or disposition of the Receivables. Because the Receivables, when originally issued by the Obligors to the Dealers, are believed to have had adequate stated interest, the OID and imputed interest rules should not apply to the Receivables except to the extent that a Receivable is treated as a "stripped bond," as discussed below. The portion of each monthly payment to a Grantor Trust Certificateholder that is allocable to principal on the Receivables will represent a recovery of capital, which will reduce the tax basis of such Grantor Trust Certificateholder's undivided interest in the Receivables. In computing its federal income tax liability, a Grantor Trust Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees, and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code. If a Grantor Trust Certificateholder is an individual, estate or trust the deduction for his pro rata share of such fees will be allowed only to the extent that all of his miscellaneous itemized deductions, including his share of such fees, exceed 2% of his adjusted gross income. In addition, in the case of Grantor Trust Certificateholders who are individuals, otherwise allowable itemized deductions will be reduced, but not more than 80%, by an amount equal to 3% of the Grantor Trust Certificateholder's adjusted gross income in excess of statutorily defined threshold ($117,950 in the case of a married couple filing jointly for taxable years beginning in 1996, which amount will be adjusted for inflation). Because the Servicer will not report to holders of Grantor Trust Certificates offered by Prospectus Supplement the amount of income or deductions attributable to the Supplemental Servicing Fee, such a Grantor Trust Certificateholder may effectively underreport his net taxable income. To the extent that the Receivables are characterized as "stripped bonds," as discussed below, the portion of interest treated as retained by the Sellers or the Servicer would not be included in the income of Grantor Trust Certificateholders. See "-- Characterization of Fees" below.

     To the extent that the purchase price of a Grantor Trust Certificate allocated to a Grantor Trust Certificateholder's undivided interest in a Receivable is greater than or less than the portion of the principal balance of the Receivable allocable to the Grantor Trust Certificate, such interest in the Receivable will have been acquired at a premium or discount, as the case may be. In determining whether a Grantor Trust Certificateholder has purchased its interest in the Receivables (or any Receivable) at a discount, a portion of the purchase price for a Grantor Trust Certificate may be allocated to accrued interest on each Receivable and to amounts held in the Collection Account pending distribution to Certificateholders at the time of purchase as though such accrued interest and collections on the Receivables were separate assets purchased by the Grantor Trust Certificateholder, thus reducing the portion of the purchase price allocable to a Grantor Trust Certificateholder's undivided interest in each Receivable (the "Purchase Price") and increasing the potential discount on the Receivables.

     Characterization of Fees. The Servicer intends to report income to Grantor Trust Certificateholders on the assumption that the holders of the Grantor Trust Certificates ("Offered Grantor Trust Certificates") own an interest (equal to the percentage indicated in the related Prospectus Supplement) in all of the principal and interest derived from the Receivables. However, to the extent that the amounts paid to the Servicer or the Sellers exceed reasonable fees for services rendered, by reason of the extent to which either the weighted average Contract Rate of the Receivables, or the individual stated Contract Rates of some of the Receivables, exceed the Certificate Rate, such amounts will be treated as an interest in the Receivables retained by the Sellers or the Servicer. There are no authoritative pronouncements for federal income tax purposes as to either the maximum amount of compensation that may be considered reasonable for servicing Receivables or performing other services in the context of transactions involving receivables such as the Receivables, although the Service has issued such guidelines in the context of mortgage loans. To the extent that amounts paid to the

Servicer or the Sellers exceed reasonable compensation for services provided, they would be viewed as having retained for federal income tax purposes an ownership interest in a portion of each interest payment with respect to the certain Receivables (each such payment, a "stripped coupon"). As a result, such Receivables would be treated as "stripped bonds" within the meaning of the Code.

     To the extent that the Receivables are characterized as "stripped bonds," the income and deductions of the Trust allocable to holders of Offered Grantor Trust Certificates will not include the portion of the interest on the Receivables treated as having been retained by the Sellers (or other holder of non-Offered Grantor Trust Certificates) and the Trust's deductions will be limited to reasonable servicing and other fees. In addition, a holder of Offered Grantor Trust Certificates will not be subject to the market discount rules discussed below with respect to the stripped Receivables, but instead will be subject to the OID rules. However, if the price at which such a Certificateholder were deemed to have acquired a stripped Receivable is less than the remaining principal balance of such Receivable by an amount which is less than a statutorily defined de minimis amount, such Receivable would not be treated as having OID. In general, the amount of OID on a Receivable treated as a "stripped bond" will be de minimis if it is less than 1/4 of one percent for each remaining full year of weighted average life of the Receivable (probably based on a prepayment assumption) remaining after the purchase date until the final maturity of the Receivable. If the amount of OID is de minimis under this rule, the actual amount of OID on such a Receivable would be includible in income proportionately as principal payments are received on the Receivable in the proportion that the amount of the principal payment made bears to the total principal amount of the Receivable.

     If the OID on a Receivable, which may differ for each Receivable, based on the Purchase Price paid by a holder of an Offered Grantor Trust Certificate, is not treated as being de minimis, such a Certificateholder will be required to include any OID on a Receivable in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield to maturity on the Receivable. It is possible that the IRS could require use of a prepayment assumption in computing the yield of a stripped Receivable. If a stripped Receivable is deemed to be acquired by a holder of an Offered Grantor Trust Certificate at a greater than de minimis OID, such treatment would accelerate the accrual of income by such holder. Prospective investors are advised to consult their own tax advisors regarding the extent to which a portion of the amounts paid to the Servicer (or other holder of non-Offered Grantor Trust Certificates) could be characterized other than as compensation for services rendered for federal income tax purposes and the calculation of OID on the Receivables.

     It is also possible that any fees deemed to be excessive could be characterized as deferred purchase price payable to the Sellers by holders of Offered Grantor Trust Certificates in exchange for the Receivables. The likely effect of such recharacterization would be to accelerate realization of taxable income by such a holder.

     Market Discount. If the Receivables are not treated as "stripped bonds," the interest of a holder of Offered Grantor Trust Certificates in each Receivable whose Purchase Price is less than the original issue price (plus OID, if any, previously includible in the income of any holder) of the Receivable will be treated as having been purchased at a "market discount". The market discount on a Receivable will be considered to be zero if it is less than a statutorily defined de minimis amount.

     In general, under the market discount provisions of the Code, principal payments received by the Trust, and all or a portion of the gain recognized upon a sale or other disposition of a Receivable or upon the sale or other disposition of an Offered Grantor Trust Certificate by a holder thereof, will be taxable as ordinary income to the extent of accrued market discount, and a portion of the interest deductions attributable to indebtedness treated as incurred or continued to purchase or carry a Receivable or an Offered Grantor Trust Certificate must be deferred. The ordinary income treatment on dispositions and deferral of interest deductions described in the preceding sentence will not apply if a holder of an Offered Grantor Trust Certificate elects to include market discount in income currently as it accrues for each taxable year during which it holds the Offered Grantor Trust Certificate. Market discount will accrue in the manner to be provided in Treasury regulations, but the Conference Report accompanying the Tax Reform Act of 1986 states that, until such regulations are issued, it is intended that taxpayers may elect to accrue market discount either (i) under a constant yield (economic accrual) method or
(ii) at the election of the taxpayer, in the proportion that the stated interest paid on the obligation for the current period bears to total remaining interest on the obligation. As described above, if the Offered Grantor Trust Certificates are characterized as "stripped bonds," any discount would be treated as OID, the amount and timing of which should be comparable to the amount and timing of market discount if an election is made to include market discount in income currently on the constant yield method. See
"-- Characterization of Fees" above. Due to the complexity of the market discount rules, the holders of Offered Grantor Trust Certificates are urged to consult their tax advisors as to whether market discount will result from the acquisition of Offered Grantor Trust Certificates, and as to the tax treatment of any such discount.

     Premium. In the event that a Receivable is treated as purchased at a premium (i.e., the Purchase Price exceeds the sum of principal payments to be made thereon), such premium will be amortizable by a holder of an Offered Grantor Trust Certificate as an offset to interest income (with a corresponding reduction in such holder's basis) under a constant yield method over the term of the Receivable if an election under Section 171 of the Code is made (or previously in effect in accordance with the provisions of the Tax Reform Act of
1986) with respect to the Offered Grantor Trust Certificates. Any such election will also apply to debt instruments held by the taxpayer during the year in which the election is made and all debt instruments acquired thereafter.

     Sale of a Class A Certificate or a Receivable. If an Offered Grantor Trust Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the adjusted basis of the holder of the Offered Grantor Trust Certificate in the Receivables and any other assets held by the Trust. A holder of an Offered Grantor Trust Certificate's adjusted basis will equal such holder's cost for the Offered Grantor Trust Certificate, increased by any discount previously included in income, and decreased by any deduction previously allowed for accrued premium and by the amount of principal payments previously received on the Receivables. Any gain or loss will be capital gain or loss if the Offered Grantor Trust Certificate was held as a capital asset, except that gain will be treated in whole or in part as ordinary interest income to the extent of the seller's interest in accrued market discount not previously taken into income on Receivables having a fixed maturity date of more than one year from the date of origination.

     Under proposed Treasury regulations, the grant of an extension of the maturity of a Receivable to the Obligor thereon could be treated as an exchange if it changes the yield on the Receivable by more than a de minimis amount, potentially resulting in taxable gain or loss to Certificateholders. Reports to Certificateholders will not include information sufficient to calculate any such gain or loss and accordingly, in the event that an extension were to result in a deemed exchange, a Certificateholder could underreport its taxable income. No assurance can be given as to whether the proposed regulations will be adopted as final regulations in their present form or whether, if adopted, they will apply to the Receivables.

     Foreign Class A Certificate Owners. Interest attributable to Receivables which is received by a foreign holder of an Offered Grantor Trust Certificate will generally not be subject to the 30% withholding tax imposed with respect to payments of interest, provided that such foreign holder is not engaged in a trade or business in the United States and that such foreign holder fulfills certain certification requirements. Under such requirements, the holder must certify, under penalties of perjury, that it is not a "United States person" and provide its name and address. For this purpose, "United States person" means a citizen or resident of the U.S., a corporation, partnership, or other entity created or organized in or under the laws of the U.S. or any political subdivision thereof, or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source.

     Backup Withholding. Payments made on the Offered Grantor Trust Certificates and proceeds from the sale of the Offered Grantor Trust Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, a holder of an Offered Grantor Trust Certificate fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

     THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM

OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

[THE CLASS A CERTIFICATES]

     The Class A Certificates may, in general, be purchased by or on behalf of
(i) "employee benefit plans" (as defined in Section 3(3) of ERISA), (ii) "plans" described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh Plans, or (iii) entities whose underlying assets include plan assets by reason of a plan's investment in such entity (each, a "Plan"), provided that certain conditions are met with respect to an individual administrative exemption issued by the United States Department of Labor to
               ,                ,                (the "Underwriters'
Exemption"). The Sellers believes that the Exemption will apply to the acquisition and holding of the Class A Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met. Any Plan fiduciary considering whether to purchase a Class A Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the Underwriters' Exemption and other relevant issues. For additional information regarding treatment of the Class A Certificates under ERISA, [including certain special considerations that apply with respect to the Pre-Funding Account,] see "ERISA Considerations" in the Prospectus.

[THE CLASS B CERTIFICATES

     Because the Class B Certificates are subordinated to the Class A Certificates in certain respects, the Exemption will not apply to the purchase of Class B Certificates by or on behalf of a Plan. However, other prohibited transaction exemptions may be applicable. These exemptions may apply with respect to, inter alia, purchases by certain insurance company general accounts, insurance company pooled separate accounts and bank collective investment funds, and on behalf of employee benefit plans by certain qualified professional asset managers. Any Plan fiduciary considering whether to purchase a Class B Certificate on behalf of a Plan should consult with its counsel regarding the applicability of one or more of such exemptions to such purchase. For additional information regarding treatment of the Class B Certificates under ERISA, see "ERISA Considerations" in the Prospectus.]

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement"), the Sellers have agreed to cause the Trust to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal balance of the Class A Certificates [and Class B Certificates] set forth opposite its name below:

                                                                               PRINCIPAL
                                                                               BALANCE OF
                                                                                CLASS A
                                  UNDERWRITERS                                 CERTIFICATES
    -------------------------------------------------------------------------  ----------
    NationsBanc Capital Markets, Inc.........................................  $
                                                                               ----------
              Total..........................................................  $
                                                                               ----------

                                                                               PRINCIPAL
                                                                               BALANCE OF
                                                                                CLASS B
                                  UNDERWRITERS                                 CERTIFICATES
    -------------------------------------------------------------------------  ----------
    NationsBanc Capital Markets, Inc.........................................  $
                                                                               ----------
              Total..........................................................  $
                                                                               ----------

     The Sellers have been advised by the Underwriters that they propose initially to offer the Class A Certificates to the public at the prices set forth herein, and to certain dealers at such price less the initial concession
not in excess of      % per Class A Certificate. The Underwriters may allow, and
such dealers may reallow, a concession not in excess of      % per Class A
Certificate to certain other dealers. After the initial public offering of the Class A Certificates, the public offering prices and such concessions may be changed.

     [The Sellers have been advised by the Underwriters that they propose initially to offer the Class B Certificates to the public at the prices set forth herein, and to certain dealers at such price less the initial concession
not in excess of      % per Class B Certificate. The Underwriters may allow, and
such dealers may reallow, a concession not in excess of      % per Class B
Certificate to certain other dealers. After the initial public offering of the Class B Certificates, the public offering prices and such concessions may be changed.]

     The Sellers will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

     NationsBanc Capital Markets, Inc. ("NCMI") is a separate subsidiary of NationsBank Corporation. NCMI is a registered broker/dealer and not a bank. Any obligations of NCMI are the sole responsibility of NCMI and do not create any obligation or guarantee on the part of any affiliate of NCMI.

                                 LEGAL OPINIONS

     In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Certificates will be passed upon for the Underwriters and certain federal income tax and other matters will be passed
upon for the Trust by                               . [
               has represented and may from time to time in the future render legal services to one or more of the Sellers and their affiliates.]

                                                                         ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered NationsBank
Auto Grantor Trust      % Asset Backed Certificates, Class A [and      % Asset
Backed Certificates, Class B] ([collectively,] the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear"). The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Global Securities or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global Securities.

                                 INDEX OF TERMS


     Set forth below is a list of the defined terms used in this Prospectus Supplement and defined herein and the pages on which the definitions of such terms may be found herein. Certain defined terms used in this Prospectus Supplement are defined in the Prospectus. See "Index of Terms" beginning on page 68 of the Prospectus.



Additional Yield Supplement Amount...............................................         S-9
Additional Reserve Account Deposit...............................................        S-26
Advance..........................................................................        S-27
Advance Reserve Withdrawal.......................................................        S-28
Agreement.........................................................................Front Cover
Available Interest...............................................................        S-30
Available Principal..............................................................        S-30
Available Reserve Amount.........................................................        S-28
Average Delinquency Ratio........................................................        S-28
Average Net Loss Ratio...........................................................        S-28
Bank.............................................................................         S-3
Banks............................................................................         S-3
Business Day.....................................................................         S-6
Cede.............................................................................         S-2
Cedel............................................................................         S-4
Certificate Owner................................................................         S-4
Certificate Pool Factor..........................................................        S-23
Certificate Prepayment Amount....................................................         S-8
Certificate Prepayment Premium...................................................         S-7
Certificateholders...............................................................         S-6
Certificates......................................................................Front Cover
Class A Certificate Balance......................................................        S-31
[Class A] Certificate Rate.......................................................         S-6
Class A Certificateholders.......................................................         S-6
Class A Certificates..............................................................Front Cover
Class A Interest Carryover Shortfall.............................................        S-31
Class A Interest Distribution....................................................        S-31
Class A Monthly Interest.........................................................        S-31
Class A Monthly Principal........................................................        S-31
Class A Percentage...............................................................         S-4
Class A Principal Carryover Shortfall............................................        S-31
Class A Principal Distribution...................................................        S-31
Class B Certificate Balance......................................................        S-31
[Class B ]Certificate Rate.......................................................         S-6
Class B Certificateholders.......................................................         S-6
Class B Certificates..............................................................Front Cover
Class B Interest Carryover Shortfall.............................................        S-31
Class B Interest Distribution....................................................        S-32
Class B Monthly Interest.........................................................        S-32
Class B Monthly Principal........................................................        S-32
Class B Percentage...............................................................         S-4
Class B Principal Carryover Shortfall............................................        S-32
Class B Principal Distribution...................................................        S-32
Closing Date.....................................................................         S-5
Code.............................................................................        S-11
Collateral Agent.................................................................         S-3
Collection Account...............................................................          S-
Collection Period................................................................         S-6
Collections......................................................................        S-30
Commission.......................................................................         S-2
Contract Rate....................................................................        S-18

Cut-Off Date......................................................................Front Cover
Dealer Agreements................................................................         S-3
Dealers..........................................................................         S-3
Defaulted Receivable.............................................................        S-29
Definitive Certificates..........................................................        S-26
Delinquency Ratio................................................................        S-29
Distribution Account.............................................................        S-27
Distribution Date.................................................................Front Cover
DTC..............................................................................         S-2
ERISA............................................................................        S-11
Euroclear........................................................................         S-4
Exchange Act.....................................................................         S-2
Final Scheduled Maturity Date....................................................         S-5
Final Scheduled Distribution Date.................................................Front Cover
Financed Vehicles................................................................         S-3
"Forced-placed insurance"........................................................        S-18
Funding Period...................................................................         S-8
Global Securities................................................................         I-1
Grantor Trust Certificateholders.................................................        S-35
Grantor Trust Certificates.......................................................        S-36
Holders..........................................................................        S-26
[Initial] Cut-Off Date...........................................................         S-3
[Initial] Receivables............................................................         S-3
Interest Collections.............................................................        S-30
IRS..............................................................................        S-35
Issuer...........................................................................         S-3
Liquidation Proceeds.............................................................        S-29
Mandatory Repurchase.............................................................         S-7
market discount..................................................................        S-37
NationsBank South................................................................         S-3
NationsBank Texas................................................................         S-3
NCMI.............................................................................        S-40
Net Loss Ratio...................................................................        S-29
Obligor..........................................................................         S-3
Offered Grantor Trust Certificates...............................................        S-36
Outstanding Advances.............................................................        S-10
Pass-Through Rate................................................................         S-6
Plan.............................................................................        S-39
Pool Balance.....................................................................         S-6
Pool[/Pre-Funding] Balance.......................................................         S-5
Pre-Funded Amount................................................................         S-5
Pre-Funding Account...............................................................Front Cover
Prospectus.......................................................................         S-2
Purchase Price...................................................................        S-36
Purchased Receivable.............................................................        S-30
Rating Agencies..................................................................        S-17
Rating Agency Condition..........................................................        S-10
Realized Losses..................................................................        S-32
Receivables.......................................................................Front Cover

Receivables Pool.................................................................        S-18
Record Date......................................................................         S-6
Recoveries.......................................................................        S-29
Required [Initial] Yield Supplement Amount.......................................        S-33
Required Subsequent Yield Supplement Amount......................................        S-33
Required Rate....................................................................         S-9
Required Yield Supplement Amount.................................................         S-9
Reserve Account..................................................................         S-9
Reserve Account Initial Deposit..................................................         S-9
Securities Act...................................................................         S-2
Seller............................................................................Front Cover
Sellers...........................................................................Front Cover
Servicer..........................................................................Front Cover
Servicer's Certificate...........................................................        S-29
Servicing Fee Rate...............................................................        S-10
Shortfall Amount.................................................................        S-15
Simple Interest Receivable.......................................................        S-22
Special Tax Counsel..............................................................        S-11
Specified Reserve Account Balance................................................        S-10
Subsequent Cut-Off Date..........................................................          S-
Subsequent Receivables............................................................Front Cover
Subsequent Transfer Date..........................................................Front Cover
Supplemental Servicing Fee.......................................................        S-27
Trust.............................................................................Front Cover
Trust Property...................................................................         S-3
Trustee..........................................................................         S-3
U.S. Person......................................................................         I-3
Underwriters.....................................................................        S-40
Underwriters' Exemption..........................................................        S-39
Underwriting Agreement...........................................................        S-40
United States person.............................................................        S-38
Yield Supplement Amount..........................................................         S-9
Yield Supplement Agreement.......................................................         S-9
Yield Supplement Account.........................................................         S-9
Yield Supplement Initial Deposit.................................................        S-33

- ------------------------------------------------------------
- ------------------------------------------------------------

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY, NOR AN OFFER OF THE SECURITIES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                             ---------------------

                               TABLE OF CONTENTS


                                                  PAGE
                                                  ----
                PROSPECTUS SUPPLEMENT
Reports to Certificateholders....................   S-
Summary..........................................   S-
Risk Factors.....................................   S-
The Trust........................................   S-
The Receivables Pool.............................   S-
Pool Factors.....................................   S-
Maturity and Prepayment Considerations...........   S-
Yield Considerations.............................   S-
Use of Proceeds..................................   S-
Description of the Certificates..................   S-
Federal Income Tax Consequences..................   S-
ERISA Considerations.............................   S-
Underwriting.....................................   S-
Legal Opinions...................................   S-
Annex I -- Global Clearance, Settlement and Tax
  Documentation Procedures.......................   S-
Index of Terms...................................
                      PROSPECTUS
Reports to Securityholders.......................    1
Available Information............................    1
Incorporation of Certain Documents by
  Reference......................................    1
Summary..........................................    3
Risk Factors.....................................   14
The Trusts.......................................   21
The Receivables Pools............................   23
Maturity and Prepayment Considerations...........   26
Pool Factors and Trading Information.............   27
Use of Proceeds..................................   27
The Banks, NationsBank Corporation and NAFC......   28
The Servicer.....................................   28
Description of the Notes.........................   29
Description of the Certificates..................   34
Description of Fixed and Floating Rate Options...   35
Book-Entry and Definitive Securities; Reports to
  Securityholders................................   39
Description of the Transfer and Servicing
  Agreements.....................................   44
Certain Legal Aspects of the Receivables.........   57
Federal Income Tax Consequences..................   61
ERISA Considerations.............................   62
Plan of Distribution.............................   66
Legal Opinions...................................   67
Index of Terms...................................   68


     UNTIL             , 199 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS
SUPPLEMENT), ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
- ------------------------------------------------------------
- ------------------------------------------------------------
- ------------------------------------------------------------
- ------------------------------------------------------------

                               $

                                  NATIONSBANK
                            AUTO GRANTOR TRUST 199 -

                            $               % ASSET
                          BACKED CERTIFICATES, CLASS A

                          [$                  % ASSET
                         BACKED CERTIFICATES, CLASS B]

                               NATIONSBANK, N.A.
                           NATIONSBANK, N.A. (SOUTH)
                           NATIONSBANK OF TEXAS, N.A.
                                    SELLERS

                             ---------------------

                               NATIONSBANK, N.A.
                                    SERVICER
                             ---------------------
                             ---------------------

                                   PROSPECTUS
                                   SUPPLEMENT
                             ---------------------

- ------------------------------------------------------------
- ------------------------------------------------------------

     THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                   SUBJECT TO COMPLETION, DATED JULY 19, 1996

OWNER TRUST PROSPECTUS SUPPLEMENT
(To Prospectus dated July   , 1996)

                               $2,136,187,667.91

                      NATIONSBANK AUTO OWNER TRUST 1996-A

               $588,952,000.00    % CLASS A-1 ASSET BACKED NOTES


               $744,000,000.00    % CLASS A-2 ASSET BACKED NOTES


               $457,323,000.00    % CLASS A-3 ASSET BACKED NOTES


               $175,000,000.00    % CLASS A-4 ASSET BACKED NOTES


            $96,129,000.00    % CLASS B-1 ASSET BACKED CERTIFICATES


            $74,783,667.91    % CLASS B-2 ASSET BACKED CERTIFICATES


                               NATIONSBANK, N.A.
                           NATIONSBANK, N.A. (SOUTH)
                           NATIONSBANK OF TEXAS, N.A.
                                    SELLERS
                             ---------------------
                               NATIONSBANK, N.A.
                                    SERVICER
                             ---------------------


     The NationsBank Auto Owner Trust 1996-A (the "Trust") will be governed by a
Trust Agreement, dated as of July   , 1996, among NationsBank, N.A.,
NationsBank, N.A. (South), NationsBank of Texas, N.A. (each, a "Seller" and a "Bank" and collectively, the "Sellers" and the "Banks") and Bankers Trust (Delaware), as Owner Trustee. The Trust will issue $588,952,000 aggregate
initial principal amount of        % Class A-1 Asset Backed Notes (the "Class
A-1 Notes"), $744,000,000 aggregate initial principal amount of   % Class A-2
Asset Backed Notes (the "Class A-2 Notes"),


                                               (Continued on the following page)


 PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET
                                    FORTH IN

"RISK FACTORS" BEGINNING ON PAGE S-15 HEREIN AND ON PAGE 14 OF THE ACCOMPANYING
                                  PROSPECTUS.

                             ---------------------
THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT BENEFICIAL
     INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR
       INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, THE FEDERAL
         DEPOSIT INSURANCE CORPORATION, ANY GOVERNMENTAL AGENCY, ANY
           OF THE SELLERS, THE SERVICER OR NATIONSBANK CORPORATION
                    OR ANY OF THEIR RESPECTIVE AFFILIATES.
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
                     REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.
                            ---------------------

 ------------------------------------------------------------------------------------------------------------------------------
 ------------------------------------------------------------------------------------------------------------------------------
                                                              PRICE TO               UNDERWRITING              PROCEEDS TO
                                                              PUBLIC(1)                DISCOUNT             THE SELLER(1)(2)
 ------------------------------------------------------------------------------------------------------------------------------
Per Class A-1 Note....................................             %                       %                        %
- ------------------------------------------------------------------------------------------------------------------------------
Per Class A-2 Note....................................             %                       %                        %
- ------------------------------------------------------------------------------------------------------------------------------
Per Class A-3 Note....................................             %                       %                        %
- ------------------------------------------------------------------------------------------------------------------------------
Per Class A-4 Note....................................             %                       %                        %
- ------------------------------------------------------------------------------------------------------------------------------
Per Class B-1 Certificate.............................             %                       %                        %
- ------------------------------------------------------------------------------------------------------------------------------
Per Class B-2 Certificate.............................             %                       %                        %
- ------------------------------------------------------------------------------------------------------------------------------
Total.................................................             $                       $                        $
- ------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------


(1) Plus accrued interest, if any, from the Closing Date.

(2) Before deducting expenses, estimated to be $        .


     The Notes and the Certificates are offered by the Underwriters when, as and if issued and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Notes will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company, or through Cedel Bank, societe anonyme or the Euroclear System, and that delivery of the Certificates will be made in fully registered, certificated form in New York, New York, in each case on or about
July   , 1996 against payment therefor in immediately available funds.


                           UNDERWRITERS OF THE NOTES



NATIONSBANC CAPITAL MARKETS, INC.


             BEAR, STEARNS & CO. INC.


                           FIRST CHICAGO CAPITAL MARKETS, INC.


                                       MERRILL LYNCH & CO.


                                                SALOMON BROTHERS INC


                                                         UBS SECURITIES


                        UNDERWRITER OF THE CERTIFICATES

                       NATIONSBANC CAPITAL MARKETS, INC.
            The date of this Prospectus Supplement is July   , 1996.

(Continued from the cover page)


$457,323,000 aggregate initial principal amount of      % Class A-3 Asset Backed
Notes (the "Class A-3 Notes") and $175,000,000 aggregate initial principal
amount of        % Class A-4 Asset Backed Notes (the "Class A-4 Notes" and,
together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes,
the "Notes") pursuant to an Indenture to be dated as of July   , 1996, between
the Trust and The Chase Manhattan Bank, as Indenture Trustee. The Trust will
also issue $96,129,000 aggregate initial Certificate Balance of        % Class
B-1 Asset Backed Certificates (the "Class B-1 Certificates") and $74,783,667.91
aggregate initial Certificate Balance of        % Class B-2 Asset Backed
Certificates (the "Class B-2 Certificates" and, together with the Class B-1 Certificates, the "Certificates" and, together with the Notes, as the "Securities"). The assets of the Trust will include a pool of retail motor vehicle installment sales contracts (the "Receivables") secured by security interests in the motor vehicles financed thereby including certain monies received thereunder after the related Cut-Off Date, which will be purchased by the Trust from the Sellers on or prior to the Closing Date, and certain other property, as more fully described herein. See "Summary -- The Trust Property" herein. The Notes will be secured by the assets of the Trust pursuant to the Indenture. (Certain capitalized terms used in this Prospectus Supplement are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" beginning on page S-51.)


     Interest on the Notes will accrue at the fixed per annum interest rates specified above. Interest on the Notes will be payable on the 15th day of each month or if such day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), commencing on the August 1996 Distribution Date. Interest will accrue from and including the Closing Date (in the case of the first Distribution Date), or from and including the 15th day of the most recent month in which interest has been paid, to but excluding the 15th day of the current month (each an "Interest Period"). Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Principal on the Notes will be payable on each Distribution Date to the extent described herein; however, no principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full, and no principal will be paid on the Class A-3 Notes until the Class A-2 Notes have been paid in full, and no principal will be paid on the Class A-4 Notes until the Class A-3 Notes have been paid in full.


     The Certificates will represent fractional undivided interests in the Trust. Interest, to the extent of the Certificate Rates specified above, will be distributed to the Certificateholders on each Distribution Date. Interest on the Certificates will accrue for each Interest Period and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Principal, to the extent described herein, will be distributed to the Certificateholders on each Distribution Date commencing with the Distribution Date on which the Notes are paid in full. Distributions of principal and interest on the Certificates will be subordinated in priority to payments due on the Notes as described herein. Distributions on the Class B-2 Certificates will be subordinated to distributions on the Class B-1 Certificates as described herein. In addition, no principal will be paid on the Class B-2 Certificates until the Class B-1 Certificates have been paid in full. In addition, upon the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to NationsBanc Auto Funding Corporation ("NAFC"), distributions of any amounts on the Certificates will be subordinated in priority of payment to payment in full of principal of and accrued interest on the Notes.


     The Class A-1 Notes will be payable in full on the August 1997 Distribution Date, the Class A-2 Notes will be payable in full on the July 1999 Distribution Date, the Class A-3 Notes will be payable in full on the July 2000 Distribution Date and the Class A-4 Notes will be payable in full on the December 2000 Distribution Date. The Final Scheduled Distribution Date with respect to the Class B-1 Certificates will be the June 2001 Distribution Date and with respect to the Class B-2 Certificates will be the May 2003 Distribution Date. However, payment in full of a class of Notes or a class of Certificates could occur earlier or later than such dates as described herein. In addition, the Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the aggregate principal balance of the Receivables shall have declined to 5% or less of the initial aggregate principal balance of the Receivables purchased by the Trust.


     Application will be made to list the Notes on the Luxembourg Stock
Exchange.



     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES OR THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE NOTES AND THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                           REPORTS TO SECURITYHOLDERS


     Unless and until Definitive Notes are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") as the registered holder of the Notes. See "Book-Entry and Definitive Securities; Reports to
Securityholders -- Book-Entry Registration" and "-- Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Monthly and annual unaudited reports concerning the Receivables will be distributed to Certificateholders. See "Description of the Certificates -- Statements to Certificateholders" herein. None of such reports will constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer, on behalf of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Servicer intends to continue to file with respect to the Trust such periodic reports pursuant to the requirements of the Exchange Act for the period after such filings could be discontinued in reliance on Section 15(d) thereof until the Notes and the Certificates issued by the Trust are no longer outstanding.



     The Sellers have filed with the Commission, on behalf of the Trust, a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this Prospectus Supplement and the Prospectus. For further information, reference is made to such Registration Statement, and the exhibits thereto, which are available for inspection without charge at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the Midwest Regional Offices of the Commission at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at the Northeast Regional Office of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, regarding the Sellers and NationsBank Corporation, the parent corporation of each of the Sellers, may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov. See "Available Information" in the Prospectus.

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.


ISSUER.....................  NationsBank Auto Owner Trust 1996-A (the "Trust" or
                               the "Issuer"), a Delaware business trust formed by the Sellers and the Owner Trustee pursuant to the Trust Agreement (as amended, modified and supplemented from time to time, the "Trust
                               Agreement"), dated as of July   , 1996, among the
                               Sellers and the Owner Trustee.


SELLER.....................  NationsBank, N.A., NationsBank, N.A. (South)
                               ("NationsBank South") and NationsBank of Texas, N.A. ("NationsBank Texas") (each a "Seller" and a "Bank" and, collectively, the "Sellers" and the "Banks").

SERVICER...................  NationsBank, N.A., in its capacity as servicer (the
                               "Servicer").


INDENTURE TRUSTEE..........  The Chase Manhattan Bank, a New York corporation, as trustee under the Indenture (the "Indenture Trustee").



OWNER TRUSTEE..............  Bankers Trust (Delaware), a Delaware banking corporation, as trustee under the Trust Agreement (the "Owner Trustee").



THE NOTES..................  The Trust will issue four classes of Asset Backed
                               Notes (the "Notes") pursuant to the Indenture (as amended, modified and supplemented from time to time, the "Indenture"), to be dated as of the Closing Date, between the Trust and the Indenture
                               Trustee, as follows: (1)      % Class A-1 Asset
                               Backed Notes (the "Class A-1 Notes") in the
                               aggregate initial principal amount of
                               $588,952,000; (2)      % Class A-2 Asset Backed
                               Notes (the "Class A-2 Notes") in the aggregate initial principal amount of $744,000,000; (3)
                                    % Class A-3 Asset Backed Notes (the "Class
                               A-3 Notes") in the aggregate initial principal
                               amount of $457,323,000; and (4)      % Class A-4
                               Asset Backed Notes (the "Class A-4 Notes") in the aggregate initial principal amount of $175,000,000.


                             The Notes will be secured by the assets of the
                               Trust pursuant to the Indenture.


                             The Notes will be available for purchase in
                               book-entry form only in minimum denominations of $1,000 and integral multiples thereof. The Noteholders will not be entitled to receive Definitive Notes except in the limited circumstances described herein. See "Book-Entry and Definitive Securities; Reports to Securityholders -- Definitive Securities" in the Prospectus.



THE CERTIFICATES...........  The Trust will issue two classes of Asset Backed
                               Certificates (the "Certificates" and, together with the Notes, the "Securities") as follows: (1)
                                    % Class B-1 Asset Backed Certificates (the
                               "Class B-1 Certificates") with an aggregate initial Certificate Balance of $96,129,000; and
                               (2) % Class B-2 Asset Backed Certificates (the "Class B-2 Certificates") with an aggregate initial Certificate Balance of $74,783,667.91. The Certificates will represent fractional undivided interests in the Trust and will be issued pursuant to the

                               Trust Agreement. $1,923,000 aggregate initial Certificate Balance of Class B-1 Certificates and $1,496,667.91 aggregate initial Certificate Balance of Class B-2 Certificates will initially be held by NationsBanc Auto Funding Corporation, a Delaware corporation ("NAFC"), a limited purpose wholly owned subsidiary of NationsBank, N.A., and are not offered hereby. The rights of the Certificateholders to receive distributions with respect to the Certificates will be subordinated to the rights of the Noteholders to receive principal and interest on the Notes as described herein. In addition, the rights of the holders of the Class B-2 Certificates to receive distributions on the Class B-2 Certificates will be subordinated to the rights of the holders of the Class B-1 Certificates to receive distributions on the Class B-1 Certificates as described herein.



                             The Certificates will be available for purchase in
                               fully registered definitive form in minimum denominations of $1,000 and integral multiples thereof.



NATIONSBANC AUTO FUNDING
  CORPORATION..............  NAFC has been formed for the limited purpose of purchasing a portion of the Certificates issued by the Trust, acting as the general partner of the Trust for federal income tax purposes and engaging in incidental activities. As described above, NAFC will purchase slightly more than 2% of each class of the Certificates issued by the Trust. Any Certificates purchased by NAFC have not been, and will not be, registered with the Commission and may not be offered pursuant to the Registration Statement.



THE TRUST PROPERTY.........  The property of the Trust (the "Trust Property")
                               includes a pool of fixed rate simple interest retail motor vehicle installment sales contracts purchased by the Sellers from motor vehicle dealers (the "Dealers") that provide for the allocation of payments between principal and interest according to the simple interest method (collectively, the "Receivables"), all monies received under the Receivables after the close of business of the Servicer on June 30, 1996 (the "Cut-Off Date") and will also include: (i) such amounts as from time to time are on deposit in one or more accounts maintained pursuant to the Sale and Servicing Agreement (as amended, modified and supplemented from time to time, the "Sale and Servicing Agreement") to be dated as of
                               July   , 1996, among the Trust, the Sellers and
                               the Servicer, as described herein, including the Reserve Account; (ii) security interests in the new and used automobiles, vans and light-duty trucks financed thereby (collectively, the "Financed Vehicles") and any accessions thereto;
                               (iii) the Sellers' rights (if any) to receive proceeds from claims under certain insurance policies covering the Financed Vehicles or the obligors under the Receivables (each, an "Obligor"), as the case may be; (iv) any property that shall have secured a Receivable and shall have been acquired by the Trust; (v) each Seller's rights relating to the repurchase of Receivables under agreements between each Seller and the Dealers that sold the Financed Vehicles to the Obligors and any assignments and other documents related thereto (collectively, the "Dealer Agreements") and under the documents and instruments contained in the Receivable Files;
                               (vi) certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables; (vii) the rights of the Trust under the Sale and Servicing Agreement; and (viii) any and all proceeds of the foregoing.


THE RECEIVABLES............  On July   , 1996 (the "Closing Date"), the Trust
                               will purchase the Receivables which will have an aggregate principal balance (the "Pool Balance") of $2,136,187,667.91 as of the Cut-Off Date from the Sellers pursuant to the Sale and Servicing Agreement. As of the Cut-Off Date, the weighted average annual percentage rate of the Receivables was 10.38%, the weighted average remaining maturity of the Receivables was 49.0 months and the weighted average original maturity of the Receivables was 59.7 months.



                             The Receivables arise from loans originated by
                               Dealers and purchased by the Sellers pursuant to Dealer Agreements. The Receivables have been selected from the Motor Vehicle Loans owned by the Sellers based on the criteria specified in the Sale and Servicing Agreement and described herein and in the Prospectus. No Receivable has a scheduled maturity later than June 30, 2002 (the "Final Scheduled Maturity Date").



                             Unless otherwise provided, the "Pool Balance" at
                               any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments received from Obligors, Liquidation Proceeds, and Purchase Amounts to be remitted by the Servicer or the Sellers, as the case may be, all for such Collection Period and all Realized Losses during such Collection Period.


TERMS OF THE NOTES.........  The principal terms of the Notes will be as described below:


A. Distribution Dates......  Payments of interest and principal on the Notes will be made on the 15th day of each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"), commencing with the August 1996 Distribution Date. Payments will be made to holders of record of the Notes (the "Noteholders") as of the day immediately preceding such Distribution Date or, if Definitive Notes are issued, as of the last day of the preceding month (a "Record Date"). A "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York are authorized or required by law, regulation or executive order to be closed.


B. Note Interest Rates.....  The Class A-1 Notes will bear interest at the rate
                               of      % per annum (the "Class A-1 Rate"), the
                               Class A-2 Notes will bear interest at the rate of
                                    % per annum (the "Class A-2 Rate"), the
                               Class A-3 Notes will bear interest at the rate of
                                 % per annum (the "Class A-3 Rate") and the
                               Class A-4 Notes will bear interest at the rate of
                                 % per annum (the "Class A-4 Rate" and, together
                               with the Class A-1 Rate, the Class A-2 Rate and the Class A-3 Rate, the "Note Interest Rates").


C. Interest................  On each Distribution Date, the Indenture Trustee will distribute pro rata to Noteholders of each class of Notes accrued interest at the applicable
                               Note Interest Rate on the outstanding principal amount of the Notes of each class generally to the extent of funds available following reimbursement of Outstanding Advances made on Receivables which became Defaulted Receivables during the related Collection Period and payment of the Servicing Fee from the Available Funds and the Reserve Account. Interest on the outstanding principal amount of the Notes of each class will accrue at the applicable Note Interest Rate from and including the Closing Date (in the case of the first Distribution Date) or from and including the 15th day of the most recent month in which interest has been paid to but excluding the 15th day of the current month (each an "Interest Period"). Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Description of the Notes -- Payments of Interest" herein.



D. Principal...............  Principal of the Notes will be payable on each
                               Distribution Date in an amount equal to the Noteholders' Principal Payment Amount for such Distribution Date, generally to the extent of funds available following reimbursement of Outstanding Advances made on Receivables which became Defaulted Receivables during the related Collection Period, payment of the Servicing Fee and payments of interest in respect of the Notes from the Available Funds and the Reserve Account. The "Noteholders' Principal Payment Amount" with respect to a Distribution Date will generally be equal to the Noteholders' Percentage of the sum of (i) that portion of all Collections on the Receivables allocable to principal received during the calendar month (each, a "Collection Period") preceding such Distribution Date, plus
                               (ii) that portion of all Collections on the Receivables allocable to principal received up to and including the second Business Day immediately preceding the most recent Determination Date, plus (iii) the principal portion of Purchase Amounts where the obligation of the applicable Seller or the Servicer arose during the preceding Collection Period, plus (iv) the principal balance of all Receivables which became Defaulted Receivables during the preceding Collection Period minus (v) with respect to all Distribution Dates other than the August 1996 Distribution Date, that portion of all Collections on the Receivables allocable to principal received during the preceding Collection Period up to and including the second Business Day prior to the Determination Date occurring in such Collection Period. See "Description of the Transfer and Servicing Agreements -- Distributions and Payments -- Monthly Withdrawals from Collection Account" herein.


                             Payments of principal on the Notes will be made on
                               each Distribution Date in the amounts and subject to the priorities described in "Description of the Notes -- Payments of Principal" herein.


                             The outstanding principal amount of the Class A-1
                               Notes, to the extent not previously paid, will be payable in full on the August 1997 Distribution Date (the "Class A-1 Final Scheduled Distribution Date"), the outstanding principal amount of the Class A-2 Notes, to the extent not previously paid, will be payable in full on the July 1999 Distribution Date (the "Class A-2 Final Scheduled Distribution Date"), the outstanding principal amount of the Class A-3 Notes, to the extent not previously paid, will be payable in full on the July 2000 Distribution Date (the "Class A-3 Final Scheduled Distribution Date") and the outstanding principal amount of the Class A-4 Notes, to the extent not previously paid, will be payable in full on the

                               December 2000 Distribution Date (the "Class A-4 Final Scheduled Distribution Date").


TERMS OF THE
CERTIFICATES...............  The principal terms of the Certificates will be as described below:


A. Distribution Dates......  Distributions with respect to the Certificates will be made on each Distribution Date commencing with the August 1996 Distribution Date. Distributions will be made to holders of record of the Certificates (the "Certificateholders," and, together with the Noteholders, the "Securityholders") as of the related Record Date (which will be the last day of the month in the case of the Certificates).



B. Certificate Rates.......  Interest will be distributed on the Class B-1
                               Certificates at the rate of      % per annum (the
                               "Class B-1 Rate"), and interest will be
                               distributed on the Class B-2 Certificates at the
                               rate of      % per annum (the "Class B-2 Rate"
                               and, together with the Class B-1 Rate, the "Certificate Rates").



C. Interest................  On each Distribution Date, the Owner Trustee will distribute pro rata to Certificateholders of each class of Certificates accrued interest at the applicable Certificate Rates on the outstanding Class B-1 Certificate Balance and the outstanding Class B-2 Certificate Balance generally to the extent of funds available following reimbursement of Outstanding Advances made on Receivables which became Defaulted Receivables during the related Collection Period, payment of the Servicing Fee and payments of interest and principal in respect of the Notes from the Available Funds and the Reserve Account; provided, however, that upon the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to NAFC, distributions of any amounts on the Certificates will be subordinated in priority of payment to payment in full of principal of and accrued interest on the Notes. Distributions of interest on the Class B-2 Certificates will be subordinated to distributions of interest on the Class B-1 Certificates as described herein. Interest in respect of a Distribution Date will be deemed to accrue at the applicable Certificate Rate from and including the Closing Date (in the case of the first Distribution Date) or from and including the 15th day of the most recent month in which interest has been paid to but excluding the 15th day of the current month. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Description of the
                               Certificates -- Distributions of Interest Income" herein.



D. Principal...............  On each Distribution Date commencing on the
                               Distribution Date on which the Notes are paid in full, principal of the Certificates will be distributable in an amount equal to the Certificateholders' Principal Distribution Amount for such Distribution Date, generally to the extent of funds available therefor following reimbursement of Outstanding Advances made on Receivables which became Defaulted Receivables during such Collection Period, payment of the Servicing Fee, payments of interest and principal in respect of the Notes and the distribution of interest in respect of the Certificates from the Available Funds and the Reserve Account. The "Certificateholders' Principal Distribution
                               Amount" with respect to a Distribution Date will gener-ally be equal to the Certificateholders' Percentage of the sum of (i) that portion of all Collections on the Receivables allocable to principal received during the Collection Period preceding such Distribution Date, plus (ii) that portion of all Collections on the Receivables allocable to principal received up to and including the second Business Day immediately preceding the most recent Determination Date, plus (iii) the principal portion of Purchase Amounts where the obligation of the applicable Seller or the Servicer arose during the preceding Collection Period, plus (iv) the principal balance of all Receivables which became Defaulted Receivables during the preceding Collection Period minus (v) with respect to all Distribution Dates other than the August 1996 Distribution Date, that portion of all Collections on the Receivables allocable to principal received during the preceding Collection Period up to and including the second Business Day prior to the Determination Date occurring in that Collection Period. No principal will be distributed to holders of Class B-2 Certificates unless and until the Certificate Balance of the Class B-1 Certificates has been reduced to zero. The outstanding Certificate Balance, if any, of the Class B-1 Certificates will be payable in full on the June 2001 Distribution Date (the "Class B-1 Final Scheduled Distribution Date"), and the outstanding Certificate Balance, if any, of the Class B-2 Certificates will be payable in full on the May 2003 Distribution Date (the "Class B-2 Final Scheduled Distribution Date" and, together with the Class A-1 Final Scheduled Distribution Date, the Class A-2 Final Scheduled Distribution Date, the Class A-3 Final Scheduled Distribution Date, the Class A-4 Final Scheduled Distribution Date and the Class B-1 Final Scheduled Distribution Date, the "Final Scheduled Distribution Dates").



E. Restrictions on
Ownership..................  No beneficial interest in a Certificate may be held either directly or indirectly by a non-U.S.
                               person.



F. Optional Prepayment.....  If the Servicer exercises its option to purchase the Receivables, which can occur after the Pool Balance declines to 5% or less of the initial Pool Balance, the Certificateholders will receive an amount in respect of each class of the Certificates equal to the Certificate Balance together with accrued interest at the applicable Certificate Rate, and the Certificates will be retired. See "Description of the Certificates -- Optional Prepayment" herein.



RESERVE ACCOUNT............  An account (the "Reserve Account") will be created with an initial deposit by the Sellers on the Closing Date of cash or Permitted Investments having a value at least equal to 2.5% of the Pool Balance as of the Cut-Off Date. The amount initially deposited in the Reserve Account by the Sellers is referred to as the "Reserve Account Initial Deposit." The Reserve Account will be maintained as an account in the name of the Indenture Trustee for the benefit of Securityholders.



                             Funds will be withdrawn from the Reserve Account up
                               to the Available Reserve Amount to the extent that the Available Funds with respect to any Collection Period remaining after reimbursement of Outstanding Advances made on Receivables which became Defaulted Receivables during such Collection Period and after the Servicing Fee is paid is less than the Noteholders' Payment Amount and will be deposited in the Note Payment Account for distribution to the Noteholders on the related Distribution Date. If funds applied in accordance with the preceding sentence are insufficient to pay interest on the Notes, subject to certain limitations, additional funds will be withdrawn from the Reserve Account to pay interest due on the Notes to the extent of the Interest Reserve Amount. In addition, funds will be withdrawn from the Reserve Account up to the Available Reserve Amount (as reduced by any withdrawal pursuant to the second preceding sentence) to the extent that the Available Funds remaining after reimbursement of Outstanding Advances made on Receivables which became Defaulted Receivables during the related Collection Period and after payment of the Servicing Fee and the deposit of the Noteholders' Payment Amount in the Note Payment Account is less than the Certificateholders' Distribution Amount and will be deposited in the Certificate Distribution Account for distribution to the Certificateholders. If funds applied in accordance with the preceding sentence are insufficient to distribute interest on the Certificates, subject to certain limitations, additional funds will be withdrawn from the Reserve Account to distribute interest due on the Certificates to the extent of the Interest Reserve Amount (as reduced by any withdrawal to pay interest due on the Notes).



                             Amounts in the Reserve Account on any Distribution
                               Date (after giving effect to all distributions to be made on such Distribution Date) in excess of the Specified Reserve Account Balance for such Distribution Date will be released to the holder of the Contingent Payment Right (except to the extent described under "Description of the Transfer and Servicing Agreements -- Reserve Account" herein). The "Specified Reserve Account Balance" with respect to any Distribution Date will be equal to the greater of (i) the sum of
                               (x) 4.00% (or 7.00% in certain circumstances) of the Pool Balance as of the last day of the preceding Collection Period (such Pool Balance as reduced by that portion of all Collections of Receivables allocable to principal and received during the period up to and including the second Business Day immediately preceding the most recent Determination Date) plus (y) if any Notes are outstanding, an amount equal to three months interest on the Certificate Balances as determined by using the weighted average coupon of the Certificates before giving effect to reductions of the Certificate Balances on such date or, if no Notes are outstanding, zero (the "Specified Interest Reserve Amount") and (ii) the lesser of (x) $26,702,346 and (y) the aggregate outstanding principal balance of the Notes and the aggregate of the Certificate Balances. The Specified Reserve Account Balance may be reduced to a lesser amount as determined by the Sellers, provided that each Rating Agency shall have confirmed in writing that such action will not result in a withdrawal or reduction in its ratings of the Notes and Certificates (the "Rating Agency Condition").



                             On each Distribution Date, the Reserve Account will
                               be reinstated first to the Interest Reserve
                               Amount up to the Specified Interest Reserve
                               Amount and then up to the Specified Reserve
                               Account Balance to the extent, if any, of the Available Funds remaining after reimbursement of Outstanding Advances made on Receivables which became Defaulted Receivables during the related Collection Period, the payment of the Servicing Fee, the deposit of the Noteholders' Payment Amount into the Note Payment Account and the deposit of the Certificateholders' Distribution Amount into the Certificate Distribution Account.


                             The Interest Reserve Amount on any Distribution
                               Date shall equal the lesser of (i) the Specified Interest Reserve Amount and (ii) the amounts remaining on deposit in the Reserve Account; provided however, that on each Distribution Date following the occurrence of an Event of Default which has resulted in an acceleration of the Notes or a dissolution with respect to NAFC, the Interest Reserve Amount shall equal zero; and provided, further, that on each Distribution Date on which the Equity Percentage as of such Distribution Date (after giving effect to payment of the Noteholders' Principal Payment Amount on such Distribution Date) is less than 8.00%, the Interest Reserve Amount shall equal zero.



                             The "Equity Percentage" with respect to any
                               Distribution Date means the percentage equivalent of a fraction, the numerator of which is equal to the excess, if any, of the sum of (a) the Pool Balance as of the end of the preceding Collection Period (such Pool Balance as reduced by that portion of Collections of Receivables allocable to principal and received during the period up to and including the second Business Day immediately preceding the most recent Determination Date) plus (b) the amount on deposit in the Reserve Account over the aggregate outstanding principal amount of the Notes on such Distribution Date (after giving effect to payment of the Noteholders' Principal Payment Amount on such Distribution Date) and the denominator of which is equal to the Pool Balance as of the end of the preceding Collection Period (such Pool Balance as reduced by that portion of Collections of Receivables allocable to principal and received during the period up to and including the second Business Day immediately preceding the most recent Determination Date).



COLLECTION ACCOUNT.........  Except under certain conditions described herein, the Servicer will be required to remit
                               collections received with respect to the Receivables not later than the second Business Day after receipt to one or more accounts in the name of the Indenture Trustee (the "Collection Account"). Pursuant to the Sale and Servicing Agreement, the Servicer will have the power, revocable at the discretion of the Indenture Trustee or at the discretion of the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to withdraw funds on deposit in the Collection Account and to apply such funds on each Distribution Date to the following (in the priority indicated): (i) the reimbursement of Outstanding Advances made with respect to Receivables which became Defaulted Receivables during the related Collection Period,
                               (ii) the Servicing Fee for the preceding
                               Collection Period and any overdue Servicing Fees to the Servicer, (iii) the Accrued Note Interest and the Noteholders' Principal Payment Amount into the Note Payment Account, and (iv) the Accrued Certificate Interest and, commencing on the Distribution Date on which the Notes are paid in full, the Certificateholders' Principal Distribution Amount into the Certificate Distribution Account and (v) the remaining balance, if any, to the Reserve Account; provided, however, that on each Distribution Date following the occurrence of an Event of Default which has resulted in acceleration of the Notes or following an Insolvency Event or a dissolution with respect to NAFC, the principal of and accrued interest on the Notes must be paid in full prior to the distribution of any amounts on the Certificates.



SERVICER FEE...............  The Servicer will receive each month a fee for servicing the Receivables equal to (a) the product of one-twelfth of 1.00% (the "Servicing Fee Rate") and the Pool Balance outstanding at the beginning of the preceding Collection Period, plus (b) any late, prepayment, and other administrative fees and expenses collected during such month, plus (c) reinvestment proceeds on any payments received in respect of the Receivables, plus (d) Investment Earnings, if any, on the Collection Account, the Note Payment Account and the Certificate Distribution Account.



MATURITY AND PREPAYMENT
  CONSIDERATIONS...........  The Class A-2 Notes will not receive any principal payments until the Class A-1 Notes have been paid in full, and the Class A-3 Notes will not receive any principal payments until the Class A-2 Notes have been paid in full and the Class A-4 Notes will not receive any principal payments until the Class A-3 Notes have been paid in full. No principal distributions on the Certificates will be made until the Distribution Date on which the Notes are paid in full. In addition, no principal distributions on the Class B-2 Certificates will be made until the Certificate Balance of the Class B-1 Certificates has been reduced to zero. As the rate of payment of principal of each class of Notes and Certificates depends on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes and the final distribution in respect of any class of Certificates could occur significantly earlier than the respective Final Scheduled Distribution Dates. Reinvestment risk associated with the early payment of the Notes and Certificates will be borne exclusively by the Noteholders and the Certificateholders, respectively.



                             Amounts on deposit in the Reserve Account,
                               including the Interest Reserve Amount, on any Final Scheduled Distribution Date with respect to each class of Notes and Certificates shall be available for distribution of the unpaid principal amount of the respective class of Notes and the remaining Certificate Balance of the respective class of Certificates.



                             It is expected that the final payment of each class
                               of Notes and the final distribution in respect of each class of Certificates will occur on or prior to the respective Final Scheduled Distribution Dates. However, if sufficient funds are not available to pay any class of Notes or any class of the Certificates in full on or prior to the respective Final Scheduled Distribution Dates, the final payment of such class of Notes and the final distribution in respect of such class of Certificates could occur later than such dates.


                             All of the Receivables are prepayable at any time.
                               Prepayments will shorten the weighted average remaining term of the Receivables and the weighted average life of the Securities. Such prepayments, to the extent allocable to principal, will be included in the Noteholders'

                               Principal Payment Amount or the
                               Certificateholders' Principal Distribution Amount and will be payable to the Securityholders as set forth in the priority of payments and distributions herein. See "Description of the Transfer and Servicing
                               Agreements -- Distributions and Payments" herein.



CLEARANCE AND SETTLEMENT...  Noteholders may elect to hold their Notes through any of DTC (in the United States) or Cedel or Euroclear (in Europe). Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operation procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through the relevant Depositaries of Cedel or Euroclear. See "Book-Entry and Definitive Securities; Reports to
                               Securityholders -- Book-Entry Registration" in the Prospectus and Annex I to this Prospectus Supplement, "Global Clearance, Settlement and Tax Documentation Procedures" herein.



TAX STATUS.................  In the opinion of Skadden, Arps, Slate, Meagher &
                               Flom ("Special Tax Counsel"), for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness, and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes. Alternative characterizations of the Trust and the Certificates are possible but would not result in materially adverse tax consequences to Certificateholders. Certificateholders may be allocated income equal to the amount of interest accruing on each class of Certificates at the applicable Certificate Rates even though the Trust may not have sufficient cash to make current cash distributions of such amount. Only income allocated to a tax exempt organization in respect of the Certificates will be unrelated business taxable income. See "Federal Income Tax Consequences" herein and in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Securities.


ERISA CONSIDERATIONS.......  Subject to the considerations discussed under
                               "ERISA Considerations" herein and in the Prospectus, the Notes may, in general, be purchased by or on behalf of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any employee benefit plan fiduciary considering a purchase of Notes should, among other things, consult with legal counsel regarding the availability of a statutory or administrative exemption from the prohibited transaction rules of ERISA and the Internal Revenue Code of 1986, as amended (the "Code").

                             The Certificates may not be acquired by an employee
                               benefit plan subject to the fiduciary
                               responsibility provision of ERISA or Section 4975 of the Code, or by an individual retirement account. Any investor considering the purchase of Certificates should be aware that such purchase and subsequent holding could, under certain circumstances, be deemed to involve an indirect prohibited transaction if a plan with respect to which the investor is a "party in interest" or a "disqualified person" purchases the Certificates without the benefit of an exemption from the prohibited transaction rules. See "ERISA Considerations" herein and in the Prospectus.


LEGAL INVESTMENT...........  The Class A-1 Notes will be eligible securities for purchase by money market funds under paragraph
                               (a)(9) of Rule 2a-7 under the Investment Company Act of 1940, as amended.


RATINGS OF THE NOTES.......  It is a condition to the issuance of the Notes that they be rated in the highest rating category by at least two of the nationally recognized statistical rating organizations (the "Rating Agencies"). Any such rating assigned to the Notes will address the likelihood of the timely payment of interest on and the ultimate payment of principal of the Notes pursuant to the Sale and Servicing Agreement and the Indenture. There can be no assurance that a rating will not be lowered or withdrawn by a Rating Agency if in its judgement circumstances in the future so warrant.



RATINGS OF THE
CERTIFICATES...............  It is a condition of the issuance of the Class B-1
                               Certificates that they be rated in the highest rating category by at least two of the Rating Agencies, and it is a condition to the issuance of the Class B-2 Certificates that they be rated in one of the three highest rating categories by at least two of the Rating Agencies. Any such rating assigned to the Certificates will address the likelihood of the timely payment of interest on and the ultimate distribution of principal of the Certificates pursuant to the Sale and Servicing Agreement and the Trust Agreement. There can be no assurance that a rating will not be lowered or withdrawn by a Rating Agency if in its judgement circumstances in the future so warrant.



RISK FACTORS...............  Prospective investors should consider the factors set forth under "Risk Factors" on pages S-15 through S-17.

                                  RISK FACTORS


     Prospective purchasers of the Securities should consider carefully the following discussion of certain risks associated with an investment in the Securities, as well as the other information set forth herein and in the Prospectus, including the discussion set forth under the caption "Risk Factors" in the Prospectus.


LIMITED LIQUIDITY


     There is currently no secondary market for any of the Securities. Each Underwriter currently intends to make a market in any of the Securities for which it is an Underwriter, but it is under no obligation to do so. There can be no assurance that a secondary market will develop for any of the Securities or that it will provide liquidity of investment or will continue for the life of the respective Securities. The lack of a secondary market for the Securities may result in an investor being unable to liquidate its interest in the Securities in a time period and manner satisfactory to the investor or at a price comparable to that which would be available in a more liquid market.


LIMITED ASSETS


     The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Reserve Account. Holders of the Notes and the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account. Funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in payments of interest and principal on the Notes and distributions of principal and interest on the Certificates. However, amounts to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current collections on the Receivables to make payments on the Notes and the Certificates.


SUBORDINATION


     Certificates.   Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. Consequently, the Certificateholders will not receive any distributions on a Distribution Date until the full amount of interest on and principal of the Notes payable on such Distribution Date has been deposited in the Note Payment Account. In addition, distributions of interest on the Class B-2 Certificates will be subordinated in priority of payment to interest due on the Class B-1 Certificates. The Certificateholders will not receive any distributions of principal until the Distribution Date on which the Notes are paid in full. In addition, distributions of principal on the Class B-2 Certificates will be subordinated in priority of payment to distributions of principal on the Class B-1 Certificates. No principal will be distributed in respect of the Class B-2 Certificates unless and until the Certificate Balance of the Class B-1 Certificates has been reduced to zero. However, upon the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to NAFC, distributions of any amounts on the Certificates will be subordinated in priority of payment to payment in full of the principal of and accrued interest on the Notes.



     Notes. Distributions of principal on the Class A-2 Notes are subordinated in priority of payment to principal due on the Class A-1 Notes. Payments of principal on the Class A-3 Notes are subordinated in priority of payment to principal due on the Class A-1 Notes and the Class A-2 Notes. Payments of principal on the Class A-4 Notes are subordinated in priority of payment to principal due on the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes.



     Rights of Noteholders. If an Event of Default occurs, the Indenture Trustee or the holders of a majority of the aggregate principal amount of all the Notes may declare the principal of the Notes to be immediately due and payable, and the Indenture Trustee may institute or be required to institute proceedings to collect amounts due or exercise its remedies as a secured party (including foreclosure or sale of the Receivables). In the event of a sale of Receivables by the Indenture Trustee following an Event of Default or following an Insolvency Event or a dissolution with respect to NAFC (which would generally result in the sale of the Receivables and the dissolution of the Trust), there is no assurance that the proceeds of such sale will be equal to or greater than the aggregate outstanding principal amount of the Notes and the Certificates plus accrued interest on each. Because neither interest nor principal is distributed to Certificateholders upon sale of the Receivables following an Event of Default and acceleration of the Notes under the Indenture or following an Insolvency Event or a dissolution with respect to NAFC until all the Notes have been paid in full, the interests of Noteholders and the Certificateholders may conflict, and the exercise by the Indenture Trustee of its right to sell the Receivables or exercise other remedies under the Indenture and applicable law may cause the Certificateholders to suffer a loss of all or part of their investment. See "Description of the Notes -- The
Indenture -- Events of Default; Rights upon Event of Default" and "Description of the Transfer and Servicing Agreements -- Insolvency Event or Dissolution" in the Prospectus.



     Effects of Event of Default. In general, NationsBank, N.A., as Administrator, may, and in certain circumstances the Certificateholders may, direct the Owner Trustee in the administration of the Trust. However, because the Trust has pledged the Trust Property to the Indenture Trustee to secure the payment of the Notes, including in such pledge certain rights of the Trust under the Sale and Servicing Agreement, the Indenture Trustee and not the Sellers, NAFC, the Administrator, or the Certificateholders has the power to direct the Trust to take certain actions in connection with the administration of the Trust Property until the Notes have been paid in full and the lien of the Indenture has been released. In addition, the Sellers, NAFC, the Administrator, and Certificateholders are not allowed to direct the Owner Trustee to take any action which conflicts with the provisions of any of the Basic Documents. The Indenture specifically prohibits the Owner Trustee from taking any action which would impair the Indenture Trustee's security interest in the Trust Property and requires the Owner Trustee to obtain the consent of the Indenture Trustee or the holders of a majority of the aggregate outstanding principal amount of the Notes before modifying, amending, supplementing, waiving or terminating any Basic Document or any provision of any Basic Document. Therefore, until the Notes have been paid in full, the ability to direct the Trust with respect to certain actions permitted to be taken by it under the Basic Documents rests with the Indenture Trustee and the Noteholders instead of the Sellers or the Certificateholders.



     If an Event of Servicing Termination were to occur, the holders of a majority of the outstanding principal amount of the Notes, or the Indenture Trustee acting on behalf of the Noteholders, and not the Sellers, NAFC, the Administrator, or the Certificateholders, would have the right to terminate the Servicer as the servicer of the Receivables without consideration of the effect such termination would have on Certificateholders. In addition, the holders of not less than a majority of the aggregate outstanding principal amount of the Notes would have the right to waive certain Events of Servicing Termination, without consideration of the effect such waiver would have on Certificateholders. After all the Notes have been paid in full and the lien of the Indenture has been released, upon the occurrence of an Event of Servicing Termination, the holders of a majority of the outstanding Certificate Balance, or the Owner Trustee acting on behalf of the Certificateholders, may terminate the Servicer. See "Description of the Transfer and Servicing
Agreements -- Rights Upon Event of Servicing Termination" and "-- Waiver of Past Events of Servicing Termination" in the Prospectus.


MATURITY AND PREPAYMENT CONSIDERATIONS


     The Class A-2 Notes, will not receive any principal payments until the Class A-1 Notes have been paid in full, the Class A-3 Notes will not receive any principal payments until the Class A-2 Notes have been paid in full, and the Class A-4 Notes will not receive any principal payments until the Class A-3 Notes have been paid in full. In addition, no distributions of principal on the Certificates will be made until the Distribution Date on which the Notes are paid in full. Further, no principal will be distributed with respect to the Class B-2 Certificates unless and until the Certificate Balance of the Class B-1 Certificates has been reduced to zero. As the rate of payment of principal of each class of Notes and the rate of distribution of principal of each class of Certificates depends on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes and the final distribution in respect of any class of Certificates could occur significantly earlier than the respective Final Scheduled Distribution Dates. It is expected that final payment of each class of Notes and the final distribution in respect of each class of Certificates will occur on or prior to the respective Final Scheduled Distribution Dates. However, if sufficient funds are not available to pay any class of Notes or Certificates in full or prior to the respective Final Scheduled Distribution Dates, final payment of such class of Notes and the final distribution in respect of such class of Certificates could occur later than such dates. See "Maturity and Prepayment Considerations" herein and in the Prospectus.



GEOGRAPHIC CONCENTRATIONS AND RISKS OF SUPERIOR INTERESTS IN CERTAIN RECEIVABLES



     Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. As of the Cut-Off Date, the Sellers' records indicate that the mailing addresses of Obligors with respect to approximately 32%, 18%, 12%, 12% and 8% by principal balance of the Receivables were in Texas, North Carolina, Georgia, South Carolina and Florida, respectively. As a result, economic conditions in such states may have a disproportionate impact on the Trust. In particular, an economic downturn in one or more of such states could adversely affect the performance of the Trust (even if national economic conditions remain unchanged or improve) as Obligors in such state or states experience the effects of such a downturn and face greater difficulty in making payments on their Financed Vehicles. See "The Receivables Pool" herein.



     The aggregate principal balance as of the Cut-Off Date of the Receivables sold to the Trust by NationsBank, N.A. which were originated prior to January 4, 1996 and with respect to which the mailing address of the related Obligor was, according to the records of NationsBank, N.A., located in either North Carolina or South Carolina was approximately 21% of the initial Pool Balance. See "Risk Factors -- Risk of Superior Interests in Receivables and Financed
Vehicles -- Certain Original Loan Documents Not Retained; Risk of Prepayment" and "Certain Legal Aspects of the Receivables -- Rights in the Receivables" in the Prospectus for a discussion of certain record-keeping practices previously applied by NationsBank, N.A. in connection with the lack of retention of certain original loan documents and possible effects on Securityholders as a result thereof.


RATINGS OF THE SECURITIES


     It is a condition to the issuance of each class of the Notes and Certificates that each class of Notes be rated in the highest rating category by at least two of the nationally recognized statistical rating organizations (the "Rating Agencies"), that the Class B-1 Certificates be rated in the highest rating category by the Rating Agencies and that the Class B-2 Certificates be rated in one of the three highest rating categories by the Rating Agencies. A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. Any such ratings assigned to the Securities will address the likelihood of the timely payment or distribution, as applicable, of interest on and the ultimate payment or distribution, as applicable, of principal of the Securities pursuant to the Sale and Servicing Agreement and, as applicable, the Indenture or the Trust Agreement. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.


                                   THE TRUST

GENERAL

     The Issuer, NationsBank Auto Owner Trust 1996-A, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.


     The Trust will initially be capitalized with the Notes and the Certificates. Class B-1 Certificates with an original Certificate Balance of $1,923,000 and Class B-2 Certificates with an original Certificate Balance of $1,496,667.91 will be issued to NAFC, and the remaining Certificates will be sold to third party investors that are expected to be unaffiliated with the Sellers, the Servicer or their affiliates or the Trust. The proceeds from the issuance of the Notes and the Certificates will be used by the Trust to purchase the Receivables from the Sellers pursuant to the Sale and Servicing Agreement and to fund the initial deposit in the Reserve Account.



     If the protection provided to the investment of the Noteholders and Certificateholders by the Reserve Account is insufficient, the Trust would have to look principally to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles which secure Defaulted Receivables. In such event, certain factors, such as the Trust's not having perfected security interests in the Financed Vehicles in all states, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the Noteholders and Certificateholders. See "Description of the Transfer and Servicing Agreements -- Distributions and Payments" and "-- Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.


CAPITALIZATION OF THE TRUST


     The following table illustrates the capitalization of the Trust as of the Closing Date, assuming the issuance and sale of the Notes and the Certificates occur on such date:



    Class A-1 Notes....................................................  $  588,952,000.00
    Class A-2 Notes....................................................  $  744,000,000.00
    Class A-3 Notes....................................................  $  457,323,000.00
    Class A-4 Notes....................................................  $  175,000,000.00
    Class B-1 Certificates.............................................  $   96,129,000.00
    Class B-2 Certificates.............................................  $   74,783,667.91
                                                                         -----------------
              Total....................................................  $2,136,187,667.91
                                                                           ===============


THE OWNER TRUSTEE


     Bankers Trust (Delaware) is the Owner Trustee under the Trust Agreement. Bankers Trust (Delaware) is a Delaware banking corporation, and its principal offices are located at 1001 Jefferson Street, Suite 500, Wilmington, Delaware 19801. Each of the Sellers and their affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.


                              THE RECEIVABLES POOL


     The pool of Receivables (the "Receivables Pool") will include the Receivables purchased as of the Cut-Off Date and arise from loans originated by Dealers and purchased by the Sellers pursuant to Dealer Agreements. The Receivables were selected from the Motor Vehicle Loans owned by the Sellers based on the criteria set forth in the Sale and Servicing Agreement and described in the Prospectus. The Sellers will warrant in the Sale and Servicing Agreement that all the Receivables have the following individual characteristics, among others: (i) the obligation of the related Obligor under each Receivable is secured by a security interest in either a new or used automobile, van or light duty truck; (ii) each Receivable has a contractual interest rate ("Contract Rate") of at least 7.880% and not more than 21.000%;
(iii) each Receivable has a remaining maturity, as of the Cut-Off Date, of not less than 12 months and not more than 72 months; (iv) no Receivable was more than 30 days past due as of the Cut-Off Date; (v) each Receivable is a Simple Interest Receivable that at origination, provided for level monthly payments that fully amortize the amount financed over the original term; (vi) as of the Cut-Off Date, each Receivable has a remaining principal balance of not less than $2,000 and not more than $50,000; (vii) each Receivable is not a Defaulted Receivable; and (viii) each Receivable is not related to a motor vehicle that is the subject of forced-placed insurance. "Forced-Placed Insurance" is insurance placed on a motor vehicle by the lienholder to protect the motor vehicle as collateral for a loan when there is evidence that the borrower has neglected to do so as required by the applicable loan agreement. See " -- Certain Characteristics of the Receivables" below. No selection procedures believed by the Sellers to be adverse to the Noteholders or Certificateholders were used in selecting the Receivables.

     NationsBank, N.A., through DFSG and units in predecessor banks of NationsBank, N.A., has been servicing indirect motor vehicle loan portfolios since 1970. The indirect motor vehicle loan portfolio serviced either directly by NationsBank, N.A. or through its affiliates was approximately $6.1 billion as of June 30, 1996. DFSG also services other indirect and direct consumer loan portfolios totalling over $27.4 billion (including the indirect motor vehicle loan portfolio) as of June 30, 1996.


CERTAIN CHARACTERISTICS OF THE RECEIVABLES


     As of the Cut-Off Date, the Receivables had, in the aggregate, the following characteristics: (i) 59.32% of the Pool Balance was attributable to loans for the purchase of new Financed Vehicles and 40.68% of the Pool Balance was attributable to loans for the purchase of used Financed Vehicles; (ii) the weighted average Contract Rate of the Receivables was 10.38%; (iii) there were 171,416 Receivables being conveyed by the Sellers to the Trust; (iv) the average principal balance of the Receivables, as of the Cut-Off Date, was $12,462.01; and (v) the weighted average original term and weighted average remaining term of the Receivables were 59.7 months and 49.0 months, respectively.



     The Composition of the Receivables, Distribution of the Receivables by New/Used Motor Vehicles, Distribution of the Receivables by Contract Rate, Distribution of the Receivables by Remaining Term, Distribution of the Receivables by Cut-Off Date Principal Balance and Geographic Distribution of the Receivables, each as of the Cut-Off Date, are set forth in the following tables. (Percentages in the following tables may not add to 100% due to rounding.)


                         COMPOSITION OF THE RECEIVABLES


Weighted Average Contract Rate........................................                    10.38%
Range of Contract Rates...............................................         7.880% to 21.000%
Aggregate Principal Balance...........................................         $2,136,187,667.91
Number of Receivables.................................................                   171,416
Weighted Average Remaining Term.......................................               49.0 months
Range of Remaining Terms..............................................           12 to 72 months
Weighted Average Original Term........................................               59.7 months
Range of Original Terms...............................................           18 to 72 months
Average Principal Balance.............................................                $12,462.01
Average Original Amount Financed......................................                $15,263.16
Range of Original Amounts Financed....................................   $2,193.69 to $50,000.00


           DISTRIBUTION OF THE RECEIVABLES BY NEW/USED MOTOR VEHICLES


                                                                                               WEIGHTED
                                                           AGGREGATE           ORIGINAL        AVERAGE
                                          NUMBER OF        PRINCIPAL           PRINCIPAL       CONTRACT
                                         RECEIVABLES        BALANCE             BALANCE        RATE(%)
                                         -----------   -----------------   -----------------   --------
New Motor Vehicles.....................     90,165     $1,267,278,820.56   $1,555,329,429.15     10.01
Used Motor Vehicles....................     81,251        868,908,847.35    1,061,019,969.44     10.91
                                         -----------   -----------------   -----------------
All Receivables........................    171,416     $2,136,187,667.91   $2,616,349,398.59     10.38
                                          ========       ===============     ===============

                DISTRIBUTION OF THE RECEIVABLES BY CONTRACT RATE


                                                                                                  % OF
                                                                                AGGREGATE       AGGREGATE
                                                 NUMBER OF       % OF           PRINCIPAL       PRINCIPAL
                                                RECEIVABLES   RECEIVABLES        BALANCE         BALANCE
                                                -----------   -----------   -----------------   ---------
 7.880 to 7.999%..............................      5,054          2.95     $   59,692,968.66       2.79
 8.000 to 8.999%..............................     36,219         21.13        467,123,813.50      21.87
 9.000 to 9.999%..............................     43,663         25.47        566,410,947.03      26.52
10.000 to 10.999%.............................     32,141         18.75        407,542,907.06      19.08
11.000 to 11.999%.............................     21,754         12.69        275,644,942.78      12.90
12.000 to 12.999%.............................     15,808          9.22        188,367,935.22       8.82
13.000 to 13.999%.............................      8,114          4.73         89,659,959.34       4.20
14.000 to 14.999%.............................      4,390          2.56         44,920,053.13       2.10
15.000 to 15.999%.............................      1,983          1.16         17,905,754.70       0.84
16.000 to 16.999%.............................        877          0.51          7,564,937.33       0.35
17.000 to 17.999%.............................        816          0.48          7,019,433.41       0.33
18.000 to 18.999%.............................        416          0.24          3,092,157.89       0.14
19.000 to 19.999%.............................        115          0.07            781,589.14       0.04
20.000 to 21.000%.............................         66          0.04            460,268.72       0.02
                                                -----------   -----------   -----------------   ---------
          Total...............................    171,416        100.00     $2,136,187,667.91     100.00
                                                 ========      ========       ===============    =======


               DISTRIBUTION OF THE RECEIVABLES BY REMAINING TERM

                                                                                                  % OF
                                                                                AGGREGATE       AGGREGATE
                                                 NUMBER OF       % OF           PRINCIPAL       PRINCIPAL
                                                RECEIVABLES   RECEIVABLES        BALANCE         BALANCE
                                                -----------   -----------   -----------------   ---------
12 to 18 months...............................     12,257          7.15     $   49,876,882.59       2.33
19 to 24 months...............................      8,086          4.72         46,284,563.74       2.17
25 to 30 months...............................      8,085          4.72         60,218,800.73       2.82
31 to 36 months...............................     13,005          7.59        119,419,081.25       5.59
37 to 42 months...............................     23,211         13.54        252,270,941.61      11.81
43 to 48 months...............................     29,744         17.35        377,298,468.16      17.66
49 to 54 months...............................     36,095         21.06        519,103,545.56      24.30
55 to 60 months...............................     27,503         16.04        442,000,005.30      20.69
61 to 66 months...............................      9,291          5.42        178,711,493.72       8.37
67 to 72 months...............................      4,139          2.41         91,003,885.25       4.26
                                                -----------   -----------   -----------------   ---------
          Total...............................    171,416        100.00     $2,136,187,667.91     100.00
                                                 ========      ========       ===============    =======

       DISTRIBUTION OF THE RECEIVABLES BY CUT-OFF DATE PRINCIPAL BALANCE


                                                                                                  % OF
                                                                                AGGREGATE       AGGREGATE
                                                  NUMBER OF       % OF          PRINCIPAL       PRINCIPAL
                                                 RECEIVABLES   RECEIVABLES       BALANCE         BALANCE
                                                 -----------   ----------   -----------------   ---------
$ 2,000.00 to $9,999.99........................     59,893        34.94     $  403,169,732.12      18.87
$10,000.00 to $19,999.99.......................     94,343        55.04      1,324,411,853.81      62.00
$20,000.00 to $29,999.99.......................     16,114         9.40        373,163,244.32      17.47
$30,000.00 to $39,999.99.......................      1,021         0.60         33,530,896.94       1.57
$40,000.00 to $49,999.99.......................         45         0.03          1,911,940.72       0.09
                                                 -----------   ----------   -----------------   ---------
          Total................................    171,416       100.00     $2,136,187,667.91     100.00
                                                  ========     ========       ===============    =======

                   GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES


                                                                                                  % OF
                                                                                AGGREGATE       AGGREGATE
                                                 NUMBER OF       % OF           PRINCIPAL       PRINCIPAL
                   STATE(1)                     RECEIVABLES   RECEIVABLES        BALANCE         BALANCE
- ----------------------------------------------  -----------   -----------   -----------------   ---------
Florida.......................................     16,225          9.47     $  167,354,180.25       7.83
Georgia.......................................     20,896         12.19        261,316,157.08      12.23
North Carolina................................     30,513         17.80        376,248,903.94      17.61
South Carolina................................     21,162         12.35        254,099,923.31      11.90
Texas.........................................     51,497         30.04        681,886,957.77      31.92
Other(2)......................................     31,123         18.16        395,281,545.56      18.50
                                                -----------   -----------   -----------------   ---------
          Total...............................    171,416        100.00     $2,136,187,667.91     100.00
                                                 ========      ========       ===============    =======


- ---------------

(1) Receivables are categorized by the Sellers' records of the mailing addresses of the Obligors as of the Cut-Off Date.

(2) Each other state represents less than 5% of the aggregate principal balance of the Receivables.


DELINQUENCY AND LOSS EXPERIENCE


     The tables set forth immediately below indicate the delinquency and credit loss experience for each of the last four calendar years and for the five month periods ending May 31, 1996 and May 31, 1995 of the Banks' portfolio of Motor Vehicle Loans from which the Receivables have been selected (which portfolio includes certain Motor Vehicle Loans previously securitized and excludes certain Motor Vehicle Loans acquired by the Banks in acquisitions). No assurance can be made, however, that the delinquency and loss experience for the Motor Vehicle Loans or the Receivables in the future will be similar to the historical experience set forth in the following tables.


                DELINQUENCY EXPERIENCE (DOLLARS IN THOUSANDS)(1)

                                     AS OF MAY 31,                                         AS OF DECEMBER 31,
                     ---------------------------------------------   --------------------------------------------------------------
                            1996                    1995                      1995                      1994                1993
                     -------------------   -----------------------   -----------------------   -----------------------   ----------
                     NUMBER                  NUMBER                    NUMBER                    NUMBER                    NUMBER
                       OF                      OF                        OF                        OF                        OF
                      LOANS     AMOUNT       LOANS        AMOUNT       LOANS        AMOUNT       LOANS        AMOUNT       LOANS
                     -------  ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
Portfolio at the
 Period
 End................ 540,395  $5,298,328     533,105    $4,990,526     555,072    $5,436,206     517,604    $4,813,583     525,823
Delinquency(2)
 30-59 Days.........  8,591   $   87,984       6,830    $   61,744       9,633    $   96,130       6,614    $   56,457       6,448
 60-89 Days.........  1,253       13,222         958         8,694       1,865        18,605         986         8,182         805
 90 Days or More....    918       10,015         589         5,599       1,095        11,677         549         4,431         341
Delinquencies....... 10,762   $  111,221       8,377    $   76,037      12,593    $  126,412       8,149    $   69,070       7,594
Total Delinquencies
 as a Percentage of
 the Portfolio......   1.99 %       2.10%       1.57 %        1.52%       2.27 %        2.33%       1.57 %        1.43%       1.44%


                                            1992
                                   -----------------------
                                     NUMBER
                                       OF
                        AMOUNT       LOANS        AMOUNT
                      ----------   ----------   ----------
                     <
Portfolio at the
 Period
 End................  $5,169,651     432,197    $4,012,995
Delinquency(2)
 30-59 Days.........  $   51,198       6,352    $   46,816
 60-89 Days.........       5,927       1,089         7,387
 90 Days or More....       2,575         651         5,161
Delinquencies.......  $   59,700       8,092    $   59,364
Total Delinquencies
 as a Percentage of
 the Portfolio......        1.15%       1.87 %        1.48%


- ---------------

(1) Delinquencies shown in dollars include principal amounts only.
(2) The period of delinquencies is based on the number of days payments are contractually past due until the applicable Motor Vehicle Loan is charged-off.

                 CREDIT LOSS EXPERIENCE (DOLLARS IN THOUSANDS)


                               FIVE MONTHS ENDED                         YEAR ENDED
                                    MAY 31,                             DECEMBER 31,
                            -----------------------   -------------------------------------------------
                               1996         1995         1995         1994         1993         1992
                            ----------   ----------   ----------   ----------   ----------   ----------
Period End
  Outstandings(1).........  $5,298,328   $4,990,526   $5,436,206   $4,813,583   $5,169,651   $4,012,995
Average Amount Outstanding
  During the Period(2)....  $5,440,720   $4,896,810   $5,169,299   $5,023,452   $4,589,400   $3,275,300
Average Number of Loans
  Outstanding During the
  Period(3)...............     553,483      527,863      542,767      537,431      480,287      353,113
Gross Charge-offs(4)......  $   36,940   $   18,356   $   55,383   $   32,840   $   27,165   $   38,010
Recoveries on Losses(5)...  $    9,396   $    5,931   $   14,861   $   10,103   $    9,672   $    9,765
Net Charge-offs...........  $   27,544   $   12,425   $   40,522   $   22,737   $   17,493   $   28,245
Net Charge-offs as a
  Percentage of the Period
  End Outstandings(6).....        1.25%        0.60%        0.75%        0.47%        0.34%        0.70%
Net Charge-offs as a
  Percentage of the
  Average Amount
  Outstanding(6)..........        1.22%        0.61%        0.78%        0.45%        0.38%        0.86%

- ---------------


(1) Amounts represent principal amounts only.


(2) Amounts represent principal amounts only and reflect a daily weighted average of such amounts during the periods shown.


(3) Numbers based on the average amount outstanding during the period divided by the average loan amount. The average loan amount was derived from the month end outstanding balances divided by month end number of loans.


(4) Amounts of charge-offs are the remaining principal balances less the net proceeds from sales of loan collateral.

(5) Recoveries include post-disposition monies and are net of any related expenses.
(6) Figures for the five months ended May 31, 1996 and May 31, 1995 are annualized.

RECENT PORTFOLIO PERFORMANCE


     As shown in the tables immediately above, net charge-offs have trended upward during the periods shown. DFSG management attributes this increase in net charge-offs to a combination of factors which occurred from early 1994 to mid-1995.



     In early 1994, DFSG management made a conscious decision to maximize profits on the overall portfolio by buying more aggressively within the "prime" credit spectrum based on a risk-based tiered pricing program. At approximately the same time, the competitive environment in the auto lending industry began to change as new entrants in the auto lending industry greatly increased competition. The heightened competitive environment necessitated that indirect auto lenders purchase higher risk "prime" quality credits in order to retain market share and profitability. DFSG management believes that this trend was widely experienced by the entire auto lending industry, including banks, independent auto finance companies, and captive finance subsidiaries of major automobile manufacturers.



     DFSG management believes that the combination of market conditions and its concerted effort to purchase a wider array of credits within the "prime" credit spectrum was primarily responsible for the increase in net charge-offs throughout 1995. In general, Motor Vehicle Loans originated during 1994 and early- to mid-1995 have exhibited higher levels of net charge-offs than expected, especially in the higher risk segments.



     DFSG identified this trend at the end of the first quarter of 1995 and subsequently began reducing its purchases of lower credit quality "prime" automobile loans. Additionally, DFSG focused on collections as a key component in reducing net charge-offs. In particular, DFSG increased the number of full-time collectors it utilized on the portfolio of Motor Vehicle Loans hiring over one hundred collectors from June 1995 to September 1995. Additionally, new collection initiatives and strategies were implemented to enhance the overall collection effort.



     The table set forth below indicates the monthly net charge-off experience for the period from May 1995 through May 1996 of the Banks' total indirect serviced portfolio of Motor Vehicle Loans (which portfolio includes certain Motor Vehicle Loans previously securitized and loans acquired by the Banks in acquisitions (such loans having a remaining aggregate principal balance of approximately $65 million as of May 31, 1996) and therefore represents a slightly larger portfolio than that from which the Receivables Pool was selected).



     As the table immediately below shows, net charge-offs for the total indirect serviced portfolio gradually increased from May 1995 to February 1996 and have, since February 1996, generally declined from the February 1996 levels. DFSG management believes that the general decline in monthly net charge-offs from February 1996 to May 1996 is attributable to the management initiatives of reducing its purchases of lower credit quality "prime" automobile loans beginning at the end of the first quarter of 1995 and enhancing collection efforts beginning June 1995. While DFSG management expects that the improvement in monthly net charge-offs will continue throughout 1996, there can be no assurance that net charge-offs will continue to decline from the February 1996 levels or that any particular level of net charge-offs will be achieved for the Receivables Pool.



               MONTHLY DELINQUENCY AND NET CREDIT LOSS EXPERIENCE



                                                                                  MONTHLY NET
                                                                               CHARGE-OFFS AS A
                                                                               PERCENTAGE OF THE
                                                                                  PERIOD END
                               MONTHLY PERIOD                                   OUTSTANDINGS(1)
- ----------------------------------------------------------------------------  -------------------
May 1995....................................................................          0.41%
June 1995...................................................................          0.56
July 1995...................................................................          0.58
August 1995.................................................................          0.63
September 1995..............................................................          0.80
October 1995................................................................          0.83
November 1995...............................................................          1.08
December 1995...............................................................          1.21
January 1996................................................................          1.26

                                                                                  MONTHLY NET
                                                                               CHARGE-OFFS AS A
                                                                               PERCENTAGE OF THE
                                                                                  PERIOD END
                               MONTHLY PERIOD                                   OUTSTANDINGS(1)
- ----------------------------------------------------------------------------  -------------------
February 1996...............................................................          1.27
March 1996..................................................................          1.08
April 1996..................................................................          1.14
May 1996....................................................................          1.03


- ---------------


(1) The monthly net charge-off percentages are calculated by dividing the principal amount of net charge-offs (equal to the principal balance of a charged-off loan less net proceeds from sales of the loan collateral less post-disposition monies net of related expenses) occurring during the month by the principal balance of the portfolio at the end of such given month.


PAYMENTS ON THE RECEIVABLES


     The entire Pool Balance is attributable to Receivables that provide for the allocation of payments according to the "simple interest" method (each a "Simple Interest Receivable"). See "The Receivables Pools -- General" in the Prospectus for a description of the application of payments received on Simple Interest Receivables.



     The Receivables are prepayable at any time. Prepayments may also result from liquidations due to default, the receipt of monthly installments earlier than the scheduled due dates for such installments, the receipt of proceeds from credit life, disability, theft or physical damage insurance, repurchases by the Sellers as a result of certain uncured breaches of the warranties made by them in the Sale and Servicing Agreement, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Sale and Servicing Agreement, or the Servicer exercising its option to purchase all of the remaining Receivables. See "Description of the Certificates -- Optional Prepayment." The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including Obligor refinancings resulting from decreases in interest rates and the fact that the Obligor is generally not permitted to sell or transfer the Financed Vehicle securing a Receivable without the consent of the relevant Seller.



     Neither DFSG, the Servicer, the Sellers nor any of their respective affiliates maintains records adequate to provide quantitative data regarding prepayment experience on the Sellers' portfolio of Motor Vehicle Loans. However, the Sellers (i) believe that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life and (ii) estimate that the actual weighted average life of its portfolio of Motor Vehicle Loans ranges between 60% and 70% of their scheduled weighted average life. See "Maturity and Prepayment Considerations" herein and in the Prospectus.


WEIGHTED AVERAGE LIFE OF THE SECURITIES


     Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used herein, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

     As the rate of payment of principal of each class of Notes and the distribution of principal of each class of Certificates will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes and the final distribution in respect of each class of Certificates could occur significantly earlier than the respective Final Scheduled Distribution Dates. Reinvestment risk associated with early payment of the Notes and the Certificates will be borne exclusively by the Noteholders and the Certificateholders, respectively.



     The tables captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" and "Percent of Initial Certificate Balance at Various ABS Percentages" (the "ABS Tables") have been prepared on the basis of the characteristics of the Receivables. The ABS Tables assume that (i) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases; (ii) scheduled monthly payments on the Receivables are made evenly throughout each month and each month has 30 days;
(iii) payments on the Notes and distributions on the Certificates are made on each Distribution Date (and each such date is assumed to be the 15th day of each applicable month); (iv) with respect to the determination of Collections allocable to principal, the second Business Day prior to each Determination Date is the 6th calendar day; (v) the Securities are issued on July 30, 1996; and
(vi) the Servicer exercises its option to purchase the Receivables on the first Distribution Date on which it is permitted to do so, as described herein. The pools have an assumed cut-off date of June 30, 1996. The ABS Tables indicate the projected weighted average life of each class of Notes and Certificates and sets forth the percent of the initial principal amount of each class of Notes and the percent of the initial Certificate Balance of each class of Certificates that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.


     The ABS Tables also assume that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, Contract Rate, original term to maturity and remaining term to maturity as of the Cut-Off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.


                                                                          ORIGINAL TERM     REMAINING TERM
                                           AGGREGATE         CONTRACT      TO MATURITY       TO MATURITY
                POOL                   PRINCIPAL BALANCE       RATE        (IN MONTHS)       (IN MONTHS)
- -------------------------------------  -----------------     --------     -------------     --------------
1....................................   $  24,023,556.60      11.303%           37                34
2....................................      48,006,968.36      11.263            37                27
3....................................      11,542,511.69      11.884            39                18
4....................................     373,571,019.69      10.144            58                55
5....................................     871,480,081.03      10.391            58                48
6....................................     287,398,025.25      10.328            58                34
7....................................     169,197,455.49      10.020            69                66
8....................................     269,315,293.56      10.684            68                59
9....................................      81,652,756.24      10.170            64                34


     The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of Notes and Certificates.

      PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES



                                                      CLASS A-1 NOTES                         CLASS A-2 NOTES
                                           --------------------------------------  --------------------------------------
            DISTRIBUTION DATE                0.5%      1.0%      1.5%      2.0%      0.5%      1.0%      1.5%      2.0%
- ------------------------------------------ --------  --------  --------  --------  --------  --------  --------  --------
Closing...................................   100.0 %   100.0 %   100.0 %   100.0 %   100.0 %   100.0 %   100.0 %   100.0 %
08/15/96..................................    90.1      87.5      84.6      81.0     100.0     100.0     100.0     100.0
09/15/96..................................    81.8      77.2      71.9      65.4     100.0     100.0     100.0     100.0
10/15/96..................................    73.6      67.0      59.4      50.2     100.0     100.0     100.0     100.0
11/15/96..................................    65.3      56.9      47.1      35.3     100.0     100.0     100.0     100.0
12/15/96..................................    57.1      46.9      35.0      20.7     100.0     100.0     100.0     100.0
01/15/97..................................    48.9      37.0      23.2       6.4     100.0     100.0     100.0     100.0
02/15/97..................................    40.7      27.2      11.5       0.0     100.0     100.0     100.0      94.1
03/15/97..................................    32.5      17.4       0.0       0.0     100.0     100.0     100.0      83.3
04/15/97..................................    24.4       7.8       0.0       0.0     100.0     100.0      91.1      72.8
05/15/97..................................    16.2       0.0       0.0       0.0     100.0      98.7      82.3      62.6
06/15/97..................................     8.1       0.0       0.0       0.0     100.0      91.2      73.7      52.7
07/15/97..................................     0.0       0.0       0.0       0.0     100.0      83.9      65.3      43.0
08/15/97..................................     0.0       0.0       0.0       0.0      93.6      76.6      57.1      33.6
09/15/97..................................     0.0       0.0       0.0       0.0      87.2      69.5      49.0      24.6
10/15/97..................................     0.0       0.0       0.0       0.0      80.8      62.4      41.2      15.8
11/15/97..................................     0.0       0.0       0.0       0.0      74.5      55.4      33.5       7.3
12/15/97..................................     0.0       0.0       0.0       0.0      68.1      48.5      26.0       0.0
01/15/98..................................     0.0       0.0       0.0       0.0      61.8      41.7      18.6       0.0
02/15/98..................................     0.0       0.0       0.0       0.0      55.6      35.1      11.6       0.0
03/15/98..................................     0.0       0.0       0.0       0.0      49.4      28.5       4.7       0.0
04/15/98..................................     0.0       0.0       0.0       0.0      43.2      22.1       0.0       0.0
05/15/98..................................     0.0       0.0       0.0       0.0      37.1      15.7       0.0       0.0
06/15/98..................................     0.0       0.0       0.0       0.0      30.9       9.5       0.0       0.0
07/15/98..................................     0.0       0.0       0.0       0.0      24.8       3.3       0.0       0.0
08/15/98..................................     0.0       0.0       0.0       0.0      18.7       0.0       0.0       0.0
09/15/98..................................     0.0       0.0       0.0       0.0      12.6       0.0       0.0       0.0
10/15/98..................................     0.0       0.0       0.0       0.0       6.6       0.0       0.0       0.0
11/15/98..................................     0.0       0.0       0.0       0.0       0.7       0.0       0.0       0.0
12/15/98..................................     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
01/15/99..................................     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
02/15/99..................................     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
03/15/99..................................     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
04/15/99..................................     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
05/15/99..................................     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
06/15/99..................................     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
07/15/99..................................     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
08/15/99..................................     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
09/15/99..................................     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
10/15/99..................................     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
11/15/99..................................     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
12/15/99..................................     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
01/15/00..................................     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
02/15/00..................................     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
03/15/00..................................     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
04/15/00..................................     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
05/15/00..................................     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
06/15/00..................................     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
07/15/00..................................     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
08/15/00..................................     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
09/15/00..................................     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Weighted Average Life (years)(1)..........     0.49      0.40      0.32      0.26      1.66      1.41      1.17      0.95
Estimated First Principal................. 08/15/96  08/15/96  08/15/96  08/15/96  07/15/97  05/15/97  03/15/97  02/15/97
Estimated Last Principal.................. 07/15/97  05/15/97  03/15/97  02/15/97  12/15/98  08/15/98  04/15/98  12/15/97


- ---------------


(1) The weighted average life of a Class A-1 Note or Class A-2 Note is determined by (i) multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Note.


     THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

      PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES



                                                      CLASS A-3 NOTES                         CLASS A-4 NOTES
                                           --------------------------------------  --------------------------------------
            DISTRIBUTION DATE                0.5%      1.0%      1.5%      2.0%      0.5%      1.0%      1.5%      2.0%
- ------------------------------------------ --------  --------  --------  --------  --------  --------  --------  --------
Closing...................................   100.0 %   100.0 %   100.0 %   100.0 %   100.0 %   100.0 %   100.0 %   100.0 %
08/15/96..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
09/15/96..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
10/15/96..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
11/15/96..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
12/15/96..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
01/15/97..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
02/15/97..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
03/15/97..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
04/15/97..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
05/15/97..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
06/15/97..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
07/15/97..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
08/15/97..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
09/15/97..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
10/15/97..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
11/15/97..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
12/15/97..................................   100.0     100.0     100.0      98.5     100.0     100.0     100.0     100.0
01/15/98..................................   100.0     100.0     100.0      85.7     100.0     100.0     100.0     100.0
02/15/98..................................   100.0     100.0     100.0      73.5     100.0     100.0     100.0     100.0
03/15/98..................................   100.0     100.0     100.0      61.8     100.0     100.0     100.0     100.0
04/15/98..................................   100.0     100.0      96.7      50.9     100.0     100.0     100.0     100.0
05/15/98..................................   100.0     100.0      86.1      40.4     100.0     100.0     100.0     100.0
06/15/98..................................   100.0     100.0      75.9      30.4     100.0     100.0     100.0     100.0
07/15/98..................................   100.0     100.0      65.9      20.9     100.0     100.0     100.0     100.0
08/15/98..................................   100.0      95.6      56.3      11.9     100.0     100.0     100.0     100.0
09/15/98..................................   100.0      85.9      47.0       3.4     100.0     100.0     100.0     100.0
10/15/98..................................   100.0      76.5      38.1       0.0     100.0     100.0     100.0      89.4
11/15/98..................................   100.0      67.5      29.8       0.0     100.0     100.0     100.0      70.9
12/15/98..................................    91.8      58.6      21.7       0.0     100.0     100.0     100.0      53.3
01/15/99..................................    82.4      50.0      14.0       0.0     100.0     100.0     100.0      36.5
02/15/99..................................    73.0      41.5       6.7       0.0     100.0     100.0     100.0      20.7
03/15/99..................................    63.7      33.2       0.0       0.0     100.0     100.0      99.1       5.7
04/15/99..................................    54.4      25.0       0.0       0.0     100.0     100.0      81.7       0.0
05/15/99..................................    45.6      17.4       0.0       0.0     100.0     100.0      65.5       0.0
06/15/99..................................    38.7      11.2       0.0       0.0     100.0     100.0      51.2       0.0
07/15/99..................................    31.9       5.1       0.0       0.0     100.0     100.0      37.5       0.0
08/15/99..................................    25.0       0.0       0.0       0.0     100.0      97.7      24.4       0.0
09/15/99..................................    18.2       0.0       0.0       0.0     100.0      82.5      11.9       0.0
10/15/99..................................    11.5       0.0       0.0       0.0     100.0      67.6       0.1       0.0
11/15/99..................................     4.7       0.0       0.0       0.0     100.0      53.0       0.0       0.0
12/15/99..................................     0.0       0.0       0.0       0.0      94.8      38.8       0.0       0.0
01/15/00..................................     0.0       0.0       0.0       0.0      77.4      24.9       0.0       0.0
02/15/00..................................     0.0       0.0       0.0       0.0      60.0      11.4       0.0       0.0
03/15/00..................................     0.0       0.0       0.0       0.0      42.7       0.0       0.0       0.0
04/15/00..................................     0.0       0.0       0.0       0.0      25.4       0.0       0.0       0.0
05/15/00..................................     0.0       0.0       0.0       0.0       8.3       0.0       0.0       0.0
06/15/00..................................     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
07/15/00..................................     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
08/15/00..................................     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
09/15/00..................................     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Weighted Average Life (years)(1)..........     2.83      2.51      2.16      1.77      3.63      3.35      2.93      2.44
Estimated First Principal................. 12/15/98  08/15/98  04/15/98  12/15/97  12/15/99  08/15/99  03/15/99  10/15/98
Estimated Last Principal.................. 12/15/99  08/15/99  03/15/99  10/15/98  06/15/00  03/15/00  11/15/99  04/15/99


- ---------------


(1) The weighted average life of a Class A-3 Note or Class A-4 Note is determined by (i) multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Note.



     THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

       PERCENT OF INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES


                                                   CLASS B-1 CERTIFICATES                  CLASS B-2 CERTIFICATES
                                           --------------------------------------  --------------------------------------
            DISTRIBUTION DATE                0.5%      1.0%      1.5%      2.0%      0.5%      1.0%      1.5%      2.0%
- ------------------------------------------ --------  --------  --------  --------  --------  --------  --------  --------
Closing...................................   100.0 %   100.0 %   100.0 %   100.0 %   100.0 %   100.0 %   100.0 %   100.0 %
08/15/96..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
09/15/96..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
10/15/96..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
11/15/96..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
12/15/96..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
01/15/97..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
02/15/97..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
03/15/97..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
04/15/97..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
05/15/97..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
06/15/97..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
07/15/97..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
08/15/97..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
09/15/97..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
10/15/97..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
11/15/97..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
12/15/97..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
01/15/98..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
02/15/98..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
03/15/98..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
04/15/98..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
05/15/98..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
06/15/98..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
07/15/98..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
08/15/98..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
09/15/98..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
10/15/98..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
11/15/98..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
12/15/98..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
01/15/99..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
02/15/99..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
03/15/99..................................   100.0     100.0     100.0     100.0     100.0     100.0     100.0     100.0
04/15/99..................................   100.0     100.0     100.0      84.6     100.0     100.0     100.0     100.0
05/15/99..................................   100.0     100.0     100.0      60.6     100.0     100.0     100.0     100.0
06/15/99..................................   100.0     100.0     100.0      38.4     100.0     100.0     100.0     100.0
07/15/99..................................   100.0     100.0     100.0       0.0     100.0     100.0     100.0       0.0
08/15/99..................................   100.0     100.0     100.0       0.0     100.0     100.0     100.0       0.0
09/15/99..................................   100.0     100.0     100.0       0.0     100.0     100.0     100.0       0.0
10/15/99..................................   100.0     100.0     100.0       0.0     100.0     100.0     100.0       0.0
11/15/99..................................   100.0     100.0      79.8       0.0     100.0     100.0     100.0       0.0
12/15/99..................................   100.0     100.0      60.5       0.0     100.0     100.0     100.0       0.0
01/15/00..................................   100.0     100.0      42.5       0.0     100.0     100.0     100.0       0.0
02/15/00..................................   100.0     100.0       0.0       0.0     100.0     100.0       0.0       0.0
03/15/00..................................   100.0      96.8       0.0       0.0     100.0     100.0       0.0       0.0
04/15/00..................................   100.0      73.6       0.0       0.0     100.0     100.0       0.0       0.0
05/15/00..................................   100.0      51.0       0.0       0.0     100.0     100.0       0.0       0.0
06/15/00..................................    84.0      29.1       0.0       0.0     100.0     100.0       0.0       0.0
07/15/00..................................    56.5       0.0       0.0       0.0     100.0       0.0       0.0       0.0
08/15/00..................................    43.0       0.0       0.0       0.0     100.0       0.0       0.0       0.0
09/15/00..................................     0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Weighted Average Life (years)(1)..........     4.03      3.83      3.44      2.86      4.13      3.96      3.54      2.96
Estimated First Principal................. 06/15/00  03/15/00  11/15/99  04/15/99  09/15/00  07/15/00  02/15/00  07/15/99
Estimated Last Principal.................. 09/15/00  07/15/00  02/15/00  07/15/99  09/15/00  07/15/00  02/15/00  07/15/99


- ---------------


(1) The weighted average life of a Class B-1 or Class B-2 Certificate is determined by (i) multiplying the amount of each distribution in respect of the Certificate Balance of a Certificate by the number of years from the date of the issuance of the Certificate to the related Distribution Date,
     (ii) adding the results and (iii) dividing the sum by the initial Certificate Balance of the Certificate.


     THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                                  POOL FACTORS


     The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each payment with respect to such class of Notes indicating the remaining outstanding principal amount of such class of Notes, as of the applicable Distribution Date (after giving effect to payments to be made on such Distribution Date), as a fraction of the initial outstanding principal amount of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be, as a result of scheduled payments, prepayments and liquidations of the Receivables. A Noteholder's portion of the aggregate outstanding principal amount of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (i) the original denomination of such Certificateholder's Certificate and (ii) the applicable Certificate Pool Factor.


                     MATURITY AND PREPAYMENT CONSIDERATIONS


     Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Maturity and Prepayment Considerations" in the Prospectus. In addition, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and each class of the Certificates will not receive any principal payments until the Class A-1 Notes have been paid in full, the Class A-3 Notes will not receive any principal payments until the Class A-2 Notes have been paid in full and the Class A-4 Notes will not receive any principal payments until the Class A-3 Notes have been paid in full. In addition, no principal distributions on any class of the Certificates will be made until the Distribution Date on which the Notes are paid in full. Finally, the Class B-2 Certificates will not receive any distributions of principal until the Certificate Balance of the Class B-1 Certificates has been reduced to zero. See "Description of the Notes -- Payments of Principal" and "Description of the Certificates -- Distributions of Principal Payments" herein. As the rate of payment of principal of each class of Notes and distribution of principal of each class of Certificates depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes and the final distribution in respect of any class of Certificates could occur significantly earlier than the respective Final Scheduled Distribution Dates.



     It is expected that final payment of each class of Notes and the final distribution in respect of each class of Certificates will occur on or prior to the respective Final Scheduled Distribution Dates. Failure to make final payment of any class of Notes on or prior to the respective Final Scheduled Distribution Dates would constitute an Event of Default under the Indenture. See "Description of the Notes -- The Indenture -- Events of Default; Rights upon Event of Default" in the Prospectus. In addition, the Sale and Servicing Agreement requires that any remaining Certificate Balance of a class of Certificates be paid in full on the respective Final Scheduled Distribution Date. However, no assurance can be given that sufficient funds will be available to pay any class of Notes or Certificates in full on or prior to the respective Final Scheduled Distribution Dates. If sufficient funds are not available, final payment of any class of Notes and the final distribution in respect of any class of Certificates could occur later than such dates.



     The rate of prepayments of the Receivables may be influenced by a variety of economic, social and other factors, and under certain circumstances relating to breaches of representations, warranties or covenants, the Sellers and/or the Servicer will be obligated to repurchase or purchase Receivables from the Trust. See "Maturity and Prepayment Considerations" in the Prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the Receivables more quickly than expected and thereby reduce the anticipated aggregate interest payments on the Securities. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders and the Certificateholders as set forth in the priority of distributions herein. Such reinvestment risks include the risk that interest rates may be lower at the time such holders receive payments from the Trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.


     Holders of Securities should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of Securities purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield.

                            DESCRIPTION OF THE NOTES

GENERAL


     The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture, which are hereby incorporated by reference. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth under the headings "Description of the Notes" and "Description of Fixed and Floating Rate Options" in the Prospectus, to which descriptions reference is hereby made.


PAYMENTS OF INTEREST


     Each class of Notes will constitute Fixed Rate Securities, as such term is defined under "Description of Fixed and Floating Rate Options -- Fixed Rate Securities" in the Prospectus. Interest on the principal amounts of each class of Notes will accrue at the respective per annum Note Interest Rates and will be payable to the Noteholders monthly on each Distribution Date commencing with the August 1996 Distribution Date. Interest will accrue from and including the Closing Date (in the case of the first Distribution Date), or from and including the 15th day of the most recent month in which interest has been paid, to but excluding the 15th day of the current month (each an "Interest Period"). Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any Distribution Date but not paid on such Distribution Date (which failure, if not timely cured, will be an Event of Default) will be due on the next Distribution Date, together with interest on such amount at the applicable Note Interest Rate plus 2.00% per annum (to the extent lawful). Interest payments on the Notes will generally be derived from the Available Funds remaining after reimbursement of Outstanding Advances made with respect to Receivables which became Defaulted Receivables during the related Collection Period and the payment of the Servicing Fee and from the Reserve Account. See "Description of the Transfer and Servicing Agreements -- Distributions and Payments" and "-- Reserve Account" herein. Interest payments to all classes of Noteholders will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case each class of Noteholders will receive their pro rata share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.


PAYMENTS OF PRINCIPAL


     Principal payments will be made monthly to the Noteholders on each Distribution Date in an amount generally equal to the Noteholders' Percentage of the Regular Principal. Principal payments on the Notes generally will be derived from the Available Funds and the amount, if any, in the Reserve Account up to the Available Reserve Amount remaining after reimbursement of Outstanding Advances made with respect to

Receivables which became Defaulted Receivables during the related Collection Period, the payment of the Servicing Fee and the Accrued Note Interest. See "Description of the Transfer and Servicing Agreements -- Distributions and Payments" and "-- Reserve Account" herein.



     Principal payments on the Notes will be applied on each Distribution Date, first, to the principal amount of the Class A-1 Notes until such principal amount is reduced to zero, then second, to the principal amount of the Class A-2 Notes until such principal amount is reduced to zero, then third, to the principal amount of the Class A-3 Notes until such principal amount is reduced to zero and then fourth, to the principal amount of the Class A-4 Notes until such principal amount is reduced to zero. The principal amount of the Class A-1 Notes, to the extent not previously paid, will be due on the Class A-1 Final Scheduled Distribution Date, the principal amount of the Class A-2 Notes, to the extent not previously paid, will be due on the Class A-2 Final Scheduled Distribution Date, the principal amount of the Class A-3 Notes, to the extent not previously paid, will be due on the Class A-3 Final Scheduled Distribution Date and the principal amount of the Class A-4 Notes, to the extent not previously paid, will be due on the Class A-4 Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier or later than the respective Final Scheduled Distribution Dates based on a variety of factors, including those described under "Maturity and Prepayment Considerations" herein and in the Prospectus.


STATEMENTS TO NOTEHOLDERS AND NOTE OWNERS


     Unless and until Definitive Notes are issued, unaudited monthly and annual reports concerning the Receivables and each Trust, prepared by the Servicer and delivered by the Indenture Trustee, on behalf of the Trust, will be sent to each Noteholder pursuant to the Indenture. Such reports will not contain audited financial statements with respect to the Trust. Note Owners may obtain the monthly statements and annual tax statement and tax information provided to the Noteholders and the Indenture Trustee by the Servicer free of charge (except for copying and postage costs) by request in writing to the Indenture Trustee at 4 Chase MetroTech Center, Brooklyn, New York 11245, Attention: Global Trust Services. See "Book-Entry and Definitive Securities; Reports to
Securityholders -- Reports to Securityholders" in the Prospectus for a description of such statements.


                        DESCRIPTION OF THE CERTIFICATES

GENERAL


     The Certificates will be issued in fully registered definitive form pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth under the headings "Description of the Certificates," "Description of Fixed and Floating Rate Options," "Book-Entry and Definitive Securities; Reports to Securityholders" and "Description of the Transfer and Servicing Agreements" in the Prospectus, to which descriptions reference is hereby made.


DISTRIBUTIONS OF INTEREST INCOME


     Interest distributions with respect to the Certificates will generally be funded from the portion of the Available Funds and the funds in the Reserve Account remaining after reimbursement of Outstanding Advances on Receivables which became Defaulted Receivables during the related Collection Period, the distribution of the Servicing Fee and the Noteholders' Payment Amount and, in the case of the Class B-2 Certificates, interest due on the Class B-1 Certificates. On each Distribution Date, commencing August, 1996, the Certificateholders of each class of Certificates will, to the extent of the amount available after giving effect to the Noteholders' Payment Amount, be entitled to distributions in an amount equal to the amount of interest that will be deemed to accrue on the Certificate Balance of each class of Certificates at the applicable Certificate Rate. The Certificates will constitute Fixed Rate Securities, as such term is defined under "Description of Fixed and Floating Rate Options -- Fixed Rate Securities" in the Prospectus. Interest in respect of a Distribution Date will be deemed to accrue from and including the Closing Date (in the case of the first Distribution Date) or from and including the 15th day of the most recent month in which interest has been paid but excluding the 15th day of the current month, and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the applicable Certificate Rate (to the extent lawful). Following the occurrence of an Event of Default resulting in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to NAFC, the Noteholders will be entitled to be paid in full before any distributions may be made on the Certificates. See "Description of the Transfer and Servicing Agreements -- Distributions and Payments" and "-- Reserve Account" herein.


DISTRIBUTIONS OF PRINCIPAL PAYMENTS


     Certificateholders will be entitled to distributions on each Distribution Date, commencing with the Distribution Date on which the Notes are paid in full, in an amount generally equal to the Certificateholders' Percentage of the Regular Principal. Distributions with respect to principal payments will generally be funded from the portion of the Available Funds and funds in the Reserve Account remaining after reimbursement of Outstanding Advances on Receivables which became Defaulted Receivables during the related Collection Period, the distribution of the Servicing Fee, the Noteholders' Payment Amount and the Accrued Certificate Interest. Distributions of principal on the Class B-2 Certificates will be subordinated to distributions of principal and interest on the Class B-1 Certificates and distributions of interest on the Class B-2 Certificates as described herein. See "Description of the Transfer and Servicing Agreements -- Distributions and Payments" and "-- Reserve Account" herein. However, following the occurrence of an Event of Default resulting in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to NAFC, the Noteholders will be entitled to be paid in full before any distributions may be made on the Certificates.


OPTIONAL PREPAYMENT

     If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to 5% or less of the Initial Pool Balance, Certificateholders of each class will receive an amount in respect of the Certificates equal to the outstanding Certificate Balance together with accrued interest at the applicable Certificate Rate, which distribution shall effect the early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus. No prepayment premium will be payable to Certificateholders in connection with any such prepayment.

STATEMENTS TO CERTIFICATEHOLDERS

     Unaudited monthly and annual reports concerning the Receivables and the Trust, prepared by the Servicer and delivered by the Indenture Trustee, on behalf of the Trust, will be sent to each Certificateholder pursuant to the Trust Agreement. Such reports will not contain audited financial statements with respect to the Trust.


RESTRICTIONS ON OWNERSHIP



     No beneficial interest in a Certificate may be held either directly or indirectly by a non-U.S. person.


              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Securities.

The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the headings "Description of the Transfer and Servicing Agreements" in the Prospectus, to which descriptions reference is hereby made.


ACCOUNTS

     In addition to the Accounts referred to under "Description of the Transfer and Servicing Agreements -- Accounts" in the Prospectus, the Servicer will also establish and will maintain with the Indenture Trustee the Reserve Account, in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.


SERVICING COMPENSATION AND EXPENSES; CERTAIN PROCEDURES



     The Servicing Fee Rate with respect to the Servicing Fee for the Servicer will be 1.00% per annum of the Pool Balance as of the first day of the preceding Collection Period. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid on each Distribution Date from Available Funds after the reimbursement of Outstanding Advances on Receivables which became Defaulted Receivables during the related Collection Period. The Servicer is also entitled to receive any late, prepayment, and other administrative fees and expenses collected during the Collection Period plus any interest earned during the Collection Period on payments received with respect to the Receivables plus Investment Earnings, if any, on the Collection Account, the Note Payment Account and the Certificate Distribution Account. See "Description of the Transfer and Servicing
Agreements -- Servicing Compensation and Expenses" in the Prospectus.



     The Servicer will not extend the term of any Receivable beyond the last day of the December 2002 Collection Period. See "Description of the Transfer and Servicing Agreements -- Servicing Procedures" in the Prospectus.


ADVANCES


     Servicer Advances. As of the last day of each Collection Period, the Servicer will, subject to the limitations described in the following sentence, make a payment (an "Advance") with respect to each Receivable (other than a Defaulted Receivable) in an amount equal to the excess, if any, of (x) the amount of interest due on such Receivable as of its scheduled due date at its applicable Contract Rate, over (y) the interest actually received by the Servicer with respect to such Receivable (whether from the Obligor or payments of the Purchase Amount) during or with respect to such Collection Period. The Servicer may elect not to make an Advance of due and unpaid interest with respect to a Receivable to the extent that the Servicer, in its sole discretion, determines that such Advance is not recoverable from subsequent payments on such Receivable or from funds in the Reserve Account.


     To the extent that the amount set forth in clause (y) above with respect to a Receivable is greater than the amount set forth in clause (x) above with respect thereto, such amount shall be distributed to the Servicer on the related Distribution Date. Any such payment will only be from accrued interest due from the Obligor under such Receivable.

     The Servicer will deposit Advances, if any, into the Collection Account on the applicable Deposit Date.


DISTRIBUTIONS AND PAYMENTS



     Deposits to Collection Account. On or before the fifth Business Day preceding each Distribution Date (each, a "Determination Date"), the Servicer will provide the Trustee with a certificate (the "Servicer's Certificate") containing certain information with respect to the preceding Collection Period, including the amount of aggregate collections on the Receivables during such Collection Period, the aggregate amount of Receivables which became Defaulted Receivables during such Collection Period, the aggregate Purchase

Amounts of Receivables to be repurchased by the Sellers or to be purchased by the Servicer on the related Deposit Date, the aggregate amount to be withdrawn from the Reserve Account and the amount of Collections allocable to principal received during the current Collection Period to and including the second Business Day prior to the Determination Date.



     On or before each Deposit Date (a) the Servicer will cause all Collections and Liquidation Proceeds and Recoveries to be deposited into the Collection Account and will deposit into the Collection Account all Purchase Amounts of Receivables to be purchased by the Servicer on such Deposit Date, (b) the Sellers will deposit into the Collection Account all Purchase Amounts of Receivables to be repurchased by the Sellers on such Deposit Date and (c) the Servicer will deposit all Advances for the related Distribution Date into the Collection Account.



     "Available Funds" means, with respect to a Distribution Date, the sum of the Available Interest and the Available Principal.


     "Available Interest" means, with respect to any Distribution Date, the excess of (a) the sum of (i) Interest Collections for such Distribution Date and
(ii) all Advances made by the Servicer with respect to such Distribution Date over (b) amounts received in respect of interest on Simple Interest Receivables during the preceding Collection Period in excess of the amount of interest that would have been due during the Collection Period on Simple Interest Receivables at their respective Contract Rates (assuming that a payment is received on each Simple Interest Receivable on the due date thereof) (which amounts will be applied to reimburse Advances previously made but not reimbursed (each, an "Outstanding Advance") to be reimbursed on or with respect to such Distribution
Date).


     "Available Principal" means, with respect to any Distribution Date, the excess of (a) the sum of (i) the sum of the following amounts with respect to the preceding Collection Period: (x) that portion of all Collections on the Receivables allocable to principal in accordance with the terms of the Receivables and the Servicer's customary servicing procedures; (y) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repurchased by the Sellers or purchased by the Servicer under an obligation which arose during the related Collection Period; and (z) all Liquidation Proceeds, to the extent allocable to principal, received during such Collection Period plus (ii) that portion of all Collections on the Receivables allocable to principal in accordance with the terms of the Receivables and the Servicer's customary servicing procedures and received in the current Collection Period to and including the second Business Day prior to the related Determination Date over (b) that portion of all Collections on the Receivables allocable to principal in accordance with the terms of the Receivables and the Servicer's customary servicing procedures and received in the prior Collection Period to and including the second Business Day prior to the Determination Date occurring in that Collection Period. "Available Principal" on any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.



     "Collections" means, with respect to any Distribution Date, all collections on the Receivables.



     "Defaulted Receivable" means, with respect to any Collection Period, a Receivable (other than a Purchased Receivable) which the Servicer, on behalf of the Trust, has determined to charge-off during such Collection Period in accordance with its customary servicing procedures.



     "Interest Collections" means, with respect to any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period:
(i) that portion of all Collections allocable to interest in accordance with the terms of the Receivables and the Servicer's customary servicing procedures; (ii) all Liquidation Proceeds, to the extent allocable to interest, received during such Collection Period; (iii) all Recoveries; and (iv) to the extent attributable to accrued interest, the Purchase Amount with respect to each Receivable repurchased by the Sellers or purchased by the Servicer under an obligation which arose during such Collection Period. "Interest Collections" for any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.



     "Liquidation Proceeds" means, with respect to any Distribution Date and a Receivable that has become a Defaulted Receivable during the related Collection Period, (i) insurance proceeds received during such

Collection Period by the Servicer, with respect to insurance policies relating to the Financed Vehicle or the Obligor; (ii) amounts received by the Servicer during such Collection Period from a Dealer in connection with such Defaulted Receivable pursuant to the exercise of rights under a Dealer Agreement; and
(iii) the monies collected by the Servicer (from whatever source, including, but not limited to proceeds of a sale of a Financed Vehicle or deficiency balance recovered after the charge-off of the related Receivable) during such Collection Period on such Defaulted Receivable net of any fees, costs and expenses incurred by the Servicer in connection therewith and any payments required by law to be remitted to the Obligor. Liquidation Proceeds shall be applied first to accrued and unpaid interest on the Receivable and then to the principal balance thereof.


     "Purchased Receivable" means, at any time, a Receivable as to which payment of the Purchase Amount has previously been made by the Sellers or the Servicer pursuant to the Sale and Servicing Agreement.


     "Recoveries" means, with respect to any Collection Period, all monies received by the Servicer with respect to any Defaulted Receivable during any Collection Period following the Collection Period in which such Receivable became a Defaulted Receivable, net of any fees, costs and expenses incurred by the Servicer in connection with the collection of such Receivable and any payments required by law to be remitted to the Obligor.



     Monthly Withdrawals from Collection Account. On each Distribution Date, the Servicer will instruct the Indenture Trustee to make the following deposits and distributions, to the extent of the amount then on deposit in the Collection Account and amounts withdrawn from the Reserve Account, in the following order of priority:


          (i) to the Servicer, the Outstanding Advances on Receivables which became Defaulted Receivables during the related Collection Period;


          (ii) to the Servicer, from the Available Funds remaining after the application of clause (i), the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;


          (iii) to the Note Payment Account, from the Available Funds remaining after the application of clauses (i) and (ii), the Accrued Note Interest;

          (iv) to the Note Payment Account, from the Available Funds remaining after the application of clauses (i) through (iii), the Noteholders' Principal Payment Amount;

          (v) to the Certificate Distribution Account, from the Available Funds remaining after the application of clauses (i) through (iv), the Accrued Certificate Interest;

          (vi) to the Certificate Distribution Account, from the Available Funds remaining after the application of clauses (i) through (v), the Certificateholders' Principal Distribution Amount, if any; and

          (vii) to the Reserve Account, the Available Funds remaining after the application of clauses (i) through (vi).


     Notwithstanding the foregoing, following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event or dissolution with respect to NAFC, the Available Funds remaining after the application of clauses (i), (ii) and (iii) above will be deposited in the Note Payment Account to the extent necessary to reduce the principal amount of all the Notes to zero, and the Certificateholders will not receive any distributions until the principal amount and accrued interest on the Notes have been paid in full.


     For purposes hereof, the following terms shall have the following meanings:

     "Accrued Note Interest" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Accrued Interest for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

     "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Accrued Interest for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Payment Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Note Interest Rate borne by each class of the Notes for the related Interest Period plus 2.00% per annum.

     "Noteholders' Monthly Accrued Interest" means, with respect to any Distribution Date, interest accrued for the related Interest Period on each class of Notes at the respective Note Interest Rate for such class on the outstanding principal amount of the Notes of such class on the immediately preceding Distribution Date after giving effect to all payments of principal to the Noteholders of such class on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

     "Noteholders' Monthly Principal" means, with respect to any Distribution Date, the Noteholders' Percentage of the Regular Principal.

     "Noteholders' Payment Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Payment Amount and the Accrued Note Interest.


     "Noteholders' Percentage" means (i) 100% for each Distribution Date to and including the Distribution Date on which the principal amount of the Notes is reduced to zero, and (ii) zero for each Distribution Date thereafter; provided, that with respect to the Distribution Date on which the last outstanding Notes are paid in full, the Noteholders' Percentage shall, for the purposes of the definition of "Certificateholders' Percentage," not be 100%, but instead shall be deemed to be such lesser percentage as would be not greater than the percentage necessary to cause all such outstanding Notes to be paid in full.


     "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Payment Account.


     "Noteholders' Principal Payment Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Payment Amount shall not exceed the outstanding principal amount of the Notes; and provided, further, that (i) the Noteholders' Principal Payment Amount on the Class A-1 Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Payment Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A-1 Notes to zero; (ii) the Noteholders' Principal Payment Amount on the Class A-2 Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Payment Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A-2 Notes to zero; (iii) the Noteholders' Principal Payment Amount on the Class A-3 Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Payment Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A-3 Notes to zero; and (iv) the Noteholders' Principal Payment Amount on the Class A-4 Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Payment Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A-4 Notes to zero.



     "Realized Losses" means, for any Collection Period and for each Receivable that became a Defaulted Receivable during such Collection Period, the excess of
(i) the aggregate principal balance of such Receivable over (ii) Liquidation Proceeds received with respect to such Receivable during such Collection Period, to the extent allocable to principal.



     "Regular Principal" means, with respect to any Distribution Date, an amount equal to the sum of (i) that portion of all Collections on the Receivables allocable to principal received during the Collection Period preceding such Distribution Date, plus (ii) all Collections on the Receivables allocable to principal received up to and including the second Business Day immediately preceding the most recent Determination

Date, plus (iii) the principal portion of Purchase Amounts where the obligation of the applicable Seller or the Servicer arose during the preceding Collection Period, plus (iv) the principal balance of all Receivables which became Defaulted Receivables during the preceding Collection Period minus (v) with respect to all Distribution Dates other than the August 1996 Distribution Date, that portion of all Collections on the Receivables allocable to principal received during the preceding Collection Period up to and including the second Business Day prior to the Determination Date occurring in that Collection Period.


     "Accrued Certificate Interest" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Accrued Interest for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.


     "Certificate Balance" means, with respect to the Class B-1 Certificates, initially, $96,129,000 and, thereafter, equals the initial Certificate Balance of such class of Certificates, reduced by all amounts allocable to principal previously distributed to Certificateholders of such class and, with respect to the Class B-2 Certificates, initially, $74,783,667.91 and, thereafter, equals the initial Certificate Balance of such class of Certificates, reduced by all amounts allocable to principal previously distributed to Certificateholders of such class.


     "Certificateholders' Distribution Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distribution Amount and the Accrued Certificate Interest.


     "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Accrued Interest for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the respective Certificate Rates borne by each class of Certificates for the related Interest Period.



     "Certificateholders' Monthly Accrued Interest" means, with respect to any Distribution Date, interest accrued for the related Interest Period on each class of Certificates at the respective Certificate Rate for such class of Certificates on the applicable Certificate Balance on the immediately preceding Distribution Date, after giving effect to all payments allocable to the reduction of the applicable Certificate Balance made on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).


     "Certificateholders' Monthly Principal" means, with respect to any Distribution Date, the Certificateholders' Percentage of the Regular Principal.


     "Certificateholders' Percentage" means, for any Distribution Date, 100% minus the Noteholders' Percentage for such Distribution Date.


     "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account.

     "Certificateholders' Principal Distribution Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that (i) the principal required to be distributed to Certificateholders on the Class B-1 Final Scheduled Distribution Date shall not be less than the amount necessary (after giving effect to other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Class B-1 Certificate Balance to zero and remaining after any required distribution in respect of the Notes and (ii) the principal required to be distributed to Certificateholders on the Class B-2 Final Scheduled Distribution Date shall include the lesser of (a) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Class B-2 Final Scheduled Distribution Date or (b) the portion of the amount required to be advanced under clause (a) above that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Class B-2 Certificate Balance to zero.

     On each Distribution Date, all amounts on deposit in the Note Payment Account (other than any Investment Earnings) will be paid in the following order of priority:

          (i) to the Noteholders, accrued and unpaid interest on the outstanding principal amount of the applicable class of Notes at the applicable Note Interest Rate;

          (ii) to the Class A-1 Noteholders in reduction of principal until the principal amount of the Class A-1 Notes has been reduced to zero;

          (iii) to the Class A-2 Noteholders in reduction of principal until the principal amount of the Class A-2 Notes has been reduced to zero;

          (iv) to the Class A-3 Noteholders in reduction of principal until the principal amount of the Class A-3 Notes has been reduced to zero; and

          (v) to the Class A-4 Noteholders in reduction of principal until the principal amount of the Class A-4 Notes has been reduced to zero.

     On each Distribution Date, all amounts on deposit in the Certificate Distribution Account (other than Investment Earnings thereon) will be distributed in the following order of priority:


          (i) to the Class B-1 Certificateholders, accrued and unpaid interest on the outstanding Certificate Balance of the Class B-1 Certificates at the Class B-1 Certificate Rate;



          (ii) to the Class B-2 Certificateholders, accrued and unpaid interest on the outstanding Certificate Balance of the Class B-2 Certificates at the Class B-2 Certificate Rate;



          (iii) to the Class B-1 Certificateholders in reduction of the Certificate Balance of the Class B-1 Certificates until the Certificate Balance thereof has been reduced to zero; and



          (iv) to the Class B-2 Certificateholders in reduction of the Certificate Balance of the Class B-2 Certificates until the Certificate Balance thereof has been reduced to zero.


RESERVE ACCOUNT

     The rights of the Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Noteholders in the event of defaults and delinquencies on the Receivables as provided in the Sale and Servicing Agreement. The protection afforded to the Noteholders through subordination will be effected both by the preferential right of the Noteholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. The Reserve Account will be created with a deposit initially by the Sellers on the Closing Date in the amount of $53,404,692 (such deposit, the "Reserve Account Initial Deposit").


     Subject to reduction as hereafter described, the "Specified Reserve Account Balance" with respect to any Distribution Date means the greater of (i) the sum of (x) 4.00% of the Pool Balance as of the last day of the preceding Collection Period (such Pool Balance as reduced by that portion of all Collections of Receivables allocable to principal and received during the period up to and including the second Business Day immediately preceding the most recent Determination Date) plus (y) so long as the Notes are outstanding, an amount equal to three months interest on the Certificate Balances as determined by using the weighted average coupon of the Certificates before giving effect to reductions of the Certificate Balances on such date or, if no Notes are outstanding, zero (the "Specified Interest Reserve Amount") and (ii) the lesser of (x) $26,702,346 and (y) the aggregate outstanding principal balance of the Notes and the aggregate sum of the Certificate Balances; provided, however, that the Specified Reserve Account Balance will be calculated using a percentage of 7.00% (instead of 4.00% in (x) above) for any Distribution Date (beginning with the August 1996 Distribution Date) on which the Average Net Loss Ratio exceeds 1.5% or the Average Delinquency

Ratio exceeds 1.25%. The Specified Reserve Account Balance may be reduced to a lesser amount as determined by the Sellers subject to satisfaction of the Rating Agency Condition.


     If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, except as described below and subject to certain limitations, the Servicer will instruct the Indenture Trustee to distribute such excess to the holder of the right to receive such amount (the "Contingent Payment Right"). Upon any distribution to the holder of the Contingent Payment Right of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts.


     Amounts held from time to time in the Reserve Account will be held for the benefit of Noteholders and Certificateholders. On each Distribution Date, funds will be withdrawn from the Reserve Account up to the Available Reserve Amount to the extent that the Available Funds (after reimbursement of Outstanding Advances on Receivables which became Defaulted Receivables during the related Collection Period and the payment of the Servicing Fee) with respect to any Collection Period are less than the Noteholders' Payment Amount and will be deposited in the Note Payment Account. If funds applied in accordance with the preceding sentence are insufficient to distribute interest due on the Notes, subject to certain limitations, additional funds will be withdrawn from the Reserve Account and applied to distribute interest due on the Notes to the extent of the Interest Reserve Amount. In addition, funds will be withdrawn from the Reserve Account up to the Available Reserve Amount (as reduced by any withdrawal pursuant to the second preceding sentence) to the extent that the Available Funds remaining after reimbursement of Outstanding Advances on Receivables which became Defaulted Receivables during the related Collection Period, the payment of the Servicing Fee and the deposit of the Noteholders' Payment Amount in the Note Payment Account is less than the Certificateholders' Distribution Amount and will be deposited in the Certificate Distribution Account. If funds applied in accordance with the preceding sentence are insufficient to distribute interest due on the Certificates, subject to certain limitations, additional funds will be withdrawn from the Reserve Account and applied to distribute interest due on the Certificates to the extent of the Interest Reserve Amount (as reduced by any withdrawal to pay interest on the Notes). On each Distribution Date, the Reserve Account will be reinstated first to the Interest Reserve Amount up to the Specified Interest Reserve Amount and then up to the Specified Reserve Account Balance to the extent, if any, of the Available Funds remaining after reimbursement of Outstanding Advances on Receivables which became Defaulted Receivables during the related Collection Period and payment of the Servicing Fee, the deposit of the Noteholders' Payment Amount into the Note Payment Account and the deposit of the Certificateholders' Distribution Amount into the Certificate Distribution Account.



     Notwithstanding the foregoing, no interest will be distributed on the Certificates on any Distribution Date on which Accrued Note Interest is not paid in full.



     "Average Delinquency Ratio" means, as of any Distribution Date, the average of the Delinquency Ratios for the preceding three Collection Periods.



     "Average Net Loss Ratio" means, as of any Distribution Date, the average of the Net Loss Ratios for the preceding three Collection Periods.



     "Available Reserve Amount" means, with respect to any Distribution Date, the amount of funds on deposit in the Reserve Account on such Distribution Date less the Interest Reserve Amount with respect to such Distribution Date, in each case, before giving effect to any reduction thereto on such Distribution Date.



     "Delinquency Ratio" means, for any Collection Period, the ratio, expressed as a percentage, of (i) the principal amount of all outstanding Receivables (other than Purchased Receivables and Defaulted Receivables) which are sixty
(60) or more days delinquent as of the end of such Collection Period, determined in accordance with the Servicer's customary practices, plus the outstanding balance of Receivables with respect to which the related Financed Vehicle has been repossessed by the Servicer (without double counting) and not yet sold, divided by (ii) the Pool Balance as of the last day of such Collection Period.

     The "Equity Percentage" with respect to any Distribution Date means the percentage equivalent of a fraction, the numerator of which is equal to the excess, if any, of the sum of (a) the Pool Balance as of the end of the preceding Collection Period (such Pool Balance as reduced by that portion of Collections of Receivables allocable to principal and received during the period up to and including the second Business Day immediately preceding the most recent Determination Date) plus (b) the amount on deposit in the Reserve Account over the aggregate outstanding principal amount of the Notes on such Distribution Date (after giving effect to payment of the Noteholders' Principal Payment Amount on such Distribution Date) and the denominator of which is equal to the Pool Balance as of the end of the preceding Collection Period (such Pool Balance as reduced by that portion of Collections of Receivables allocable to principal and received during the period up to and including the second Business Day immediately preceding the most recent Determination Date).



     "Interest Reserve Amount" means on any Distribution Date the lesser of (i) the Specified Interest Reserve Amount and (ii) the amounts remaining on deposit in the Reserve Account; provided, however that on each Distribution Date following the occurrence of an Event of Default which has resulted in an acceleration of the Notes or a dissolution with respect to NAFC, the Interest Reserve Amount shall equal zero; and provided, further, that on each Distribution Date on which the Equity Percentage as of such Distribution Date (after giving effect to payment of the Noteholders' Principal Payment Amount on such Distribution Date) is less than 8.00%, the Interest Reserve Amount shall equal zero.



     "Net Loss Ratio" means, for any Collection Period, an amount, expressed as an annualized percentage, equal to (i) the Realized Losses minus Recoveries for such Collection Period, divided by (ii) the average of the Pool Balances as calculated on the first day of such Collection Period and the last day of such Collection Period.



     If on any Distribution Date the entire Noteholders' Payment Amount for such Distribution Date (after giving effect to any amounts withdrawn from the Reserve Account) is not deposited in the Note Payment Account, the Certificateholders generally will not receive any distributions.


     After the payment in full, or the provision for such payment, of (i) all accrued and unpaid interest on the Securities and (ii) the outstanding principal amount of the Securities, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the holder of the Contingent Payment Right.

     The Reserve Account is intended to enhance the likelihood of receipt by the Noteholders and the Certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders and the Certificateholders will experience losses. In addition, the subordination of the Certificates to the Notes is intended to enhance further the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, Noteholders or Certificateholders could incur losses or a shortfall in the amounts distributed to the Noteholders or the Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates.

                        FEDERAL INCOME TAX CONSEQUENCES


     The following is a general summary of material anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The summary does not purport to deal with federal income tax consequences applicable to all beneficial owners of Notes and Certificates, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Note Owners or Certificateholders that are insurance companies, regulated investment companies ("RIC's") or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt instruments and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The Trust will be provided with an opinion of Special Tax Counsel regarding certain federal income tax matters discussed below. An opinion of Special Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS.

SCOPE OF THE TAX OPINIONS; TAX CHARACTERIZATION OF THE TRUST


     In the opinion of Special Tax Counsel, based on the assumptions and analysis contained in such opinion, upon issuance of the Notes and Certificates the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Such opinion will be filed as an exhibit to a Form 8-K filed in connection with the establishment of the Trust and the issuance of the Securities. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust does not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) either the nature of the income of the Trust will exempt it from the provisions of the Code requiring certain publicly traded partnerships to be taxed as corporations or the Trust will otherwise qualify for an exemption from the rules governing publicly traded partnerships. Further, with respect to the Notes, Special Tax Counsel is of the opinion that, subject to the assumptions and analysis contained in such opinion, the Notes will be classified as debt for federal income tax purposes.



     In addition, Special Tax Counsel has prepared or reviewed the statements under the heading "Summary -- Tax Status" relating to federal income tax matters and under the heading "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust as a partnership for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in the Securities.



     If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all of its income on the Receivables, possibly reduced by its interest expense on one or more classes of the Notes. Any such corporate income tax could materially reduce the amount of cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.



TAX CONSEQUENCES TO NOTE OWNERS



     Treatment of the Notes as Indebtedness. The Note Owners will be deemed to have agreed by their purchase of the Notes, to treat the Notes as debt for federal income tax purposes. The discussion below assumes that this characterization of the Notes is correct.



     Original Issue Discount. A Note will be treated as issued with original issue discount ("OID") if the excess of the Note's "stated redemption price at maturity" over the issue price equals or exceeds a de minimis amount equal to
 1/4 of 1 percent of the Note's stated redemption price at maturity multiplied by the number of complete years (based on the anticipated weighted average life of a Note and assuming the prepayment assumption set forth below) to its maturity.



     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Note and its issue price. A Note Owner must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Note will be considered to be zero if it is less than a de minimis amount determined as described above.


     However, the amount of any de minimis OID must be included in income as principal payments are received on a Note, in the proportion that each such payment bears to the original principal amount of the Note. The issue price of a Note will generally be the initial offering price at which a substantial amount of the Notes are sold. The Trust intends to treat the issue price as including, in addition, the amount paid by the Note Owner for accrued interest that relates to a period prior to the Closing Date of such Note. Under applicable Treasury regulations governing the accrual of OID (the "OID Regulations"), the stated redemption price at maturity is the sum of all payments on the Note other than any "qualified stated interest" payments. Qualified stated interest is defined as any one of a series of payments equal to the product of the outstanding principal balance of the Note and a single fixed rate, or certain variable rates of interest that is unconditionally payable at least annually.



     The Note Owner issued with OID must include in gross income, for all days during its taxable year on which it holds such Note, the sum of the "daily portions" of such OID. Such daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of an obligation the principal of which is subject to prepayment as a result of prepayments on the underlying collateral, (a "Prepayable Obligation"), such as the Notes, OID is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). A Prepayment Assumption will be used in determining the rate of accrual of OID, premium and market discount. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Note as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Note, over the "adjusted issue price" of the Note at the beginning of the accrual period. An "accrual period" is the period over which OID accrues, and may be of any length, provided that each accrual period is no longer than one year and each scheduled payment of interest or principal occurs on either the last day or the first day of an accrual period. The Issuer intends to report OID on the basis of an accrual period that corresponds to the interval between payment dates. The adjusted issue price of a Note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Note in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors: (i) the original yield to maturity of the Note (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.



     The effect of this method is to increase the portions of OID required to be included in income by a Note Owner to take into account prepayments on the Receivables at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Note Owner to take into account prepayments with respect to the Receivables at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Note Owners based on the Prepayment Assumption, no representation is made to Note Owners that Receivables will be prepaid at that rate or at any other rate.



     A Note Owner that acquires the Note for an amount that exceeds its stated redemption price will not include any OID in gross income. A subsequent Note Owner which acquires the Note for an amount that is less than its stated redemption price will be required to include OID in gross income, but such a holder who purchases such Note for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Note's issue price) to reduce the amount of OID included in income in each period by the amount of OID multiplied by a fraction, the numerator of which is the excess of (w) the purchaser's adjusted basis in the Note immediately after purchase thereof over (x) the adjusted issue price of the Note, and the denominator of which is the excess of (y) all amounts remaining to be paid on the Note after the purchase date, other than qualified stated interest, over (z) the adjusted issue price of the Note.

     Total Accrual Election. As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, unstated interest, premium, and acquisition premium, a Note Owner may elect to include all income that accrues on the Note using the constant yield method. If a Note Owner makes this election, income on a Note will be calculated as though
(i) the issue price of the Note were equal to the Note Owner's adjusted basis in the Note immediately after its acquisition by the Note Owner; (ii) the Note were issued on the Note Owner's acquisition date; and (iii) none of the interest payments on the Note were qualified stated interest. A Note Owner may make such an election for a Note that has premium or market discount, respectively, only if the Note Owner makes, or has previously made, an election to amortize bond premium or to include market discount in income currently. See "-- Market Discount" and "-- Amortizable Bond Premium."



     Market Discount. The Notes, whether or not issued with OID, will be subject to the "market discount rules" of Section 1276 of the Code. In general, these rules provide that if the Note Owner purchases a Note at a market discount (that is, a discount from its stated redemption price at maturity or, if the Notes were issued with OID, its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Code) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of
(i) such gain or principal payment or (ii) the accrued market discount will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the Note Owner held the Note and the denominator of which is the number of days from the date the Note Owner acquired the Note until its maturity date. The Note Owner may elect, however, to determine accrued market discount under the constant-yield method.


     Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Note Owner may elect to include market discount in gross income as it accrues and, if the Note Owner makes such an election, is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

     Amortizable Bond Premium. In general, if a Note Owner purchases a Note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such Note Owner will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. Such Note Owner may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the Note. Such Note Owner's tax basis in the Note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Note Owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a Note held by a Note Owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.


     Short-Term Obligations. Under the Code, special rules apply to Notes that have a maturity of one year or less from their date of original issuance ("Short-Term Notes"). Such Notes are treated as issued with "acquisition discount" which is calculated and included in income under principles similar to those governing OID except that "acquisition discount" is equal to the excess of all payments of principal and interest on the Short-Term Notes over their issue price. In general, an individual or other cash basis holder of a short-term obligation is not required to accrue acquisition discount for federal income tax purposes unless it elects to do so. Accrual basis Note Owners and certain other Note Owners, including banks, regulated investment companies, dealers in securities and cash basis Note Owners which so elect, are required to accrue acquisition discount on Short-Term Notes on either a straight-line basis or under a constant yield method (based on daily compounding), at the election of the Note Owner. In the case of a Note Owner not required and not electing to include acquisition discount in income currently, any gain realized on the sale or retirement of the Short-Term Notes will be ordinary income to the extent of the acquisition discount accrued on a straight-line basis

(unless an election is made to accrue the acquisition discount under the constant yield method) through the date of sale or retirement. Note Owners which are not required and do not elect to accrue acquisition discount on Short-Term Notes will be required to defer deductions for interest on borrowings allocable to short-term obligations in an amount not exceeding the deferred income until the deferred income is realized.



     Sale or Other Disposition. If a Note Owner sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Note Owner generally will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Note Owner in income with respect to the Note and decreased by any bond premium previously amortized and principal payments previously received by such Note Owner with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest, accrued market discount or, in the case of a prepayment, OID that has not previously accrued, in each case to the extent not previously included in income. Capital losses incurred on sale or disposition of a Note generally may be used only to offset capital gains.



     Non-U.S. Note Owners. In general, a non-U.S. Note Owner will not be subject to U.S. federal income tax on interest (including OID) on a beneficial interest in a Note unless (i) the non-U.S. Note Owner actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of the Sellers (or affiliates of the Seller) entitled to vote (or of a profits or capital interest of the Trust), (ii) the non-U.S. Note Owner is a controlled foreign corporation that is related to the Sellers (or the Trust) through stock ownership, (iii) the non-U.S. Note Owner is a bank receiving interest described in Code Section 881(c)(3)(A), (iv) such interest is a contingent interest described in Code Section 871(h)(4), or (v) the non-U.S. Note Owner bears certain relationships to any Certificate Owner. To qualify for the exemption from taxation, the Note Owner must comply with applicable certification requirements.


     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.


     Backup Withholding. Each Noteholder (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.


     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Special Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. federal tax and U.S. federal tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF OFFERED CERTIFICATES


     Treatment of the Trust as a Partnership. NAFC and the Servicer will agree, and the Certificateholders of the Trust will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders of the Trust (including, potentially, NAFC), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates evidencing interests in the Trust, the Notes, NAFC and the Servicer is not clear because there is no authority on transactions closely comparable to those contemplated herein.



     A variety of alternative characterizations of the Certificates is possible. For example, because the Certificates of beneficial interest in the Trust generally will have certain features characteristic of debt, either or both classes of the Certificates issued by the Trust might be considered debt of NAFC or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.



     Partnership Taxation. Assuming that the Trust is classified as a partnership and that both classes of Certificates are partnership interests, the Trust will not be subject to federal income tax, but each Certificateholder will be required to take into account separately such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest accrued on the Receivables (including appropriate adjustments for market discount (as discussed below), and any OID and bond premium), investment income from investments of collections held between Distribution Dates, any gain upon, or with respect to, collection or disposition of the Receivables and any income earned on any notional principal contracts. The Trust's deductions will consist primarily of interest accruing on the Notes, servicing and other fees and losses or deductions upon, or with respect to, collection or the disposition of the Receivables.



     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. In the Trust Agreement, the Certificateholders of the Trust will agree that the yield on a Certificate is intended to qualify as a "guaranteed payment" and not as a distributive share of partnership income. A guaranteed payment would be treated by a Certificateholder as ordinary income, but will likely not be treated as interest income. The Trust Agreement will provide that, to the extent that such treatment is not respected, Certificateholders will be allocated ordinary gross income of the Trust for each interest period equal to the sum of (i) the amount of interest that accrues on the Certificates for such interest period based on the Certificate Rate applicable to each class of Certificates; (ii) an amount equivalent to interest that accrues during such interest period on amounts previously due on the Certificates but not yet distributed; and (iii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price. All remaining taxable income of the Trust generally will be allocated to NAFC, as the "general partner" of the Trust and the holder of the Contingent Payment Right.



     It is likely that if, on a given Distribution Date, interest were distributed to Certificateholders from the Reserve Account, there would be insufficient gross income to allocate a corresponding amount of income to Certificateholders on such Distribution Date. If there were insufficient gross income to make such an allocation in subsequent periods, Certificateholders would realize a gain upon payment in full of the Certificates.


     Except as set forth below, losses and deductions generally will not be allocated to the Certificateholders of the Trust except to the extent the Certificateholders of the Trust are reasonably expected to bear the economic burden of such losses or deductions. Further, losses and deductions will not be allocated to Certificateholders of a particular class of Certificates except to the extent the Certificateholders of such class of Certificates are expected to bear the economic burden of such losses or deductions. Any such losses could be characterized as capital losses deductible by the Certificateholder only against capital gain income, while any such deductions would be subject to the limitations set forth below. Accordingly, a Certificateholder's taxable income from the Trust could exceed the cash it is entitled to receive from the Trust.


     Although the allocation of gross income to Certificateholders provided above as an alternative to the characterization of the yield on the Certificates as guaranteed payments is intended to comply with applicable Treasury regulations and other authorities, no assurance can be given that the IRS would not instead require that Certificateholders be allocated a distributive share of partnership net income or loss. Moreover, if losses or deductions were allocated to Certificateholders, such losses or deductions would, to the extent that funds were later available therefor, later be reimbursed through allocations of ordinary income.



     It is believed that allocating partnership income on the foregoing basis should comport with the partners' economic interests in the partnership, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders of the Trust. Moreover, under this alternative method of allocation, Certificateholders may be allocated income equal to the amount of interest accruing on the Certificates based on the applicable Certificate Rate even though the Trust might not have sufficient cash to make current cash distributions of such amount or Certificateholders may have no right to cash equal to such amount. Thus, cash basis Certificateholders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocation and tax reporting will be done on a uniform basis for all Certificateholders of the Trust but Certificateholders of the Trust may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.



     Certificateholders will be required to report items of income, loss and deduction allocated to them by the Trust in the Certificateholder's taxable year in which or with which the taxable year of the Trust to which such allocations relate or in which such payments are deducted ends. The Code prescribes certain rules for determining the taxable year of the Trust. It is likely that, under these rules, the taxable year of the Trust will be the calendar year. However, in the event that all of the Certificateholders possessing a 5 percent or greater interest in the equity or the profits of the Trust share a taxable year that is other than the calendar year, the Trust would be required to use that year as its taxable year.


     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code. The characterization under the Trust Agreement of yield on the Certificates as a guaranteed payment could adversely affect taxpayers, such as RICs and real estate investment trusts ("REITs"), that expect to earn "interest" income.

     Limitations on Losses. Under the "passive activity" rules of the Code, any loss allocated to a Certificateholder who is a natural person, estate, trust, closely held "C" corporation or personal service corporation would be a passive activity loss while, for purposes of those rules, income allocated to such a Certificateholder would be "portfolio income."

     In addition a taxpayer that is an individual, trust or estate may generally deduct miscellaneous itemized deductions (which do not include interest expense) only to the extent they exceed two percent of the individual's adjusted gross income. Those limitations would apply to an individual Certificateholder's share of expenses of the Trust (including fees paid to the Servicer) and might result in such holder having net taxable income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.


     Discount and Premium. It is believed that the Receivables were not issued with OID or imputed interest, and, therefore, the Trust should not have OID or imputed interest income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the

Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

     If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.


     Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to have distributed its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.



     Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss with respect to distributions from the Trust. A Certificateholder will, however, recognize gain to the extent any money distributed exceeds the Certificateholder's adjusted basis in the Certificates (as described below under "-- Disposition of Certificates") immediately before distribution, and a Certificateholder will recognize loss upon termination of the Trust or termination of the Certificateholder's interest in the Trust if the Trust only distributes money to the Certificateholder and the amount distributed is less than the Certificateholder's adjusted basis in the Certificates. Any such gain or loss would be long-term capital gain or loss if the holding period of the Certificates were more than one year, assuming that the Certificates are held as capital assets.


     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special federal income tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed miscellaneous itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. NAFC is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.


     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.


     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and federal income tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below, and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file federal income tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.


     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and federal taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and federal taxpayer identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.


     The Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Under these audit procedures, the tax treatment of items of Trust income, gain, loss, deduction and credit would be determined at the Trust level in a unified proceeding, rather than in separate proceedings with each Certificateholder. Generally, the statute of limitations for Trust items does not expire before three years after the date on which the partnership information return is filed. NAFC will be designated the "tax matters partner" for the Trust and, as such, is designated to receive notice on behalf of, and to provide notice to those Certificateholders not receiving notice from, the IRS, and to represent the Certificateholders in any dispute with the IRS. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and while the Certificateholders may participate in any adjudicative process that is undergone at the Trust level in arriving at such a determination, such Certificateholders will be precluded from separately litigating a proposed adjustment to the items of the Trust. As the tax matters partner, NAFC may enter into a binding settlement on behalf of all Certificateholders with less than a 1 percent interest in the Partnership (except for any group of such Certificateholders with an aggregate interest of 5 percent or more in Trust profits that elects to form a notice group or Certificateholders who otherwise notify the IRS that NAFC is not authorized to settle on their behalf). In the absence of a proceeding at the Trust level, a Certificateholder under certain circumstances may pursue a claim for credit or refund on its own behalf by filing a request for administrative adjustment of a Trust item. Each Certificateholder is advised to consult its own tax advisor with respect to the impact of these procedures on its particular case.



     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain identification procedures and is not an exempt recipient under applicable provisions of the Code.



NO NON-U.S. CERTIFICATEHOLDERS



     No beneficial interest in a Certificate may be held either directly or indirectly by persons other than U.S. persons.



     THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL AND/OR OTHER TAX LAWS.


                              ERISA CONSIDERATIONS

THE NOTES

     The Notes may, in general, be purchased by or on behalf of (i) "employee benefit plans" (as defined in Section 3(3) of ERISA), (ii) "plans" described in
Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh Plans, or (iii) entities whose underlying assets include plan assets by reason of a plan's investment in such entity (each, a "Plan"). However, the acquisition and holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction under ERISA and the Code if the Trust, the Owner Trustee, the Indenture Trustee, any holder of the Certificates or any of their respective affiliates, is or becomes a "party in interest" or a "disqualified person" (as defined in ERISA and the Code, respectively) with respect to such Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Plan depending on the type and circumstances of the Plan fiduciary making the decision to acquire a Note. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

THE CERTIFICATES

     The Certificates may not be acquired by a Plan or a person investing "plan assets" of a Plan (including without limitation, for this purpose, any insurance company general account, but excluding any entity registered under the Investment Company Act of 1940, as amended) (each, a "Plan Investor"). In addition, investors other than Plan Investors should be aware that a prohibited transaction under ERISA and the Code could be deemed to occur if any holder of the Certificates or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to any Plan that acquires and holds the Notes without such Plan being covered by one or more exemptions from the prohibited transaction rules. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                                  UNDERWRITING


     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement"), the Sellers have agreed to cause the Trust to sell to each of the Note Underwriters named below (collectively, the "Note Underwriters"), and each of the Note Underwriters has severally agreed to purchase, the initial principal amount of Notes set forth opposite its name below:



                                           PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL
                                           AMOUNT OF      AMOUNT OF      AMOUNT OF      AMOUNT OF
                                           CLASS A-1      CLASS A-2      CLASS A-3      CLASS A-4
           NOTE UNDERWRITERS                 NOTES          NOTES          NOTES          NOTES
- ----------------------------------------  ------------   ------------   ------------   ------------
  NationsBanc Capital
     Markets, Inc. .....................  $ 98,952,000   $124,000,000   $ 77,323,000   $ 30,000,000
  Bear, Stearns & Co. Inc. .............    98,000,000    124,000,000     76,000,000     29,000,000
  First Chicago Capital
     Markets, Inc. .....................    98,000,000    124,000,000     76,000,000     29,000,000
  Merrill Lynch, Pierce, Fenner & Smith
              Incorporated..............    98,000,000    124,000,000     76,000,000     29,000,000
  Salomon Brothers Inc..................    98,000,000    124,000,000     76,000,000     29,000,000
  UBS Securities LLC....................    98,000,000    124,000,000     76,000,000     29,000,000
                                          ------------   ------------   ------------   ------------
          Total.........................  $588,952,000   $744,000,000   $457,323,000   $175,000,000
                                          ============   ============   ============   ============



     The Sellers have been advised by the Note Underwriters that they propose initially to offer the Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of
  % per Class A-1 Note,      % per Class A-2 Note,      % per Class A-3 Note and
  % per Class A-4 Note. The Note Underwriters may allow, and such dealers may
reallow, a concession not in excess of      % per Class A-1 Note,      % per
Class A-2 Note,      % per Class A-3 Note and      % per Class A-4 Note to
certain other dealers. After the initial public offering of the Notes, the public offering price and such concessions may be changed.



     Subject to the terms and conditions set forth in the Underwriting Agreement, the Sellers have agreed to cause the Trust to sell to NationsBanc Capital Markets, Inc. ("NCMI") (the "Certificate Underwriter" and, together with the Note Underwriters, the "Underwriters"), and NCMI has agreed to purchase, the aggregate initial Certificate Balance of the offered Certificates.



     The Sellers have been advised by the Certificate Underwriter that it proposes initially to offer the Class B-1 Certificates and Class B-2 Certificates (other than those held by NAFC) to the public at the prices set forth herein, and to certain dealers at such price less the initial concession
not in excess of      % per Class B-1 Certificate and   % per Class B-2
Certificate. The Certificate Underwriter may allow, and such dealers may
reallow, a concession not in excess of      % per Class B-1 Certificate and   %
per Class B-2 Certificate to certain other dealers. After the initial public offering of the Certificates, the public offering price and such concessions may be changed.



     NCMI is a separate subsidiary of NationsBank Corporation. NCMI is a registered broker-dealer and not a bank. Any obligations of NCMI are the sole responsibility of NCMI and do not create any obligation or guarantee on the part of any affiliate of NCMI.


                                 LEGAL OPINIONS

     In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Notes and the Certificates will be passed upon for the Underwriters and certain federal income tax and other matters will be passed upon for the Trust by Skadden, Arps, Slate, Meagher & Flom.

                                 INDEX OF TERMS



     Set forth below is a list of the defined terms used in this Prospectus Supplement and defined herein and the pages on which the definitions of such terms may be found herein. Certain defined terms used in this Prospectus Supplement are defined in the Prospectus. See "Index of Terms" beginning on page 68 of the Prospectus.



                                                                                      PAGE
                                                                                   ----------
ABS..............................................................................        S-24
ABS Table........................................................................        S-25
Accrued Certificate Interest.....................................................        S-37
Accrued Note Interest............................................................        S-35
Advance..........................................................................        S-33
Available Funds..................................................................        S-34
Available Interest...............................................................        S-34
Available Principal..............................................................        S-34
Available Reserve Amount.........................................................        S-39
Average Delinquency Ratio........................................................        S-39
Average Net Loss Ratio...........................................................        S-39
Bank.............................................................................       S-1,4
Business Day.....................................................................         S-6
Cede.............................................................................         S-3
Cedel............................................................................         I-1
Certificate Balance..............................................................        S-37
Certificate Pool Factor..........................................................        S-29
Certificate Rate.................................................................         S-8
Certificate Underwriter..........................................................        S-50
Certificateholders...............................................................         S-8
Certificateholders' Distribution Amount..........................................        S-37
Certificateholders' Interest Carryover Shortfall.................................        S-37
Certificateholders' Monthly Accrued Interest.....................................        S-37
Certificateholders' Monthly Principal............................................        S-37
Certificateholders' Percentage...................................................     S-36,37
Certificateholders' Principal Carryover Shortfall................................        S-37
Certificateholders' Principal Distribution Amount................................      S-8,37
Certificates.....................................................................       S-2,4
Class A-1 Final Scheduled Distribution Date......................................         S-7
Class A-1 Notes..................................................................       S-1,4
Class A-1 Rate...................................................................         S-6
Class A-2 Final Scheduled Distribution Date......................................         S-7
Class A-2 Notes..................................................................       S-2,4
Class A-2 Rate...................................................................         S-6
Class A-3 Final Scheduled Distribution Date......................................         S-7
Class A-3 Notes..................................................................       S-2,4
Class A-3 Rate...................................................................         S-6
Class A-4 Final Schedule Distribution Date.......................................         S-8
Class A-4 Notes..................................................................       S-2,4
Class A-4 Rate...................................................................         S-6
Class B-1 Certificates...........................................................       S-2,4
Class B-1 Final Scheduled Distribution Date......................................         S-9
Class B-1 Rate...................................................................         S-8
Class B-2 Certificates...........................................................       S-2,4
Class B-2 Rate...................................................................         S-8

                                                                                      PAGE
                                                                                   ----------
Class B-2 Final Scheduled Distribution Date......................................         S-9
Closing Date.....................................................................         S-6
Code.............................................................................     S-13,41
Collection Account...............................................................        S-11
Collection Period................................................................         S-7
Collections......................................................................        S-34
Commission.......................................................................         S-3
Contingent Payment Right.........................................................        S-39
Contract Rate....................................................................        S-18
Cut-Off Date.....................................................................         S-4
Dealer Agreements................................................................         S-4
Dealers..........................................................................         S-4
Defaulted Receivable.............................................................        S-34
Delinquency Ratio................................................................        S-39
Determination Date...............................................................        S-33
Distribution Date................................................................       S-2,6
DTC..............................................................................     S-3,I-1
Equity Percentage................................................................     S-11,40
ERISA............................................................................        S-13
Euroclear........................................................................         I-1
Exchange Act.....................................................................         S-3
Final Scheduled Distribution Date................................................         S-9
Final Scheduled Maturity Date....................................................         S-6
Financed Vehicles................................................................         S-4
Forced-Placed Insurance..........................................................        S-18
Global Securities................................................................         I-1
Indenture........................................................................         S-4
Indenture Trustee................................................................         S-4
Interest Collections.............................................................        S-34
Interest Period..................................................................    S-2,7,30
Interest Reserve Amount..........................................................        S-40
IRS..............................................................................        S-41
Issuer...........................................................................         S-4
Liquidation Proceeds.............................................................        S-34
NAFC.............................................................................       S-2,4
NationsBank South................................................................         S-4
NationsBank Texas................................................................         S-4
NCMI.............................................................................        S-50
Net Loss Ratio...................................................................        S-40
Note Interest Rates..............................................................         S-6
Note Pool Factor.................................................................        S-29
Note Underwriters................................................................        S-50
Noteholders......................................................................         S-6
Noteholders' Interest Carryover Shortfall........................................        S-35
Noteholders' Monthly Accrued Interest............................................        S-36
Noteholders' Monthly Principal...................................................        S-36
Noteholders' Payment Amount......................................................        S-36
Noteholders' Percentage..........................................................        S-36
Noteholders' Principal Carryover Shortfall.......................................        S-36
Noteholders' Principal Payment Amount............................................     S-7, 36

                                                                                      PAGE
                                                                                   ----------
Notes............................................................................   S-1, 2, 4
Obligor..........................................................................         S-4
OID..............................................................................        S-41
OID Regulations..................................................................        S-42
Outstanding Advances.............................................................        S-34
Owner Trustee....................................................................         S-4
Plan.............................................................................        S-49
Plan Investor....................................................................        S-49
Pool Balance.....................................................................         S-6
Prepayable Obligation............................................................        S-42
Prepayment Assumption............................................................        S-42
Prospectus.......................................................................         S-3
Purchased Receivable.............................................................        S-35
Rating Agencies..................................................................    S-14, 17
Rating Agency Condition..........................................................        S-40
Realized Losses..................................................................        S-36
Receivables......................................................................      S-2, 4
Receivables Pool.................................................................        S-18
Record Date......................................................................         S-6
Recoveries.......................................................................        S-35
Registration Statement...........................................................         S-3
Regular Principal................................................................        S-36
REITs............................................................................        S-46
Reserve Account..................................................................         S-9
Reserve Account Initial Deposit..................................................     S-9, 38
RICs.............................................................................        S-40
Sale and Servicing Agreement.....................................................         S-4
Securities.......................................................................      S-2, 4
Securities Act...................................................................         S-3
Securityholders..................................................................         S-8
Seller...........................................................................      S-1, 4
Servicer.........................................................................         S-4
Servicer's Certificate...........................................................        S-33
Servicing Fee Rate...............................................................        S-12
Short-Term Notes.................................................................        S-43
Simple Interest Receivable.......................................................        S-24
Special Tax Counsel..............................................................        S-13
Specified Interest Reserve Amount................................................    S-10, 38
Specified Reserve Account Balance................................................    S-10, 38
Transfer and Servicing Agreements................................................        S-32
Trust............................................................................      S-1, 4
Trust Agreement..................................................................         S-4
Trust Property...................................................................         S-4
Underwriters.....................................................................        S-50
Underwriting Agreement...........................................................        S-50

                                                                         ANNEX I



                        GLOBAL CLEARANCE, SETTLEMENT AND


                          TAX DOCUMENTATION PROCEDURES



     Except in certain limited circumstances, the globally offered NationsBank
Auto Owner Trust 1996-A      % Class A-1 Asset Backed Notes,      % Class A-2
Asset Backed Notes,      % Class A-3 Asset Backed Notes and      % Class A-4
Asset Backed Notes (collectively, the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear"). The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.



     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).



     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.



     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.



     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.



INITIAL SETTLEMENT



     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.



     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.



     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.



SECONDARY MARKET TRADING



     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.



     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.



     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.



     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.



     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.



     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.



     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.



     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:



          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;



          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or



          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.



CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS



     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:



          Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.



          Exemption for non-U.S. Persons with effectively connected income (Form
     4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).



          Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Global Securities or his agent.



          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).



          U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

- ------------------------------------------------------------
- ------------------------------------------------------------

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY, NOR AN OFFER OF THE SECURITIES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                             ---------------------

                               TABLE OF CONTENTS


                                                  PAGE
                                                  ----
                PROSPECTUS SUPPLEMENT
Reports to Securityholders......................   S-3
Summary.........................................   S-4
Risk Factors....................................  S-14
The Trust.......................................  S-16
The Receivables Pool............................  S-17
Pool Factors....................................  S-26
Maturity and Prepayment Considerations..........  S-26
Description of the Notes........................  S-27
Description of the Certificates.................  S-28
Description of the Transfer and Servicing
  Agreements....................................  S-29
Federal Income Tax Consequences.................  S-37
ERISA Considerations............................  S-45
Underwriting....................................  S-46
Legal Opinions..................................  S-46
Index of Terms..................................  S-47
Annex I -- Global Clearance, Settlement and Tax
  Documentation Procedures......................   I-1
                      PROSPECTUS
Reports to Securityholders......................     1
Available Information...........................     1
Incorporation of Certain Documents by
  Reference.....................................     1
Summary.........................................     3
Risk Factors....................................    14
The Trusts......................................    21
The Receivables Pools...........................    23
Maturity and Prepayment Considerations..........    26
Pool Factors and Trading Information............    27
Use of Proceeds.................................    27
The Banks, NationsBank Corporation and NAFC.....    28
The Servicer....................................    28
Description of the Notes........................    29
Description of the Certificates.................    34
Description of Fixed and Floating Rate
  Options.......................................    35
Book-Entry and Definitive Securities; Reports to
  Securityholders...............................    39
Description of the Transfer and Servicing
  Agreements....................................    44
Certain Legal Aspects of the Receivables........    57
Federal Income Tax Consequences.................    61
ERISA Considerations............................    62
Plan of Distribution............................    66
Legal Opinions..................................    67
Index of Terms..................................    68


     UNTIL             , 1996 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS
SUPPLEMENT), ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES OR THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
- ------------------------------------------------------------
- ------------------------------------------------------------
- ------------------------------------------------------------
- ------------------------------------------------------------


                               $2,136,187,667.91


                                  NATIONSBANK
                            AUTO OWNER TRUST 1996-A


                          $588,952,000    % CLASS A-1


                               ASSET BACKED NOTES



                          $744,000,000    % CLASS A-2

                               ASSET BACKED NOTES


                          $457,323,000    % CLASS A-3

                               ASSET BACKED NOTES


                          $175,000,000    % CLASS A-4

                               ASSET BACKED NOTES


                           $96,129,000    % CLASS B-1

                           ASSET BACKED CERTIFICATES


                         $74,783,667.91    % CLASS B-2

                           ASSET BACKED CERTIFICATES

                               NATIONSBANK, N.A.
                           NATIONSBANK, N.A. (SOUTH)
                           NATIONSBANK OF TEXAS, N.A.
                                    SELLERS

                             ---------------------

                               NATIONSBANK, N.A.
                                    SERVICER
                             ---------------------
                             ---------------------

                                   PROSPECTUS
                                   SUPPLEMENT
                             ---------------------

                       NATIONSBANC CAPITAL MARKETS, INC.

                            BEAR, STEARNS & CO. INC.


                      FIRST CHICAGO CAPITAL MARKETS, INC.


                              MERRILL LYNCH & CO.


                              SALOMON BROTHERS INC


                                 UBS SECURITIES


                           UNDERWRITERS OF THE NOTES


                       NATIONSBANC CAPITAL MARKETS, INC.


                        UNDERWRITER OF THE CERTIFICATES


- ------------------------------------------------------------
- ------------------------------------------------------------

     THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                                                               [ALTERNATE COVER]
                   SUBJECT TO COMPLETION, DATED JULY   , 1996
OWNER TRUST PROSPECTUS SUPPLEMENT
(To Prospectus dated July   , 1996)

                               $2,136,187,667.91

                      NATIONSBANK AUTO OWNER TRUST 1996-A

               $588,952,000.00    % CLASS A-1 ASSET BACKED NOTES


               $744,000,000.00    % CLASS A-2 ASSET BACKED NOTES


               $457,323,000.00    % CLASS A-3 ASSET BACKED NOTES


               $175,000,000.00    % CLASS A-4 ASSET BACKED NOTES


            $96,129,000.00    % CLASS B-1 ASSET BACKED CERTIFICATES


            $74,783,667.91    % CLASS B-2 ASSET BACKED CERTIFICATES


                               NATIONSBANK, N.A.
                           NATIONSBANK, N.A. (SOUTH)
                           NATIONSBANK OF TEXAS, N.A.
                                    SELLERS
                             ---------------------
                               NATIONSBANK, N.A.
                                    SERVICER
                             ---------------------

     The NationsBank Auto Owner Trust 1996-A (the "Trust") will be governed by a
Trust Agreement, dated as of July   , 1996, among NationsBank, N.A.,
NationsBank, N.A. (South), NationsBank of Texas, N.A. (each, a "Seller" and a "Bank" and collectively, the "Sellers" and the "Banks") and Bankers Trust (Delaware), as Owner Trustee. The Trust will issue $588,952,000.00 aggregate
initial principal amount of        % Class A-1 Asset Backed Notes (the "Class
A-1 Notes"), $744,000,000.00 aggregate initial principal amount of        %
Class A-2 Asset Backed Notes


                                               (continued on the following page)


 PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET
                                    FORTH IN

"RISK FACTORS" BEGINNING ON PAGE S-15 HEREIN AND ON PAGE 14 OF THE ACCOMPANYING
                                  PROSPECTUS.

                             ---------------------
THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT BENEFICIAL
     INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, THE FEDERAL DEPOSIT
     INSURANCE CORPORATION, ANY GOVERNMENTAL AGENCY, ANY OF THE SELLERS,
      THE SERVICER OR NATIONSBANK CORPORATION OR ANY OF THEIR RESPECTIVE
                                 AFFILIATES.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR
       THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                   OFFENSE.
                             ---------------------

 ------------------------------------------------------------------------------------------------------------------------------
 ------------------------------------------------------------------------------------------------------------------------------
                                                              PRICE TO               UNDERWRITING              PROCEEDS TO
                                                              PUBLIC(1)                DISCOUNT             THE SELLER(1)(2)
 ------------------------------------------------------------------------------------------------------------------------------
Per Class A-1 Note....................................             %                       %                        %
- ------------------------------------------------------------------------------------------------------------------------------
Per Class A-2 Note....................................             %                       %                        %
- ------------------------------------------------------------------------------------------------------------------------------
Per Class A-3 Note....................................             %                       %                        %
- ------------------------------------------------------------------------------------------------------------------------------
Per Class A-4 Note....................................             %                       %                        %
- ------------------------------------------------------------------------------------------------------------------------------
Per Class B-1 Certificate.............................             %                       %                        %
- ------------------------------------------------------------------------------------------------------------------------------
Per Class B-2 Certificate.............................             %                       %                        %
- ------------------------------------------------------------------------------------------------------------------------------
Total.................................................             $                       $                        $
- ------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------


(1) Plus accrued interest, if any, from the Closing Date.

(2) Before deducting expenses, estimated to be $        .


     This Prospectus Supplement and the related Prospectus may be used by NationsBanc Capital Markets, Inc., an affiliate of the Sellers and the Servicer, in connection with offers and sales related to market-making transactions in the Notes and the Certificates. NationsBanc Capital Markets, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise. Certain information in this Prospectus Supplement and the Prospectus will be updated from time to time as described in "Incorporation of Certain Documents by Reference" in the Prospectus.


                 UNDERWRITER OF THE NOTES AND THE CERTIFICATES


                       NATIONSBANC CAPITAL MARKETS, INC.

            The date of this Prospectus Supplement is July   , 1996.

                                                                [ALTERNATE PAGE]


                                  UNDERWRITING


     This Prospectus Supplement and the related Prospectus may be used by NationsBanc Capital Markets, Inc. ("NCMI") in connection with offers and sales related to market-making transactions in the Notes and the Certificates. NCMI may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing markets prices at the time of sale or otherwise. NCMI does not have any obligation to make a market in the Notes or the Certificates, and it may discontinue any such market-making activities at any time without notice, in its sole discretion. NCMI is among the underwriters participating in the initial distribution of the Notes and the Certificates.



     NCMI is a separate subsidiary of NationsBank Corporation. NCMI is a registered broker-dealer and not a bank. Any obligations of NCMI are the sole responsibility of NCMI and do not create any obligation or guarantee on the part of any affiliate of NCMI.


                                 LEGAL OPINIONS

     In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Notes and the Certificates will be passed upon for the Underwriters and certain federal income tax and other matters will be passed upon for the Trust by Skadden, Arps, Slate, Meagher & Flom.

- ------------------------------------------------------------
- ------------------------------------------------------------

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY, NOR AN OFFER OF THE SECURITIES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                             ---------------------

                               TABLE OF CONTENTS


                                                  PAGE
                                                  ----
                PROSPECTUS SUPPLEMENT
Reports to Securityholders......................   S-3
Summary.........................................   S-4
Risk Factors....................................  S-15
The Trust.......................................  S-17
The Receivables Pool............................  S-18
Pool Factors....................................  S-29
Maturity and Prepayment Considerations..........  S-29
Description of the Notes........................  S-30
Description of the Certificates.................  S-31
Description of the Transfer and Servicing
  Agreements....................................  S-32
Federal Income Tax Consequences.................  S-40
ERISA Considerations............................  S-49
Underwriting....................................  S-50
Legal Opinions..................................  S-50
Index of Terms..................................  S-51
Annex I -- Global Clearance, Settlement and Tax
  Documentation Procedures......................   I-1
                      PROSPECTUS
Reports to Securityholders.......................   1
Available Information............................   1
Incorporation of Certain Documents by
  Reference......................................   1
Summary..........................................   3
Risk Factors.....................................  14
The Trusts.......................................  21
The Receivables Pools............................  23
Maturity and Prepayment Considerations...........  26
Pool Factors and Trading Information.............  27
Use of Proceeds..................................  27
The Banks, NationsBank Corporation and NAFC......  28
The Servicer.....................................  28
Description of the Notes.........................  29
Description of the Certificates..................  34
Description of Fixed and Floating Rate Options...  35
Book-Entry and Definitive Securities; Reports to
  Securityholders................................  39
Description of the Transfer and Servicing
  Agreements.....................................  44
Certain Legal Aspects of the Receivables.........  57
Federal Income Tax Consequences..................  61
ERISA Considerations.............................  62
Plan of Distribution.............................  66
Legal Opinions...................................  67
Index of Terms...................................  68



- ------------------------------------------------------------

- ------------------------------------------------------------
                             [ALTERNATE BACK COVER]
- ------------------------------------------------------------
- ------------------------------------------------------------


                               $2,136,187,667.91


                                  NATIONSBANK
                            AUTO OWNER TRUST 1996-A


                          $588,952,000    % CLASS A-1


                               ASSET BACKED NOTES



                          $744,000,000    % CLASS A-2

                               ASSET BACKED NOTES


                          $457,323,000    % CLASS A-3

                               ASSET BACKED NOTES


                          $175,000,000    % CLASS A-4

                               ASSET BACKED NOTES


                           $96,129,000    % CLASS B-1

                           ASSET BACKED CERTIFICATES


                         $74,783,667.91    % CLASS B-2

                           ASSET BACKED CERTIFICATES

                               NATIONSBANK, N.A.
                           NATIONSBANK, N.A. (SOUTH)
                           NATIONSBANK OF TEXAS, N.A.
                                    SELLERS

                             ---------------------

                               NATIONSBANK, N.A.
                                    SERVICER
                             ---------------------
                             ---------------------

                                   PROSPECTUS
                                   SUPPLEMENT
                             ---------------------

                       NATIONSBANC CAPITAL MARKETS, INC.

- ------------------------------------------------------------
- ------------------------------------------------------------

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the actual and estimated expenses in connection with the offering described in this Registration Statement.


    Securities and Exchange Commission registration fee...................  $1,379,310.35
    Rating agency fees (estimated)........................................        690,000
    Printing (estimated)..................................................        250,000
    Legal fees and expenses (estimated)...................................        450,000
    Accountants' fees (estimated).........................................         75,000
    Fees and expenses of Indenture Trustee (estimated)....................         45,000
    Fees and expenses of applicable Trustee (estimated)...................         45,000
    Miscellaneous expenses (estimated)....................................         70,000
                                                                            -------------
              Total.......................................................  $3,004,310.35
                                                                             ============


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Articles of Association of NationsBank, N.A. provide as follows:

          TENTH. To the fullest extent permitted by the laws of the state in which the bank's holding company is incorporated, subject only to the limits of the corporate powers of a national association, a director of the association shall not be personally liable to the association, its shareholders or otherwise for monetary damage for breach of duty as a director. Any repeal or modification of this article shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the association existing at the time of such repeal or modification.

          The association shall indemnify and hold harmless any director, officer, employee, or agent of the association and its subsidiaries against all liability and expenses to the fullest extent permitted by the laws of the state in which the association's holding company is incorporated, and in addition to the indemnification otherwise provided by law, the association shall indemnify and hold harmless such directors, officers, employees, or agents against all liability and expenses, including reasonable attorney's fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the association itself) arising out of their status as directors, officers, employees, or agents, or their service at the association's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, association, partnership, joint venture, trust, employee benefit plan or other enterprise, or their activities in any such capacity.

          The extent of indemnification provided for in this section and the procedures for implementation of that indemnification shall be in accordance with the provisions of the bylaws of NationsBank Corporation. The association may also provide insurance for such indemnification relating to the directors, officers, employees or agent's service to the association in accordance with the provisions of the bylaws of NationsBank Corporation. To the extent that indemnification or insurance coverage is prohibited or limited by lawful and binding regulations of the Office of the Comptroller of the Currency, such regulations shall govern this indemnification provision.

     The Articles of Association of NationsBank, N.A. (South) provide as follows:

          TENTH. To the fullest extent permitted by the laws of the state in which the bank's holding company is incorporated, subject only to the limits of the corporate powers of a national association, a director of the association shall not be personally liable to the association, its shareholders or otherwise for monetary damage for breach of duty as a director. Any repeal or modification of this article shall be prospective only and shall not adversely affect any limitation of the personal liability of a director of the association existing at the time of such repeal or modification.

          The association shall indemnify and hold harmless any director, officer, employee, or agent of the association and its subsidiaries against all liability and expenses to the fullest extent permitted by the laws of the state in which the association's holding company is incorporated, and in addition to the indemnification otherwise provided by law, the association shall indemnify and hold harmless such directors, officers, employees, or agents against all liability and expenses, including reasonable attorney's fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the association itself) arising out of their status as directors, officers, employees, or agents, or their service at the associations's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, association, partnership, joint venture, trust, employee benefit plan or other enterprise, or their activities in any such capacity.

          The extent of indemnification provided for in this section and the procedures for implementation of that indemnification shall be in accordance with the provisions of the bylaws of NationsBank Corporation. The association may also provide insurance for such indemnification relating to the directors, officers, employees or agent's service to the association in accordance with the provisions of the bylaws of NationsBank Corporation. To the extent that indemnification or insurance coverage is prohibited or limited by lawful and binding regulations of the Office of the Comptroller of the Currency, such regulations shall govern this indemnification provision.

     The Articles of Association of NationsBank of Texas, N.A. provide as follows:

          ELEVENTH. (a) The Association shall indemnify and hold harmless each person who was or is a Director of the Association who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), other than a proceeding by or in the right of the Association, whether the basis of such proceeding is alleged action by such person (i) in an official capacity as a Director of the Association or (ii) while such person is also serving as a Director of the Association, in the capacity of an officer, employee or agent of the Association, including service with respect to an employee benefit plan, against all expense, liability and loss (including, without limitation, Attorneys' Fees [as defined in the last sentence of this Section 11(a)], judgments, fines or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith; provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Association and, with respect to any criminal proceeding, had no reasonable cause to believe such person's conduct was unlawful. Reasonable expenses incurred by such person in defending a proceeding shall be paid or reimbursed by the Association in advance of the final disposition of such proceeding and without any determination that such person has met the standard of conduct referred to in this Section 11(a); provided that the Association receives a written undertaking by such person that such person has a good faith belief that he has met the standard of conduct necessary for indemnification under this section [sic] 11(a) and receives a written undertaking by or on behalf of such person to repay the amount paid or reimbursed if it is ultimately determined that such person has not met such standard of conduct. Such written undertaking with respect to repayment need not be secured and shall be acceptable without reference to financial ability to make repayment. Indemnification and payment or reimbursement of expenses shall continue as to any person who has ceased to be a Director and shall inure to the benefit of, and be binding upon, such person's heirs, executors and administrators. As used in this Article Eleventh, the term "Attorneys' Fees" shall mean, in the context of a particular proceeding, the reasonable attorneys' fees incurred by an individual in connection with the defense of such individual in such proceeding, the reasonable expenses of such attorneys in such defense and court costs incurred in connection therewith.

          (b) The Association shall indemnify and hold harmless each person who was or is an officer, employee or agent (each of the foregoing being referred to as an "Officer") of the Association who was or is made a party or is threatened to be made a party to or is otherwise involved in any proceeding, other than a proceeding by or in the right of the Association, whether the basis of such proceeding is alleged action by such person (i) in an official capacity as an Officer of the Association, including service with respect to an employee benefit plan, or (ii) as a Designated Representative (as defined in the following sentence), against all expense, liability and loss (including, without limitation, Attorneys' Fees, judgments, fines or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith; provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Association and, with respect to any criminal proceeding, had no reasonable cause to believe such person's conduct was unlawful; and provided further, that the Association shall not indemnify and hold harmless such person against any expense (other than Attorneys' Fees), liability or loss (including, without limitation, judgments, fines or penalties and amounts paid in settlement) to the extent that such expense (other than Attorneys' Fees), liability or loss (including, without limitation, judgments, fines or penalties and amounts paid in settlement) arose from such person's acts or failures to act prior to July 30, 1988 ("Prior Acts"). A person shall be acting as a Designated Representative for purposes of this Article Eleventh if such person is serving at the written request of the Association made pursuant to specific authority of the Board of Directors, in the capacity of a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise other than the Association. Reasonable expenses incurred by a person who was or is an Officer of the Association in defending a proceeding shall be paid or reimbursed by the Association in advance of the final disposition of a proceeding and without any determination that such person has met the standard of conduct referred to in this Section 11(b); provided that the Association receives a written undertaking by such person that such person has a good faith belief that he has met the standard of conduct necessary for indemnification under this section [sic] 11(b) and receives a written undertaking by or on behalf of such person to repay the amount paid or reimbursed if it is ultimately determined that such person has not met such standard of conduct. Such written undertaking with respect to repayment need not be secured and shall be acceptable without reference to financial ability to make repayment. Indemnification and payment or reimbursement of expenses shall continue as to any person who has ceased to be an Officer of the Association and shall inure to the benefit of, and be binding upon, such person's heirs, executors and administrators.

          (c) The Association may indemnify and hold harmless any person who was or is a Director or Officer who was or is made a party or is threatened to be made a party to or is otherwise involved in any proceeding by or in the right of the Association to procure a judgment in its favor by reason of the fact that he is or was a Director, Officer or Designated Representative against expenses (including, without limitation, Attorneys' Fees) actually and reasonably incurred by him in connection with the defense or settlement of such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Association unless and only to the extent that a court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the proceeding, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Reasonable expenses incurred by such person in defending a proceeding may be paid or reimbursed by the Association in advance of the final disposition of such proceeding and without any determination that such person has met the standard of conduct referred to in this Section 11(c); provided that the Association receives a written undertaking by such person that such person has a good faith belief that he has met the standard of conduct necessary for indemnification under this Section 11(c) and receives a written undertaking by or on behalf of such person to repay the amount paid or reimbursed if it is ultimately determined that such person has not met such standard of conduct (but subject to the determination, by a court of competent jurisdiction, as to indemnity for expenses described in the immediately preceding sentence). Such written undertaking with respect to repayment need not be secured and shall be acceptable without reference to financial ability to make repayment. Indemnification for, and payment or reimbursement of, expenses shall continue as to any person who has ceased to be a Director or Officer and shall inure to the benefit of, and be binding upon, such person's heirs, executors and administrators.

          (d) Notwithstanding the provisions of Section 11(a), Section 11(b) or
     Section 11(c), the Association shall not indemnify any Director or Officer (each of the foregoing being referred to as an "indemnitee") against expenses, penalties or any other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by the indemnitee in the form of payments to the Association.

          (e) To the extent that an indemnitee has been wholly successful on the merits or otherwise in defense of any proceeding referred to in Section 11(a), Section 11(b) or Section 11(c), the Association shall indemnify, and pay or reimburse, such indemnitee for expenses (including, without limitation, Attorneys' Fees) actually and reasonably incurred by such indemnitee in connection therewith.

          (f) Any indemnification under Section 11(a), Section 11(b) or Section 11(c) (unless ordered by a court of competent jurisdiction) shall be made by the Association only as authorized in the specific case upon a determination that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct referred to in Section 11(a), Section 11(b) or Section 11(c), as the case may be. Such determination shall be made in any of the following manners: (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not named defendants or respondents in such proceeding (a "Disinterested Board Majority"), or if such a quorum is not obtainable, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all Directors, consisting solely of two or more Directors who at the time are not named defendants or respondents in the proceeding (a "Disinterested Committee Majority"); (2) by special legal counsel selected by a Disinterested Board Majority or a Disinterested Committee Majority, as the case may be, or, if neither a Disinterested Board Majority nor a Disinterested Committee Majority can be obtained, by a majority vote of all Directors; or (3) by shareholders by a majority vote that excludes the shares held by Directors who are named defendants or respondents in such proceeding, in the event that the issue is submitted to the shareholders of the Association for determination by a Disinterested Board Majority or a Disinterested Committee Majority, as the case may be, or if neither a Disinterested Board Majority nor a Disinterested Committee Majority can be obtained, by a majority vote of all Directors.

          (g) The rights to indemnification and to the payment or reimbursement of expenses conferred in this Article Eleventh shall not be exclusive of any other right which any indemnitee may have or hereafter acquire under any statute, bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, including, without limitation, rights granted by the Federal Deposit Insurance Corporation in connection with the formation of the Association.

          (h) The Association may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Association would have the power to indemnify such person against such expense, liability or loss under this Article Eleventh; provided, however, the Association shall not maintain insurance coverage for a formal order assessing civil money penalties against an indemnitee.

     Each of NationsBank, N.A., NationsBank, N.A. (South) and NationsBank of Texas, N.A. provides liability insurance coverage for its respective directors and officers.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS.

     (a)  Exhibits

EXHIBIT
NUMBER                                      DESCRIPTION OF EXHIBIT
- -------       -----------------------------------------------------------------------------------
  1.1    --   Form of Underwriting Agreement for the Notes.*
  1.2    --   Form of Underwriting Agreement for the Certificates.*
  4.1    --   Form of Indenture between the Trust and the Indenture Trustee (including forms of
              Notes).*

EXHIBIT
NUMBER                                      DESCRIPTION OF EXHIBIT
- -------       -----------------------------------------------------------------------------------
  4.2    --   Form of Trust Agreement among the Sellers and the Owner Trustee (including forms of
              Certificates).*
  4.3    --   Form of Pooling and Servicing Agreement among the Sellers, the Servicer and the
              Trustee (including forms of Certificates).*
  5.1    --   Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to legality.*
  8.1    --   Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to tax matters.
 23.1    --   Consent of Skadden, Arps, Slate, Meagher & Flom (included as part of Exhibit 5.1).*
 23.2    --   Consent of Skadden, Arps, Slate, Meagher & Flom (included as part of Exhibit 8.1).
 24.1    --   Powers of Attorney.*
 25.1    --   Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The
              Chase Manhattan Bank.
 99.1    --   Form of Sale and Servicing Agreement among the Sellers, the Servicer and the
              Trust.*
 99.2    --   Form of Administration Agreement among the Trust, the Administrator and the
              Indenture Trustee.*
 99.3    --   Form of Dealer Agreement between a Dealer and a Seller.**


- ---------------

 * Previously filed.
** Incorporated herein by reference to Exhibit 4(b) filed under Registration
   Statement No. 33-97436.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

          (f) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (g) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (h) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (i) To file an application for the purpose of determining the eligibility of the Indenture Trustee to act as trustee under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment Number 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on July 19, 1996.


                                          NATIONSBANK, N.A.

                                          By:                  *
                                            ------------------------------------
                                            Name: James H. Hance, Jr.
                                            Title: Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment Number 4 to the Registration Statement has been signed on July 19, 1996 by the following persons in the capacities indicated.


                  SIGNATURE                                        TITLE
- ---------------------------------------------  ----------------------------------------------
                         *                     Principal Executive Officer, Director
- ---------------------------------------------
          F. William Vandiver, Jr.

                         *                     Principal Financial Officer, Director
- ---------------------------------------------
             James H. Hance, Jr.

                         *                     Principal Accounting Officer, Director
- ---------------------------------------------
                Marc D. Oken

                         *                     Director
- ---------------------------------------------
               H.W. McKay Belk

                         *                     Director
- ---------------------------------------------
           Joseph R. Hendrick, III

                         *                     Director
- ---------------------------------------------
               William L. Jews

                         *                     Director
- ---------------------------------------------
           Thomas G. Johnson, Jr.

                         *                     Director
- ---------------------------------------------
            Edgar H. Lawton, Jr.

                         *                     Director
- ---------------------------------------------
              Kenneth D. Lewis

                         *                     Director
- ---------------------------------------------
              George V. McGowan

                         *                     Director
- ---------------------------------------------
            Anna Spangler Nelson

                  SIGNATURE                                        TITLE
- ---------------------------------------------  ----------------------------------------------
                         *                     Director
- ---------------------------------------------
               John S. Rainey

                         *                     Director
- ---------------------------------------------
            George P. Ramsey, Jr.

                         *                     Director
- ---------------------------------------------
           Dr. Morton I. Rapoport

                         *                     Director
- ---------------------------------------------
               James T. Rhodes

                         *                     Director
- ---------------------------------------------
               A. Pope Shuford

                         *                     Director
- ---------------------------------------------
              William E. Simms

                         *                     Director
- ---------------------------------------------
             Joel A. Smith, III

                         *                     Director
- ---------------------------------------------
              Hugh R. Stallard

                         *                     Director
- ---------------------------------------------
              R. Eugene Taylor

                         *                     Director
- ---------------------------------------------
           Stephen J. Trachtenberg

                         *                     Director
- ---------------------------------------------
             James S. Watkinson

- ---------------

* The undersigned, by signing his name hereto, does hereby sign this Amendment Number 4 to the Registration Statement on behalf of each of the above-indicated directors and officers of the Registrant pursuant to a power of attorney signed by such directors and officers and included herein as
  Exhibit 24.1.


                                               /s/  ROBERT W. LONG, JR.
                                          --------------------------------------
                                                   Robert W. Long, Jr.
                                                     Attorney-in-Fact

     Pursuant to the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment Number 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on July 19, 1996.


                                          NATIONSBANK, N.A. (SOUTH)

                                          By:                  *
                                            ------------------------------------
                                            Name: James H. Hance, Jr.
                                            Title: Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment Number 4 to the Registration Statement has been signed on July 19, 1996 by the following persons in the capacities indicated.


                  SIGNATURE                                        TITLE
- ---------------------------------------------  ----------------------------------------------
                         *                     Principal Executive Officer, Director
- ---------------------------------------------
              Kenneth D. Lewis

                         *                     Principal Financial Officer, Director
- ---------------------------------------------
             James H. Hance, Jr.

                         *                     Principal Accounting Officer, Director
- ---------------------------------------------
                Marc D. Oken

                         *                     Director
- ---------------------------------------------
            William H. Allen, Jr.

                         *                     Director
- ---------------------------------------------
               R. Mark Bostick

                         *                     Director
- ---------------------------------------------
                Betty Castor

                         *                     Director
- ---------------------------------------------
               Hugh M. Chapman

                         *                     Director
- ---------------------------------------------
            Dr. Johnetta B. Cole

                         *                     Director
- ---------------------------------------------
              Harold A. Dawson

                  SIGNATURE                                        TITLE
- ---------------------------------------------  ----------------------------------------------
                         *                     Director
- ---------------------------------------------
               H. Michael Dye

                         *                     Director
- ---------------------------------------------
            W. Douglas Ellis, Jr.

                         *                     Director
- ---------------------------------------------
                Earl L. Frye

                         *                     Director
- ---------------------------------------------
             Jeffrey D. Gargiulo

                         *                     Director
- ---------------------------------------------
            L.L. Gellerstedt III

                         *                     Director
- ---------------------------------------------
              Cecil S. Harrell

                         *                     Director
- ---------------------------------------------
              Neil H. Hightower

                         *                     Director
- ---------------------------------------------
               James R. Jolly

                         *                     Director
- ---------------------------------------------
            James R. Lientz, Jr.

                         *                     Director
- ---------------------------------------------
             Carol Ellis Martin

                         *                     Director
- ---------------------------------------------
             Douglas B. Mitchell

                         *                     Director
- ---------------------------------------------
                Jorge M.Perez

                         *                     Director
- ---------------------------------------------
             Joe W. Rogers, Jr.

                  SIGNATURE                                        TITLE
- ---------------------------------------------  ----------------------------------------------
                         *                     Director
- ---------------------------------------------
               Jerry R. Satrum

                         *                     Director
- ---------------------------------------------
              Adelaide A. Sink

                         *                     Director
- ---------------------------------------------
              Hugh M. Tarbutton

                         *                     Director
- ---------------------------------------------
           Dr. Israel Tribble, Jr.

                         *                     Director
- ---------------------------------------------
               Karen L. Wrenn

- ---------------

* The undersigned, by signing his name hereto, does hereby sign this Amendment Number 4 to the Registration Statement on behalf of each of the above-indicated directors and officers of the Registrant pursuant to a power of attorney signed by such directors and officers and included herein as
  Exhibit 24.1.


                                               /s/  ROBERT W. LONG, JR.
                                          --------------------------------------
                                                   Robert W. Long, Jr.
                                                     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment Number 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on July 19, 1996.


                                          NATIONSBANK OF TEXAS, N.A.

                                          By:                  *
                                            ------------------------------------
                                            Name: James H. Hance, Jr.
                                            Title: Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment Number 4 to Registration Statement has been signed on July 19, 1996 by the following persons in the capacities indicated.


                  SIGNATURE                                        TITLE
- ---------------------------------------------  ----------------------------------------------
                         *                     Principal Executive Officer, Director
- ---------------------------------------------
               Robert B. Lane

                         *                     Principal Financial Officer, Director
- ---------------------------------------------
             James H. Hance, Jr.

                         *                     Principal Accounting Officer, Director
- ---------------------------------------------
                Marc D. Oken

                         *                     Director
- ---------------------------------------------
            Samuel J. Atkins, III

                         *                     Director
- ---------------------------------------------
               James M. Berry

                         *                     Director
- ---------------------------------------------
             Guy S. Bodine, III

                         *                     Director
- ---------------------------------------------
                  Lee Drain

                         *                     Director
- ---------------------------------------------
               James R. Erwin

                         *                     Director
- ---------------------------------------------
               Robert L. Kirby

                  SIGNATURE                                        TITLE
- ---------------------------------------------  ----------------------------------------------
                         *                     Director
- ---------------------------------------------
              Kenneth D. Lewis

                         *                     Director
- ---------------------------------------------
             Joseph R. Musolino

- ---------------

* The undersigned, by signing his name hereto, does hereby sign this Amendment Number 4 to the Registration Statement on behalf of each of the above-indicated directors and officers of the Registrant pursuant to a power of attorney signed by such directors and officers and included herein as
  Exhibit 24.1.


                                               /s/  ROBERT W. LONG, JR.
                                          --------------------------------------
                                                   Robert W. Long, Jr.
                                                     Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                     DESCRIPTION                                   PAGE
- ------       ----------------------------------------------------------------------- -------------
  1.1     -- Form of Underwriting Agreement for the Notes.*
  1.2     -- Form of Underwriting Agreement for the Certificates.*
  4.1     -- Form of Indenture between the Trust and the Indenture Trustee
             (including forms of Notes).*
  4.2     -- Form of Trust Agreement among the Sellers and the Owner Trustee
             (including forms of Certificates).*
  4.3     -- Form of Pooling and Servicing Agreement among the Sellers, the Servicer and the Trustee (including forms of Certificates).*
  5.1     -- Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to legality.*
  8.1     -- Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to tax matters.
 23.1     -- Consent of Skadden, Arps, Slate, Meagher & Flom (included as part of
             Exhibit 5.1).*
 23.2     -- Consent of Skadden, Arps, Slate, Meagher & Flom (included as part of
             Exhibit 8.1).
 24.1     -- Powers of Attorney.*
 25.1     -- Form of T-1 Statement of Eligibility under the Trust Indenture Act of
             1939 of The Chase Manhattan Bank.
 99.1     -- Form of Sale and Servicing Agreement among the Sellers, the Servicer and the Trust.*
 99.2     -- Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee.*
 99.3     -- Form of Dealer Purchase Agreement between a Dealer and a Seller.**


- ---------------

 * Previously filed.
** Incorporated herein by reference to Exhibit 4(b) filed under Registration
   Statement No. 33-97436.